UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 14, 2014
Date of Report (Date of earliest event reported):
Kratos Defense & Security Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34460	13-3818604
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4820 Eastgate Mall, Suite 200
San Diego, California 92121
(Address of Principal Executive Offices) (Zip Code)

(858) 812-7300
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                 Entry into a Material Definitive Agreement.

Senior Secured Notes

On May 14, 2014, Kratos Defense & Security Solutions, Inc. (the “Company,” “we,” or “our”) completed an offering of $625 million aggregate principal amount of 7.000% senior secured notes due 2019 (the “Notes”) in a private placement conducted pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Act”). The proceeds from the offering will be used to refinance the Company’s existing 10% senior secured notes due 2017 and to pay all fees and expenses related thereto. The Notes are governed by the Indenture dated as of May 14, 2014 (the “Indenture”) among the Company, certain of the Company’s subsidiaries (the “Guarantors”) and Wilmington Trust, National Association, as Trustee and Collateral Agent.

The Notes bear interest at a rate of 7.000% per year from the date of original issuance or from the most recent payment date on which interest has been paid or provided for. Interest on the Notes is payable in arrears on May 15 and November 15 of each year, beginning on November 15, 2014. The Notes will be fully and unconditionally guaranteed by the Guarantors.

The Notes and the guarantees will be our and each Guarantor’s senior secured obligations and will be equal in right of payment with all other senior obligations of the Guarantors’ existing and future secured debt to the extent of the assets securing that secured debt.  The Company’s obligations under the Notes are secured by a first priority security interest in certain collateral described in the Indenture and a second priority security interest in certain other collateral described in the Indenture where the lenders under the Credit Agreement (as described below) have a first priority security interest.  The lenders under the Credit Agreement and the collateral agent and trustee with respect to the Notes have entered into an intercreditor agreement to govern the relative priority of the collateral.

The Notes will be redeemable, in whole or in part, at any time on or after May 15, 2016 on the redemption dates and at the respective redemption prices specified in the Indenture. In addition, we may redeem up to 35% of the Notes before May 15, 2016 with the net proceeds of certain equity offerings. We may also redeem some or all of the Notes before May 15, 2016 at a redemption price of 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the redemption date, plus a “make whole” premium. In addition, at one time prior to May 15, 2016, we may redeem up to 10% of the original aggregate principal amount of the Notes issued under the Indenture at a redemption price of 103% of the principal amount thereof, plus accrued and unpaid interest to the date of redemption.  We may also be required to make an offer to purchase the Notes upon a change of control.

In connection with the sale of the Notes, the Company entered into a Registration Rights Agreement dated as of May 14, 2014 (the “Registration Rights Agreement”) with the Guarantors and the representative of the initial purchasers of the Notes identified therein. Under the Registration Rights Agreement, the Company and the Guarantors have agreed to (i) file a registration statement with respect to a registered exchange offer to exchange the Notes for new registered notes with terms substantially identical in all material respects with the Notes (except that the exchange notes will not contain terms with respect to additional interest, registration rights or transfer restrictions); (ii) use our commercially reasonable efforts to cause the exchange offer registration statement to be declared effective by the SEC under the Act; (iii) use our commercially reasonable efforts to, on or before the 365th day after the date of the initial issuance of the Notes, have consummated the exchange offer; and (iv) in certain circumstances, file a shelf registration statement to cover resales of the Notes. If the Company and the Guarantors fail to consummate the exchange offer within 365 days of the issue date of the Notes or otherwise fail to satisfy their registration obligations under the Registration Rights Agreement, then the annual interest rate on the Notes will increase by 0.25% per annum for the first 90 days commencing on the 366th day following the date of issuance or the day a shelf registration statement ceases to be effective, if applicable, and by an additional 0.25% per annum for each subsequent 90-day period during which the registration default continues, up to a maximum additional interest rate of 1.0% per annum.  The Indenture, which includes the form of the Notes and the form of the guarantees, is filed as Exhibit 4.1 to this current report and is incorporated herein by reference. The Registration Rights Agreement is filed as Exhibit 10.1 to this current report and is incorporated herein by reference. The description of the Indenture, the Notes and the Registration Rights Agreement in this current report are summaries only, do not purport to be complete, and are qualified in their entirety by the terms of the Indenture, the Notes and the Registration Rights Agreement, respectively.

Credit and Security Agreement

On May 14, 2014, the Company entered into a Credit and Security Agreement (the “Credit Agreement”), by and among the Company, the lenders from time to time party thereto, SunTrust Bank, as Agent (the “Agent”), PNC Bank, National Association, as Joint Lead Arranger and Documentation Agent and SunTrust Robinson Humphrey, Inc., as Joint Lead Arranger and Sole Book Runner.  The Credit Agreement establishes a five-year senior secured revolving credit facility in the maximum amount of $110.0 million (subject to a potential increase of the maximum principal amount to $135.0 million, subject to SunTrust’s and applicable lenders’ approval as described therein), consisting of a subline for letters of credit in the amount not to exceed $50.0 million, as well as a swingline loan in an aggregate principal amount at any time outstanding not to exceed $10.0 million.

The Company’s obligations under the Credit Agreement are guaranteed by the Guarantors.  The Company’s obligations under the Credit Agreement are secured by a first priority security interest in certain collateral described in the Credit Agreement and a second priority security interest in certain other collateral described in the Credit Agreement where the holders of the Notes (as described above) have a first priority security interest.  The Agent with respect to the lenders under the Credit Agreement and the collateral agent with respect to the Notes have entered into an intercreditor agreement to govern the relative priority of the collateral.

Borrowings under the revolving credit facility may take the form of a base rate revolving loan, Eurodollar revolving loan or swingline loan.  Base rate revolving loans and swingline loans will bear interest at a rate per annum equal to the sum of the Applicable Margin (as defined in the Credit Agreement) from time to time in effect plus the highest of (i) the Agent’s prime lending rate, as in effect at such time, (ii) the federal funds rate, as in effect at such time, plus 0.50% per annum, and (iii) the Adjusted LIBO Rate (as defined in the Credit Agreement) determined at such time for an interest period of one month, plus 1.00% per annum. Eurodollar revolving loans  will bear interest a rate per annum equal to the sum of the Applicable Margin from time to time in effect plus the Adjusted LIBO Rate. The Applicable Margin varies between 1.50% - 2.00% for base rate revolving loans and swingline loans and 2.50%  - 3.00% for Eurodollar loans, and is based on several factors including the Company’s then-existing borrowing base and the Lender’s total commitment amount and revolving credit exposure. The calculation of the Company’s borrowing base takes into account several items relating to the Company and its subsidiaries, including amounts due and owing under billed and unbilled accounts receivables, then-held eligible raw materials inventory, work-in-process inventory, and applicable reserves.

The Credit Agreement contains certain covenants, which include, but are not limited to restrictions on indebtedness, liens, and investments, and places limits on other various payments.

Events of default under the terms of the Credit Agreement include, but are not limited to:

●	Failure of the Company to pay any principal of any loans in full when due and payable;

●	Failure of the Company to pay any interest on any loan or any fee or other amount payable under the Credit Agreement within three business days after the date when due and payable;

●	Failure of the Company or any of its subsidiaries to comply with certain covenants and agreements, subject to applicable grace periods and/or notice requirements; or

●
Any representation, warranty or statement made in or pursuant to the Credit Agreement or any related writing or any other material information furnished by the Company or any of its subsidiaries to the Agent or the lenders shall prove to be false or erroneous.

Subject to certain notice requirements and other conditions, upon the occurrence of an event of default, commitments may be terminated and the principal of, and interest then outstanding on, all of the loans may become immediately due and payable; however, where an event of default arises from certain bankruptcy events, the commitments shall automatically and immediately terminate and the principal of, and interest then outstanding on, all of the loans shall become immediately due and payable.

The Credit Agreement is filed as Exhibit 10.2 to this current report and is incorporated herein by reference. The description of the Credit Agreement in this current report is a summary only, does not purport to be complete, and is qualified in its entirety by the terms of the Credit Agreement.

Item 1.02                 Termination of a Material Definitive Agreement.

On May 14, 2014, the Company completed the satisfaction and discharge of the Indenture, dated May 19, 2010, by and among the Company, the subsidiaries of the Company that are Guarantors thereunder, and Wilmington Trust, National Association (successor by merger to Wilmington Trust FSB), as Trustee and Collateral Agent (as amended and supplemented from time to time prior to the date hereof, the “Existing Indenture”) governing the Company’s 10% Senior Secured Notes due 2017 (the “2017 Notes”).  Interested parties should read the Company’s announcements and public filings regarding the 2017 Notes.

This current report does not constitute a notice of redemption under the optional redemption provisions of the Existing Indenture, nor does it constitute an offer to sell, or a solicitation of an offer to buy, any security. No offer, solicitation, or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful.

Item 2.03                 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangementof a Registrant.

The information set forth in Item 1.01 of this current report is incorporated herein by reference into this Item 2.03.

Item 2.04                 Triggering Events That Accelerate or Increase a Direct Financial Obligation under an Off-Balance Sheet Arrangement.

On May 14, 2014, the Company notified Wilmington Trust, National Association (successor by merger to Wilmington Trust FSB), the trustee for the 2017 Notes, of its election to call for redemption on June 13, 2014 (the “Redemption Date”) all of the outstanding 2017 Notes and instructed the trustee to provide notice of such redemption to the holders of the 2017 Notes in accordance with the terms of the Exiting Indenture.  The 2017 Notes will be redeemed at a redemption price of 105.000% of the outstanding principal amount of the 2017 Notes being redeemed, plus accrued and unpaid interest, if any, up to, but excluding the Redemption Date.  Following the redemption, none of the 2017 Notes will remain outstanding.  This current report does not constitute a notice of redemption of the 2017 Notes.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this current report is incorporated by reference into this Item 3.02.

Item 3.03                 Material Modification to Rights of Security Holders.

Pursuant to the terms of the Indenture and the Credit Agreement, the Company is subject to certain restrictions on its ability to pay dividends or make other distributions or payments on account of any redemption, retirement or purchase of any capital stock.  The information regarding such restrictions set forth in Item 1.01 and the Indenture and the Credit Agreement, each incorporated by reference therein, is incorporated by reference into this Item 3.03

Item 5.07                 Submission of Matters to a Vote of Security Holders.

On May 14, 2014, the Company held its annual meeting of stockholders (the “Annual Meeting”).  As of the record date for the Annual Meeting, there were 57,420,366 shares of the Company’s common stock outstanding.  At the Annual Meeting, the holders of 50,892,990 shares were represented in person or by proxy.  Set forth below is a brief description of each matter acted upon by the stockholders of the Company at the Annual Meeting and the final voting results for each such proposal.  These proposals are set out in more detail in the Company’s Proxy Statement for the Annual Meeting filed with the Securities and Exchange Commission on April 11, 2014.

1.  The stockholders considered a proposal to elect each of the individuals named below as directors to serve until the next annual meeting or until their successors are duly elected and qualified.  The nominees for election to the Board of Directors were elected, each to serve until the next annual meeting, based upon the following votes:

Nominee	For	Against	Abstain	Broker Non-Votes
Scott Anderson	38,124,754	1,166,404	81,859	11,519,973
Bandel Carano	37,625,067	1,698,047	49,903	11,519,973
Eric DeMarco	38,010,506	1,168,983	193,528	11,519,973
William Hoglund	36,847,330	2,265,384	260,303	11,519,973
Scot Jarvis	37,027,880	2,265,567	79,570	11,519,973
Jane Judd	36,925,400	2,368,227	79,390	11,519,973
Samuel Liberatore	36,947,098	2,346,720	79,199	11,519,973

2.  The stockholders considered a proposal to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 28, 2014.  This proposal was approved based upon the following votes:

For	49,717,551
Against	1,107,871
Abstain	67,568

3.  The stockholders considered a proposal to approve the adoption of the Company’s 2014 Equity Incentive Plan.  This proposal was approved based upon the following votes:

For	36,362,218
Against	2,709,348
Abstain	301,451
Broker Non-Votes	11,519,973

4.  The stockholders considered a proposal to approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers, as presented in the Company’s 2014 Proxy Statement.  This proposal was approved based upon the following votes:

For	36,475,580
Against	2,700,288
Abstain	197,149
Broker Non-Votes	11,519,973

Item 8.01                 Other Events.

On May 15, 2014, the Company issued a press release announcing that it completed an offering of $625 million aggregate principal of senior secured notes. A copy of the press release is attached as Exhibit 99.1 to this current report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1
Indenture, dated as of May 14, 2014, among Kratos Defense & Security Solutions, Inc., as Issuer, the Guarantors party thereto, and Wilmington Trust, National Association, as Trustee and Collateral Agent.

10.1
Registration Rights Agreement, dated as of May 14, 2014, among Kratos Defense & Security Solutions, Inc., as Issuer, the Guarantors party thereto, and SunTrust Robinson Humphrey, Inc., as Representative of the Initial Purchasers.

10.2
Credit and Security Agreement, dated as of May 14, 2014, among Kratos Defense & Security Solutions, Inc., as Borrower, the lenders named therein, SunTrust Bank, as Agent, and SunTrust Robinson Humphrey, Inc., as Lead Arranger and Sole Book Runner.

99.1	Press Release, issued by Kratos Defense & Security Solutions, Inc. on May 15, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2014	Kratos Defense & Security Solutions, Inc.

	By:	/s/ Deborah S. Butera
	Name:	Deborah S. Butera
	Title:	Senior Vice President, General Counsel/Registered In-House Counsel, Chief Compliance Officer, and Secretary

EXHIBIT INDEX
Exhibit No.	Description

4.1
Indenture, dated as of May 14, 2014, among Kratos Defense & Security Solutions, Inc., as Issuer, the Guarantors party thereto, and Wilmington Trust, National Association, as Trustee and Collateral Agent.

10.1
Registration Rights Agreement, dated as of May 14, 2014, among Kratos Defense & Security Solutions, Inc., as Issuer, the Guarantors party thereto, and SunTrust Robinson Humphrey, Inc., as Representative of the Initial Purchasers.

10.2
Credit and Security Agreement, dated as of May 14, 2014, among Kratos Defense & Security Solutions, Inc., as Borrower, the lenders named therein, SunTrust Bank, as Agent, and SunTrust Robinson Humphrey, Inc., as Lead Arranger and Sole Book Runner.

99.1	Press Release, issued by Kratos Defense & Security Solutions, Inc. on May 15, 2014.

Exhibit 4.1

INDENTURE,

dated as of May 14, 2014,

among

KRATOS DEFENSE & SECURITY SOLUTIONS, INC.

as Issuer,

THE GUARANTORS HEREAFTER PARTIES HERETO,

as Guarantors

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Trustee and Collateral Agent

7.000% Senior Secured Notes due 2019

CROSS-REFERENCE TABLE

TIA Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	7.10
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.03; 7.08; 7.10
(c)	N.A.
311(a)	7.03; 7.11
(b)	7.03; 7.11
312(a)	2.05
(b)	7.07; 11.03
(c)	11.03
313(a)	7.06
(b)	7.06
(c)	7.06
(d)	7.06
314(a)	4.06; 4.19
(b)	12.02
(c)(1)	4.06; 11.04
(c)(2)	11.04
(c)(3)	4.06
(d)	12.03
(e)	11.05
(f)	N.A.
315(a)	7.01(b)
(b)	7.05
(c)	7.01(a)
(d)	7.01(c)
(e)	6.11
316(a)(last sentence)	2.09
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
(c)	9.04
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.04
318(a)	11.01
(b)	N.A.
(c)	11.01
____________________

N.A. means Not Applicable

NOTE:                      This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

i

ii

iii

iv

v

This INDENTURE, dated as of May 14, 2014, among Kratos Defense & Security Solutions, Inc., a Delaware corporation (the “Company”), the Guarantors (as herein defined) hereafter parties hereto and Wilmington Trust, National Association, as Trustee (in such capacity, the “Trustee”) and Collateral Agent (in such capacity, the “Collateral Agent”).

Each party agrees as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 7.000% Senior Secured Notes due 2019 (the “Initial Notes”) and the 7.000% Senior Secured Notes due 2019 issued only in exchange for a like principal amount at maturity of Initial Notes (the “Exchange Notes,” and together with the Initial Notes, the “Notes”):

ARTICLE ONE

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.   Definitions.

“Acceleration Notice” has the meaning set forth in Section 6.02.

“Acquired Indebtedness” means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time it merges or consolidates with or into the Company or any of its Restricted Subsidiaries or in the case of any Indebtedness assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition, merger or consolidation and which Indebtedness is without recourse to the Company or any of its Subsidiaries or to any of their respective properties or assets other than the Person or the assets to which such Indebtedness related prior to the time such Person became a Restricted Subsidiary of the Company or the time of such acquisition, merger or consolidation.

“Additional Interest” has the meaning set forth in the Registration Rights Agreement.

“Additional Notes” means all 7.000% Senior Secured Notes due 2019 (other than Exchange Notes) issued after the Issue Date (other than pursuant to Sections 2.06, 2.07, 2.10 and 3.06 of this Indenture) from time to time in accordance with the terms of this Indenture, including, without limitation, the provisions of Section 2.02.

“Administrative Agent” has the meaning set forth in the definition of the term “Credit Agreement.”

“Affiliate” means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. The terms “controlling” and “controlled” have meanings correlative of the foregoing.

“Affiliate Transaction” has the meaning set forth in Section 4.15.

“Agent” means any Registrar, Paying Agent or co-Registrar.

“Agent Members” has the meaning set forth in Section 2.14 and means, with respect to the Depository, Euroclear or Clearstream, a Person who has an account with the Depository, Euroclear or Clearstream, respectively (and, with respect to the Depository, shall include Euroclear and Clearstream).

“Applicable Premium” means, with respect to a Note at any Redemption Date, the greater of (i) 1.00% of the principal amount of such Note and (ii) the excess of (A) the present value at such Redemption Date of (1) the redemption price of such Note on May 15, 2016 (such redemption price being that described in Section 3.01(a) on or after May 15, 2016) plus (2) all required remaining scheduled interest payments due on such Notes through May 15, 2016, with such present value being computed for purposes of both clauses (1) and (2) above using a discount rate equal to the Treasury Rate plus 50 basis points over (B) the principal amount of such Note on such Redemption Date. Calculation of the Applicable Premium will be made by the Company or on behalf of the Company by such Person as the Company shall designate.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depository, Euroclear and Clearstream that apply to such transfer or exchange.

“Asset Acquisition” means:

(1) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or any Restricted Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary of the Company, or

(2) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person (other than a Restricted Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

“Asset Sale” means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer (other than a Lien permitted in accordance with this Indenture) for value by (x) the Company or any of its Restricted Subsidiaries to any Person other than the Company or a Guarantor or (y) a Foreign Restricted Subsidiary to any Person other than the Company or a Wholly Owned Subsidiary of the Company of:

(1) any Capital Stock of any Restricted Subsidiary of the Company; or

(2) any other property or assets of the Company or any Restricted Subsidiary of the Company other than in the ordinary course of business;

provided, however, that Asset Sales shall not include:

(a) a transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration of less than $5.0 million;

(b) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted under Section 5.01;

(c) any Restricted Payment permitted under Section 4.09 or a Permitted Investment;

2

(d) the sale of Cash Equivalents;

(e) the sale or other disposition of used, worn out, obsolete or surplus equipment or damaged equipment the repair of which in the good faith determination of the Company is non-economical;

(f) a disposition by a Subsidiary to the Company or by the Company or a Subsidiary of the Company to a Wholly Owned Restricted Subsidiary;

(g) the non-exclusive license or sublicense of intellectual property or other intangibles;

(h) dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

(i) the unwinding of any Commodity Agreement or Credit Facility Hedging Obligations (including sales under forward contracts);

(j) any dispositions to the extent required by, or made pursuant to customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding agreements;

(k) the lease or sublease of office space; and

(l) to the extent allowable under Section 1031 of the Code (or comparable or successor provision), any exchange of like property for use in any Permitted Business.

“Attributable Debt” in respect of a sale and leaseback transaction occurring on or after the date of this Indenture means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended); provided, however, if such sale and leaseback transaction results in a Capitalized Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of Capitalized Lease Obligation.

“Authenticating Agent” has the meaning set forth in Section 2.02.

“Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as amended, and codified as 11 U.S.C. §§101 et seq.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.  The terms “Beneficially Owns” and “Beneficially Owned” have meanings correlative to the foregoing.

“Board of Directors” means, as to any Person, the board of directors or similar governing body of such Person or any duly authorized committee thereof.

3

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means a day that is not a Legal Holiday.

“Capital Stock” means:

(1)        with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person;

(2)        with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person; and

(3)        any warrants, rights or options to purchase any of the instruments or interests referred to in clause (1) or (2) above.

 “Capitalized Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Cash Equivalents” means:

(1) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

(2) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s;

(3) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s;

(4) certificates of deposit or bankers’ acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined net capital and surplus of not less than $250.0 million;

(5) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause (4) above; and

(6) Investments in money market funds which invest exclusively in assets satisfying the requirements of clauses (1) through (5) above.

4

“Cash Management Obligations” means, with respect to any Person, all obligations (including fees, expenses and overdrafts and related liabilities) of such Person to any other Person that arise from credit cards, stored value cards, credit card processing services, debit cards, purchase cards (including so called “procurement cards” or “P-cards”), treasury, depositary or cash management services, including in connection with any automated clearing house transfers of funds, or any similar transactions.

“Change of Control” means the occurrence of one or more of the following events:

(1) any direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one transaction or a series of related transactions, of all or substantially all of the assets of the Company to any Person or “group” (as defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) of related Persons (a “Group”);

(2) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation, winding up or dissolution of the Company;

(3) any Person or Group is or becomes the Beneficial Owner, directly or indirectly, in the aggregate of more than 50% of the total voting power of the Voting Stock of the Company; or

(4) individuals who on the Issue Date constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved pursuant to a vote of a majority of the directors then still in office who were either directors on the Issue Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office.

“Change of Control Offer” has the meaning set forth in Section 4.10.

“Change of Control Payment Date” has the meaning set forth in Section 4.10.

“Clearstream” means Clearstream Banking, societe anonyme.

“Collateral” means all of the assets of the Company or any Guarantor, whether now owned or hereafter existing and whether real, personal or mixed, which secures the Indenture Obligations and any Permitted Additional Pari Passu Obligations.

“Collateral Agent” means Wilmington Trust, National Association, as collateral agent and any successor under this Indenture.

“Collateral Agreements” means, collectively, the Intercreditor Agreement, the Security Agreement and each Mortgage, in each case, as the same may be in force from time to time.

“Commodity Agreement” means any hedging agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary of the Company against fluctuations in commodity prices.

“Common Collateral” has the meaning set forth in the Intercreditor Agreement.

“Common Stock” of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person’s common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

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“Company” has the meaning set forth in the preamble to this Indenture.

“Consolidated EBITDA” means, with respect to any Person, for any period, the excess of:

(x) the sum (without duplication) of:

(1) Consolidated Net Income; and

(2) to the extent Consolidated Net Income has been reduced thereby:

(a) all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period;

(b) Consolidated Interest Expense, and interest attributable to write-offs of deferred financing costs;

(c) Consolidated Non-cash Charges less any non-cash items increasing Consolidated Net Income for such period; and

(d) all consolidated non-recurring losses for such period; over

(y) to the extent Consolidated Net Income has been increased thereby, all consolidated non-recurring gains for such period, all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP.

“Consolidated Fixed Charge Coverage Ratio” means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the four consecutive full fiscal quarters (the “Four Quarter Period”) most recently ending on or prior to the date of the transaction or event giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio for which financial statements are available (the “Transaction Date”) to Consolidated Fixed Charges of such Person for the Four Quarter Period.

In addition to and without limitation of the foregoing, for purposes of this definition, “Consolidated EBITDA” and “Consolidated Fixed Charges” shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(1) the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period;

(2) regardless of whether any revolving credit facility was actually fully drawn during such period, the Consolidated Fixed Charges relating to such revolving credit facility shall be calculated as if loans had been outstanding thereunder in an aggregate principal amount equal to the revolving commitments thereunder, as increased (if applicable), for such entire period (regardless of any limitation imposed thereunder in the making of any such loans, including as a result of any “borrowing base” limitation); and

(3) any Asset Sale or other disposition or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of any such Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date), as if such Asset Sale or other disposition or Asset Acquisition (including the incurrence, assumption or liability for any such Indebtedness or Acquired Indebtedness and also including any Consolidated EBITDA associated with such Asset Acquisition) occurred on the first day of the Four Quarter Period; provided that the Consolidated EBITDA of any Person acquired shall be included only to the extent includible pursuant to the definition of “Consolidated Net Income.” If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness.

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Furthermore, in calculating “Consolidated Fixed Charges” for purposes of determining the denominator (but not the numerator) of this “Consolidated Fixed Charge Coverage Ratio”:

(1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date (including Indebtedness actually incurred on the Transaction Date) and which will continue to be so determined thereafter shall be deemed to have accrued at the average rate per annum on such Indebtedness during the period of four fiscal quarters (or if less, such period of time that it was outstanding and) ending on or most recently ended prior to the Transaction Date; provided that interest on any Indebtedness actually incurred on the Transaction Date or not outstanding on the last date of such four fiscal quarter period, shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; and

(2) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

“Consolidated Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of:

(1) Consolidated Interest Expense (excluding amortization or write-off of deferred financing costs); plus

(2) the product of (x) the amount of all dividend payments on any Disqualified Capital Stock of such Person and any series of Preferred Stock of such Person (other than dividends paid in Qualified Capital Stock) paid, accrued or scheduled to be paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.

“Consolidated Interest Expense” means, with respect to any Person for any period, the aggregate of the interest expense of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, as determined in accordance with GAAP, and including, without duplication, (a) all amortization or accretion of original issue discount; (b) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period; and (c) net cash costs under all Interest Swap Obligations (including amortization of fees).

“Consolidated Net Income” means, with respect to any Person, for any period, the aggregate net income (or net loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided, however, that there shall be excluded therefrom:

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(1) after-tax gains and losses from Asset Sales or abandonments or reserves relating thereto;

(2) after-tax items classified as extraordinary gains or losses;

(3) the net income (but not loss) of any Restricted Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by a contract, operation of law or otherwise;

(4) the net income of any Person, other than the referent Person or a Restricted Subsidiary of the referent Person, except to the extent of cash dividends or distributions paid to the referent Person or to a Wholly Owned Subsidiary of the referent Person by such Person;

(5) any restoration to income of any material contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date;

(6) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued);

(7) all gains and losses realized on or because of the purchase or other acquisition by such Person or any of its Restricted Subsidiaries of any securities of such Person or any of its Restricted Subsidiaries;

(8) the cumulative effect of a change in accounting principles;

(9) interest expense attributable to dividends on Qualified Capital Stock pursuant to Statement of Financial Accounting Standards No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity”;

(10) non-cash charges resulting from the impairment of intangible assets;

(11) non-cash charges resulting from the amortization of intangible assets;

(12) non-cash charges resulting from the amortization of deferred financing costs and expenses;

(13) any non-cash compensation or other non-cash expenses or charges arising from the grant of or issuance or repricing of stock, stock options or other equity-based awards or any amendment, modification, substitution or change of any such stock, stock options or other equity-based awards;

(14) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person’s assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets;

(15) any fees, expenses and other costs incurred or paid in connection with the offering of the Notes and the subsequent exchange offer, the Credit Agreement, the redemption of the Existing Notes, and the transactions contemplated hereby and thereby; and

(16) any expenses or charges related to any Equity Offering, Asset Sale, merger, amalgamation, consolidation, arrangement, acquisition, disposition, recapitalization or the incurrence of Indebtedness permitted to be incurred by this Indenture (including a refinancing thereof) (whether or not successful).

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“Consolidated Non-cash Charges” means, with respect to any Person, for any period, the aggregate depreciation, amortization and other non-cash items and expenses of such Person and its Restricted Subsidiaries to the extent they reduce Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge which requires an accrual of or a reserve for cash charges for any future period).

“Consolidated Secured Leverage Ratio” means, with respect to any Person, the ratio of (1) the aggregate amount of Secured Debt of such Person and its Restricted Subsidiaries as of the Transaction Date (determined on a consolidated basis in accordance with GAAP) less unrestricted cash and Cash Equivalents of the Company and its Restricted Subsidiaries to (2) Consolidated EBITDA for the Four Quarter Period. The Consolidated Secured Leverage Ratio shall be calculated in a manner consistent with the pro forma provisions (to the extent applicable) of the definition of “Consolidated Fixed Charge Coverage Ratio.”

“Corporate Trust Office” means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date of this Indenture, located at Wilmington Trust, National Association, 50 South Sixth Street, Suite 1290, Minneapolis, MN 55402, Attn:  Kratos Administrator.

“Covenant Defeasance” has the meaning set forth in Section 8.01.

“Credit Agreement” means the Credit and Security Agreement dated as of the Issue Date, by and among the Company, the lenders party thereto (together with their successors and assigns, the “Lenders”) and SunTrust Bank, as administrative agent and collateral agent (in such capacity, together with its successors and assigns, the “Administrative Agent”), setting forth the terms and conditions of the senior credit facility, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended, restated, supplemented or otherwise modified from time to time, including pursuant to one or more agreements evidencing revolving credit facilities, commercial paper facilities, term loan facilities, receivables financings and/or notes or bond financings, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced in whole or in part from time to time that extend the maturity of, refinance, replace or otherwise restructure (including increasing the amount of available borrowings thereunder (provided that such increase in borrowings is permitted to be incurred pursuant to (a) clause (2) of the definition of the term “Permitted Indebtedness” and/or (b) (i) the Consolidated Fixed Charge Coverage Ratio test under Section 4.08 and/or (ii) clause (15) of the definition of the term “Permitted Indebtedness” that, in the case of each of such clauses (i) and (ii), is secured by a Permitted Lien described in clause (18) or (22) of the definition thereof and that is subject to the Intercreditor Agreement) or adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

“Credit Facility Cash Management Obligations” means any Cash Management Obligations secured by any collateral under the Credit Facility Collateral Documents pursuant to a Permitted Lien described in clause (23) of the definition thereof.

“Credit Facility Collateral Documents” has the meaning ascribed thereto in the Intercreditor Agreement.

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“Credit Facility Hedging Obligations” means collectively, any Interest Swap Obligations that are permitted to be incurred under clause (4) of the definition of the term “Permitted Indebtedness,” Indebtedness under Currency Agreements that are permitted to be incurred under clause (5) of the definition of the term “Permitted Indebtedness” and Indebtedness under Commodity Agreements that are permitted to be incurred under clause (14) of the definition of the term “Permitted Indebtedness,” in each case, that are secured by any Credit Facility Priority Collateral under the Credit Facility Collateral Documents pursuant to Liens subject to the Intercreditor Agreement.

“Credit Facility Priority Collateral” has the meaning assigned to such term in the Intercreditor Agreement.

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary of the Company against fluctuations in currency values.

“Custodian” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Code.

“Default” means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

“Depository” means the Depository Trust Company, its nominees and successors.

“Discontinued Subsidiaries” means Restricted Subsidiaries of the Company that have been classified as “discontinued operations” in Note 9 to the Company’s audited consolidated financial statements for the fiscal year ended December 29, 2013.

“Disqualified Capital Stock” means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event (other than an event that would constitute a Change of Control), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except in each case, upon the occurrence of a Change of Control) on or prior to the first anniversary of the final maturity date of the Notes for cash or is convertible into or exchangeable for debt securities of the Company or its Subsidiaries at any time prior to such anniversary.

“Domestic Restricted Subsidiary” means, with respect to any Person, a Domestic Subsidiary of such Person that is a Restricted Subsidiary of such Person.

“Domestic Subsidiary” means, with respect to any Person, a Subsidiary of such Person that is not a Foreign Subsidiary of such Person.

“Equity Offering” means an underwritten public offering of Common Stock of the Company or any holding company of the Company pursuant to a registration statement filed with the SEC (other than on Form S-8) or any private placement of Common Stock of the Company or any holding company of the Company to any Person other than issuances upon exercise of options by employees of any holding company, the Company or any of the Restricted Subsidiaries.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear system.

“Event of Default” has the meaning set forth in Section 6.01.

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“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

“Exchange Notes” has the meaning set forth in the preamble to this Indenture and means the Notes, if any, issued under Section 2.02 pursuant to the Registration Rights Agreement.

“Exchange Offer” means an exchange offer that may be made by the Company, pursuant to the Registration Rights Agreement, to exchange for any and all the Initial Notes a like aggregate principal amount of Exchange Notes having substantially identical terms to the Initial Notes registered under the Securities Act.

“Excluded Assets” means:

(1)           vehicles and other items covered by certificates of title or ownership to the extent that a security interest cannot be perfected solely by filing a UCC-1 financing statement (or similar instrument);

(2)           leasehold interests in real property with respect to which the Company or any Guarantor is a tenant or subtenant;

(3)           (A) any asset or property right of any nature if the grant of a security interest therein to the Collateral Agent shall constitute or result in the abandonment, invalidation or unenforceability of such asset or property right or the loss of use of such asset or property right and (B) any lease, license, contract or agreement if the grant of a security interest therein to the Collateral Agent shall constitute or result in a breach, termination or default under any lease, license, contract or agreement, other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity, to which the Company or Guarantor is party;

(4) any asset or property right of any nature to the extent that any applicable law or regulation prohibits the creation of a security interest thereon (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law or principles of equity);

(5) any applications for trademarks or service marks filed in the United States Patent and Trademark Office (the “PTO”) pursuant to 15 U.S.C. §1051 Section 1(b) unless and until evidence of use of the mark in interstate commerce is submitted to the PTO pursuant to 15 U.S.C. §1051 Section 1(c) or Section 1(d);

(6) the voting Capital Stock of any Foreign Subsidiary in excess of 65% of all of the outstanding voting Capital Stock of such Foreign Subsidiary;

(7) property and assets owned by the Company or any Guarantor that are the subject of Permitted Liens described in clause (6) or (7) of the definition thereof for so long as such Permitted Liens are in effect and the Indebtedness secured thereby otherwise prohibits any other Liens thereon;

(8) any Capital Stock or other securities of the Company’s Subsidiaries to the extent that the pledge of such securities results in the Company being required to file separate financial statements of such Subsidiary with the SEC, but only to the extent necessary for the Company not to be subject to such requirement and only for so long as such requirement is in existence; provided that neither the Company nor any of its Subsidiaries shall take any action in the form of a reorganization, merger or other restructuring a principal purpose of which is to provide for the release of the Lien on any securities pursuant to this clause;

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(9) any Capital Stock of any Discontinued Subsidiary;

(10) (i) deposit and securities accounts the balance of which consists exclusively of (a) withheld income Taxes and federal, state or local employment taxes in such amounts as are required to be paid to the Internal Revenue Service or state or local government agencies within the following two months with respect to employees of the Company or any of the Guarantors, and (b) amounts required to be paid over to an employee benefit plan pursuant to DOL Reg. Sec. 2510.3-102 on behalf of or for the benefit of employees of the Company or any Guarantor, and (ii) all segregated deposit accounts constituting (and the balance of which consists solely of funds set aside in connection with) tax accounts, and trust accounts; and

(11) real property owned in fee by the Company and Guarantors with a fair market value (as reasonably determined by the Company) of less than $3.0 million;

provided, that notwithstanding anything to the contrary in this definition, no asset described in clause (1) through (11) above (other than clause (8)) shall constitute an “Excluded Asset” if such asset is subject to a Permitted Lien described in clause (18) or (22) of the definition thereof.

“Existing Notes” means the Company’s 10% Senior Secured Notes due 2017.

“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined by the Board of Directors of the Company acting in good faith and shall be evidenced by a Board Resolution of the Board of Directors of the Company delivered to the Trustee; provided that with respect to any price less than $5.0 million only the good faith determination by the Company’s senior management shall be required.

“Foreign Restricted Subsidiary” means any Restricted Subsidiary that is organized under the laws of any jurisdiction other than the United States of America, any state thereof or the District of Columbia.

“Foreign Subsidiary” means, with respect to any Person, any Subsidiary of such Person that is organized under the laws of any jurisdiction other than the United States of America, any state thereof or the District of Columbia.

“GAAP” means accounting principles generally accepted in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date.

“Global Notes” has the meaning set forth in Section 2.01.

“Guarantee” has the meaning set forth in Section 10.01.

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“Guarantor” means (1) each of the Company’s Domestic Restricted Subsidiaries existing on the Issue Date and (2) each of the Company’s Domestic Restricted Subsidiaries that in the future executes a supplemental indenture in which such Domestic Restricted Subsidiary agrees to be bound by the terms of this Indenture as a Guarantor; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms of this Indenture.

“Holder” means the Person in whose name a Note is registered on the registrar’s books.

“IAI Global Notes” has the meaning set forth in Section 2.01.

“incur” has the meaning set forth in Section 4.08.

“Indebtedness” means with respect to any Person, without duplication:

(1)           all Obligations of such Person for borrowed money;

(2)           all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)           all Capitalized Lease Obligations of such Person;

(4)           all Obligations of such Person issued or assumed as the deferred purchase price of property, including holdbacks, earn-outs, or similar obligations, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and any deferred purchase price represented by earn outs consistent with the Company’s past practice);

(5)           all Obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction, whether or not then due;

(6)           guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (1) through (5) above and clause (8) below;

(7)           all Obligations of any other Person of the type referred to in clauses (1) through (6) which are secured by any Lien on any property or asset of such Person, the amount of any such Obligation being deemed to be the lesser of the Fair Market Value of the property or asset securing such Obligation or the amount of such Obligation;

(8)           all Interest Swap Obligations and all Obligations under Currency Agreements of such Person; and

(9)           all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.

For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Capital Stock, such Fair Market Value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock.

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“Indemnified Party” has the meaning set forth in Section 7.07.

“Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

“Indenture Documents” means, collectively, this Indenture, the Notes, the Guarantees and the Collateral Agreements.

“Indenture Obligations” means all Obligations of the Company and the Guarantors in respect of the Notes or arising under the Indenture Documents. Indenture Obligations shall include all interest, fees and other amounts accrued (or which would, absent the commencement of an insolvency or liquidation proceeding, accrue) after the commencement of an insolvency or liquidation proceeding in accordance with and at the rate specified in the relevant Indenture Document whether or not the claim for such interest, fees and other amounts is allowed as a claim in such insolvency or liquidation proceeding.

“Independent Financial Advisor” means a nationally-recognized accounting, appraisal or investment banking firm: (1) that does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company; and (2) that, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

“Initial Notes” has the meaning set forth in the preamble to this Indenture.

“Initial Purchasers” means SunTrust Robinson Humphrey, Inc., PNC Capital Markets LLC, B. Riley & Co., LLC, KeyBanc Capital Markets Inc., Noble Financial Capital Markets, and Sidoti & Company, LLC.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Intercreditor Agreement” means the Intercreditor Agreement among the Administrative Agent, the Collateral Agent, the Company and the Guarantors, dated as of the Issue Date, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Interest Payment Date” means the stated maturity of an installment of interest on the Notes.

“Interest Swap Obligations” means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

“Investment” in any Person means any direct or indirect advance, loan (other than advances or extensions of trade credit to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition for value of Capital Stock, Indebtedness or other similar instruments issued by such Person. If the Company or any Restricted Subsidiary issues, sells or otherwise disposes of any Capital Stock of a Person that is a Restricted Subsidiary such that, after giving effect thereto, such Person is no longer a Restricted Subsidiary, any Investment by the Company or any Restricted Subsidiary in such Person remaining after giving effect thereto will be deemed to be a new Investment at such time. The acquisition by the Company or any Restricted Subsidiary of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person at such time. Except as otherwise provided for herein, the amount of an Investment shall be its Fair Market Value at the time the Investment is made and without giving effect to subsequent changes in value.

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For purposes of the definition of “Unrestricted Subsidiary,” the definition of “Restricted Payment” and Section 4.09:

(1) “Investment” shall include the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary equal to an amount (if positive) equal to (A) the Company’s “Investment” in such Subsidiary at the time of such redesignation less (B) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Company.

“Issue Date” means the date of original issuance of the Notes.

“Legal Defeasance” has the meaning set forth in Section 8.01.

“Legal Holiday” has the meaning set forth in Section 11.07.

“Lien” means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

“Maturity Date” means May 15, 2019.

“Moody’s” means Moody’s Investor Services, Inc.

“Mortgages” means the mortgages, deeds of trust, deeds to secure Indebtedness or other similar documents creating Liens securing the Indenture Obligations and any Permitted Additional Pari Passu Obligations on the Premises as well as on the other Collateral encumbered by and described in the mortgages, deeds of trust, deeds to secure Indebtedness or other similar documents.

“Net Cash Proceeds” means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any of its Restricted Subsidiaries from such Asset Sale net of:

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(1) reasonable out-of-pocket costs, commissions, expenses and fees incurred by the Company or such Restricted Subsidiary, as the case may be, in connection with such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions);

(2) all taxes and other costs and expenses actually paid or estimated in good faith by the Company or such Restricted Subsidiary, as the case may be, to be payable in cash in connection with such Asset Sale;

(3) repayment of Indebtedness that is secured by the property or assets that are the subject of such Asset Sale and is required to be repaid in connection with such Asset Sale; and

(4) appropriate amounts to be provided by the Company or such Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale;

provided, however, that if, after the payment of all taxes with respect to such Asset Sale, the amount of estimated taxes, if any, pursuant to clause (2) above exceeded the tax amount actually paid in cash in respect of such Asset Sale, the aggregate amount of such excess shall, at such time, constitute Net Cash Proceeds.

“Net Proceeds Offer” shall have the meaning set forth in Section 4.11.

“Net Proceeds Offer Amount” shall have the meaning set forth in Section 4.11.

“Net Proceeds Offer Payment Date” shall have the meaning set forth in Section 4.11.

“Net Proceeds Offer Trigger Date” shall have the meaning set forth in Section 4.11.

“Non-U.S. Person” means a Person who is not a U.S. person, as defined in Regulation S.

“Notes” shall have the meaning set forth in the preamble to this Indenture and means the Initial Notes, the Additional Notes, if any, and the Exchange Notes treated as single class of securities for all purposes under this Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

“Notes Priority Collateral” has the meaning assigned to the term “Indenture Priority Collateral” in the Intercreditor Agreement.

“Obligations” means all obligations for principal, premium, interest, Additional Interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Offering” means the offering of the Initial Notes hereunder.

“Officer” means the Chief Executive Officer, the President, the Chief Financial Officer or any Vice President (including Senior Vice President) of the Company.

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“Officers’ Certificate” means a certificate signed by two Officers of the Company, at least one of whom shall be the principal financial officer of the Company, and delivered to the Trustee.

 “Opinion of Counsel” means a written opinion of counsel who may be an employee of or counsel to the Company or any of its Subsidiaries, or other counsel who is reasonably acceptable to the Trustee.

“Pari Passu Obligations” means the Indenture Obligations and any Permitted Additional Pari Passu Obligations.

“Paying Agent” has the meaning set forth in Section 2.03.

“Permitted Additional Pari Passu Document” means any document or instrument executed and delivered with respect to any Permitted Additional Pari Passu Obligations.

“Permitted Additional Pari Passu Obligations” means obligations under any Additional Notes or other Indebtedness secured by liens pari passu with the Notes on the Collateral in compliance with clause (25) under the definition of “Permitted Liens”; provided that (i) the representative of such Permitted Additional Pari Passu Obligations executes a joinder agreement to the Security Agreement in the form attached thereto agreeing to be bound thereby and by the Intercreditor Agreement and (ii) the Company has designated to the Collateral Agent such Indebtedness as “Permitted Additional Pari Passu Obligations” under the Security Agreement.

“Permitted Business” means any business that is the same as or similar, reasonably related, complementary or incidental to the business in which the Company and its Restricted Subsidiaries are engaged on the Issue Date.

“Permitted Indebtedness” means, without duplication, each of the following:

(1) Indebtedness under the Notes issued in the Offering or in the Exchange Offer and related Guarantees (other than Additional Notes);

(2) Indebtedness incurred pursuant to any Credit Agreement in an aggregate principal amount at any time outstanding not to exceed the greater of (a) $135.0 million and (b) the sum of 85% of the net book value of accounts receivable of the Company and 50% of net book value of the inventory of the Company and its Restricted Subsidiaries, in each case, calculated substantially consistent with such calculation under the Credit Agreement on the Issue Date, less, in each case, the aggregate amount of all Net Cash Proceeds of Asset Sales applied to permanently repay the principal amount of any such Indebtedness and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto pursuant to Section 4.11(3)(a);

(3) other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Issue Date;

(4) Interest Swap Obligations of the Company or any Restricted Subsidiary of the Company covering Indebtedness of the Company or such Restricted Subsidiary; provided, however, that such Interest Swap Obligations are entered into for the purpose of fixing or hedging interest rates with respect to any fixed or variable rate Indebtedness that is permitted by this Indenture to be outstanding to the extent that the notional amount of any such Interest Swap Obligation does not exceed the principal amount of Indebtedness to which such Interest Swap Obligation relates;

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(5) Indebtedness under Currency Agreements; provided that in the case of Currency Agreements which relate to Indebtedness of the Company or any Restricted Subsidiary of the Company, such Currency Agreements do not increase the Indebtedness of the Company or such Restricted Subsidiary outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

(6) intercompany Indebtedness of the Company or any Restricted Subsidiary for so long as such Indebtedness is held by the Company or any Restricted Subsidiary; provided that (a) if owing by the Company or any Guarantor, such Indebtedness shall be unsecured and contractually subordinated in all respects (other than with respect to the maturity thereof) to the Obligations of the Company under the Notes and the other Indenture Documents or such Guarantor under its Guarantee and the other Indenture Documents, as the case may be, and (b) if as of any date any Person other than the Company or a Restricted Subsidiary owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness (other than Permitted Liens of the type described in clause (17), (18) or (20) of the definition thereof), such date shall be deemed the incurrence of Indebtedness not permitted under this clause (6) by the issuer of such Indebtedness;

(7) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of such incurrence;

(8) Indebtedness of the Company or any of its Restricted Subsidiaries in respect of or represented by letters of credit issued for the account of the Company or such Restricted Subsidiary, as the case may be, that are issued in support of, or to provide security for, (a) trade obligations or (b) any other liabilities (including workers’ compensation claims and payment obligations in connection with self-insurance or similar requirements but excluding any liabilities in respect of borrowed money or any other Indebtedness), in each case, in the ordinary course of business;

(9) obligations of the Company or any of its Restricted Subsidiaries in respect of performance, bid and surety bonds and completion guarantees provided by the Company or any such Restricted Subsidiary in the ordinary course of business;

(10) Indebtedness represented by Capitalized Lease Obligations and Purchase Money Indebtedness (including Capitalized Lease Obligations or Purchase Money Indebtedness arising in connection with a sale and leaseback transaction) of the Company and its Restricted Subsidiaries incurred in the ordinary course of business (including Refinancings thereof that do not result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by the Company in connection with such Refinancing)) not to exceed $25.0 million at any time outstanding;

(11) Refinancing Indebtedness;

(12) Indebtedness represented by guarantees by the Company or a Restricted Subsidiary of Indebtedness incurred by the Company or a Restricted Subsidiary so long as the incurrence of such Indebtedness by the Company or any such Restricted Subsidiary is otherwise permitted by the terms of this Indenture;

(13) Indebtedness arising from agreements of the Company or a Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred in connection with the disposition of any business, assets or Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition; provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and the Subsidiary in connection with such disposition;

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(14) Indebtedness under Commodity Agreements; provided that such Commodity Agreements are entered into in the ordinary course of the Company’s or its Restricted Subsidiaries’ businesses, not for speculative purposes and otherwise in compliance with this Indenture; and

(15) additional Indebtedness of the Company and its Restricted Subsidiaries in an aggregate principal amount not to exceed $25.0 million at any time outstanding.

For purposes of determining compliance with Section 4.08, (a) the outstanding principal amount of any item of Indebtedness shall be counted only once and (b) in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (15) above or is entitled to be incurred pursuant to the Consolidated Fixed Charge Coverage Ratio provisions of such covenant, the Company will be permitted, in its sole discretion, to classify (or later reclassify) such item of Indebtedness in any manner that complies with such covenant; provided, that Permitted Indebtedness under the Credit Agreement outstanding on the Issue Date will initially be deemed to have been incurred on such date under clause (2) above. Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Capital Stock in the form of additional shares of the same class of Disqualified Capital Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Capital Stock for purposes of Section 4.08.

“Permitted Investments” means:

(1) Investments by the Company or any Restricted Subsidiary of the Company in any Person that is or will become immediately after such Investment a Restricted Subsidiary or that will merge or consolidate with or into the Company or a Restricted Subsidiary, or that transfers or conveys all or substantially all of its assets to the Company or a Restricted Subsidiary;

(2) Investments in the Company by any Restricted Subsidiary of the Company;

(3) Investments in any Foreign Restricted Subsidiary by any other Foreign Restricted Subsidiary;

(4) Investments in cash and Cash Equivalents;

(5) Commodity Agreements, Currency Agreements and Interest Swap Obligations entered into in the ordinary course of the Company’s or its Restricted Subsidiaries’ businesses, not for speculative purposes and otherwise in compliance with this Indenture;

(6) Investments in the Notes (including Additional Notes, if any);

(7) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers in exchange for claims against such trade creditors or customers;

(8) Investments made by the Company or its Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with Section 4.11;

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(9) Investments in existence on the Issue Date;

(10) loans and advances, including advances for travel and moving expenses, to employees, officers and directors of the Company and its Restricted Subsidiaries in the ordinary course of business for bona fide business purposes not in excess of $5.0 million at any one time outstanding;

(11) advances and extensions of trade credit to suppliers and customers in the ordinary course of business that are recorded as accounts receivable; and

(12) additional Investments in an aggregate amount not to exceed $15.0 million at any time outstanding.

“Permitted Liens” means the following types of Liens:

(1) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Company or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

(2) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law or pursuant to customary reservations or retentions of title incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

(3) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(4) any judgment Lien not giving rise to an Event of Default;

(5) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

(6) any interest or title of a lessor under any Capitalized Lease Obligation permitted pursuant to clause (10) of the definition of “Permitted Indebtedness”; provided that such Liens do not extend to any property or assets which is not leased property subject to such Capitalized Lease Obligation;

(7) Liens securing Purchase Money Indebtedness permitted pursuant to clause (10) of the definition of “Permitted Indebtedness;” provided, however, that (a) the Indebtedness shall not exceed the cost of the property or assets acquired, together, in the case of real property, with the cost of the construction thereof and improvements thereto, and shall not be secured by a Lien on any property or assets of the Company or any Restricted Subsidiary of the Company other than such property or assets so acquired or constructed and improvements thereto and (b) the Lien securing such Indebtedness shall be created within 180 days of such acquisition or construction or, in the case of a refinancing of any Purchase Money Indebtedness, within 180 days of such refinancing;

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(8) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(9) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

(10) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

(11) Liens securing Interest Swap Obligations which Interest Swap Obligations relate to Indebtedness that is otherwise permitted under this Indenture;

(12) Liens securing Indebtedness under Currency Agreements and Commodity Agreements that are permitted under this Indenture;

(13) Liens securing Acquired Indebtedness incurred in accordance with Section 4.08; provided that:

(a) such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company; and

(b) such Liens do not extend to or cover any property or assets of the Company or of any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary of the Company and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company;

(14) Liens arising from precautionary Uniform Commercial Code filings regarding operating leases or consigned products or consigned merchandise to the extent such Liens only relate to the assets, property, products or merchandise that are the subject of such lease or consignment, as the case may be;

(15) any interest or title of a lessor or sublessor under any operating lease;

(16) Liens existing as of the Issue Date and securing Permitted Indebtedness described in clause (3) of the definition thereof to the extent and in the manner such Liens are in effect on the Issue Date;

(17) Liens securing the Notes (other than any Additional Notes) and all other monetary obligations under this Indenture, the Guarantees and the other Indenture Documents;

(18) Liens to secure Permitted Indebtedness described in clause (2) of the definition thereof; provided that such Liens are subject to the Intercreditor Agreement;

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(19) Liens securing Refinancing Indebtedness which is incurred to Refinance any Indebtedness which has been secured by a Permitted Lien and which has been incurred in accordance with Section 4.08 provisions of this Indenture; provided, however, that such Liens: (i) are no less favorable to the Holders and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced; and (ii) do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so Refinanced;

(20) Liens securing Indebtedness of Foreign Restricted Subsidiaries to the extent such Indebtedness is permitted under the covenant described above under Section 4.08, provided that no asset of the Company or any Guarantor shall be subject to any such Lien;

(21) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to Obligations in an aggregate principal amount that does not exceed $10.0 million at any one time outstanding and that (A) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (B) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Restricted Subsidiary;

(22) Liens securing Indebtedness incurred pursuant to (a) the Consolidated Fixed Charge Coverage Ratio test under Section 4.08 or (b) clause (15) of the definition of the term “Permitted Indebtedness;” provided that the aggregate principal amount of all such Indebtedness outstanding at the time of the most recent incurrence of any such Indebtedness shall not exceed $25.0 million; provided that the Liens under this clause (22) are subject to the provisions of the Intercreditor Agreement;

(23) Liens securing Credit Facility Cash Management Obligations; provided, that such Liens are subject to the Intercreditor Agreement;

(24) Liens in favor of the Company or any of its Restricted Subsidiaries;

(25) Liens securing any Permitted Additional Pari Passu Obligations (including any Additional Notes) in an amount such that at the time of incurrence and after giving pro forma effect thereto, the Consolidated Secured Leverage Ratio would be no greater than 5.50 to 1.00; provided that Liens under this clause (25) are subject to the provisions of the Intercreditor Agreement; and

(26) Liens pursuant to the terms and conditions of any contracts between the Company or any Restricted Subsidiary and the U.S. government.

“Person” means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

“Physical Notes” has the meaning set forth in Section 2.14.

“Preferred Stock” of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

“Premises” has the meaning set forth in Section 4.17.

“principal” of any Indebtedness (including the Notes) means the principal amount of such Indebtedness plus the premium, if any, on such Indebtedness.

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“Private Placement Legend” means the legend set forth on the Initial Notes in the form set forth in Exhibit A.

“Pro Forma Consolidated EBITDA” means, with respect to any Person, the Consolidated EBITDA of such Person during the four consecutive full fiscal quarters (the “Four Quarter Period”) most recently ending on or prior to the date of the transaction or event giving rise to the need to calculate Pro Forma Consolidated EBITDA for which financial statements are available (the “Transaction Date”) of such Person for the Four Quarter Period; provided, however, that such Consolidated EBITDA shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(1) the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; and

(2) any Asset Sale or other disposition or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of any such Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date), as if such Asset Sale or other disposition or Asset Acquisition (including the incurrence, assumption or liability for any such Indebtedness or Acquired Indebtedness and also including any Consolidated EBITDA associated with such Asset Acquisition) occurred on the first day of the Four Quarter Period; provided that the Consolidated EBITDA of any Person acquired shall be included only to the extent includible pursuant to the definition of “Consolidated Net Income.” If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness.

“Purchase Money Indebtedness” means Indebtedness of the Company and its Restricted Subsidiaries incurred (including pursuant to a sale and leaseback transaction) for the purpose of financing all or any part of the purchase price, or the cost of installation, construction or improvement, of property or equipment, provided that the aggregate principal amount of such Indebtedness does not exceed the lesser of the Fair Market Value of such property or such purchase price or cost.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“QIB Global Notes” has the meaning set forth in Section 2.01.

“Qualified Capital Stock” means any Capital Stock that is not Disqualified Capital Stock.

“Record Date” means any of the Record Dates specified in the Notes, whether or not a Legal Holiday.

“Redemption Price” means, when used with respect to any Note to be redeemed, the price fixed for redemption pursuant to this Indenture and the Notes.

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“Redemption Date” has the meaning set forth in Section 3.01(a).

“Reference Date” has the meaning set forth in Section 4.09.

“Refinance” means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means any Refinancing by the Company or any Restricted Subsidiary of the Company of Indebtedness incurred in accordance with Section 4.08 (other than pursuant to Permitted Indebtedness) or clauses (1), (3) or (11) of the definition of “Permitted Indebtedness,” in each case that does not:

(1) have an aggregate principal amount (or, if such Indebtedness is issued with original issue discount, an aggregate offering price) greater than the sum of (x) the aggregate principal amount of the Indebtedness being Refinanced (or, if such Indebtedness being Refinanced is issued with original issue discount, the aggregate accreted value) as of the date of such proposed Refinancing plus (y) the amount of fees, expenses, premium, defeasance costs and accrued but unpaid interest relating to the Refinancing of such Indebtedness being Refinanced;

(2) create Indebtedness with: (a) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced; or (b) a final maturity earlier than the final maturity of the Indebtedness being Refinanced;

(3) affect the security, if any, for such Refinancing Indebtedness (except to the extent that less security is granted to holders of such Refinancing Indebtedness);

(4) if such Indebtedness being Refinanced is subordinate or junior by its terms to the Notes, then such Refinancing Indebtedness shall be subordinate by its terms to the Notes at least to the same extent and in the same manner as the Indebtedness being Refinanced; and

(5) shall not include (a) Indebtedness of a Restricted Subsidiary of the Company that is not a Guarantor that refinances Indebtedness of the Company or a Restricted Subsidiary that is a Guarantor, or (b) Indebtedness of the Company or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary.

“Register” has the meaning set forth in Section 2.03.

“Registrar” has the meaning set forth in Section 2.03.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the Issue Date, between the Company, the Guarantors and the Initial Purchasers, as the same may be amended or modified from time to time in accordance with the terms thereof.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Global Note” has the meaning set forth in Section 2.01.

“Restricted Payment” has the meaning set forth in Section 4.09.

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“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restricted Security” has the meaning assigned to such term in Rule 144(a)(3) under the Securities Act; provided that the Trustee shall be entitled to conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Security.

“Restricted Subsidiary” of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

“Rule 144A” means Rule 144A under the Securities Act.

“S&P” means Standard & Poor’s Ratings Group.

“SEC” means the Securities and Exchange Commission or any successor agency thereto.

“Secured Debt” means any Indebtedness of the Company or any of its Restricted Subsidiaries secured by a Lien.

“Secured Parties” has the meaning set forth in the Security Agreement.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Security Agreement” means the Security Agreement, dated as of the Issue Date, made by the Company and the Guarantors in favor of the Collateral Agent, as amended or supplemented from time to time in accordance with its terms.

“Significant Subsidiary” with respect to any Person, means any Restricted Subsidiary of such Person that satisfies the criteria for a “significant subsidiary” set forth in Rule 1-02(w) of Regulation S-X under the Exchange Act.

“Subsidiary” with respect to any Person, means:

(1) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person; or

(2) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

“Surviving Entity” shall have the meaning set forth in Section 5.01.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as amended, as in effect on the date of this Indenture.

“Treasury Rate” means, with respect to a Redemption Date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) (or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity) that has become publicly available at least two Business Days prior to such Redemption Date (or, if such Statistical Release (or any successor release) is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such Redemption Date to May 15, 2016; provided, however, that if the period from such Redemption Date to May 15, 2016 is not equal to the constant maturity of the United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from such Redemption Date to May 15, 2016 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

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“Trust Officer”  when used with respect to the Trustee or the Collateral Agent, means any officer or authorized representative of the Trustee or the Collateral Agent, as applicable, within the corporate trust office of the Trustee or the Collateral Agent, as applicable, with direct responsibility for the administration of this Indenture and/or the Collateral Agreements and also, with respect to a particular matter, any other officer of the Trustee or the Collateral Agent, as applicable, to whom such matter is referred because of such officer’s knowledge and familiarity with the particular subject.

“Trustee” means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

“Unrestricted Subsidiary” of any Person means:

(1)           any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below;  and

(2)           any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Company may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated, provided that:

(1)           the Company certifies to the Trustee that such designation complies with Section 4.09; and

(2)           each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries.

The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if:

(1)            immediately after giving effect to such designation, the Company is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.08; and

(2)           immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing.

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Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

 “U.S. Government Obligations” means direct obligations of, and obligations guaranteed by, the United States of America for the payment of which the full faith and credit of the United States of America is pledged.

“U.S. Legal Tender” means such coin or currency of the United States which, as at the time of payment, shall be immediately available legal tender for the payment of public and private debts.

“U.S. Person” means a Person who is a U.S. person as defined in Regulation S.

“Voting Stock” means, with respect to any Person, securities of any class or classes of Capital Stock of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the Board of Directors (or equivalent governing body) of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing (1) the then outstanding aggregate principal amount of such Indebtedness into (2) the sum of the total of the products obtained by multiplying:

(A)    the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by

(B)    the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

“Wholly-Owned Subsidiary” of any Person means any Restricted Subsidiary of such Person of which all the outstanding Capital Stock (other than in the case of a Foreign Restricted Subsidiary, directors’ qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly Owned Subsidiary of such Person.

SECTION 1.02.   Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture.  The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes.

“indenture security holder” means a Holder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means each of the Company or any other obligor on the Notes.

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All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.03.   Rules of Construction.

Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) words in the singular include the plural, and words in the plural include the singular;

(5) “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(6) when the words “includes” or “including” are used herein, they shall be deemed to be followed by the words “without limitation;”

(7) all references to Sections or Articles refer to Sections or Articles of this Indenture unless otherwise indicated; and

(8) unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Indenture shall have such meanings when used in each other Indenture Document.

ARTICLE TWO

THE NOTES

SECTION 2.01.   Form and Dating.

The Initial Notes and the Additional Notes and the Trustee’s certificate of authentication thereon shall be substantially in the form of Exhibit A hereto (“Global Notes”).  The Exchange Notes and the Trustee’s certificate of authentication thereon shall be substantially in the form of Exhibit B hereto.  The Notes may have notations, legends or endorsements required by law, stock exchange rule or the Depository rule or usage.  The Company shall approve the form of the Notes and any notation, legend or endorsement on them.  Each Note shall be dated the date of its authentication.  The Notes and Additional Notes shall be substantially identical other than the issuance dates and the dates from which interest will accrue.

The terms and provisions contained in the forms of the Notes annexed hereto as Exhibit A and Exhibit B shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall be controlling.

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Notes originally sold to QIBs shall be issued initially in the form of one or more permanent global notes in registered form, substantially in the form set forth in Exhibit A (the “QIB Global Notes”), deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided and shall bear the legend set forth in Exhibit C.

Notes offered and sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of one or more permanent global notes in registered form, substantially in the form set forth in Exhibit A (the “Regulation S Global Notes”), deposited with the Trustee, as custodian for the Depository, and registered in the name of the Depository or the nominee of the Depository for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Company and authenticated by the Trustee as hereinafter provided and shall bear the legend set forth in Exhibit C.

The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream will be applicable to transfers of beneficial interests in the Regulation S Global Note that are held by participants through Euroclear or Clearstream.

The aggregate principal amount of any Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

The definitive Notes shall be typed, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes may be listed, all as determined by the Officer executing such Notes, as evidenced by their execution of such Notes.

SECTION 2.02.   Execution and Authentication; Additional Notes; Aggregate Principal Amount.

An Officer shall sign the Notes for the Company by manual or facsimile signature.

If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office or position at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note.  The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Company may, subject to compliance with Section 4.08 hereof, issue Additional Notes in an unlimited amount under this Indenture.

The Trustee shall authenticate (i) Initial Notes for original issue in the aggregate principal amount not to exceed $625.0 million, (ii) Exchange Notes from time to time for issue only in an Exchange Offer for a like principal amount of Initial Notes, and (iii) one or more series of Additional Notes in each case upon written orders of the Company in the form of an Officers’ Certificate, which Officers’ Certificate shall, in the case of any issuance of Additional Notes, certify that such issuance is in compliance with Section 4.08.  In addition, each Officers’ Certificate shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, whether the Notes are to be Initial Notes, Exchange Notes or Additional Notes.  All Notes issued under this Indenture shall vote and consent together on all matters, including, without limitation, waivers, amendments, redemptions and offers to purchase, as one class and no series of Notes shall have the right to vote or consent as a separate class on any matter.

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The Trustee may appoint an authenticating agent (the “Authenticating Agent”) reasonably acceptable to the Company to authenticate Notes.  Unless otherwise provided in the appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent.  An Authenticating Agent has the same rights as an Agent to deal with the Company and Affiliates of the Company.

The Notes shall be issuable in fully registered form only, without coupons, in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

SECTION 2.03.   Registrar and Paying Agent.

The Company shall maintain an office or agency which shall initially be the office of the Trustee, where (a) Notes may be presented or surrendered for registration of transfer or for exchange (the “Registrar”) and (b) Notes may be presented or surrendered for payment (the “Paying Agent”).  The Registrar shall keep a register of the Notes and of their transfer and exchange (the “Register”).  The Company, upon prior written notice to the Trustee, may have one or more co-Registrars and one or more additional Paying Agents reasonably acceptable to the Trustee.  The term “Paying Agent” includes any additional Paying Agent.  Neither the Company nor any Affiliate of the Company may act as Paying Agent.

The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall incorporate the provisions of the TIA and implement the provisions of this Indenture that relate to such Agent.  The Company shall notify the Trustee in writing, in advance, of the name and address of any such Agent.  If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such.

The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Notes.  The Paying Agent or Registrar may resign upon thirty (30) days’ written notice to the Company.  The Company may change any Paying Agent and Registrar without notice to Holders.

SECTION 2.04.   Obligations of Paying Agent.

The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold separate and apart from, and not commingle with any other properties, for the benefit of the Holders or the Trustee, all assets held by the Paying Agent for the payment of principal of, or interest or Additional Interest, if any, on, the Notes (whether such assets have been distributed to it by the Company or any other obligor on the Notes), and the Company and the Paying Agent shall notify the Trustee in writing of any Default by the Company (or any other obligor on the Notes) in making any such payment.  The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed.  Upon receipt by the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent shall have no further liability for such assets.

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SECTION 2.05.   Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders and shall otherwise comply with TIA Section 312(a).  If the Trustee is not the Registrar, the Company shall furnish or cause the Registrar to furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing a list as of such date and in such form as the Trustee may reasonably request of the names and addresses of the Holders, which list may be conclusively relied upon by the Trustee.

SECTION 2.06.   Transfer and Exchange.

Subject to the provisions of Section 2.14 and 2.15, when Notes are presented to the Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested; provided, however, that the Notes presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing and such other documents as the Registrar or co-Registrar may reasonably require.  To permit registrations of transfers and exchanges, the Company shall issue and the Trustee shall authenticate Notes at the Registrar’s or co-Registrar’s request.  No service charge shall be made for any registration of transfer or exchange, but the Company or the Trustee may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to Section 2.10, 3.06, 4.10, 4.11 or 9.05, in which event the Company shall be responsible for the payment of such taxes).

The Registrar or co-Registrar shall not be required to register the transfer or exchange of any Note (i) during a period beginning at the opening of business fifteen (15) days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Note being redeemed in part.

Any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through the Depository, in accordance with this Indenture and the Applicable Procedures.

SECTION 2.07.   Replacement Notes.

If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims in writing that the Note has been lost, destroyed or wrongfully taken, then, in the absence of written notice to the Company upon its request or the Trustee that such Note has been acquired by a protected purchaser, the Company shall issue and the Trustee shall authenticate a replacement Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.  Except with respect to mutilated Notes, such Holder must provide an affidavit of lost certificate and an indemnity bond or other indemnity, sufficient in the judgment of both (i) the Trustee to protect the Trustee and (ii) the Company to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced.  The Company may charge such Holder for its reasonable out-of-pocket expenses in replacing a Note, including reasonable fees and expenses of its counsel and of the Trustee and its counsel.  In case any mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Company in its discretion may pay such Note instead of issuing a new Note in replacement thereof.  Every replacement Note shall constitute an additional obligation of the Company, entitled to the benefits of this Indenture.

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SECTION 2.08.   Outstanding Notes.

Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding.  Subject to the provisions of Section 2.09, a Note does not cease to be outstanding because the Company or any of its Affiliates holds the Note.

If a Note is replaced pursuant to Section 2.07 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.  A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.07.

If on a Redemption Date or the Maturity Date the Paying Agent holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal and interest and Additional Interest, if and, due on the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest and Additional Interest, if applicable, on them ceases to accrue.

SECTION 2.09.   Treasury Notes; When Notes Are Disregarded.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver, consent or notice, Notes owned by the Company or any of its Affiliates shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Trust Officer of the Trustee actually knows are so owned shall be so considered.  Notes so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes the pledgee’s right so to act with respect to such Notes and that the pledgee is not one of the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor.

SECTION 2.10.   Temporary Notes.

Until definitive Notes are ready for delivery, the Company may prepare and execute and the Trustee shall authenticate temporary Notes upon receipt of a written order of the Company in the form of an Officers’ Certificate.  The Officers’ Certificate shall specify the amount of temporary Notes to be authenticated and the date on which the temporary Notes are to be authenticated.  Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company consider appropriate for temporary Notes.  Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate upon receipt of a written order of the Company pursuant to Section 2.02 definitive Notes in exchange for temporary Notes.  Until so exchanged, the temporary Notes shall be entitled to the same benefits under this Indenture as definitive Notes.

SECTION 2.11.   Cancellation.

The Company at any time may deliver Notes previously authenticated hereunder which the Company has acquired in any lawful manner, to the Trustee for cancellation.  The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment.  The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel all Notes surrendered for transfer, exchange, payment or cancellation.  Subject to Section 2.07, the Company may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation.  If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.  The Trustee shall dispose of all cancelled Notes in accordance with customary procedures or, at the written request of the Company, shall return the same to the Company (unless applicable law or the Trustee’s procedures requires the Trustee to retain possession of such cancelled Notes).

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SECTION 2.12.   CUSIP Numbers.

A “CUSIP” number shall be printed on the Notes, and the Trustee shall use the CUSIP number in notices of redemption, purchase or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes.  The Company shall promptly notify the Trustee in writing of any change in the CUSIP number.

SECTION 2.13.   Deposit of Moneys.

Prior to 11:00 a.m. New York City time on each Interest Payment Date and the Maturity Date, the Company shall deposit with the Paying Agent U.S. Legal Tender sufficient to make cash payments, if any, due on such Interest Payment Date or the Maturity Date, as the case may be.

SECTION 2.14.   Book-Entry Provisions for Global Notes.

(a)           The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of the Depository, (ii) be delivered to the Trustee as custodian for the Depository and (iii) bear legends as set forth in Exhibit C.

Members of, or participants in, the Depository (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under any Global Note, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

(b)           Transfers of the Global Notes shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees.  Interests of beneficial owners in the Global Notes may be transferred or exchanged in accordance with the Applicable Procedures of the Depository and the provisions of Section 2.15; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person.  In addition, Notes in the form of certificated Notes in registered form in substantially the form set forth in Exhibit A hereto (the “Physical Notes”) shall be transferred to all beneficial owners in exchange for their beneficial interests in the Global Notes if (i) the Depository notifies the Company that it is unwilling or unable to continue as depository for the Global Notes and a successor Depository is not appointed by the Company within ninety (90) days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depository to issue Physical Notes.

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(c)           Any beneficial interest in one of the Global Notes that is transferred to a person who takes delivery in the form of an interest in another Global Note shall, upon transfer, cease to be an interest in such Global Note and become a beneficial interest in such other Global Note and, accordingly, shall thereafter be subject to all transfer restrictions, if any, and other procedures applicable to a beneficial interest in such other Global Notes for as long as it remains such an interest.

(d)           In connection with any transfer or exchange of a portion of the beneficial interest in the Global Note to beneficial owners pursuant to clause (b) of this Section 2.14, the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Notes of like tenor and aggregate principal amount.

(e)           In connection with the transfer of an entire Global Note to beneficial owners pursuant to clause (b) of this Section 2.14, the Global Notes shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Notes, an equal aggregate principal amount of Physical Notes of authorized denominations.

At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Physical Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement will made on such Global Notes by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(g)           Any Physical Note constituting a Restricted Security delivered in exchange for an interest in the Global Note pursuant to clause (b) or (c) shall, except as otherwise provided by clauses (a)(i)(x) and (c) of Section 2.15, bear the legend regarding transfer restrictions applicable to the Physical Notes set forth in Exhibit A.

(h)           The Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

SECTION 2.15.   Special Transfer Provisions.

(a)           Transfers to Non-U.S. Persons.  The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Security to any Non-U.S. Person:

(i)           the Registrar shall register the transfer of any Note constituting a Restricted Security, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after November 14, 2014 or (y) the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit E hereto; and

(ii)           if the proposed transferor is an Agent Member holding a beneficial interest in the Global Note, upon receipt by the Registrar of (x) the certificate, if any, required by clause (i) above and (y) instructions given in accordance with the Applicable Procedures and the Registrar’s procedures,

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whereupon (1) the Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding Physical Notes) a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and (2) the Company shall execute and the Trustee shall authenticate and deliver one or more Physical Notes of like tenor and principal amount.

(b)           Transfers to QIBs.  The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Security to a QIB (excluding transfers to Non-U.S. Persons):

(i)           the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

(ii)           if the proposed transferee is an Agent Member, and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the Global Note, upon receipt by the Registrar of instructions given in accordance with the Applicable Procedures and the Registrar’s procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note in an amount equal to the principal amount of the Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred.

(c)           Private Placement Legend.  Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend.  Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) the circumstance contemplated by clause (a)(i)(x) of this Section 2.15 exists or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.  The Registrar shall not register a transfer of any Note unless such transfer complies with the restrictions on transfer of such Note set forth in this Indenture.  In connection with any transfer of Notes, each Holder agrees by its acceptance of the Notes to furnish the Registrar or the Company such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; provided that the Registrar shall not be required to determine (but may rely on a determination made by the Company with respect to) the sufficiency of any such certifications, legal opinions or other information.

(d)           General.  By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it shall transfer such Note only as provided in this Indenture.

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The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.14 or this Section 2.15.  The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depository.

SECTION 2.16.   Transfers of Global Notes and Physical Notes.

A transfer of a Global Note or a Physical Note (including the right to receive principal and interest and Additional Interest, if any, payable thereon) may be made only by the Registrar’s entering the transfer in the Register.  Prior to such entry, the Company shall treat the person in whose name such Note is registered as the owner of the Note for all purposes.

ARTICLE THREE

REDEMPTION

SECTION 3.01.   Redemption.

(a) Optional Redemption on or after May 15, 2016.  Except as described in Sections 3.01(b), (c) and (d), the Notes are not redeemable before May 15, 2016.  At any time on or after May 15, 2016, the Company may redeem the Notes, at its option, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days’ notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on May 15, of each year set forth below, plus, in each case, accrued and unpaid interest and Additional Interest, if any, thereon to the date of redemption or purchase (the “Redemption Date”):

Year	Percentage
2016	105.250%
2017	102.625%
2018 and each year thereafter	100.000%
In addition, the Company must pay accrued and unpaid interest and Additional Interest, if any, on the Notes redeemed.

(b) Optional Redemption Upon Equity Offerings.  At any time, or from time to time, prior to May 15, 2016, the Company may, at its option, use an amount not to exceed the net cash proceeds of one or more Equity Offerings to redeem up to 35% of the aggregate principal amount of the Notes (which includes Additional Notes, if any) originally issued under this Indenture at a redemption price of 107.000% of the aggregate principal amount thereof, plus accrued and unpaid interest and Additional Interest, thereon, if any, to the Redemption Date; provided that

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(1)
at least 65% of the aggregate principal amount of the Notes (which includes Additional Notes, if any) originally issued under this Indenture shall remain outstanding immediately after such Redemption Date; and

(2)	the Company makes such redemption not more than 120 days after the consummation of any such Equity Offering.

(c) Optional Redemption Prior to May 15, 2016.  At any time prior to May 15, 2016, Notes may be redeemed or purchased by the Company in whole or in part, at the Company’s option at a price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to the Redemption Date (subject to the rights of holders of record on the relevant record date to receive interest due on the relevant interest payment date occurring prior to or on the Redemption Date).

(d) In addition, at one time prior to May 15, 2016, the Company may redeem up to 10% of the original aggregate principal amount of the Notes issued under this Indenture at a redemption price of 103% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, on the Notes to the date of redemption. For the avoidance of doubt, the Company may redeem Notes up to the maximum amount allowed pursuant to this clause (d) prior to the redemption of any Notes pursuant to clause (c) above.

(e) Notice of Redemption.  Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the Redemption Date to the Trustee and to each Holder to be redeemed at its registered address.  If Notes are to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed.  A new Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note (or appropriate adjustments to the amount and beneficial interests in the Global Notes will be made).

Except as set forth in this Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date sufficient to pay such Redemption Price plus accrued and unpaid interest and Additional Interest, if any, the Notes called for redemption will cease to bear interest from and after such Redemption Date, and the only remaining right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued and unpaid interest and Additional Interest, if any, as of the Redemption Date upon surrender to the Paying Agent of the Notes redeemed.

(f) Mandatory Redemption; Offers to Purchase; Open Market Purchases.  The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.  However, under certain circumstances, the Company may be required to offer to purchase the Notes pursuant to Sections 4.10 and 4.11.

Each Officers’ Certificate provided for in this Section 3.01 shall be accompanied by an Opinion of Counsel stating that such redemption shall comply with the conditions contained herein and in the Notes.

SECTION 3.02.   Selection of Notes to be Redeemed.

In the event that the Company chooses to redeem less than all of the Notes, selection of the Notes for redemption will be made by the Trustee either:

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(1)        in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed; or

(2)        if the Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee may reasonably determine is fair and appropriate.

The Company shall provide the Trustee a period of at least 10 days to select the Notes to be redeemed prior to the date the notice of redemption is sent to Holders.  If a partial redemption is made with the proceeds of an Equity Offering, the Trustee will select the Notes (which shall include Additional Notes, if any) only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the Depository’s procedures), unless such method is otherwise prohibited. No Notes of a principal amount of $2,000 or less shall be redeemed in part and Notes of a principal amount in excess of $2,000 may be redeemed in part in multiples of $1,000 only.

The Trustee shall make the selection from the Notes outstanding and not previously called for redemption and shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount at maturity thereof, to be redeemed.  The Trustee may select for redemption portions (equal to $2,000 in principal amount at maturity or an integral multiple of $1,000 in excess thereof) of the principal of Notes that have denominations larger than $2,000.  Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.03.   Notice of Redemption.

At least thirty (30) days but not more than sixty (60) days before the Redemption Date, the Company shall mail or cause to be mailed a notice of redemption by first class mail, postage prepaid, to each Holder whose Notes are to be redeemed at its registered address, with a copy to the Trustee and any Paying Agent.  At the Company’ written request delivered at least ten (10) days before the notice of redemption is to be given to the Holders (unless a shorter period shall be acceptable to the Trustee), the Trustee shall give the notice of redemption in the Company’ name and at the Company’ expense, provided that the Company’s request to the Trustee contains the information listed in the following paragraph.  Failure to give notice of redemption, or any defect therein to any Holder of any Note selected for redemption shall not impair or affect the validity of the redemption of any other Note.

Each notice of redemption shall identify the Notes to be redeemed and shall state:

(1) the Redemption Date;

(2) the Redemption Price and the amount of accrued interest and Additional Interest, if any, to be paid the Redemption Date;

(3) the name and address of the Paying Agent;

(4) the CUSIP number;

(5) the subparagraph of the Notes pursuant to which such redemption is being made;

(6) the place where such Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest and Additional Interest, if any, to (but not including) the Redemption Date;

(7) that, unless the Company fails to deposit with the Paying Agent funds in satisfaction of the applicable Redemption Price, interest Additional Interest, if any, on Notes called for redemption ceases to accrue on and after the Redemption Date in accordance with Section 3.05, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price plus accrued interest and Additional Interest, if any, to (but not including) the Redemption Date, upon surrender to the Paying Agent of the Notes redeemed;

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(8) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, and upon surrender of such Note, a new Note or Notes in the aggregate principal amount equal to the unredeemed portion thereof shall be issued; and

(9) if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption.

If any of the Notes to be redeemed is in the form of a Global Note, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depository applicable to redemption.

SECTION 3.04.   Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.03, Notes or portions thereof called for redemption shall become irrevocably due and payable on the Redemption Date and at the Redemption Price plus accrued interest and Additional Interest, if any, to (but not including) the Redemption Date.  Upon surrender to the Trustee or Paying Agent, such Notes or portions thereof called for redemption shall be paid at the Redemption Price plus accrued interest and Additional Interest, if any, thereon to (but not including) the Redemption Date, but installments of interest and Additional Interest, if applicable, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant Record Dates referred to in the Notes.

SECTION 3.05.   Deposit of Redemption Price.

Not later than 11:00 a.m. New York City time on the Redemption Date, the Company shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price plus accrued interest and Additional Interest, if any, to (but not including) the Redemption Date, of all Notes or portions thereof to be redeemed on that date.

The Paying Agent shall promptly return to the Company any U.S. Legal Tender so deposited which is not required for that purpose, except with respect to monies owed as obligations to the Trustee pursuant to Article Seven.

If the Company complies with this Section 3.05, then  the Notes to be redeemed shall cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment.

SECTION 3.06.   Notes Redeemed in Part.

Upon surrender of a Note that is to be redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Note or Notes equal in principal amount to the unredeemed portion of the Note surrendered.

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ARTICLE FOUR

COVENANTS

SECTION 4.01.   Payment of Notes.

The Company shall pay the principal of, premium, if any, and interest and Additional Interest, if any, on, the Notes on the dates and in the manner provided in the Notes and in this Indenture.  An installment of principal of, premium, if any, and interest and Additional Interest, if any, on, the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company or an Affiliate of the Company) holds as of 11:00 a.m. New York City time on that date U.S. Legal Tender designated for and sufficient to pay the installment in full and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture.  The Company shall pay interest on overdue principal (including interest accruing at the then applicable rate provided in the Indenture Documents after the occurrence of any Event of Default set forth in Section 6.01(6) or (7) of this Indenture, whether or not a claim for post-filing or post-petition interest is allowed under applicable law following the institution of a proceeding under bankruptcy, insolvency or similar laws) at 1% per annum in excess of the rate per annum set forth in the Notes (the "Default Rate"), and it shall pay interest on overdue installments of interest and Additional Interest, if any, at the same Default Rate to the extent lawful.  Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it are required to do so by law, deduct or withhold income or other similar taxes imposed by the United States from principal or interest payments hereunder.

SECTION 4.02.   Maintenance of Office or Agency.

The Company shall maintain the office or agency required under Section 2.03.  The Company shall give prior written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations and surrenders may be made or served at the Corporate Trust Office and the Company hereby appoints the Trustee as its agent to receive all such presentations and surrenders.

SECTION 4.03.   Corporate Existence.

Except as otherwise permitted by Article Four, Article Five and Article Ten, the Company shall do or cause to be done, at its own cost and expense, all things necessary to preserve and keep in full force and effect its corporate existence and the limited liability company or corporate existence of each of the Restricted Subsidiaries in accordance with the respective organizational documents of the Company and of each such Restricted Subsidiary and the material rights (charter and statutory) and franchises of the Company and each such Restricted Subsidiary; provided, however, that the Company shall not be required to preserve, with respect to themselves, any material right or franchise and, with respect to any of the Restricted Subsidiaries, any such existence, material right or franchise, if the Board of Directors of the Company shall determine in good faith that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole.

SECTION 4.04.   Payment of Taxes and Other Claims.

The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon them or any of the Restricted Subsidiaries or their properties or any of the Restricted Subsidiaries’ properties; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being or shall be contested in good faith by appropriate proceedings diligently conducted for which adequate reserves, to the extent required under GAAP, have been taken.

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SECTION 4.05.   Maintenance of Properties and Insurance.

The Company shall, and shall cause each of its Restricted Subsidiaries to, maintain in good working order and condition in all material respects (subject to ordinary wear and tear) their properties that are used or useful in the conduct of their business and that are material to the conduct of such business, and make all necessary repairs, renewals, replacements, additions, betterments and improvements thereto; provided, however, that nothing in this Section 4.05 shall prevent the Company or any of its Restricted Subsidiaries from discontinuing the operation and maintenance of any of their properties if such discontinuance is desirable in the conduct of their businesses and is not disadvantageous in any material respect to the Holders, in each case as determined in the good faith judgment of the Board of Directors or other governing body of the Company or the Restricted Subsidiary concerned, as the case may be.

The Company shall maintain insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the good faith judgment of the Company, are adequate and appropriate for the conduct of the business of the Company and the Restricted Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be customary, in the good faith judgment of the Company, for companies similarly situated in the industry in which the Company and the Restricted Subsidiaries are engaged.

SECTION 4.06.   Compliance Certificate, Notice of Default.

(1) The Company and each Guarantor shall deliver to the Trustee, within ninety (90) days after the end of the Company’s fiscal year commencing with the fiscal year ending December 31, 2014, an Officers’ Certificate stating that a review of its activities during the preceding fiscal year has been made under the supervision of the signing Officers (one of whom is the principal executive officer, principal financial officer or principal accounting officer) with a view to determining whether it has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of such Officer’s actual knowledge the Company during such preceding fiscal year has kept, observed, performed and fulfilled each and every condition and covenant under this Indenture and no Default or Event of Default occurred during such year and at the date of such certificate there is no Default or Event of Default that has occurred and is continuing or, if such signers do know of such Default or Event of Default, the certificate shall describe the Default or Event of Default and its status with particularity. The Officers’ Certificate shall also notify the Trustee should the Company elect to change the manner in which it fixes its fiscal year end.

(2) (i) If any Default or Event of Default has occurred and is continuing or (ii) if any Holder has provided written notice to the Company that such Holder seeks to exercise any remedy hereunder with respect to a claimed Default under this Indenture or the Notes, the Company shall deliver to the Trustee, at its address set forth in Section 11.02, by registered or certified mail or by telegram or facsimile transmission followed by hard copy by registered or certified mail an Officers’ Certificate specifying such event or notice, and the status thereof within ten (10) Business Days of any such officer becoming aware of such occurrence.

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SECTION 4.07.   Waiver of Stay, Extension or Usury Laws.

The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, or interest or Additional Interest, if any, on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force; and (to the extent that it may lawfully do so) the Company hereby expressly waive all benefit or advantage of any such law, and covenant that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.08.   Limitation on Incurrence of Additional Indebtedness and Issuance of Preferred Stock.

(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, “incur,” which term shall be deemed to include the entry into a committed revolving credit facility or agreement to increase in the amount of the revolving commitments thereunder, in each case, in an aggregate principal amount equal to the aggregate amount of all revolving commitments thereunder at the time of such entry or increase, as the case may be, and for the avoidance of doubt not the extension or issuance of individual loans or letters of credit thereunder) any Indebtedness (other than Permitted Indebtedness), and the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, the Company may incur Indebtedness or issue Disqualified Stock and any of its Restricted Subsidiaries that is or, upon such incurrence, becomes a Guarantor may incur Indebtedness or Disqualified Stock, in each case, if on the date of the incurrence of such Indebtedness or the issuance of such Disqualified Stock, as the case may be, the Consolidated Fixed Charge Coverage Ratio of the Company will be, after giving effect to the incurrence thereof, greater than 2.00 to 1.00.

(b) The Company will not, and will not permit any of its Domestic Restricted Subsidiaries to, directly or indirectly, incur any Indebtedness which by its terms (or by the terms of any agreement governing such Indebtedness) is subordinated to any other Indebtedness of the Company or such Domestic Restricted Subsidiary unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate to the Obligations of the Company or such Domestic Restricted Subsidiary under (i) in the case of the Company, the Notes and the other Indenture Documents or (ii) in the case of such Domestic Restricted Subsidiary, its Guarantee and the other Indenture Documents, in each case, to the same extent and in the same manner as such Indebtedness is subordinated pursuant to subordination provisions that are most favorable to the holders of any other Indebtedness of the Company or such Domestic Restricted Subsidiary.

The amount of any Indebtedness outstanding as of any date will be:

(1)	the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2)	the principal amount of the Indebtedness, in the case of any other Indebtedness; and

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(3)
in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person without recourse to such Person or any of its assets (other than to the assets that are the subject of such Lien), the lesser of:

(A) the Fair Market Value of such assets that are the subject of such Lien at the date of determination; and

(B) the amount of the Indebtedness of the other Person.

SECTION 4.09.   Limitation on Restricted Payments.

The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of the Company and dividends and distributions payable to the Company or another Restricted Subsidiary of the Company) on or in respect of shares of Capital Stock of the Company or its Restricted Subsidiaries to holders of such Capital Stock;

(2) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or its Restricted Subsidiaries (other than any such Capital Stock held by the Company or any Restricted Subsidiary);

(3) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company or any Guarantor that is subordinate or junior in right of payment to the Notes or a Guarantee; or

(4) make any Investment (other than Permitted Investments);

each of the foregoing actions set forth in clauses (1), (2), (3) and (4) being referred to as a “Restricted Payment”, if at the time of such Restricted Payment or immediately after giving effect thereto:

(i)        a Default or an Event of Default shall have occurred and be continuing;

(ii)        the Company is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.08; or

(iii)        the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the Fair Market Value of such property at the time of the making thereof) shall exceed the sum of:

(A)           50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income is a loss, minus 100% of such loss) of the Company earned from the beginning of the first fiscal quarter commencing after the Issue Date to the end of the last day of the Company’s most recent fiscal quarter ending prior to the date the Restricted Payment occurs for which financial statements are available (the “Reference Date”) (treating such period as a single accounting period); plus

(B)           100% of the aggregate net cash proceeds and the Fair Market Value of property and marketable securities received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale subsequent to the Issue Date and on or prior to the Reference Date of Qualified Capital Stock of the Company (excluding any net proceeds from an Equity Offering to the extent used to redeem Notes pursuant to the provisions described under Section 3.01(b)); plus

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(C)           100% of the aggregate net cash proceeds received from the issuance of Indebtedness or shares of Disqualified Capital Stock of the Company that have been converted into or exchanged for Qualified Capital Stock of the Company subsequent to the Issue Date and on or prior to the Reference Date; plus

(D)           the amount for the period subsequent to the Issue Date and on or prior to the Reference Date equal to the sum of (i) the net reduction in the Investments (other than Permitted Investments) made by the Company or any of its Restricted Subsidiaries in any Person resulting from repurchases, repayments or redemptions of such Investments by such Person, proceeds realized on the sale of such Investment and proceeds representing the return of capital (excluding dividends and distributions), in each case received by the Company or any of its Restricted Subsidiaries, and (ii) to the extent such Person is an Unrestricted Subsidiary, the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any such Person or Unrestricted Subsidiary, the amount of Investments (excluding Permitted Investments) previously made (and treated as a Restricted Payment) by the Company or any of its Restricted Subsidiaries in such Person or Unrestricted Subsidiary; plus

(E)           100% of the aggregate net cash proceeds received from the exercise by any holder of a convertible note of the Company that has been converted into Qualified Capital Stock of the Company subsequent to the Issue Date and on or prior to the Reference Date.

In the case of clause (iii)(B) above, any net cash proceeds from issuances and sales of Qualified Capital Stock of the Company financed directly or indirectly using funds borrowed from the Company or any Subsidiary of the Company, shall be excluded until and to the extent such borrowing is repaid.

Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do not prohibit:

(1) the payment of any dividend or other distribution or redemption within 60 days after the date of declaration of such dividend or notice for redemption if such payment would have been permitted on the date of declaration or notice for redemption (assuming, in the case of a redemption payment, the giving of the notice would have been deemed to be a Restricted Payment at such time and such deemed Restricted Payment would have been permitted at such time);

(2) the acquisition of any shares of Qualified Capital Stock of the Company, either (i) solely in exchange for other shares of Qualified Capital Stock of the Company or (ii) through the application of net proceeds of a sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company within 60 days after such sale;

(3) the acquisition of any Indebtedness of the Company or the Guarantors that is subordinate or junior in right of payment to the Notes and Guarantees either (i) solely in exchange for shares of Qualified Capital Stock of the Company, or (ii) through the application of net proceeds of a sale for cash (other than to a Subsidiary of the Company) within 60 days after such sale of (a) shares of Qualified Capital Stock of the Company or (b) if no Default or Event of Default would exist after giving effect thereto, Refinancing Indebtedness;

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(4) an Investment either (i) solely in exchange for shares of Qualified Capital Stock of the Company or (ii) through the application of the net proceeds of a sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company within 60 days after such sale;

(5) if no Default or Event of Default has occurred and is continuing or would exist after giving effect thereto, the repurchase or other acquisition of shares of Capital Stock of the Company from employees, former employees, directors or former directors of the Company (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors of the Company under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such Capital Stock; provided, however, that the aggregate amount of such repurchases and other acquisitions in any calendar year shall not exceed $5.0 million; provided further, however, that such amount in any calendar year may be increased by an amount not to exceed the net cash proceeds of key man life insurance policies received by the Company after the Issue Date;

(6) repurchases of Capital Stock deemed to occur upon exercise of stock options, warrants or other similar rights if such Capital Stock represents a portion of the exercise price of such options, warrants or other similar rights;

(7) payments or distributions to dissenting stockholders of Capital Stock of the Company pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of this Indenture applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of the Company or any of its Restricted Subsidiaries;

(8) distribution of rights pursuant to a shareholder rights plan of the Company or redemptions of such rights; provided that such redemptions are in accordance with the terms of such shareholder rights plan;

(9) any purchase, redemption or acquisition for value of Qualified Capital Stock of the Company in connection with the Company’s 401(k) plan or Employee Stock Purchase Plan (as such plans are amended or modified from time to time);

(10) Restricted Payments to allow the payment of cash in lieu of the issuance of fractional shares upon (i) the exercise of options or warrants or (ii) the conversion or exchange of Capital Stock of any Person (including in a merger, consolidation, amalgamation or similar transaction);

(11) the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Subsidiary of the Company to the holders of its Capital Stock on a pro rata basis; and

(12) if no Default shall have occurred and be continuing or would exist after giving effect thereto, other Restricted Payments not to exceed $35.0 million outstanding at any one time in the aggregate.

In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (iii) of the first paragraph of this Section 4.09 amounts expended pursuant to clauses (1), (2)(ii), (3)(ii)(a), (4)(ii) and (12) shall be included in such calculation.

For purposes of determining compliance with this Section 4.09, if a Restricted Payment meets the criteria of more than one of the exceptions described in (1) through (12) of the second paragraph of this Section 4.09 or is entitled to be made pursuant to the first paragraph of this Section 4.09, the Company may, in its sole discretion, classify the Restricted Payment in any manner that complies with this Section 4.09.

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Not later than the date of making any Restricted Payment pursuant to the provisions of the first paragraph described under this Section 4.09 and no less frequently than quarterly in the case of all other Restricted Payments, the Company shall deliver to the Trustee an Officers’ Certificate stating that such Restricted Payment complies with this Indenture and setting forth in reasonable detail the basis upon which the required calculations were computed, which calculations may be based upon the Company’s latest available quarterly financial statements.  The Trustee may assume no Restricted Payments were made if it does not receive an Officers’ Certificate and the Trustee shall have no duty to investigate whether such an Officers’ Certificate should have been delivered.

SECTION 4.10.   Repurchase upon Change of Control.

Upon the occurrence of a Change of Control, each Holder will have the right to require that the Company purchase all or a portion (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Notes using immediately available funds pursuant to the offer described below (the “Change of Control Offer”), at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase.

Within 30 days following the date upon which the Change of Control occurred, the Company must send, by first-class mail, an offer to each Holder, with a copy to the Trustee, which offer shall govern the terms of the Change of Control Offer. The notice to the Holders shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Change of Control Offer.  Such notice shall state:

(1) that the Change of Control Offer is being made pursuant to this Section 4.10 and that, to the extent lawful, all Notes validly tendered and not withdrawn shall be accepted for payment;

(2) the purchase date (including the amount of accrued interest and Additional Interest if any), which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the “Change of Control Payment Date”):

(3) that any Note not tendered shall continue to accrue interest and Additional Interest, if applicable;

(4) that, unless the Company defaults in making payment therefor, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest and Additional Interest, if applicable, after the Change of Control Payment Date;

(5) that Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the paying agent at the address specified in the notice prior to the close of business on the third business day prior to the Change of Control Payment Date;

(6) that Holders shall be entitled to withdraw their election if the Paying Agent receives, not later than five (5) Business Days prior to the Change of Control Payment Date, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing its elections to have such Notes purchased;

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(7) that Holders whose Notes are purchased only in part shall be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $2,000 or integral multiples of $1,000 in excess thereof, and such new Notes will be issued in the name of the Holder thereof upon cancellation of the original Note (or appropriate adjustments to the amount and beneficial interests in a Global Note will be made);

(8) the circumstances and relevant facts regarding such Change of Control.

If any of the Notes subject to the Change of Control Offer is in the form of a Global Note, then the Company shall modify such notice to the extent necessary to comply with the procedures of the Depositary applicable to repurchases.

On or before the Change of Control Payment Date, the Company shall, to the extent lawful (i) accept for payment Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price plus accrued interest and Additional Interest, if any, of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.  The Paying Agent shall promptly deliver to the Holders so tendered the purchase price for such Notes and the Company shall promptly issue and the Trustee shall promptly (but in any case not later than five (5) days after the Change of Control Payment Date) authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered; provided that each such new Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.  Any Notes not so accepted shall be promptly mailed by the Company to the Holders thereof.  For purposes of this Section 4.10, the Trustee shall act as the Paying Agent.

Any amounts remaining after the purchase of Notes pursuant to a Change of Control Offer shall be returned by the Trustee to the Company.

Neither the Board of Directors of the Company nor the Trustee may waive the Company’s obligation to offer to purchase the Notes pursuant to this Section 4.10.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.10, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the provisions of this Section 4.10 by virtue thereof.

If Holders of not less than 90% in aggregate principal amount of the then outstanding Notes validly tender and do not withdraw such Notes in a Change of Control Offer and the Company, or any other Person making a Change of Control Offer in lieu of the Company as described below, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Company shall have the right, upon not less than 15 nor more than 30 days’ prior notice, given not more than 15 days following such purchase pursuant to the Change of Control Offer described above, to redeem all Notes that remain outstanding following such purchase at a redemption price in cash equal to 101% of the principal amount thereof on the date of redemption, plus accrued and unpaid interest and Additional Interest, if any, to the date of redemption.

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The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not properly withdrawn under such Change of Control Offer.

SECTION 4.11.   Limitation on Asset Sales.

The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed;

(2) at least 75% of the consideration received by the Company or the Restricted Subsidiary, as the case may be, from such Asset Sale is in the form of cash or Cash Equivalents and is received at the time of such disposition; provided that (a) the amount of any liabilities (as shown on the most recent applicable balance sheet) of the Company or such Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets shall be deemed to be cash for purposes of this provision so long as the documents governing such liabilities or the assumption thereof provide that there is no further recourse to the Company or any of its Subsidiaries with respect to such liabilities and (b) the Fair Market Value of any marketable securities received by the Company or any such Restricted Subsidiary in exchange for any such assets that are converted into cash or Cash Equivalents within 60 days after the consummation of such Asset Sale shall be deemed to be cash for purposes of this provision; and

(3) the Company shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 360 days of receipt thereof either:

(a) to the extent the property that is subject to such Asset Sale constitutes Credit Facility Priority Collateral, (i) to repay or prepay Indebtedness and other Obligations under the Credit Agreement and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto or (ii) to acquire inventory, documents, contracts, or accounts, chattel paper, instruments or contract rights in respect of any service or sales contracts; or

(b) to make (or enter into a definitive and binding agreement committing to do so within 180 days after the date that is 360 days following the date of receipt of such Net Cash Proceeds) an investment in property, plant, equipment or other non-current assets that replace the properties and assets that were the subject of such Asset Sale or that will be used or useful in a Permitted Business or the acquisition of all of the Capital Stock of a Person engaged in a Permitted Business; or

(c) a combination of repayment and investment permitted by the foregoing clauses (3)(a) and (3)(b);

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provided that if such Asset Sale is of all or substantially all of the Capital Stock of one or more of the Subsidiaries of the Company and if the Net Cash Proceeds of such Capital Stock are not reinvested in the acquisition of all of the Capital Stock of a Person engaged in a Permitted Business as described in clause (3)(b) above, then the portion of the Net Cash Proceeds attributable to Credit Facility Priority Collateral of such Subsidiaries immediately prior to such sale shall be applied as required by clause (3)(a) above, and the portion of the Net Cash Proceeds attributable to Notes Priority Collateral of such Subsidiaries immediately prior to such sale shall be applied as required by clause (3)(b) above, notwithstanding the fact that such Capital Stock constitutes Notes Priority Collateral.

Pending the final application of Net Cash Proceeds, the Company may temporarily reduce revolving credit borrowings or invest such Net Cash Proceeds in Cash Equivalents. On the 361st day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (3)(a), (3)(b) or (3)(c) of the preceding paragraph (each, a “Net Proceeds Offer Trigger Date”), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (3)(a), (3)(b) and (3)(c) of the preceding paragraph (each a “Net Proceeds Offer Amount”) shall be applied by the Company or such Restricted Subsidiary to make an offer to purchase (the “Net Proceeds Offer”) on a date (the “Net Proceeds Offer Payment Date”) not less than 30 nor more than 60 days following the applicable Net Proceeds Offer Trigger Date, to all Holders, and, if required by the terms of any Permitted Additional Pari Passu Obligations, to the holders of such Permitted Additional Pari Passu Obligations, to purchase the maximum principal amount of Notes and such Permitted Additional Pari Passu Obligations (ratably) that may be purchased with the Net Proceeds Offer Amount at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest thereon, if any, to the date of purchase; provided, however, that if (x) at any time any non-cash consideration received by the Company or any Restricted Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder on the date of such conversion or disposition, as the case may be, and the Net Cash Proceeds thereof shall be applied in accordance with clause (3) of the immediately preceding paragraph and this paragraph and (y) any Net Cash Proceeds are not applied by the date provided in any definitive and binding agreement described under clause (3)(b) of the immediately preceding paragraph (as such date may be extended in accordance with the terms of such definitive agreement, but in any event, to a date no later than 180 days following such 361st date), such date (as extended, if applicable) shall immediately be deemed to be a Net Proceeds Trigger Date and the aggregate amount of such Net Cash Proceeds not applied in accordance with clause (3)(a), (3)(b) or (3)(c), as applicable, by such date shall immediately be deemed to be the Net Proceeds Offer Amount, and such aggregate amount shall be subject to a Net Proceeds Offer and such Net Cash Proceeds shall be applied in accordance with this paragraph.

The Company may defer any Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $10.0 million resulting from one or more Asset Sales in which case the accumulation of such amount shall constitute a Net Proceeds Offer Trigger Date (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $10.0 million, shall be applied as required pursuant to the immediately preceding paragraph). Upon the completion of each Net Proceeds Offer, the Net Proceeds Offer Amount will be reset at zero, and for the avoidance of doubt, if the aggregate principal amount of Notes and Permitted Additional Pari Passu Obligations properly tendered in connection with such Net Proceeds Offer was less than the Net Proceeds Offer Amount, any Net Cash Proceeds relating to, and remaining following the completion of, such Net Proceeds Offer shall no longer constitute Net Cash Proceeds for purposes of this Section 4.11.  If the aggregate principal amount of Notes or the Permitted Additional Pari Passu Obligations surrendered by such holders thereof exceeds the amount of Net Proceeds Offer Amount, the Company shall select the Notes and such Permitted Additional Pari Passu Obligations to be purchased on a pro rata basis based on the accreted value or principal amount of the Notes or such Permitted Additional Pari Passu Obligations tendered.

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In the event of the transfer of substantially all (but not all) of the property and assets of the Company and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under Section 5.01 which transaction does not constitute a Change of Control, the successor entity shall be deemed to have sold the properties and assets of the Company and its Restricted Subsidiaries not so transferred for purposes of this Section 4.11, and shall comply with the provisions of this Section 4.11 with respect to such deemed sale as if it constituted an Asset Sale. In addition, the Fair Market Value of such properties and assets of the Company or its Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this Section 4.11.

Each notice of a Net Proceeds Offer shall be mailed first class, postage prepaid, to the record Holders as shown on the register of Holders within 20 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in this Indenture. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Notes in whole or in part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) in exchange for cash. To the extent Holders properly tender Notes in an amount exceeding the Net Proceeds Offer Amount, Notes of tendering Holders will be purchased on a pro rata basis (based on amounts tendered) subject to adjustments so that no Notes in an unauthorized denomination are purchased in part or remain outstanding in part (subject to the Depository’s procedures). A Net Proceeds Offer shall remain open for a period of 20 Business Days or such longer period as may be required by law.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.11, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.11 by virtue of such compliance.

SECTION 4.12.   Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to:

(1)        pay dividends or make any other distributions on or in respect of its Capital Stock;

(2)        make loans or advances or to pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary of the Company; or

(3)        transfer any of its property or assets to the Company or any other Restricted Subsidiary of the Company,

except for such encumbrances or restrictions existing under or by reason of:

(A)           applicable law, rule or regulation;

(B)           this Indenture, the Notes, the Guarantees, or the Collateral Agreements;

(C)           customary non-assignment provisions of any lease of any Restricted Subsidiary of the Company to the extent such provisions restrict the transfer of the lease or the property leased thereunder;

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(D)           any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

(E)           the Credit Agreement (and all replacements or substitutions thereof on terms with respect to such encumbrances or restrictions no more materially adverse to the Holders taken as a whole);

(F)           agreements existing on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date;

(G)           restrictions on the transfer of assets subject to any Lien permitted under this Indenture;

(H)           restrictions imposed by any agreement to sell assets or Capital Stock permitted under this Indenture to any Person pending the closing of such sale;

(I)           provisions in joint venture agreements and other similar agreements (in each case relating solely to the respective joint venture or similar entity or the equity interests therein) entered into in the ordinary course of business;

(J)           restrictions contained in the terms of the Purchase Money Indebtedness or Capitalized Lease Obligations not incurred in violation of this Indenture; provided that such restrictions relate only to the assets financed with such Indebtedness;

(K)           restrictions in other Indebtedness incurred in compliance with Section 4.08; provided that such restrictions, taken as a whole, are, in the good faith judgment of the Company’s Board of Directors, no more materially restrictive with respect to such encumbrances and restrictions than those contained in the existing agreements referenced in clause (B), (E) or (F) above;

(L)           restrictions on cash or other deposits imposed by customers under contracts or other arrangements entered into or agreed to in the ordinary course of business;

(M)           restrictions on the ability of any Foreign Restricted Subsidiary to make dividends or other distributions resulting from the operation of covenants contained in documentation governing Indebtedness of such Subsidiary permitted under this Indenture; or

(N)           an agreement governing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (B), (D), (E), (F), (J), or (K) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such Indebtedness are no less favorable to the Company, taken as a whole, as determined by the Board of Directors of the Company in their reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (B), (D), (E), (F), (J), or (K).

SECTION 4.13.   Limitation on Issuances and Sales of Capital Stock of Subsidiaries.

The Company will not permit or cause any of its Restricted Subsidiaries to issue or sell any Capital Stock (other than to the Company or to a Wholly Owned Subsidiary of the Company or permit any Person (other than the Company or a Wholly Owned Subsidiary of the Company) to own or hold any Capital Stock of any Restricted Subsidiary of the Company or any Lien or security interest therein (other than as required by applicable law); provided, however, that this provision shall not prohibit (1) any issuance or sale if, immediately after giving effect thereto, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under Section 4.09 if made on the date of such issuance or sale or (2) the sale of all of the Capital Stock of a Restricted Subsidiary in compliance with the provisions of Section 4.11.

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SECTION 4.14.   Limitation on Liens.

The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens (other than Permitted Liens) of any kind against or upon any property or assets of the Company or any of its Restricted Subsidiaries whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom.

SECTION 4.15.   Limitations on Transactions with Affiliates.

(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each an “Affiliate Transaction”), other than

(x)        Affiliate Transactions permitted under paragraph (b) below, and

(y)        Affiliate Transactions on terms that are no less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary.

All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a Fair Market Value in excess of

$5.0 million shall be approved by a majority of the members of the Board of Directors of the Company (including a majority of the disinterested members thereof), as the case may be, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions and the Company shall deliver an Officers’ Certificate to the Trustee certifying that such transactions are in compliance with clause (a)(y) of this Section 4.15. If the Company or any Restricted Subsidiary of the Company enters into an Affiliate Transaction (or a series of related Affiliate Transactions related to a common plan) that involves an aggregate Fair Market Value of more than $10.0 million, the Company shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of the financial terms of such transaction or series of related transactions to the Company or the relevant Restricted Subsidiary, as the case may be, from an Independent Financial Advisor and deliver the same to the Trustee.

(b)  The restrictions set forth in the first paragraph of this Section 4.15 shall not apply to:

(1) reasonable fees and compensation paid to and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary of the Company as determined in good faith by the Company’s Board of Directors or senior management;

(2) transactions exclusively between or among the Company and any of its Restricted Subsidiaries or exclusively between or among such Restricted Subsidiaries, provided, that such transactions are not otherwise prohibited by this Indenture;

(3) any agreement as in effect as of the Issue Date or any transaction contemplated thereby and any amendment thereto or any replacement agreement thereto so long as any such amendment or replacement agreement is not materially more disadvantageous to the Holders, taken as a whole, in any material respect than the original agreement as in effect on the Issue Date;

(4)  Restricted Payments permitted by this Indenture and Permitted Investments described in clause (10) of the definition thereof;

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(5) any merger or other transaction with an Affiliate solely for the purpose of reincorporating the Company in another jurisdiction or creating a holding company of the Company; and

(6) any employment, stock option, stock repurchase, employee benefit compensation, business expense reimbursement, severance, termination or other employment-related agreements, arrangements or plans entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business.

SECTION 4.16.   Additional Subsidiary Guarantees.

If (a) the Company or any of its Restricted Subsidiaries acquires or creates another Domestic Restricted Subsidiary after the Issue Date (other than a Discontinued Subsidiary) or (b) if any Domestic Restricted Subsidiary that was a Discontinued Subsidiary is no longer a Discontinued Subsidiary, then the Company shall cause such Domestic Restricted Subsidiary to:

(1)           execute and deliver to the Trustee a supplemental indenture substantially in the form of Exhibit F hereto pursuant to which such Domestic Restricted Subsidiary shall unconditionally guarantee on a senior secured basis all of the Company’s obligations under the Notes and this Indenture on the terms set forth in this Indenture;

(2)           take such actions necessary or advisable to grant to the Collateral Agent for the benefit of the Holders a perfected security interest in the assets of such new Domestic Restricted Subsidiary of the type that would constitute Collateral (which for the avoidance of doubt shall not include any Excluded Assets), subject to the Permitted Liens, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Security Agreement or by law, and including the delivery of documents of the type set forth in Section 4.17 hereof;

(3)           take such further action and execute and deliver such other documents specified in this Indenture or otherwise reasonably requested by the Trustee or the Collateral Agent to effectuate the foregoing; and

(4)           deliver to the Trustee an Opinion of Counsel that such supplemental indenture and any other documents required to be delivered have been duly authorized, executed and delivered by such Domestic Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligations of such Domestic Restricted Subsidiary and such other opinions regarding the perfection of such Liens in the assets of such Domestic Restricted Subsidiary as provided for in this Indenture.

Thereafter, such Domestic Restricted Subsidiary shall be a Guarantor for all purposes of this Indenture.

SECTION 4.17.   Real Estate Mortgages and Filings.

With respect to any fee interest in any real property (individually and collectively, the “Premises”) (a) owned by the Company or any of the Guarantors on the Issue Date with a fair market value in excess of $3.0 million or (b) acquired by the Company or the Guarantors thereafter with a purchase price of greater than $3.0 million (the “Mortgaged Property”), the Company shall use commercially reasonable efforts to deliver to the Collateral Agent each of the following items, (x) in the case of clause (a) above, within 90 days of the Issue Date and (y) in the case of clause (b) above, within 90 days of the acquisition thereof:

(1)        fully executed counterparts of Mortgages, each dated within 90 days after the Issue Date or the date of acquisition of such property, as the case may be, duly executed by the Company or the applicable Guarantor, together with evidence of the completion (or satisfactory arrangements for the completion), of all recordings and filings of such Mortgage as may be necessary to create a valid, perfected Lien, subject to Permitted Liens, against the properties purported to be covered thereby;

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(2)        mortgagee’s title insurance policies in favor of the Collateral Agent, as mortgagee for the ratable benefit of the Collateral Agent, the Trustee, the Holders and the holders of any Permitted Additional Pari Passu Obligations in an amount equal to 100% of the Fair Market Value of the Premises purported to be covered by the related Mortgage, insuring that title to such property is marketable and that the interests created by the Mortgage constitute valid Liens thereon free and clear of all Liens, defects and encumbrances other than Permitted Liens, and shall be accompanied by evidence of the payment in full of all premiums thereon;

(3)        the most recent survey of such Premises, together with either (i) an updated survey certification from the applicable title insurance company in favor of the Trustee and the Collateral Agent from the applicable surveyor stating that, based on a visual inspection of the property and the knowledge of the surveyor, there has been no change in the facts depicted in the survey or (ii) an affidavit from the Company and the Guarantors stating that there has been no change, other than, in each case, changes that do not materially adversely affect the use by the Company or Guarantor, as applicable, of such Premises for the Company or such Guarantor’s business as so conducted, or intended to be conducted, at such Premises; and

(4)        such further information, opinions, certificates and documents evidencing or relating to the Mortgaged Property or required to effect the foregoing including, without limitation, any information, certificates, opinions and documents substantially similar in form and substance to those delivered to the Administrative Agent under the Credit Agreement in connection with such Mortgaged Property.

SECTION 4.18.   Conduct of Business.

The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in any businesses other than Permitted Businesses.

SECTION 4.19.   Reports to Holders.

Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company will furnish to the Trustee and to the Holders:

(1)        all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries (showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company, if any) and, with respect to the annual information only, a report thereon by the Company’s certified independent accountants; and

(2)        all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports, in each case, within the time periods required for filing such forms and reports as specified in the SEC’s rules and regulations (and, during any period in which the Company is not required to file reports with the SEC, within the time periods specified in the SEC’s rules and regulations applicable to a “non-accelerated filer”). To the extent the Company is not required to file reports with the SEC, it will make the information publicly available (including via a non-password protected website). Whether the Company files such reports with the SEC or posts its reports on its website, the public posting of such reports shall satisfy any requirement hereunder to deliver such reports to Holders.

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Notwithstanding the foregoing, the Company may satisfy such requirements, whether or not required by the rules and regulations of the SEC, by filing all such information and reports with the SEC for public availability within the time periods specified in the SEC’s rules and regulations (unless the SEC will not accept such a filing). During any period in which the Company is not required to file reports with the SEC, the Company shall make such information publicly available within the time periods specified in the SEC’s rules and regulations applicable to a “non-accelerated filer.” In addition, the Company has agreed that, prior to the consummation of the Exchange Offer, for so long as any Notes remain outstanding, it will furnish to the Holders upon their request, the information required to be delivered pursuant to Rule 144(A)(d)(4) under the Securities Act.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

SECTION 4.20.   Limitations on Sale and Leaseback Transactions.

The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company and any Restricted Subsidiary may enter into a sale and leaseback transaction if:

(1) the Company or such Restricted Subsidiary could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to Section 4.08 and (b) incurred a Lien to secure such Indebtedness pursuant to Section 4.14 and

(2) the transfer of assets in such sale and leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with Section 4.11.

SECTION 4.21.  Payments for Consent.

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture, the Notes or any of the Collateral Agreements unless such consideration is offered to be paid or is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

SECTION 4.22.   Additional Interest.

If Additional Interest becomes payable by the Company pursuant to the Registration Rights Agreement, the Company shall deliver to the Trustee an Officers’ Certificate stating (i) the amount of Additional Interest due and payable, (ii) the Section of the Registration Rights Agreement pursuant to which Additional Interest is due and payable and (iii) the date on which Additional Interest is payable.  Unless and until a Trust Officer of the Trustee receives such an Officers’ Certificate, the Trustee may assume without inquiry that no Additional Interest is payable; provided, that the failure of the Company to deliver to the Trustee such Officers’ Certificate shall not relieve the Company of its obligation to pay any such Additional Interest when due and payable.

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ARTICLE FIVE

SUCCESSOR CORPORATION

SECTION 5.01.   Merger, Consolidation and Sale of Assets.

The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company’s assets (determined on a consolidated basis for the Company and the Company’s Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless:

(1) either:

(a) the Company shall be the surviving or continuing corporation; or

(b) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and of the Company’s Restricted Subsidiaries substantially as an entirety (the “Surviving Entity”):

(x) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia; and

(y) shall expressly assume, (i) by supplemental indenture, executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, interest and Additional Interest, if any, on all of the Notes and the performance of every covenant of the Notes and this Indenture on the part of the Company to be performed or observed thereunder, (ii) by an assumption and joinder, the performance of every covenant of the Registration Rights Agreement, and (iii) by amendment, supplement or other instrument, executed and delivered to the Trustee, all obligations of the Company under the Collateral Agreements, and in connection therewith shall cause such instruments to be filed and recorded in such jurisdictions and take such other actions as may be required by applicable law to perfect or continue the perfection of the Lien created under the Collateral Agreements on the Collateral owned by or transferred to the surviving entity;

(2) immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be, shall (a) be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.08 or (b) have a Consolidated Fixed Charge Coverage Ratio that is no worse than the Company’s Consolidated Fixed Charge Coverage Ratio immediately prior to such transaction and any related financing transaction;

(3) immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(y) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and

(4) the Company or the Surviving Entity shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

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For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

Each Guarantor (other than any Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and this Indenture in connection with any transaction complying with the provisions of this Section 5.01 and Section 4.11) will not, and the Company will not cause or permit any Guarantor to, consolidate with or merge with or into any Person, other than the Company or any other Guarantor unless:

(1) the entity formed by or surviving any such consolidation or merger (if other than the Guarantor) or to which such sale, lease, conveyance or other disposition shall have been made is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia;

(2) such entity assumes (a) by supplemental indenture, executed and delivered to the Trustee, all of the obligations of the Guarantor under the Guarantee and the performance of every covenant of the Guarantee and this Indenture, (b) by an assumption and joinder, the performance of every covenant of the Registration Rights Agreement, and (c) by amendment, supplement or other instrument executed and delivered to the Trustee and the Collateral Agent, all obligations of the Guarantor under the Collateral Agreements and in connection therewith shall cause such instruments to be filed and recorded in such jurisdictions and take such other actions as may be required by applicable law to perfect or continue the perfection of the Lien created under the Collateral Agreements on the Collateral owned by or transferred to the surviving entity; and

(3) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

Any merger or consolidation of (i) a Guarantor with and into the Company (with the Company being the Surviving Entity) or another Guarantor or (ii) a Guarantor or the Company with an Affiliate organized solely for the purpose of reincorporating such Guarantor or the Company in another jurisdiction in the United States or any state thereof or the District of Columbia need only comply with:

(A) clause (4) of the first paragraph of this Section 5.01; and

(B) (x) in the case of a merger or consolidation involving the Company as described in clause (ii), clause (1)(b)(y) of the first paragraph of this Section 5.01 and (y) in the case of a merger or consolidation involving the Guarantor as described in clause (ii), clause (2) of the immediately preceding paragraph.

SECTION 5.02.   Successor Entity Substituted.

Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with the provisions of Section 5.01, in which the Company is not surviving or the continuing corporation, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such surviving entity had been named as such. Upon such substitution, the Company and any Guarantors that remain Subsidiaries of the Company shall be released from their obligations under this Indenture and the Guarantees.

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ARTICLE SIX

DEFAULT AND REMEDIES

SECTION 6.01.   Events of Default.  The following events are defined as “Events of Default”:

(1) the failure to pay interest or Additional Interest, if any, on any Notes when the same becomes due and payable and the default continues for a period of 30 consecutive days;

(2) the failure to pay the principal of or premium, if any, on any Notes, when such principal or premium becomes due and payable, at maturity, upon optional redemption, upon required offer to purchase (including a default in payment resulting from the failure to make a required offer to purchase), upon acceleration or otherwise;

(3) a default in the observance or performance of any other covenant or agreement contained in this Indenture (other than the payment of the principal of, or premium, if any, or interest or and Additional Interest, if any, on any Note) or any Collateral Agreement which default continues for a period of 30 consecutive days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes (which includes Additional Notes, if any) (except in the case of a default with respect to Section 5.01, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

(4) the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness of the Company or any Restricted Subsidiary of the Company, or the acceleration of the final stated maturity of any such Indebtedness (which acceleration is not rescinded, annulled or otherwise cured within 30 consecutive days from the date of acceleration) if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated (in each case with respect to which the 30 consecutive day period described above has elapsed), aggregates $20.0 million or more at any time;

(5) one or more judgments in an aggregate amount in excess of $20.0 million shall have been rendered against the Company or any of its Restricted Subsidiaries (other than any judgment as to which a reputable and solvent third party insurer has not disclaimed coverage) and such judgments remain undischarged, unpaid or unstayed for a period of 60 consecutive days after such judgment or judgments become final and non-appealable;

(6) the Company, any of its Significant Subsidiaries or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary (A) commences a voluntary case or proceeding under the Bankruptcy Code or other applicable bankruptcy law with respect to itself, (B) consents to the entry of an order for relief against it in an involuntary case under the Bankruptcy Code or other applicable bankruptcy law, (C) consents to the appointment of a Custodian of it or for substantially all of its property, (D) makes a general assignment for the benefit of its creditors; or (E) takes any corporate action to authorize or effect any of the foregoing;

(7) a court of competent jurisdiction enters a judgment, decree or order for relief in respect of the Company, any of its Significant Subsidiaries or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary in an involuntary case or proceeding under the Bankruptcy Code or other applicable bankruptcy law, which shall (A) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of the Company, such Significant Subsidiary or group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, (B) appoint a Custodian of the Company, such Significant Subsidiary or group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, or for substantially all of its property or (C) order the winding up or liquidation of its affairs; and such judgment, decree or order shall remain unstayed and in effect for a period of sixty (60) days;

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(8) the Company or any of the Guarantors, directly or indirectly, contest in any manner the effectiveness, validity, binding nature or enforceability of any Collateral Agreement;

(9) any Guarantee of a Significant Subsidiary or any group of Domestic Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary ceases to be in full force and effect or any Guarantee of a Significant Subsidiary or any group of Domestic Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary is declared by a court of competent jurisdiction to be null and void and unenforceable or any Guarantee of a Significant Subsidiary or any group of Domestic Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary is found by a court of competent jurisdiction to be invalid or any Guarantor denies its liability under its Guarantee (other than by reason of release of a Guarantor in accordance with the terms of this Indenture); or

(10) (i) any lien or security interest created by any Collateral Agreement ceases to be in full force and effect (except as permitted by the terms of this Indenture or the Collateral Agreements) or (ii) the breach or repudiation by the Company or any of its Restricted Subsidiaries of any of their obligations under any Collateral Agreement (other than by reason of a release of such obligation or Lien related thereto in accordance with the terms of this Indenture or such Collateral Agreement); provided that, in the case of clauses (i) and (ii), such cessation, breach or repudiation, individually or in the aggregate, results in Collateral having a Fair Market Value in excess of $10.0 million not being subject to a valid, perfected security interest in favor of the Collateral Agent (to the extent required under the Collateral Agreements). For the avoidance of doubt, this clause (10) does not limit or otherwise alter in any manner the remedies available to Holders in clauses (1) through (9) above.

SECTION 6.02.   Acceleration.

(a)       If an Event of Default (other than an Event of Default specified in Section 6.01(6) or (7) with respect to the Company) shall occur and be continuing and has not been waived, the Trustee or the Holders of at least 25% in principal amount of outstanding Notes (which includes Additional Notes, if any) may declare the principal of and premium, if any, accrued interest and Additional Interest, if any, on all the Notes to be due and payable by notice in writing to the Company and the Trustee specifying the Event of Default and that it is a “notice of acceleration” (the “Acceleration Notice”), and the same shall become immediately due and payable.

(b)       If an Event of Default specified in Section 6.01(6) or (7) with respect to the Company occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest and Additional Interest, if any, on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

(c)       At any time after a declaration of acceleration with respect to the Notes as described in the preceding paragraphs, the Holders of a majority in principal amount of the Notes (which includes Additional Notes, if any) may rescind and cancel such declaration and its consequences:

(1) if the rescission would not conflict with any judgment or decree;

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(2)  if all existing Events of Default have been cured or waived except nonpayment of principal, premium, if any, interest or Additional Interest, if any, that has become due solely because of the acceleration;

(3)  to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal and premium, if any, and Additional Interest, if any, which has become due otherwise than by such declaration of acceleration, has been paid or deposited with the Trustee for payment therefor without any restriction on or condition to the application by the Trustee towards such payment;

(4) if the Company has paid the Trustee its compensation and reimbursed the Trustee for its reasonable expenses, disbursements and its advances; and

(5) in the event of the cure or waiver of an Event of Default described in Section 6.01(6) or (7), the Trustee shall have received an Officers’ Certificate and an Opinion of Counsel that such Event of Default has been cured or waived.

No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.03.   Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, or interest or Additional Interest, if any, on the Notes or, subject to the Intercreditor Agreement, to enforce the performance of any provision of the Notes, this Indenture or any of the other Indenture Documents.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee, the Collateral Agent or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  No remedy is exclusive of any other remedy.  All available remedies are cumulative to the extent permitted by law.

SECTION 6.04.   Waiver of Past Defaults.

Subject to Sections 2.09, 6.02(c), 6.07 and 9.02, the Holders of a majority in principal amount of the Notes (which includes Additional Notes, if any) may waive any existing Default or Event of Default and its consequences, except (other than as provided in Section 6.02(c)) a default in the payment of the principal of or premium, if any, interest, or Additional Interest, if any, on any Notes.  When a Default or Event of Default is waived, it is cured and ceases to exist.

SECTION 6.05.   Control by Majority.

Subject to Section 2.09, the Collateral Agreements and applicable law, the Holders of a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on the Trustee including, without limitation, any remedies provided for in Section 6.03.  Subject to Section 7.01 and 7.02(f), however, the Trustee may refuse to follow any direction (which direction, if sent to the Trustee, shall be in writing) that the Trustee, reasonably believes conflicts with any applicable law, the Collateral Agreements or any of the other Indenture Documents, that the Trustee determines may be unduly prejudicial to the rights of another Holder, or that may subject the Trustee to personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction (which direction, if sent to the Trustee shall be in writing).

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SECTION 6.06.  Limitation on Suits.

A Holder may not pursue any remedy with respect to this Indenture or the Notes unless:

(1) the Holder gives to the Trustee written notice of a continuing Event of Default;

(2) subject to Section 2.09, Holders of at least 25% in principal amount of the outstanding Notes make a written request to the Trustee to institute proceedings in respect of that Event of Default;

(3) such Holders offer to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense to be incurred in compliance with such request;

(4) the Trustee does not comply with the request within sixty (60) days after receipt of the request and the offer of indemnity; and

(5) during such sixty (60) day period the Holders of a majority in principal amount of the outstanding Notes do not give the Trustee a written direction which, in the opinion of the Trustee, is inconsistent with the request.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

SECTION 6.07.   Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium, if any, and interest and Additional Interest, if any, on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08.   Collection Suit by Trustee or Collateral Agent.

If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, subject to the Intercreditor Agreement, the Trustee or the Collateral Agent may recover judgment (i) in its own name and (ii)(x) in the case of the Trustee, as trustee of an express trust or (y) in the case of the Collateral Agent, as collateral agent on behalf of each of the Secured Parties, in each case against the Company or any other obligor on the Notes for the whole amount of principal of, premium, if any, and accrued interest and Additional Interest, if any, remaining unpaid on, the Notes, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest and Additional Interest, if any, at the rate set forth in Section 4.01 and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, the Collateral Agent and their respective agents and counsel and any other amounts due any such Person under the Collateral Agreements and Section 7.07.

SECTION 6.09.   Trustee May File Proofs of Claim.

Subject to the Collateral Agreements, the Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, reasonable expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relating to the Company or any other obligor upon the Notes, any of their respective creditors or any of their respective property and, subject to the Intercreditor Agreement, shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the compensation, reasonable expenses, taxes, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due any such Person under the Collateral Agreements and Section 7.07.  The Company’ payment obligations under this Section 6.09 shall be secured in accordance with the provisions of Section 7.07.  Nothing herein contained shall be deemed to authorize the Trustee or Collateral Agent to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee or the Collateral Agent, as the case may be, to vote in respect of the claim of any Holder in any such proceeding.

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SECTION 6.10.   Priorities.

If the Trustee collects any money or property pursuant to this Article Six, it shall pay out the money or property in the following order:

First:  to the Trustee, the Collateral Agent, the Paying Agent and the Registrar for amounts due under Section 7.07 (including payment of all compensation expense, all liabilities incurred and all advances made by the Trustee or the Collateral Agent, as the case may be, and the costs and expenses of collection);

Second:  if the Holders are forced to proceed against the Company directly without the Trustee or the Collateral Agent, to Holders for their collection costs;

Third:  to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest and Additional Interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest and Additional Interest, if any, respectively; and

Fourth:  to the Company or any other obligor on the Notes, as their interests may appear, or as a court of competent jurisdiction may direct.

The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

SECTION 6.11.   Undertaking for Costs.

All parties to this Indenture agree, and each Holder by its acceptance of its Note shall be deemed to have agreed, that in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee or the Collateral Agent, as the case may be, for any action taken or omitted by it as Trustee or the Collateral Agent, as the case may be, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 does not apply to a suit by the Trustee or the Collateral Agent, as the case may be, a suit by a Holder pursuant to Section 6.07, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Notes.

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SECTION 6.12.  Restoration of Rights and Remedies.

If the Trustee, the Collateral Agent or any Holder has instituted any proceedings to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee, the Collateral Agent or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee, the Collateral Agent and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee, the Collateral Agent and the Holders shall continue as though no such proceeding has been instituted.

ARTICLE SEVEN

TRUSTEE

SECTION 7.01.   Duties of Trustee.

The duties and responsibilities of the Trustee shall be as provided by the TIA and as set forth herein.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(1) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the TIA and the Trustee need perform only those duties as are specifically set forth in this Indenture and no covenants or obligations shall be implied in or read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided, however, in case of any such certificates or opinions furnished to the Trustee which by the provisions hereof are furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the form requirements of this Indenture.

(c) Notwithstanding anything to the contrary herein contained, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(3) this clause (c) does not limit the effect of clause (b) of this Section 7.01;

(4) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(5) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

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(d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any liability (financial or otherwise).  The Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture Documents at the request, order or direction of any Holders unless such Holders have offered to the Trustee security and indemnity reasonably satisfactory to the Trustee against the costs and expenses which may be incurred by it (including repayment of its own funds) in compliance with such request, order or direction.

(e) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to clauses (a), (b), (c) and (d) of this Section 7.01.

(f) The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree in writing with the Company.  Money and assets held in trust by the Trustee need not be segregated from other funds or assets held by the Trustee except to the extent required by law.

SECTION 7.02.   Rights of Trustee.

Subject to Section 7.01:

(a) The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement instrument, opinion, report, request direction, consent, order, bond, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may consult with counsel of its selection and may require an Officers’ Certificate or an Opinion of Counsel, or both, which shall conform to Sections 11.04 and 11.05.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.  The advice of the Trustee’s counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by the Trustee hereunder in good faith and in reliance thereon.

(c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee shall not be liable for any action that it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers under this Indenture.

(e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Company, to examine the books, records and premises of the Company, personally or by agent or attorney and to consult with the officers and representatives of the Company, including the Company’ accountants and attorneys.  Except as expressly stated herein to the contrary, in no event shall the Trustee have any responsibility to ascertain whether there has been compliance with any of the covenants or provisions of Articles Four or Five hereof.

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(f) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(g) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company and any resolution of the Board of Directors shall be sufficient if evidenced by a copy of such resolution certified by an Officer of the Company to have been duly adopted and in full force and effect on the date hereof.

(h) The Trustee shall not be deemed to have notice or be charged with knowledge of any Default or Event of Default unless the Trustee shall have received from the Company, any Guarantor or any other obligor upon the Notes or from any Holder written notice thereof at its address set forth in Section 11.02 hereof, and such notice references the Notes and this Indenture.

(i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(j) The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any persons authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(k) The permissive right of the Trustee to take any action under this Indenture Documents shall not be construed as a duty to so act.

(l) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.  Holders may not enforce this Indenture or the Notes except as provided in this Indenture and under the TIA. The Trustee is under no obligation to exercise any of its rights or powers under this Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee an indemnity or security satisfactory to the Trustee.

(m) In no event shall the Trustee be liable to any Person for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage.

SECTION 7.03.   Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, any Subsidiary of the Company or their respective Affiliates with the same rights it would have if it were not Trustee.  Any Agent may do the same with like rights.  However, the Trustee must comply with Sections 7.10 and 7.11 of this Indenture, and the Trustee is subject to TIA Sections 310(b) and 311.

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SECTION 7.04.   Trustee’s Disclaimer.

The Trustee makes no representation as to the validity, adequacy or sufficiency of this Indenture, the Notes or the Collateral Agreements, and it shall not be accountable for the Company’ use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture, the Notes, the Collateral Agreements or any other documents in connection with the issuance of the Notes other than the Trustee’s certificate of authentication, which shall be taken as the statement of Company, and the Trustee assumes no responsibility for their correctness.

Beyond the exercise of reasonable care in the custody thereof and the fulfillment of its obligations under this Indenture and the Collateral Agreements, the Trustee shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto.  The Trustee shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property.

The Trustee makes no representations as to and shall not be responsible for the existence, genuineness, value, sufficiency or condition of any of the Collateral or as to the security afforded or intended to be afforded thereby, hereby or by any Collateral Agreement, or for the validity, perfection, priority or enforceability of the Liens or security interests in any of the Collateral created or intended to be created by any of the Collateral Agreements, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence or willful misconduct on the part of the Trustee, for the validity or sufficiency of the Collateral, any Collateral Agreements or any agreement or assignment contained in any thereof, for the validity of the title of the Company or any Guarantor to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral.

SECTION 7.05.   Notice of Default.

If a Default or an Event of Default occurs and is continuing and if a Trust Officer has actual knowledge or has received written notice from the Company or any Holder, the Trustee shall mail to each Holder, with a copy to the Company, notice of the Default or Event of Default within ninety (90) days thereof.  Except in the case of a Default or an Event of Default in payment of principal of, premium, if any, or interest and Additional Interest, if any, on, any Note, including an accelerated payment and the failure to make payment on the Change of Control Payment Date pursuant to a Change of Control Offer and, except in the case of a failure to comply with Article Five, the Trustee may withhold the notice if and so long as its Board of Directors, the executive committee of its Board of Directors or a committee of its directors and/or Trust Officers in good faith determines that withholding the notice is in the interest of the Holders.

SECTION 7.06.   Reports by Trustee to Holders.

Within sixty (60) days after each May 1, beginning with May 1, 2015, the Trustee shall, to the extent that any of the events described in TIA Section 313(a) occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such date that complies with TIA Section 313(a).  The Trustee also shall comply with TIA Sections 313(b) and (c).

A copy of each report at the time of its mailing to Holders shall be mailed to the Company and filed by the Trustee with the SEC and each stock exchange or market, if any, on which the Notes are listed or quoted.

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The Company shall promptly notify the Trustee in writing if the Notes become listed or quoted on any stock exchange or market and the Trustee shall comply with TIA Section 313(d) and any delisting thereof.

SECTION 7.07.   Compensation and Indemnity.

The Company and the Guarantors, jointly and severally, shall pay to the Trustee (the “Indemnified Party”) from time to time such compensation for its services as Trustee, as the case may be, as shall from time to time be agreed in writing.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Company shall reimburse the Indemnified Party upon request for all reasonable out-of-pocket expenses incurred or made by it in connection with the performance of its duties under, as the case may be, the Indenture Documents.  Such expenses shall include the reasonable fees and expenses of the Indemnified Party’s agents and counsel.

The Company and the Guarantors, jointly and severally, hereby agree to indemnify the Indemnified Party for, and to hold it harmless against, any loss, cost, claim, liability or expense (including taxes) incurred by of it except for such actions to the extent caused by any negligence, bad faith or willful misconduct on the part of the Indemnified Party, arising out of or in connection with this Indenture Documents, or the administration of this trust, including the reasonable costs and expenses of enforcing this Indenture or the other Indenture Documents against the Company or any Guarantor (including this Section 7.07) and defending itself. against any claim or liability in connection with the exercise or performance of any of its rights, powers or duties hereunder or thereunder (including the reasonable fees and expenses of counsel).  The Trustee shall notify the Company promptly of any claim asserted against it for which the Trustee may seek indemnity hereunder or under the other Indenture Documents.  Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder.  At the Indemnified Party’s sole discretion, the Company shall defend the claim and the Indemnified Party shall cooperate and may participate in the defense; provided that any settlement of a claim shall be approved in writing by the Indemnified Party, which consent shall not be unreasonably be withheld.  Alternatively, the Indemnified Party may at its option have separate counsel of its own choosing and the Company shall pay the reasonable fees and expenses of such counsel; provided that the Company shall not be required to pay such fees and expenses if it assumes the Indemnified Party’s defense and there is no conflict of interest between the Company and the Indemnified Party in connection with such defense as reasonably determined by the Indemnified Party.  The Company need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld.

To secure the Company’s and each Guarantor’s payment obligations in this Section 7.07, the Indemnified Party shall have a lien prior to the Notes on all Collateral held or collected by the Trustee or the Collateral Agent, in its capacity as such, except assets or money held in trust to pay principal of or interest and Additional Interest, if any, on particular Notes which have been called for redemption.

When an Indemnified Party incurs expenses or renders services after an Event of Default specified in Section 6.01(6) or (7) occurs, such expenses (including the reasonable fees and expenses of its counsel) and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Code.

The obligations of the Company and the Guarantors under this Section 7.07 shall survive the satisfaction and discharge of this Indenture, termination of the Collateral Agreements or the other Indenture Documents or the resignation or removal of the Trustee, or the Collateral Agent.

The Trustee shall comply with the provisions of TIA Section 312(b)(2) to the extent applicable.

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SECTION 7.08.   Replacement of Trustee.

The Trustee may resign by so notifying the Company.  The Holders of a majority in aggregate principal amount of the outstanding Notes may remove the Trustee by so notifying the Company and the Trustee in writing and may appoint a successor Trustee.  The Company, by a Board Resolution, may remove the Trustee if:

(1) the Trustee fails to comply with Section 7.10;

(2) the Trustee is adjudged bankrupt or insolvent;

(3) a receiver or other public officer takes charge of the Trustee or its property; or

(4) the Trustee becomes incapable of acting with respect to the Notes.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder in writing of such event and shall promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, trusts, duties and obligations of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such Trustee so ceasing to act hereunder subject nevertheless to its lien, if any, provided for in Section 7.07.  Upon request of the Company or the successor Trustee, such retiring Trustee shall at the expense of the Company and upon payment of the charges of the Trustee then unpaid, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

If a successor Trustee does not take office within thirty (30) days after the retiring Trustee resigns or is removed, the retiring Trustee, at the Company’ expense, the Company or the Holders of at least 10% in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Holder who satisfies the requirements of TIA Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

The Company shall give notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all Holders in writing.  Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

SECTION 7.09.   Successor Trustee by Merger, Etc.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another Person, the resulting, surviving or transferee Person without any further act shall, if such resulting, surviving or transferee Person is otherwise eligible hereunder, be the successor Trustee; provided, however, that such Person shall be otherwise qualified and eligible under this Article Seven.

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In case any Notes have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

SECTION 7.10.   Eligibility; Disqualification.

This Indenture shall always have a Trustee who satisfies the requirements of TIA Sections 310(a)(1), (2), (3) and (5).  The Trustee (or, in the case of a corporation included in a bank holding company system, the related bank holding company) shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.  In addition, if the Trustee is a corporation included in a bank holding company system, the Trustee, independently of such bank holding company, shall meet the capital requirements of TIA Section 310(a)(2).  The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.  The provisions of TIA Section 310 shall apply to the Company, as obligors of the Notes.

If the Trustee has or acquires a conflicting interest within the meaning of the TIA, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the TIA and this Indenture.

SECTION 7.11.   Preferential Collection of Claims Against Company.

The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b).  A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

SECTION 7.12.   Trustee as Paying Agent and Collateral Agent.

References to the Trustee in Sections 7.01(f), 7.02, 7.03, 7.04, 7.07, 7.08 and the first paragraph of Section 7.09 shall include the Trustee in its role as Paying Agent, as Registrar and as Collateral Agent.

SECTION 7.13.   Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other Persons as to other matters and any such Person may certify or give an opinion as to such matters in one or several documents.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

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ARTICLE EIGHT

SATISFACTION AND DISCHARGE OF INDENTURE

SECTION 8.01.   Legal Defeasance and Covenant Defeasance.

(a)           The Company may, at its option and at any time, elect to have either paragraph (b) or paragraph (c) below be applied to the outstanding Notes upon compliance with the applicable conditions set forth in paragraph (d).

(b)           Upon the Company’s exercise under paragraph (a) of the option applicable to this paragraph (b), the Company and the Guarantors shall be deemed to have been released and discharged from their obligations with respect to the outstanding Notes, the Guarantees and the Collateral Agreements on the date the applicable conditions set forth below are satisfied (hereinafter, “Legal Defeasance”).  For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of the Sections and matters under this Indenture referred to in clause (i) and (ii) below, and the Company and the Guarantors shall be deemed to have satisfied all their other obligations under such Notes and this Indenture, the Guarantees and the Collateral Agreements, except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Notes to receive solely from the trust fund described in paragraph (d) below and as more fully set forth in such paragraph payments in respect of the principal of, premium, if any, interest and Additional Interest, if any, on such Notes when such payments are due, (ii) obligations listed in Section 8.03, subject to compliance with this Section 8.01 and (iii) the rights, powers, trusts, duties and immunities of the Trustee and the Company’s obligations in connection therewith.  The Company may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph (c) below with respect to the Notes.

(c)           Upon the Company’s exercise under paragraph (a) of the option applicable to this paragraph (c), the Company and its Restricted Subsidiaries shall, subject to the satisfaction of the conditions set forth in paragraph (d) below, be released and discharged from their obligations under any covenant contained in Sections 4.04 through 4.06,  Sections 4.08 through 4.22 (provided that the release and discharge of the Company’s obligations under Section 4.22 shall in no way relieve the Company of its obligation to pay any Additional Interest when due and payable) and Section 5.01(2), with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed to be not “outstanding” for the purpose of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes).  For this purpose, such Covenant Defeasance means that, with respect to the outstanding Notes and Guarantees, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.  In addition, upon the Company’s exercise under paragraph (a) hereof of the option applicable to this paragraph (c), subject to the satisfaction of the conditions set forth in paragraph (d) below, Sections 6.01(3) (solely as such section pertains to Sections 4.04 through 4.06, Sections 4.08 through 4.22 (provided that the release and discharge of the Company’s obligations under Section 4.22 shall in no way relieve the Company of its obligation to pay any Additional Interest when due and payable) and Section 5.01(2)), and Sections 6.01(4) through Section 6.01(9) (other than Sections 6.01(6) and 6.01(7)) shall not constitute Events of Default.

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(d)           The following shall be the conditions to application of either paragraph (b) or paragraph (c) above to the outstanding Notes:

1. The Company shall have irrevocably deposited in trust with the Trustee, pursuant to an irrevocable trust and security agreement in form satisfactory to the Trustee, U.S. Legal Tender or non-callable U.S. Government Obligations or a combination thereof, in such amounts and at such times as are sufficient, in the opinion of a nationally-recognized firm of independent public accountants, to pay the principal of, and premium, if any, interest and Additional Interest, if any, on the outstanding Notes on the stated date for payment thereof or the applicable Redemption Date, as the case may be; provided, however, that the Trustee (or other qualifying trustee) shall have received an irrevocable written order from the Company instructing the Trustee (or other qualifying trustee) to apply such U.S. Legal Tender or the proceeds of such U.S. Government Obligations to said payments with respect to the Notes to maturity or redemption;

2. In the event the Company elects paragraph (b) above, the Company shall deliver to the Trustee an Opinion of Counsel in the United States of America to the effect that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable federal income tax law, in either case stating that, and based thereon such Opinion of Counsel shall confirm that, the Holders shall not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance contemplated hereby and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

3.  in the event the Company elects paragraph (c) above, the Company shall deliver to the Trustee an Opinion of Counsel in the United States stating that the Holders shall not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance contemplated hereby and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

4. No Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the failure to comply with Section 4.08 arising in connection with the borrowing of funds to fund the deposit referenced in clause (1) above and the granting of any Lien securing such borrowing) or insofar as Defaults or Events of Default under Section 6.01(6) or 6.01(7) are concerned, at any time in the period ending on the 91st day after the date of such deposit;

5. Such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default hereunder (other than a Default or Event of Default resulting from the failure to comply with Section 4.08 arising in connection with the borrowing of funds to fund the deposit referenced in clause (1) above and the granting of any Lien securing such borrowing) or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

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6.  The Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit under clause (1) was not made by the Company with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

7. The Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent specified herein relating to the defeasance contemplated by this Section 8.01 have been complied with; and

8. The Company shall have delivered to the Trustee an Opinion of Counsel (subject to customary qualifications and exclusions) stating that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940.

Notwithstanding the foregoing, the Opinion of Counsel required by Section 8.01(d)(2) above with respect to a Legal Defeasance need not be delivered if all Notes not theretofore delivered to the Trustee for cancellation (1) have become due and payable or (2) shall become due and payable on the maturity date within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

In the event all or any portion of the Notes are to be redeemed through such irrevocable trust, the Company must make arrangements satisfactory to the Trustee, at the time of such deposit, for the giving of the notice of such redemption or redemptions by the Trustee in the name and at the expense of the Company.

SECTION 8.02.   Satisfaction and Discharge.

In addition to the Company’s rights under Section 8.01, this Indenture (and all Liens on Collateral in connection with the issuance of the Notes) shall be discharged and shall cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Notes, as expressly provided for in this Indenture) as to all outstanding Notes when:

(1) either:

(a) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or

(b) all Notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable at their stated maturity within one year or (iii) are to be called for redemption within one year and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, interest and Additional Interest, if any, on the Notes to the date of such stated maturity or redemption, as the case may be, together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(2) the Company has paid all other sums payable under this Indenture and the Collateral Agreements by the Company; and

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(3) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

SECTION 8.03.   Survival of Certain Obligations.

Notwithstanding the satisfaction and discharge of this Indenture and of the Notes referred to in Section 8.01 or 8.02, the respective obligations of the Company and the Trustee under Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, and 2.10, Sections 7.07 and 7.08 and Sections 8.05, 8.06 and 8.07 shall survive until the Notes are no longer outstanding, and thereafter the obligations of the Company and the Trustee under Sections 7.07, 8.04, 8.05, 8.06 and 8.07 shall survive.

SECTION 8.04.   Acknowledgment of Discharge by Trustee and Collateral Agent.

Subject to Section 8.07, after (i) the conditions of Section 8.01 or 8.02 have been satisfied, (ii) the Company has paid or caused to be paid all other sums payable hereunder by the Company and (iii) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent referred to in clause (i) above relating to the satisfaction and discharge of this Indenture have been complied with, the Trustee, upon written request, shall acknowledge in writing the discharge of the Company’ obligations under this Indenture except for those surviving obligations specified in Section 8.03 and the Collateral Agent shall execute and deliver to the Company (at the Company’s expense) any document reasonably requested by the Company to effect or evidence any release and discharge of Lien or Collateral Agreement contemplated by Section 12.05.

SECTION 8.05.   Application of Trust Moneys.

The Trustee shall hold any U.S. Legal Tender or U.S. Government Obligations deposited with it in the irrevocable trust established pursuant to Section 8.01.  The Trustee shall apply the deposited U.S. Legal Tender or the U.S. Government Obligations, together with earnings thereon, through the Paying Agent, in accordance with this Indenture and the terms of the irrevocable trust agreement established pursuant to Section 8.01, to the payment of principal of, premium, if any, and interest and Additional Interest, if any, on the Notes.  Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the Company’ request any U.S. Legal Tender or U.S. Government Obligations held by it as provided in Section 8.01(d) which, in the opinion of a nationally-recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 8.01 or 8.02 or the principal, premium, if any, and interest and Additional Interest, if any, received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Notes.

SECTION 8.06.   Repayment to the Company; Unclaimed Money.

Subject to Sections 7.07, 8.01 and 8.02, the Trustee and the Paying Agent shall promptly pay to the Company upon written request from the Company any excess U.S. Legal Tender or U.S. Government Obligations held by them at any time.  Subject to applicable law, the Trustee and the Paying Agent shall pay to the Company, upon receipt by the Trustee or the Paying Agent, as the case may be, of a written request from the Company any money held by it for the payment of principal, premium, if any, or interest and Additional Interest, if any, that remains unclaimed for two years after payment to the Holders is required, without interest thereon; provided, however, that the Trustee and the Paying Agent before being required to make any payment may, but need not, at the expense of the Company cause to be published once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least thirty (30) days from the date of such publication or mailing, any unclaimed balance of such money then remaining shall be repaid to the Company, without interest thereon.  After payment to the Company, Holders entitled to money must look solely to the Company for payment as general creditors unless an applicable abandoned property law designated another Person, and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.

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SECTION 8.07.   Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with Section 8.01 or 8.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and each Guarantor’s obligations under this Indenture and each other Indenture Document to which such Person is a party shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01 or 8.02 until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender or U.S. Government Obligations in accordance with Section 8.01 or 8.02; provided, however, that if the Company have made any payment of premium, if any, or interest and Additional Interest, if any, on or principal of any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE NINE

AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01.   Without Consent of Holders.

From time to time, the Company, the Guarantors, the Trustee and, if such amendment, modification or supplement relates to any Collateral Agreement, the Collateral Agent, without the consent of the Holders, may amend, modify or supplement this Indenture, the Notes, the Guarantees and the Collateral Agreements:

(1) to cure any ambiguity, defect or inconsistency contained therein;

(2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3) to provide for the assumption of the Company’s or a Guarantor’s obligations to Holders in accordance with Section 5.01;

(4) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights of any such Holder under this Indenture, the Notes, the Guarantees or the Collateral Agreements;

(5) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

(6) to allow any Subsidiary or any other Person to guarantee the Notes;

(7) to release a Guarantor as permitted by this Indenture and the relevant Guarantee;

(8) if necessary, in connection with any addition or release of Collateral permitted under the terms of this Indenture or the Collateral Agreements;

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(9) to conform the text of this Indenture, the Notes, or the Guarantee to any provision of this Indenture to the extent that such provision in this Indenture was intended to be a verbatim recitation of a provision of this Indenture, the Notes, or the Guarantees, which intent may be evidenced by an Officers’ Certificate to that effect;

(10) to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the date hereof; or

(11) to enter into or amend the Intercreditor Agreement and/or Collateral Agreements (or supplement the Intercreditor Agreement and/or Collateral Agreements) under circumstances provided therein including (x) if the Company incurs Permitted Additional Pari Passu Obligations and (y) in connection with the refinancing of the Credit Agreement and to secure any Permitted Additional Pari Passu Obligations under the Collateral Agreement, and to appropriately include any of the foregoing in the Intercreditor Agreement and Collateral Agreements,

so long as such amendment, modification or supplement does not adversely affect the rights of any of the Holders in any material respect.  Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amendment or supplement, and upon receipt by the Trustee and the Collateral Agent, as applicable, of the documents described in Sections 7.02 and 9.06 hereof, the Trustee and the Collateral Agent, as applicable, will join with the Company and the Guarantors in the execution of any amendment or supplement authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained.  After an amendment, modification, waiver or supplement under this Section 9.01 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, modification, waiver or supplement.  Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, modification, waiver or supplement or constitute an Event of Default hereunder.

SECTION 9.02.   With Consent of Holders.

The Company and the Guarantors, when authorized by a Board of Resolution, and the Trustee, or the Collateral Agent, as applicable, together, with the written consent of the Holder or Holders of at least a majority in aggregate principal amount of the outstanding Notes, may amend, modify or supplement this Indenture, the Notes, the Guarantees, the Registration Rights Agreement and the Collateral Agreements without notice to any other Holders.  The Holder or Holders of a majority in aggregate principal amount of the outstanding Notes may waive compliance by the Company with any provision of this Indenture, any Collateral Agreements or the Notes without notice to any other Holder.  However, no amendment, modification, supplement or waiver, including a waiver pursuant to Section 6.04, shall (a) without the consent of each Holder of each Note affected thereby:

(1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver of any provision of this Indenture or the Notes;

(2) reduce the rate of or change or have the effect of changing the time for payment of interest (including defaulted interest but excluding Additional Interest) on any Notes;

(3) reduce the principal of or change or have the effect of changing the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption or reduce the Redemption Price therefor;

(4) make any Notes payable in money other than that stated in the Notes;

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(5) make any change in provisions of this Indenture protecting the right of each Holder to receive payment of principal of, premium, if any, interest and Additional Interest, if any, on such Note on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of Notes (which includes Additional Notes, if any) to waive Defaults or Events of Default;

(6) amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer after the occurrence of a Change of Control, or make and consummate a Net Proceeds Offer with respect to any Asset Sale that has been consummated or modify any of the provisions or definitions with respect thereto;

(7) subordinate the Notes in right of payment to any other Indebtedness of the Company or any Guarantor;

(8) release any Guarantor from any of its obligations under its Guarantee or this Indenture otherwise than in accordance with the terms of this Indenture;

(9) make any changes to Section 9.01 or this Section 9.02; or

(b)           without the consent of the Holders of at least 66 ⅔% in principal amount of the then outstanding Notes issued under this Indenture (which includes Additional Notes, if any), release all or substantially all of the Collateral otherwise than in accordance with the terms of this Indenture and the Collateral Agreements.

Notwithstanding the foregoing, the Trustee and the Collateral Agent shall not be required to enter into any amendment that affects the Trustee’s or Collateral Agent’s rights and obligations under the Indenture and Collateral Agreements.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver.  Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

SECTION 9.03.   Compliance with TIA.

Every amendment, waiver or supplement of this Indenture, the Notes, the Collateral Agreements or the Guarantees shall comply with the TIA as then in effect.

SECTION 9.04.   Revocation and Effect of Consents.

Until an amendment, waiver or supplement becomes effective (which may be prior to any such amendment, waiver or supplement becoming operative), a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note.  Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to such Holder’s Note or portion of such Note by written notice to the Trustee and the Company received before the date on which the Trustee and if such amendment, waiver or supplement relates to any Collateral Agreement, the Collateral Agent, receives written consents from the Holders of a requisite percentage in principal amount of the outstanding Notes or receives an Officers’ Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.  An amendment, waiver or supplement shall become effective upon receipt by the Trustee or the Collateral Agent, as the case may be, of written consents from the Holders of the requisite percentage in principal amount of the outstanding Notes or such Officers’ Certificate, whichever first occurs, and the execution thereof by the Trustee or the Collateral Agent, as the case may be.

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The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver.  If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date.  No such consent shall be valid or effective for more than ninety (90) days after such record date.

After an amendment, supplement or waiver becomes effective, it shall bind every Holder unless it makes a change described in clauses(a) or (b) of the first paragraph of Section 9.02, in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of, premium, if any, and interest and Additional Interest, if any, on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

SECTION 9.05.   Notation on or Exchange of Notes.

If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder of the Note to deliver the Note to the Trustee.  The Trustee at the written direction of the Company may place an appropriate notation on the Note about the changed terms and return it to the Holder and the Trustee may place an appropriate notation on any Note thereafter authenticated.  Alternatively, if the Company so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms.  Failure to make an appropriate notation, or issue a new Note, shall not affect the validity and effect of such amendment, supplement or waiver.  Any such notation or exchange shall be made at the sole cost and expense of the Company.  Failure to make the appropriate notation or issue a new Note shall not effect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06.   Trustee to Sign Amendments, Etc.

The Trustee and/or the Collateral Agent, as applicable, shall execute any amendment, supplement or waiver authorized pursuant to this Article Nine; provided that the Trustee or the Collateral Agent, as the case may be, may, but shall not be obligated to, execute any such amendment, supplement or waiver which adversely affects the rights, duties or immunities of the Trustee or the Collateral Agent, as the case may be, under this Indenture or any Collateral Agreement.  The Trustee or the Collateral Agent, as the case may be, shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers’ Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture.  Such Opinion of Counsel shall also state that the amendment or supplement is a valid and enforceable obligation of the Company.  Such Opinion of Counsel shall not be an expense of the Trustee or the Collateral Agent, as the case may be, and shall be paid for by the Company.

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SECTION 9.07.   Conformity with Trust Indenture Act.

Every supplemental indenture executed pursuant to this Article Nine shall conform to the requirements of the TIA as then in effect.

ARTICLE TEN

GUARANTEE

SECTION 10.01.   Guarantee.

Each Guarantor hereby fully, irrevocably and unconditionally, jointly and severally guarantees (such guarantee, as amended or supplemented from time to time, to be referred to herein as the “Guarantee”), to each of the Holders, the Trustee and the Collateral Agent and their respective successors and assigns that (i) the principal of, premium, if any and interest and Additional Interest, if any, on the Notes shall be promptly paid in full when due, subject to any applicable grace period, whether upon redemption pursuant to the terms of the Notes, by acceleration or otherwise, and interest on the overdue principal (including interest accruing at the then applicable rate provided in this Indenture Documents after the occurrence of any Event of Default set forth in Section 6.01(8), whether or not a claim for post-filing or post-petition interest is allowed under applicable law following the institution of a proceeding under bankruptcy, insolvency or similar laws), if any, and interest on any interest and Additional Interest, if any, to the extent lawful, of the Notes and all other obligations of the Company to the Holders, the Trustee and the Collateral Agent hereunder, thereunder or under any Collateral Agreement shall be promptly paid in full or performed, all in accordance with the terms hereof, thereof and of the Collateral Agreements; and (ii) in case of any extension of time of payment or renewal of any of the Notes or of any such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section 10.03.  The Guarantee of each Guarantor shall rank senior in right of payment to all existing and future subordinated Indebtedness of such Guarantor and equal in right of payment with all other existing and future senior obligations of such Guarantor.  Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes, this Indenture, or any Collateral Agreement, the absence of any action to enforce the same, any waiver or consent by any of the Holders with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.  Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes, this Indenture and in this Guarantee.  The obligations of each Guarantor are limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under this Indenture, shall result in the obligations of such Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.  The net worth of any Guarantor for such purpose shall include any claim of such Guarantor against the Company for reimbursement and any claim against any other Guarantor for contribution.  Each Guarantor may consolidate with or merge into or sell its assets to the Company or another Guarantor without limitation in accordance with Sections 5.01, 4.11 and 10.04.  If any Holder, the Collateral Agent or the Trustee is required by any court or otherwise to return to the Company, any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Guarantor, any amount paid by the Company or any Guarantor to the Trustee, the Collateral Agent or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.  Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders, the Collateral Agent and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of this Guarantee notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee.

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SECTION 10.02.   Release of a Guarantor.

A Guarantor will be automatically and unconditionally released from its Guarantee (and may subsequently dissolve) without any action required on the part of the Trustee or any Holder:

(1)        if (a) all of the Capital Stock issued by such Guarantor or all or substantially all of the assets of such Guarantor are sold or otherwise disposed of (including by way of merger or consolidation and, in the case of a sale of Capital Stock, whether directly by transfer of Capital Stock issued by that Guarantor or indirectly by transfer of Capital Stock of other Subsidiaries that, directly or indirectly, own Capital Stock issued by such Guarantor) to a Person other than the Company or any of its Domestic Restricted Subsidiaries or (b) such Guarantor ceases to be a Restricted Subsidiary, and the Company otherwise complies, to the extent applicable, with Section 4.11;

(2)        if the Company designates such Guarantor as an Unrestricted Subsidiary in accordance with Section 4.09;

(3)        if the Company exercises its legal defeasance option or its covenant defeasance option as described below under Section 8.01; or

(4)        upon satisfaction and discharge of this Indenture as described in Section 8.02 or payment in full in cash of the principal of, and premium, if any, accrued and unpaid interest and Additional Interest, if any, on, the Notes (which includes Additional Notes, if any) and all other Obligations that are then due and payable.

At the Company’s request and expense, the Trustee will execute and deliver an instrument evidencing such release. A Guarantor may also be released from its obligations under its Guarantee in connection with a permitted amendment of this Indenture.  Any Guarantor not so released remains liable for the full amount of its Guarantee as provided in this Article Ten.
SECTION 10.03.   Limitation of Guarantor’s Liability.

Each Guarantor and, by its acceptance hereof, each of the Holders hereby confirms that it is the intention of all such parties that the guarantee by such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law.  To effectuate the foregoing intention, the Holders and such Guarantor hereby irrevocably agree that the obligations of such Guarantor under the Guarantee shall be limited to the maximum amount as shall, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to Section 10.05, result in the obligations of such Guarantor under the Guarantee not constituting such fraudulent transfer or conveyance.

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SECTION 10.04.   Guarantors May Consolidate, etc., on Certain Terms.

Each Guarantor (other than any Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and this Indenture in connection with any transaction complying with this Section 10.04 and Section 4.11) will not, and the Company will not cause or permit any Guarantor to, consolidate with or merge with or into any Person, other than the Company or any other Guarantor unless:

(1) the entity formed by or surviving any such consolidation or merger (if other than the Guarantor) or to which such sale, lease, conveyance or other disposition shall have been made is a corporation or limited liability company organized and existing under the laws of the United States or any State thereof or the District of Columbia;

(2) such entity assumes (a) by supplemental indenture in form attached hereto as Exhibit F, executed and delivered to the Trustee, all of the obligations of the Guarantor under the Guarantee and the performance of every covenant of the Guarantee and this Indenture and (b) by amendment, supplement or other instrument executed and delivered to the Trustee and the Collateral Agent, all obligations of the Guarantor under the Collateral Agreements and in connection therewith shall cause such instruments to be filed and recorded in such jurisdictions and take such other actions as may be required by applicable law to perfect or continue the perfection of the Lien created under the Collateral Agreements on the Collateral owned by or transferred to the surviving entity; and

(3) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

This Section 10.04 will not apply to:

(a)           any merger or consolidation of a Guarantor with and into the Company (with the Company being the surviving entity) or another Guarantor or; or

(b)           any merger or consolidation of a Guarantor or the Company with an Affiliate organized solely for the purpose of reincorporating such Guarantor or the Company in another jurisdiction in the United States or any state thereof or the District of Columbia.

SECTION 10.05.   Contribution.

In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a pro rata contribution from each other Guarantor hereunder based on the net assets of each other Guarantor.  The preceding sentence shall in no way affect the rights of the Holders to the benefits of this Indenture, the Notes or the Guarantees.

SECTION 10.06.   Waiver of Subrogation.

Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

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SECTION 10.07.   Waiver of Stay, Extension or Usury Laws.

Each Guarantor covenants to the extent permitted by law that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive such Guarantor from performing its Guarantee as contemplated herein, wherever enacted, now or at any time hereafter in force; and each Guarantor hereby expressly waives to the extent permitted by law all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 10.08.   Execution and Delivery of Guarantees.

Each guarantor hereby agrees that its execution and delivery of this Indenture or any supplemental indenture substantially in the form of Exhibit F hereto executed on behalf of such Guarantor by an Officer thereof in accordance with Section 4.16 hereof shall evidence its Guarantee set forth in this Article 10 without the need for any further notation on the Notes.

ARTICLE ELEVEN

MISCELLANEOUS

SECTION 11.01.   Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.  Any provision of the TIA which is required to be included in a qualified indenture, but not expressly included herein, shall be deemed to be included by this reference.  No past, present or future director, officer, employee, incorporator, or stockholder of the Company or a Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes, the Guarantees or this Indenture or for any claim based on, in respect of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.  The waiver and release may not be effective to waive liabilities under the federal securities laws.

SECTION 11.02.   Notices.

Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

if to the Company:

Kratos Defense Systems & Solutions
                       4820 Eastgate Mall
San Diego, CA 92121
Tel: (858) 812-7300
Fax: (858) 812-7301
Attention: Deanna Lund

if to the Trustee:

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Wilmington Trust, National Association

CCS-Corporate Capital Markets
50 South Sixth Street, Suite 1290
Minneapolis, MN 55402-1544

Attention:  Kratos Defense Administrator

Facsimile No:  (612) 217-5651

if to the Collateral Agent:

Wilmington Trust, National Association

CCS-Corporate Capital Markets
50 South Sixth Street, Suite 1290
Minneapolis, MN 55402-1544

Attention: Kratos Defense Administrator

Facsimile No:  (612) 217-5651

Each of the Company, the Trustee and the Collateral Agent by written notice to each other may designate additional or different addresses for notices to such Person.  Any notice or communication to the Company, the Trustee or the Collateral Agent shall be deemed to have been given or made as of the date so delivered if personally delivered; when receipt is acknowledged, if faxed; and five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address or a notice sent by mail to the Trustee shall not be deemed to have been given until actually received by the addressee).

Any notice or communication mailed to a Holder shall be mailed to such Holder by first class mail or other equivalent means at such Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given to such Holder if so mailed within the time prescribed.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.  If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event (including any notice of redemption or purchase) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary for such Note (or its designee) pursuant to the standing instructions from such Depositary.

SECTION 11.03.   Communications by Holders with Other Holders.

Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture, any Collateral Agreement, any Guarantee or the Notes.  The Company, the Trustee, the Collateral Agent, the Registrar and any other Person shall have the protection of TIA Section 312(c).

SECTION 11.04.   Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company or any Guarantor to the Trustee or the Collateral Agent, as the case may be, to take any action under this Indenture, any Collateral Agreement or any other Indenture Document, the Company shall furnish to the Trustee or the Collateral Agent, as the case may be, upon request:

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(1) an Officers’ Certificate, in form and substance reasonably satisfactory to the Trustee or the Collateral Agent, as the case may be, stating that, in the opinion of the signers, all conditions precedent to be performed by the Company or the applicable Guarantor (as the case may be), if any, provided for in this Indenture, any Collateral Agreement or any other Indenture Document relating to the proposed action have been complied with; and

(2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent to be performed by the Company or the applicable Guarantor (as the case may be), if any, provided for in this Indenture relating to the proposed action have been complied with.

SECTION 11.05.   Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, any Collateral Agreement or any other Indenture Document, other than the Officers’ Certificate required by Section 4.06(1), shall include:

(1) a statement that the Person making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such Person, he has made such examination or investigation as is reasonably necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with.

SECTION 11.06.   Rules by Trustee, Paying Agent, Registrar.

The Trustee may make reasonable rules in accordance with the Trustee’s customary practices for action by or at a meeting of Holders.  The Paying Agent or Registrar may make reasonable rules for its functions.

SECTION 11.07.   Legal Holidays.

A “Legal Holiday” used with respect to a particular place of payment is a Saturday, a Sunday or a day on which banking institutions in New York, New York or at such place of payment are not required to be open.  If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION 11.08.   Governing Law.

THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.  EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE GUARANTEES, THE COLLATERAL AGREEMENTS OR THE TRANSACTIONS CONTEMPLATED BY THIS INDENTURE.

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SECTION 11.09.   No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.10.   No Recourse Against Others.

No past, present or future director, officer, employee, incorporator, agent, stockholder or Affiliate of the Company or a Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes, the Guarantees, this Indenture or the Collateral Agreements or for any claim based on, in respect of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SECTION 11.11.   Successors.

All agreements of the Company and the Guarantors in this Indenture, the Notes, and the Guarantees shall bind their successors.  All agreements of each of the Trustee and the Collateral Agent in this Indenture shall bind their respective successors.

SECTION 11.12.   Duplicate Originals.

All parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together shall represent the same agreement.

SECTION 11.13.   Severability.

In case any one or more of the provisions in this Indenture, the Notes or in the Guarantees shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

SECTION 11.14.   Waiver of Jury Trial.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS INDENTURE, THE NOTES, THE GUARANTEES, THE COLLATERAL AGREEMENTS OR THE TRANSACTIONS CONTEMPLATED BY THIS INDENTURE.

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ARTICLE TWELVE

SECURITY

SECTION 12.01.   Security Interest.

(1)           The due and punctual payment of the principal of, premium, if any, interest and Additional Interest, if any, on the Notes and amounts due hereunder and under the Guarantees when and as the same shall be due and payable, whether on an Interest Payment Date, by acceleration, purchase, repurchase, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest (to the extent permitted by law), if any, on the Notes and the performance of all other Obligations of the Company and the Guarantors to the Holders or the Trustee under this Indenture, the Collateral Agreements, the Guarantees and the Notes shall be secured as provided in the Collateral Agreements.  Notwithstanding anything to the contrary herein, no Collateral shall consist of any Excluded Assets.

(2)           Each Holder, by its acceptance of a Note, consents and agrees to the terms of each Collateral Agreement, as the same may be in effect or may be amended from time to time in accordance with its respective terms, and authorizes and directs the Collateral Agent to enter into this Indenture and the Collateral Agreements and to perform its obligations and exercise its rights thereunder in accordance therewith.  The Company shall, and shall cause each of its Domestic Restricted Subsidiaries to, do or cause to be done, at its sole cost and expense, all such actions and things as may be required by the provisions of the Collateral Agreements and applicable law, to assure and confirm to the Collateral Agent the security interests in the Collateral contemplated by the Collateral Agreements, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes and Guarantees secured hereby, according to the intent and purpose herein and therein expressed and subject to the Intercreditor Agreement, including taking all commercially reasonable actions (including filing of UCC continuation statements and UCC amendments) required to cause the Collateral Agreements to create and maintain, as security for the Obligations contained in this Indenture, the Notes, the Collateral Agreements and the Guarantees valid and enforceable, perfected (to the extent required therein) security interests in and on all the Collateral, in favor of the Collateral Agent, superior to and prior to the rights of all third Persons other than as set forth in the Intercreditor Agreement, and subject to no other Liens, in each case, except as expressly provided herein or therein.  If required for the purpose of meeting the legal requirements of any jurisdiction in which any of the Collateral may at the time be located, the Company shall have the power to appoint, and shall take all reasonable action to appoint, one or more Persons to act as co-Collateral Agent with respect to any such Collateral, with such rights and powers limited to those deemed necessary for the Company, the Trustee or the Collateral Agent to comply with any such legal requirements with respect to such Collateral, and which rights and powers shall not be inconsistent with the provisions of this Indenture or any Indenture Document. The Company shall from time to time promptly pay all reasonable financing and continuation statement recording and/or filing fees, charges and taxes relating to this Indenture, the Collateral Agreements and any amendments hereto or thereto and any other instruments of further assurance required pursuant hereto or thereto.

SECTION 12.02.   Opinions.

The Company shall furnish to the Trustee, at such time as required by TIA Section 314(b) an Opinion of Counsel either (i) stating that, in the opinion of such counsel, this Indenture and the Collateral Agreements, financing statements and fixture filings then executed and delivered, as applicable, and all other instruments of further assurance or amendment then executed and delivered have been properly recorded, registered and filed to the extent necessary to perfect the security interests created by this Indenture and the Collateral Agreements and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given, and stating that as to such Collateral Agreements and such other instruments, such recording, registering and filing are the only recordings, registerings and filings necessary to perfect such security interest and that no re-recordings, re-registerings, or  re-filings are necessary to maintain such perfection, and further stating that all financing statements and continuation statements have been filed are necessary fully to preserve and protect the rights of and perfect such security interests of the Trustee for the benefit of itself and the Holders, under the Collateral Agreements or (ii) stating that, in the Opinion of such Counsel, no such action is necessary to perfect any security interest created under this Indenture, the Notes or any of the Collateral Agreements as intended by this Indenture, the Notes or any such Collateral Agreement.

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The Company shall furnish to the Trustee and the Collateral Agent (if other than the Trustee), on or within three months of the last day of each fiscal year, commencing on December 31, 2014, an Opinion of Counsel either (i) stating that, in the opinion of such counsel, all action necessary to perfect or continue the perfection of the security interests created by the Collateral Agreements and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given have been taken or (ii) stating that, in the Opinion of such Counsel, no such action is necessary to perfect or continue the perfection of any security interest created under any of the Collateral Agreements.

SECTION 12.03.   Release of Collateral.

The Collateral Agent shall not at any time release Collateral from the security interests created by the Collateral Agreements unless such release is in accordance with the provisions of this Indenture and the applicable Collateral Agreements.

The release of any Collateral from the terms of the Collateral Agreements shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to this Indenture and the Collateral Agreements.  To the extent applicable, the Company shall cause TIA Section 314(d) relating to the release of property from the security interests created by this Indenture and the Collateral Agreements to be complied with.  Any certificate or opinion required by TIA Section 314(d) may be made by an Officer of the Company, except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected or approved by the Trustee in the exercise of reasonable care.  A Person is “independent” if such Person (a) is in fact independent, (b) does not have any direct financial interest or any material indirect financial interest in the Company or in any Affiliate of the Company and (c) is not an officer, employee, promoter, underwriter, trustee, partner or director or person performing similar functions to any of the foregoing for the Company.  The Trustee shall be entitled to receive and conclusively rely upon a certificate provided by any such Person confirming that such Person is independent within the foregoing definition.

Notwithstanding any provision to the contrary herein, Collateral comprised of accounts receivable, and inventory or the proceeds of the foregoing, or cash shall be subject to release upon sales of such inventory, collection of the proceeds of such accounts receivable, and withdrawals of cash from the Company’s deposit accounts in the ordinary course of business.  If requested in writing by the Company, the Trustee shall instruct the Collateral Agent to execute and deliver such documents, instruments or statements and to take such other action as the Company may request to evidence or confirm that the Collateral falling under this Section 12.03 has been released from the Liens of each of the Collateral Agreements.

SECTION 12.04.   Specified Releases of Collateral.

The Company and the Guarantors will be entitled to releases of assets included in the Collateral from the Liens securing Indenture Obligations under any one or more of the following circumstances, and such Liens on such assets shall immediately and automatically, without the need for any further action by any Person, be released, terminated and discharged:

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(1) in connection with asset dispositions to a Person that is not the Company or a Guarantor permitted or not prohibited under Section 4.11.

(2) if any Guarantor is released from its Guarantee in accordance with the terms of this Indenture (including by virtue of such Guarantor ceasing to be a Restricted Subsidiary), that Guarantor’s assets will also be released from the Liens securing its Guarantee and the other Indenture Obligations; or

(3) if required in accordance with the terms of any Collateral Agreement.

The Liens on the Collateral that secure the Indenture Obligations also will automatically, without the need for any further action by any Person, be released, terminated and discharged:

(1)           upon legal defeasance or covenant defeasance pursuant to Section 8.01 or satisfaction and discharge of this Indenture pursuant to Section 8.02; or

(2)           with the consent of the Holders of the requisite percentage of Notes in accordance with the provisions of Section 9.01.

Upon receipt of such Officers’ Certificate and any necessary or proper instruments of termination, satisfaction or release prepared by the Company, the Collateral Agent shall execute, deliver or acknowledge such instruments or releases to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Collateral Agreements.

SECTION 12.05.   Release upon Satisfaction or Defeasance of All Outstanding Obligations.

The Liens on, and pledges of, all Collateral securing the Indenture Obligations will also be terminated and released upon payment in full of the principal of, premium, if any, on, and accrued and unpaid interest and Additional Interest, if any, on the Notes and all other Obligations hereunder, the Guarantees and the Collateral Agreements that are due and payable at or prior to the time such principal, premium, if any, and accrued and unpaid interest and Additional Interest, if any, are paid.

SECTION 12.06.   Form and Sufficiency of Release.

In the event that the Company or any Guarantor has sold, exchanged, or otherwise disposed of or proposes to sell, exchange or otherwise dispose of any portion of the Collateral that may be sold, exchanged or otherwise disposed of by such Company or such Guarantor (other than to the Company or another Guarantor), and such Company or such Guarantor requests in writing the Collateral Agent to furnish a written disclaimer, release or quit-claim of any interest in such property under this Indenture and the Collateral Agreements, the Collateral Agent shall execute, acknowledge and deliver to the Company or such Guarantor (in proper form prepared by the Company or such Guarantor) such an instrument promptly after satisfaction of the conditions set forth herein for delivery of any such release.  Notwithstanding the preceding sentence, all purchasers and grantees of any property or rights purporting to be released herefrom shall be entitled to rely upon any release executed by the Collateral Agent hereunder as sufficient for the purpose of this Indenture and as constituting a good and valid release of the property therein described from the Lien of this Indenture or of the Collateral Agreements.

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SECTION 12.07.   Purchaser Protected.

No purchaser or grantee of any property or rights purporting to be released herefrom shall be bound to ascertain the authority of the Trustee or the Collateral Agent to execute the release or to inquire as to the existence of any conditions herein prescribed for the exercise of such authority; nor shall any purchaser or grantee of any property or rights permitted by this Indenture to be sold or otherwise disposed of by the Company be under any obligation to ascertain or inquire into the authority of the Company to make such sale or other disposition.

SECTION 12.08.   Authorization of Actions to Be Taken by the Collateral Agent Under the Collateral Agreements.

Wilmington Trust, National Association is hereby appointed Collateral Agent.  Subject to the provisions of the applicable Collateral Agreements, each Holder, by acceptance of its Note(s) agrees that (a) the Collateral Agent shall execute and deliver the Collateral Agreements and act in accordance with the terms thereof, (b) the Collateral Agent may, in its sole discretion and without the consent of the Trustee or the Holders, take all actions it deems necessary or appropriate in order to (i) enforce any of the terms of the Collateral Agreements and (ii) collect and receive any and all amounts payable in respect of the Obligations of the Company and the Guarantors hereunder and under the Notes, the Guarantees and the Collateral Agreements and (c) to the extent permitted by this Indenture, the Collateral Agent shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any act that may be unlawful or in violation of the Collateral Agreements or this Indenture, and suits and proceedings as the Collateral Agent may deem expedient to preserve or protect its interests and the interests of the Trustee and the Holders in the Collateral (including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest thereunder or be prejudicial to the interests of the Collateral Agent, the Holders or the Trustee).  Notwithstanding the foregoing, the Collateral Agent may, at the expense of the Company, request the direction of the Holders with respect to any such actions and upon receipt of the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes, shall take such actions; provided that all actions so taken shall, at all times, be in conformity with the requirements of the Intercreditor Agreement.

SECTION 12.09.   Authorization of Receipt of Funds by the Trustee Under the Collateral Agreements.

The Collateral Agent is authorized to receive any funds for the benefit of itself, the Trustee and the Holders distributed under the Collateral Agreements and to the extent not prohibited under the Intercreditor Agreement, for turnover to the Trustee to make further distributions of such funds to itself, the Trustee and the Holders in accordance with the provisions of Section 6.10 and the other provisions of this Indenture.

SECTION 12.10.   Intercreditor Agreement.

This Article Twelve and the Collateral Agreements are subject to the terms, limitations and conditions set forth in the Intercreditor Agreement.  Notwithstanding anything herein to the contrary, the lien and security interest granted to the Collateral Agent pursuant to this Indenture and the Collateral Agreements and the exercise of any right or remedy by the Collateral Agent hereunder and thereunder are subject to the provisions of the Intercreditor Agreement.  In the event of any conflict between the terms of the Intercreditor Agreement and this Indenture with respect to lien priority or rights and remedies in connection with the Common Collateral, the terms of the Intercreditor Agreement shall govern.

88

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

KRATOS DEFENSE SYSTEMS & SOLUTIONS, INC.

By: /s/ Deanna H. Lund

Name:                Deanna H. Lund

Title:                Executive Vice President and Chief Financial Officer

AI METRIX, INC.
AIRORLITE COMMUNICATIONS, INC.
AVTEC SYSTEMS, INC.
BSC PARTNERS, LLC
CHARLESTON MARINE CONTAINERS INC.
COMPOSITE ENGINEERING, INC.
DALLASTOWN REALTY I, LLC
DALLASTOWN REALTY II, LLC
DEFENSE SYSTEMS, INCORPORATED
DEI SERVICES CORPORATION
DIGITAL FUSION SOLUTIONS, INC.
DIGITAL FUSION, INC.
DIVERSIFIED SECURITY SOLUTIONS, INC.
DTI ASSOCIATES, INC.
GENERAL MICROWAVE ISRAEL CORPORATION
GENERAL MICROWAVE CORPORATION
GICHNER SYSTEMS GROUP, INC.
GICHNER SYSTEMS INTERNATIONAL, INC.
HAVERSTICK CONSULTING, INC.
HAVERSTICK GOVERNMENT SOLUTIONS, INC.
HENRY BROS. ELECTRONICS, INC. (CA)
HENRY BROS. ELECTRONICS, INC.(CO)
HENRY BROS. ELECTRONICS, INC. (DE)
HENRY BROS. ELECTRONICS, INC. (NJ)
HENRY BROS. ELECTRONICS, L.L.C.
HERLEY INDUSTRIES, INC.
HERLEY-CTI, INC.
HERLEY - RSS, INC.
HGS HOLDINGS, INC.
JMA ASSOCIATES, INC.
KPSS GOVERNMENT SOLUTIONS, INC.
KRATOS DEFENSE & ROCKET SUPPORT SERVICES, INC.
KRATOS INTEGRAL HOLDINGS, LLC

KRATOS INTEGRAL SYSTEMS INTERNATIONAL, INC.
KRATOS NETWORKS, INC.
KRATOS PUBLIC SAFETY & SECURITY SOLUTIONS, INC.
KRATOS SOUTHEAST, INC.
KRATOS SOUTHWEST L.P.
KRATOS SYSTEMS AND SOLUTIONS, INC.
KRATOS TECHNOLOGY & TRAINING SOLUTIONS, INC.
KRATOS TEXAS, INC.
KRATOS UNMANNED SYSTEMS SOLUTIONS, INC.
CARLSBAD ISI, INC.
LVDM, INC.
MADISON RESEARCH CORPORATION
MICRO SYSTEMS, INC.
MSI ACQUISITION CORP.
NATIONAL SAFE OF CALIFORNIA
POLEXIS, INC.
REALITY BASED IT SERVICES LTD.
REAL TIME LOGIC, INC.
ROCKET SUPPORT SERVICES, LLC
SAT CORPORATION
SCT ACQUISITION, LLC
SCT REAL ESTATE, LLC
SECUREINFO CORPORATION
SHADOW I, INC.
SHADOW II, INC.
STAPOR RESEARCH, INC.
SUMMIT RESEARCH CORPORATION
WFI NMC CORP.

By: /s/ Deanna H. Lund
Name: Deanna H. Lund
Title: Executive Vice President and Chief Financial Officer

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee and Collateral Agent

By: /s/ Jane Schweiger
Name: Jane Schweiger
Title: Vice President

EXHIBIT A
[FORM OF INITIAL NOTE]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS.  NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS A NON-U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (C) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) WHICH IS SIX MONTHS AFTER THE LATER OF THE ORIGINAL DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE THEREOF WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER  TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS IN OFFSHORE TRANSACTIONS WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S OR REGISTRAR’S, AS APPLICABLE, RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (E) AND (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO THE COMPANY, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE OR REGISTRAR.

KRATOS DEFENSE & SECURITY SOLUTIONS, INC.

7.000% SENIOR SECURED NOTES DUE 2019

CUSIP No. [144A: 50077B AK4][Reg S: U50103 AE7]
No.                  [A_ / S_]                                                                                                             $

Kratos Defense & Security Solutions, Inc., a Delaware corporation (the “Company”, which term includes any successors under the Indenture hereinafter referred to), for value received promises to pay to Cede & Co., or registered assigns, the principal sum of  ________ DOLLARS ($_________) on May 15, 2019.

Interest Rate:  7.000%.

Interest Payment Dates:  May 15 and November 15, commencing November 15, 2014.

Record Dates:  May 1 and November 1.

Reference is made to the further provisions of this Note contained on the reverse side of this Note, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

KRATOS DEFENSE & SECURITY SOLUTIONS, INC.

By:

Name:

Title:

Dated:  ___________

TRUSTEE CERTIFICATE OF AUTHENTICATION

This is one of the 7.000% Senior Secured Notes due 2019 referred to in the within-mentioned Indenture.

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

Dated:  ________                                                           By:
Authorized Signatory

(REVERSE OF NOTE)

7.000% Senior Secured Note due 2019

1. Interest.  Kratos Defense & Security Solutions, Inc., a Delaware corporation (the “Company”, which term includes any successors under the Indenture hereinafter referred to), promises to pay interest on the principal amount of this Note at the rate per annum shown above.  Interest on the Note will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from and including the date of issuance.  The Company will pay interest in cash semi-annually in arrears on each Interest Payment Date, commencing November 15, 2014.  Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.  The Company shall pay interest on overdue principal (including interest accruing at the then applicable rate provided in the Indenture Documents after the occurrence of any Event of Default set forth in Section 6.01(6) or (7) of the Indenture, whether or not a claim for post-filing or post-petition interest is allowed under applicable law following the institution of a proceeding under bankruptcy, insolvency or similar laws) at 1% per annum in excess of the rate per annum set forth in the Notes (the “Default Rate”), and it shall pay interest on overdue installments of interest and Additional Interest, if any, at the same Default Rate to the extent lawful.

2. Method of Payment.  The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are cancelled on registration of transfer or registration of exchange after such Record Date, and on or before such Interest Payment Date.  Holders must surrender Notes to a Paying Agent to collect principal payments.  The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts (“U.S. Legal Tender”).  However, the Company may pay principal and interest by check payable in such U.S. Legal Tender.  The Company shall deliver any such interest payment to the Paying Agent for delivery to a Holder at the Holder’s registered address.

3. Paying Agent and Registrar.  Initially, Wilmington Trust, National Association (the “Trustee”) will act as Paying Agent and Registrar.  The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.  Neither the Company nor any Affiliate of the Company may act as Paying Agent.

4. Indenture.  The Notes were issued under an Indenture, dated as of May 14, 2014 (the “Indenture”), by and between the Company and the Trustee.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb) (the “TIA”), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA.  Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to in the Indenture and the TIA for a statement of such terms.  The Notes are senior secured obligations of the Company.  Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.  Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein.

5. Redemption.  The Notes are subject to optional redemption as further described in the Indenture.  The Company shall not be required to make any mandatory redemption or sinking fund payments with respect to the Notes.

6. Offers to Purchase.  Sections 4.10 and 4.11 of the Indenture provide that upon the occurrence of a Change of Control and after certain Asset Sales and subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

7. Registration Rights.  Pursuant to the Registration Rights Agreement among the Company, the Guarantors party thereto and the Initial Purchasers of the Initial Notes, the Company will be obligated to consummate an exchange offer.  Upon such exchange offer, the Holders of the Initial Notes shall have the right, subject to compliance with securities laws, to exchange such Initial Notes for 7.000% Senior Secured Notes due 2019, which have been registered under the Securities Act, in like principal amount and having terms identical in all material respects to the Initial Notes.  The Holders of the Initial Notes shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

8. Denominations; Transfer; Exchange.  The Notes are in registered form, without coupons, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.  A Holder shall register the transfer of or exchange of Notes in accordance with the Indenture.  The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes, fees or similar governmental charges payable in connection therewith as permitted by the Indenture.  The Registrar shall not be required to register the transfer or exchange of any Note (i) during a period beginning at the opening of business fifteen (15) days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to Article Three of the Indenture, except the unredeemed portion of any Note being redeemed in part.

9. Persons Deemed Owners.  The registered Holder of a Note shall be treated as the owner of it for all purposes.

10. Unclaimed Money.  Subject to applicable law, if money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent may pay the money without interest thereon back to the Company.  After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

11. Discharge Prior to Redemption or Maturity.  If the Company at any time deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or stated maturity and complies with the other provisions of the Indenture relating thereto, the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, except for the rights of Holders to receive payments in respect of the principal of, and premium, if any, interest and Additional Interest, if any, on the Notes when such payments are due from the deposits referred to above.

12. Amendment; Supplement; Waiver.  The Indenture, the Notes, the Guarantees, and the Collateral Agreements may be amended or supplemented as provided in the Indenture.

13. Restrictive Covenants.  The Indenture imposes certain limitations on the ability of the Company and the Restricted Subsidiaries to, among other things, incur additional Indebtedness or issue Preferred Stock, grant Liens, make payments in respect of their Capital Stock or certain Indebtedness, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Subsidiaries, merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation.  Such limitations are subject to a number of important qualifications and exceptions.  The Company must annually report to the Trustee on compliance with such limitations.

14. Successors.  When a successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes, the Guarantees and the Indenture, the predecessor will be released from those obligations.

15. Defaults and Remedies.  The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture. Upon the occurrence of an Event of Default, the rights and obligations of the Issuer, the Guarantors, the Trustee and the Holders shall be set forth in the applicable provisions of the Indenture.

16. Trustee Dealings with Company.  Subject to the terms of the TIA and the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, the Subsidiaries or their respective Affiliates as if it were not the Trustee.

17. No Recourse Against Others.  No past, present or future director, officer, employee, incorporator, agent, stockholder or Affiliate of the Company or a Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes, the Guarantees, the Indenture or the Collateral Agreements or for any claim based on, in respect of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

18. Guarantee.  Subject to the terms and conditions of Article Ten of the Indenture, payment of principal, interest and Additional Interest, if any (including interest on overdue principal and overdue interest, if lawful), is unconditionally guaranteed, jointly and severally, by each of the Guarantors.

19. Intercreditor Agreement.  Each Holder, by its acceptance of its Note, agrees to be bound by the terms of the Intercreditor Agreement and all such replacement Intercreditor Agreement and each of the Guarantors, if any, and the Holders hereby authorize the Trustee and the Collateral Agent to bind the Holders to the extent provided in the Intercreditor Agreement.  Notwithstanding anything herein to the contrary, the lien and security interest granted to the Collateral Agent pursuant to the Indenture, this Note and the Collateral Agreements and the exercise of any right or remedy by the Collateral Agent hereunder and thereunder are subject to the provisions of the Intercreditor Agreement.  In the event of any conflict between the terms of the Intercreditor Agreement and this Note with respect to lien priority or rights and remedies in connection with the Common Collateral (as defined in the Intercreditor Agreement), the terms of the Intercreditor Agreement shall govern.

20. Authentication.  This Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this Note.

21. Governing Law.  THIS NOTE, THE GUARANTEES, THE INDENTURE, AND THE COLLATERAL AGREEMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.  EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE.

22. Waiver of Jury Trial.  Each of the parties hereto and the Holders (by their acceptance of the Note) hereby irrevocably waives, to the fullest extent permitted by law, any and all right to trial by jury in any action or proceeding arising out of or in connection with the Indenture, this Note, the Guarantees, the Collateral Agreements or the transactions contemplated by the Indenture.

23. Security.  The Company’ and Guarantors’ obligations under the Notes are secured by Liens on the Collateral pursuant to the terms of the Collateral Agreements.  The actions of the Trustee and the Holders of the Notes secured by such Liens and the application of proceeds from the enforcement of any remedies with respect to such Collateral are limited pursuant to the terms of the Collateral Agreements.

24. Abbreviations and Defined Terms.  Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

25. CUSIP Numbers.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon, and any such redemption shall not be affected by any defect in or omission of such numbers.

The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture.  Requests may be made to: Kratos Defense & Security Solutions, Inc., 4820 Eastgate Mall, San Diego, CA 92121.

ASSIGNMENT FORM

If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:

(Print or type name, address and zip code and

social security or tax ID number of assignee)

and irrevocably appoint

agent to transfer this Note on the books of the Company.  The agent may substitute another to act for him.

Dated:                                                           Signed:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the SEC of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) November 14, 2014, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that this Note is being transferred:

[Check One]

(1) ______	to the Company or a subsidiary thereof; or

(2) ______	pursuant to and in compliance with Rule 144A under the Securities Act; or

(3) ______
to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

(4) ______	outside the United States to a person other than a “U.S. person” in compliance with Rule 904 of Regulation S under the Securities Act; or

(5) ______	pursuant to the exemption from registration provided by Rule 144 under the Securities Act; or

(6) ______	pursuant to an effective registration statement under the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided that if box (3), (4) or (5) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, in its sole discretion, such legal opinions, certifications (including an investment letter in the case of box (3) or (4)) and other information as the Trustee or the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.15 of the Indenture shall have been satisfied.

Dated:                                                           Signed:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:  _________________________                                                                __________________________________________

NOTICE:  To be executed by an executive officer

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.11 of the Indenture, check the appropriate box:

Section 4.10  [         ]

Section 4.11  [         ]

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.10 or 4.11 of the Indenture, state the amount you elect to have purchased (in minimum denominations of $2,000 or integral multiples of $1,000 in excess thereof, except if you have elected to have all of your Notes purchased):

$

Dated:                                                   Signature: ________________________

NOTICE:  The signature on this assignment must correspond with the name as it appears upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever and be guaranteed by the endorser’s bank or broker.

Social Security or
Tax ID No :	__________________

Signature Guarantee:  ____________________

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of an interest in this Global Note for an interest in another Global Note or for a Physical Note, or exchanges of an interest in another Global Note or a Physical Note for an interest in this Global Note, have been made:

	Amount of Decrease in Principal Amount of this Global Note	Amount of Increase in Principal Amount of this Global Note	Principal Amount of this Global Note Following Such Decrease or Increase	Signature of Authorized Officer of Trustee or Note Custodian
Date of Exchange

EXHIBIT B

[FORM OF EXCHANGE NOTE]

KRATOS DEFENSE & SECURITY SOLUTIONS, INC.

7.000% SENIOR SECURED NOTES DUE 2019

CUSIP No. 50077B AL2
No.                                                                                                                              $

Kratos Defense & Security Solutions, Inc., a Delaware corporation (the “Company”, which term includes any successors under the Indenture hereinafter referred to), for value received promise to pay to Cede & Co., or registered assigns, the principal sum of ________ DOLLARS ($______) on May 15, 2019.

Interest Rate:  7.000%.

Interest Payment Dates:  May 15 and November 15, commencing November 15, 2014.

Record Dates:  May 1 and November 1.

Reference is made to the further provisions of this Note contained on the reverse side of this Note, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

KRATOS DEFENSE & SECURITY SOLUTIONS, INC.

By:

Name:

Title:

Dated:  _____________

TRUSTEE CERTIFICATE OF AUTHENTICATION

This is one of the 7.000% Senior Secured Notes due 2019 referred to in the within-mentioned Indenture.

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

Dated:  ________                                                           By:
Authorized Signatory

(REVERSE OF NOTE)

7.000% Senior Secured Note due 2019

1. Interest.  Kratos Defense & Security Solutions, Inc., a Delaware corporation (the “Company”, which term includes any successor entity), promises to pay interest on the principal amount of this Note at the rate per annum shown above.  Interest on the Note will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from and including the date of issuance.  The Company will pay interest in cash semi-annually in arrears on each Interest Payment Date, commencing November 15, 2014.  Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.  The Company shall pay interest on overdue principal (including interest accruing at the then applicable rate provided in the Indenture Documents after the occurrence of any Event of Default set forth in Section 6.01(6) or (7) of the Indenture, whether or not a claim for post-filing or post-petition interest is allowed under applicable law following the institution of a proceeding under bankruptcy, insolvency or similar laws) at 1% per annum in excess of the rate per annum set forth in the Notes (the “Default Rate”), and it shall pay interest on overdue installments of interest at the same Default Rate to the extent lawful.

2. Method of Payment.  The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are cancelled on registration of transfer or registration of exchange after such Record Date, and on or before such Interest Payment Date.  Holders must surrender Notes to a Paying Agent to collect principal payments.  The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts (“U.S. Legal Tender”).  However, the Company may pay principal and interest by check payable in such U.S. Legal Tender.  The Company shall deliver any such interest payment to the Paying Agent for delivery to a Holder at the Holder’s registered address.

3. Paying Agent and Registrar.  Initially, Wilmington Trust, National Association (the “Trustee”) will act as Paying Agent and Registrar.  The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.  Neither the Company nor any Affiliate of the Company may act as Paying Agent.

4. Indenture.  The Notes were issued under an Indenture, dated as of May 14, 2014 (the “Indenture”), by and between the Company and the Trustee.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb) (the “TIA”), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to in the Indenture and the TIA for a statement of such terms.  The Notes are senior secured obligations of the Company.  Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.  Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein.

5. Redemption. The Notes are subject to optional redemption as further described in the Indenture.  The Company shall not be required to make any mandatory redemption or sinking fund payments with respect to the Notes.

6. Offers to Purchase.  Sections 4.10 and 4.11 of the Indenture provide that upon the occurrence of a Change of Control and after certain Asset Sales and subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

7. Denominations; Transfer; Exchange.  The Notes are in registered form, without coupons, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.  A Holder shall register the transfer of or exchange of Notes in accordance with the Indenture.  The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes, fees or similar governmental charges payable in connection therewith as permitted by the Indenture.  The Registrar shall not be required to register the transfer or exchange of any Note (i) during a period beginning at the opening of business fifteen (15) days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to Article Three of the Indenture, except the unredeemed portion of any Note being redeemed in part.

8. Persons Deemed Owners.  The registered Holder of a Note shall be treated as the owner of it and the Notes for all purposes.

9. Unclaimed Money.  Subject to applicable law, if money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent may pay the money without interest thereon back to the Company.  After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

10. Discharge Prior to Redemption or Maturity.  If the Company at any time deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or stated maturity and complies with the other provisions of the Indenture relating thereto, the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, except for the rights of Holders to receive payments in respect of the principal of, and premium, if any, and interest on the Notes when such payments are due from the deposits referred to above.

11. Amendment; Supplement; Waiver.  The Indenture, the Notes, the Guarantees and the Collateral Agreements may be amended or supplemented as provided in the Indenture.

12. Restrictive Covenants.  The Indenture imposes certain limitations on the ability of the Company and the Restricted Subsidiaries to, among other things, incur additional Indebtedness or issue Preferred Stock, grant Liens, make payments in respect of their Capital Stock or certain Indebtedness, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Subsidiaries, merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation.  Such limitations are subject to a number of important qualifications and exceptions.  The Company must annually report to the Trustee on compliance with such limitations.

13. Successors.  When a successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes, the Guarantees and the Indenture, the predecessor will be released from those obligations.

14. Defaults and Remedies.  The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture. Upon the occurrence of an Event of Default, the rights and obligations of the Issuer, the Guarantors, the Trustee and the Holders shall be set forth in the applicable provisions of the Indenture.

15. Trustee Dealings with Company.  Subject to the terms of the TIA and the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, the Subsidiaries or their respective Affiliates as if it were not the Trustee.

16. No Recourse Against Others.  No past, present or future director, officer, employee, incorporator, agent, stockholder or Affiliate of the Company or a Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes, the Guarantees, this Indenture or the Collateral Agreements or for any claim based on, in respect of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

17. Guarantee.  Subject to the terms and conditions of Article Ten of the Indenture, payment of principal and interest (including interest on overdue principal and overdue interest, if lawful), is unconditionally guaranteed, jointly and severally, by each of the Guarantors.

18. Intercreditor Agreement.  Each Holder, by its acceptance of its Note, agrees to be bound by the terms of the Intercreditor Agreement and all such replacement Intercreditor Agreement and each of the Guarantors, if any, and the Holders hereby authorize the Trustee and the Collateral Agent to bind the Holders to the extent provided in the Intercreditor Agreement.  Notwithstanding anything herein to the contrary, the lien and security interest granted to the Collateral Agent pursuant to the Indenture, this Note and the Collateral Agreements and the exercise of any right or remedy by the Collateral Agent hereunder and thereunder are subject to the provisions of the Intercreditor Agreement.  In the event of any conflict between the terms of the Intercreditor Agreement and this Note with respect to lien priority or rights and remedies in connection with the Common Collateral (as defined in the Intercreditor Agreement), the terms of the Intercreditor Agreement shall govern.

19. Authentication.  This Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this Note.

20. Governing Law.  THIS NOTE, THE GUARANTEES, THE INDENTURE, AND THE COLLATERAL AGREEMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.  EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE.

21. Waiver of Jury Trial.  Each of the parties hereto and the Holders (by their acceptance of the Note) hereby irrevocably waives, to the fullest extent permitted by law, any and all right to trial by jury in any action or proceeding arising out of or in connection with the Indenture, this Note, the Guarantees, the Collateral Agreements or the transactions contemplated by the Indenture.

22. Security.  The Company’ and Guarantors’ obligations under the Notes are secured by Liens on the Collateral pursuant to the terms of the Collateral Agreements.  The actions of the Trustee and the Holders of the Notes secured by such Liens and the application of proceeds from the enforcement of any remedies with respect to such Collateral are limited pursuant to the terms of the Collateral Agreements.

23. Abbreviations and Defined Terms.  Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

24. CUSIP Numbers.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon, and any such redemption shall not be affected by any defect in or omission of such numbers.

The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture.  Requests may be made to: Kratos Defense & Security Solutions, Inc., 4820 Eastgate Mall, San Diego, CA 92121.

ASSIGNMENT FORM

If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:

(Print or type name, address and zip code and

social security or tax ID number of assignee)

and irrevocably appoint

agent to transfer this Note on the books of the Company.  The agent may substitute another to act for him.

Dated:                                                           Signed:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:                                           _______________________

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.11 of the Indenture, check the appropriate box:

Section 4.10  [         ]

Section 4.11  [         ]

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.10 or 4.11 of the Indenture, state the amount you elect to have purchased (in minimum denominations of $2,000 or an integral multiple of $1,000 in excess thereof, except if you have elected to have all of your Notes purchased):

$

Dated:                                                   Signature: ________________________

NOTICE:  The signature on this assignment must correspond with the name as it appears upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever and be guaranteed by the endorser’s bank or broker.

Social Security or
Tax ID No :	__________________

Signature Guarantee:  ____________________

EXHIBIT C

[FORM OF LEGEND FOR GLOBAL NOTES]

Any Global Note authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Security) in substantially the following form:

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY.  THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE “DEPOSITORY”), TO THE COMPANY OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

EXHIBIT E

Form of Certificate To Be

Delivered in Connection with

Transfers Pursuant to Regulation S

Wilmington Trust, National Association

50 South Sixth Street, Suite 1290

Minneapolis, MN 55402-1544

Attn:  Jane Y. Schweiger

Re:           7.000% Senior Secured Notes due 2019 (the “Notes”) of Kratos Defense & Security Solutions, Inc., a Delaware corporation (the “Company,” which term includes any successor entity)

Ladies and Gentlemen:

In connection with our proposed sale of $___________ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:

1. the offer of the Notes was not made to a person in the United States;

2. either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

3. no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

4. the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

5. we have advised the transferee of the transfer restrictions applicable to the Notes.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.  Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,

[Name of Transferee]

By:

Authorized Signature

EXHIBIT F

FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY GUARANTORS

Supplemental Indenture (this “Supplemental Indenture”), dated as of _________, among the parties identified in the signature page of this Supplemental Indenture as a Guaranteeing Subsidiary (each a “Guaranteeing Subsidiary”) of the Company, and Wilmington Trust, National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, Kratos Defense & Security Solutions, Inc., a Delaware corporation (the “Issuer”) has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of May 14, 2014 providing for the issuance of 7.000% Senior Secured Notes due 2019 (the “Notes”);

WHEREAS, Section 4.16 of the Indenture provides that under certain circumstances each Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture and a Guarantee pursuant to which any newly-acquired or created Guarantor shall unconditionally guarantee all of the Company’s obligations under the Notes and the Indenture on the terms and conditions set forth therein and herein and in such Guarantee; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and delivery this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.           Capitalized Terms.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.           Joinder to Indenture.  Each of the Guaranteeing Subsidiaries hereby agree to become bound by the terms, conditions and other provisions of the Indenture with all attendant rights, duties and obligations stated therein, with the same force and effect as if originally named as a Guarantor therein and as if such Guaranteeing Subsidiary executed the Indenture on the date thereof.

3.           Agreement to Guarantee.  Each Guarantor hereby fully, irrevocably and unconditionally, jointly and severally, unconditionally and irrevocably guarantees (such guarantee, as amended or supplemented from time to time, to be referred to herein as the “Guarantee”), to each of the Holders, the Trustee and the Collateral Agent and their respective successors and assigns that (i) the principal of, premium, if any and interest and Additional Interest, if any, on the Notes shall be promptly paid in full when due, subject to any applicable grace period, whether upon redemption pursuant to the terms of the Notes, by acceleration or otherwise, and interest on the overdue principal (including interest accruing at the then applicable rate provided in the Indenture Documents after the occurrence of any Event of Default set forth in Section 6.01(6) or 6.01(7) of the Indenture, whether or not a claim for post-filing or post-petition interest is allowed under applicable law following the institution of a proceeding under bankruptcy, insolvency or similar laws), if any, and interest on any interest and Additional Interest, if any, to the extent lawful, of the Notes and all other obligations of the Company to the Holders, the Trustee and the Collateral Agent hereunder, thereunder or under any Collateral Agreement shall be promptly paid in full or performed, all in accordance with the terms hereof, thereof and of the Collateral Agreements; and (ii) in case of any extension of time of payment or renewal of any of the Notes or of any such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section 10.03 of the Indenture.

The obligations of each Guaranteeing Subsidiary to the Holders and to the Trustee pursuant to this Supplemental Indenture and the Indenture are expressly set forth in Article Ten of the Indenture and reference is hereby made to such Indenture for the precise terms of the Guarantee.

No past, present or future director, officer, employee, incorporator, agent, stockholder or Affiliate of the Company or a Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes, the Guarantees, the Indenture or the Collateral Agreements or for any claim based on, in respect of, such obligations or their creation.

The Guarantee executed and delivered hereby is a continuing Guarantee and shall remain in full force and effect and shall be binding upon each Guarantor and its successors and assigns until full and final payment of all of the Company’s obligations under the Notes and Indenture or until released or legally defeased in accordance with the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders, and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.  This is a Guarantee of payment and performance and not of collectibility.

The obligations of each Guaranteeing Subsidiary under its Subsidiary Guarantee shall be limited to the extent necessary to insure that it does not constitute a fraudulent conveyance under applicable law.

THE TERMS OF ARTICLE TEN OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.

4.           GOVERNING LAW.  THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.  EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE.

5.           Counterparts.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

6.           Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date written below.

GUARANTEEING SUBSIDIARIES:

[                                                          ]

By: ___________________________________

Name:

Title:

THE TRUSTEE:

Wilmington Trust, National Association, as Trustee

By: ___________________________________

Name:

Title:

Exhibit 10.1

KRATOS DEFENSE & SECURITY SOLUTIONS, INC.

$625,000,000 7.000% of Senior Secured Notes due 2019

REGISTRATION RIGHTS AGREEMENT

May 14, 2014
SUNTRUST ROBINSON HUMPHREY, INC.
3333 Peachtree Road NE
Atlanta, GA 30326
As Representative of the
Initial Purchasers listed in
Schedule I to the Purchase Agreement

Ladies and Gentlemen:

Kratos Defense & Security Solutions, Inc., a Delaware corporation (the “Company”) is issuing and selling to SunTrust Robinson Humphrey, Inc. (“SunTrust”) and the other initial purchasers listed in Schedule I to the Purchase Agreement (the “Initial Purchasers”), upon the terms set forth in the Purchase Agreement dated May 9, 2014, by and among the Company, the Initial Purchasers and the subsidiary guarantors named therein (the “Purchase Agreement”), $625,000,000 aggregate principal amount of 7.00% Senior Secured Notes due 2019 issued by the Company (each, a “Note” and collectively, the “Notes”).  As an inducement to the Initial Purchasers to enter into the Purchase Agreement, the Company and the subsidiary guarantors listed in the signature pages hereto agree with the Initial Purchasers, for the benefit of the Holders (as defined below) of the Notes (including, without limitation, the Initial Purchasers), as follows:

1. Definitions

Capitalized terms that are used herein without definition and are defined in the Purchase Agreement shall have the respective meanings ascribed to them in the Purchase Agreement.  As used in this Agreement, the following terms shall have the following meanings:

Additional Interest:  See Section 4(a).

Advice:  See Section 6(w).

Agreement:  This Registration Rights Agreement, dated as of the Closing Date, between the Company and the Initial Purchasers.

Applicable Period:  See Section 2(e).

Business Day:  A day that is not a Saturday, a Sunday or a day on which banking institutions in the City of New York are authorized or required by law or executive order to be closed.

Closing Date:  May 14, 2014.

Collateral Agreements:  Shall have the meaning set forth in the Indenture.

Company:  See the introductory paragraph to this Agreement.

Day:  Unless otherwise expressly provided, a calendar day.

Effectiveness Period:  See Section 3(a).

Event Date:  See Section 4(b).

Exchange Act:  The Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

Exchange Notes:  Senior Secured Notes due 2019 of the Company, identical in all material respects to the Notes, including the guarantees endorsed thereon, except for references to series and restrictive legends.

Exchange Offer:  See Section 2(a).

Exchange Registration Statement:  See Section 2(a).

FINRA:  Financial Industry Regulatory Authority, Inc.

Holder:  Any beneficial holder of Registrable Notes.

Indemnified Party:  See Section 8(c).

Indemnifying Party:  See Section 8(c).

Indenture:  The Indenture, dated as of the Closing Date, among the Company, the Subsidiary Guarantors and Wilmington Trust, National Association, as trustee, pursuant to which the Notes are being issued, as amended or supplemented from time to time in accordance with the terms hereof.

Initial Purchasers:  See the introductory paragraph to this Agreement.

Initial Shelf Registration:  See Section 3(a).

Inspectors:  See Section 6(o).

Lien:  Shall have the meaning set forth in the Indenture.

Losses:  See Section 8(a).

Notes:  See the introductory paragraph to this Agreement.

Participating Broker-Dealer:  See Section 2(e).

Person:  An individual, trustee, corporation, partnership, limited liability company, joint stock company, trust, unincorporated association, union, business association, firm, government or agency or political subdivision thereof, or other legal entity.

Private Exchange:  See Section 2(f).

Private Exchange Notes:  See Section 2(f).

Prospectus:  The prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Notes covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

Purchase Agreement:  See the introductory paragraph to this Agreement.

Records:  See Section 6(o).

Registrable Notes:  Notes and Private Exchange Notes, in each case, that may not be sold without restriction under federal or state securities laws.

Registration Statement:  Any registration statement of the Company and the Subsidiary Guarantors filed with the SEC under the Securities Act (including, but not limited to, the Exchange Registration Statement, the Shelf Registration and any subsequent Shelf Registration) that covers any of the Registrable Notes pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

Rule 144:  Rule 144 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144A) or regulation hereafter adopted by the SEC providing for offers and sales of securities made in compliance therewith resulting in offers and sales by subsequent holders that are not affiliates of an issuer or such securities being free of the registration and prospectus delivery requirements of the Securities Act.

Rule 144A:  Rule 144A promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144) or regulation hereafter adopted by the SEC.

Rule 415:  Rule 415 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

Rule 430A:  Rule 430A promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

SEC:  The Securities and Exchange Commission.

Securities:  The Notes, the Exchange Notes and the Private Exchange Notes.

Securities Act:  The Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

Shelf Notice:  See Section 2(j).

Shelf Registration:  See Section 3(b).

Subsequent Shelf Registration:  See Section 3(b).

Subsidiary Guarantor:  Each subsidiary of the Company that guarantees the obligations of the Company under the Notes and Indenture.

TIA:  The Trust Indenture Act of 1939, as amended.

Trustee:  The trustee under the Indenture and, if existent, the trustee under any indenture governing the Exchange Notes and Private Exchange Notes (if any).

Underwritten Registration or Underwritten Offering:  A registration in which securities of the Company are sold to an underwriter for reoffering to the public.

2. Exchange Offer

(a) Unless the Exchange Offer would not be permitted by applicable laws or a policy of the SEC, the Company shall (and shall cause each Subsidiary Guarantor to) (i) prepare and file with the SEC a registration statement (the “Exchange Registration Statement”) on an appropriate form under the Securities Act with respect to an offer (the “Exchange Offer”) to the Holders of Notes to issue and deliver to such Holders, in exchange for the Notes, a like principal amount of Exchange Notes, (ii) use its commercially reasonable efforts to cause the Exchange Registration Statement to be declared effective as promptly as practicable after the filing thereof, (iii) use its commercially reasonable efforts to keep the Exchange Registration Statement effective until the consummation of the Exchange Offer in accordance with its terms, and (iv) commence the Exchange Offer and use its commercially reasonable efforts to issue on or prior to the 365th day following the Closing Date, Exchange Notes in exchange for all Notes tendered prior thereto in the Exchange Offer.  The Exchange Offer shall not be subject to any conditions, other than that the Exchange Offer does not violate applicable law or any applicable interpretation of the staff of the SEC.

(b) The Exchange Notes shall be issued under, and entitled to the benefits of, (i) the Indenture or a trust indenture that is identical to the Indenture (other than such changes as are necessary to comply with any requirements of the SEC to effect or maintain the qualifications thereof under the TIA) and (ii) the Collateral Agreements.

(c) Interest on the Exchange Notes and Private Exchange Notes will accrue from the last interest payment due date on which interest was paid on the Notes surrendered in exchange therefor or, if no interest has been paid on the Notes, from the date of original issue of the Notes.  Each Exchange Note and Private Exchange Note shall bear interest at the rate set forth thereon; provided, that interest with respect to the period prior to the issuance thereof shall accrue at the rate or rates borne by the Notes from time to time during such period.

(d) The Company may require each Holder as a condition to participation in the Exchange Offer to represent (i) that any Exchange Notes received by it will be acquired in the ordinary course of its business, (ii) that at the time of the commencement and consummation of the Exchange Offer such Holder has not entered into any arrangement or understanding with any Person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes in violation of the provisions of the Securities Act, (iii) that if such Holder is an “affiliate” of the Company within the meaning of Rule 405 of the Securities Act, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable to it, (iv) if such Holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of the Notes and (v) if such Holder is a Participating Broker-Dealer, that it will deliver a Prospectus in connection with any resale of the Exchange Notes.

(e) The Company shall (and shall cause each Subsidiary Guarantor to) include within the Prospectus contained in the Exchange Registration Statement a section entitled “Plan of Distribution” which shall contain a summary statement of the positions taken or policies made by the staff of the SEC with respect to the potential “underwriter” status of any broker-dealer that is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of Exchange Notes received by such broker-dealer in the Exchange Offer for its own account in exchange for Notes that were acquired by it as a result of market-making or other trading activity (a “Participating Broker-Dealer”), whether such positions or policies have been publicly disseminated by the staff of the SEC or such positions or policies, in the judgment of the Initial Purchasers, represent the prevailing views of the staff of the SEC.  Such “Plan of Distribution” section shall also allow, to the extent permitted by applicable policies and regulations of the SEC, the use of the Prospectus by all Persons subject to the prospectus delivery requirements of the Securities Act, including, to the extent so permitted, all Participating Broker-Dealers, and include a statement describing the manner in which Participating Broker-Dealers may resell the Exchange Notes.  The Company shall use its commercially reasonable efforts to keep the Exchange Registration Statement effective and to amend and supplement the Prospectus contained therein, in order to permit such Prospectus to be lawfully delivered by all Persons subject to the prospectus delivery requirements of the Securities Act for such period of time as such Persons must comply with such requirements in order to resell the Exchange Notes (the “Applicable Period”).

(f) If, upon consummation of the Exchange Offer, any Initial Purchaser holds any Notes acquired by such Initial Purchaser and having the status of an unsold allotment in the initial distribution, the Company (upon the written request from such Initial Purchaser) shall, simultaneously with the delivery of the Exchange Notes in the Exchange Offer, issue and deliver to such Initial Purchaser, in exchange (the “Private Exchange”) for the Notes held by such Initial Purchaser, a like principal amount of Senior Secured Notes that are identical to the Exchange Notes except for the existence of restrictions on transfer thereof under the Securities Act and securities laws of the several states of the United States (the “Private Exchange Notes”) (and which are issued pursuant to the same indenture as the Exchange Notes).  The Private Exchange Notes shall bear the same CUSIP number as the Exchange Notes.

(g) In connection with the Exchange Offer, the Company shall (and shall cause each Subsidiary Guarantor to):

(i) mail to each Holder a copy of the Prospectus forming part of the Exchange Registration Statement, together with an appropriate letter of transmittal that is an exhibit to the Exchange Offer Registration Statement, and any related documents;

(ii) keep the Exchange Offer open for not less than 20 Business Days after the date notice thereof is mailed to the Holders (or longer if required by applicable law);

(iii) utilize the services of a depository for the Exchange Offer with an address in the Borough of Manhattan, the City of New York, which may be the Trustee or an affiliate thereof:

(iv) permit Holders to withdraw tendered Registrable Notes at any time prior to the close of business, New York time, on the last Business Day on which the Exchange Offer shall remain open; and

(v) otherwise comply in all material respects with all applicable laws.

(h) As soon as practicable after the close of the Exchange Offer or the Private Exchange, as the case may be, the Company shall (and shall cause each Subsidiary Guarantor to):

(i) accept for exchange all Registrable Notes validly tendered pursuant to the Exchange Offer or the Private Exchange, as the case may be, and not validly withdrawn;

(ii) deliver to the Trustee for cancellation all Registrable Notes so accepted for exchange; and

(iii) cause the Trustee to authenticate and deliver promptly to each Holder tendering such Registrable Notes, Exchange Notes or Private Exchange Notes, as the case may be, equal in principal amount to the Notes of such Holder so accepted for exchange.

(i) The Exchange Notes and the Private Exchange Notes may be issued under (i) the Indenture or (ii) an indenture identical to the Indenture (other than such changes as are necessary to comply with any requirements of the SEC to effect or maintain the qualification thereof under the TIA), which in either event will provide that the Exchange Notes will not be subject to the transfer restrictions set forth in the Indenture, that the Private Exchange Notes will be subject to the transfer restrictions set forth in the Indenture, and that the Exchange Notes, the Private Exchange Notes and the Notes, if any, will be deemed one class of security (subject to any provisions of the Indenture to the contrary) and entitled to participate in all the security granted by the Company pursuant to the Collateral Agreements and in any Subsidiary Guarantee (as such terms are defined in the Indenture) on an equal and ratable basis.

(j) If:  (i) prior to the consummation of the Exchange Offer, the Holders of a majority in aggregate principal amount of Registrable Notes determines, in its or their reasonable judgment, that (A) the Exchange Notes would not, upon receipt, be tradeable by the Holders thereof without restriction under the Securities Act and the Exchange Act and without material restrictions under applicable Blue Sky or state securities laws, or (B) the interests of the Holders under this Agreement, taken as a whole, would be materially adversely affected by the consummation of the Exchange Offer as a result of any change in applicable law following the Closing Date; (ii) applicable interpretations of the staff of the SEC would not permit the consummation of the Exchange Offer prior to the 365th day following the Closing Date; (iii) subsequent to the consummation of any Private Exchange required by the terms of this Agreement, any Holder of Private Exchange Notes so reasonably requests in writing; (iv) the Exchange Offer is not consummated within 365 days of the Closing Date for any reason; or (v) in the case of (A) any Holder not permitted by applicable law or SEC policy to participate in the Exchange Offer, (B) any Holder participating in the Exchange Offer that receives Exchange Notes that may not be sold without restrictions under applicable state and federal securities laws (other than due solely to the status of such Holder as an affiliate of the Company within the meaning of the Securities Act) or (C) any broker-dealer that holds Notes acquired directly from the Company or any of its affiliates and, in each such case contemplated by this clause (v), such Holder notifies the Company in writing within six months of consummation of the Exchange Offer, then the Company shall promptly (and in any event within five Business Days) deliver to the Holders (or in the case of an occurrence of any event described in clause (v) of this Section 2(j), to any such Holder) and the Trustee notice thereof (the “Shelf Notice”) and shall as promptly as practicable thereafter, file an Initial Shelf Registration pursuant to Section 3.

3. Shelf Registration

If a Shelf Notice is delivered pursuant to Section 2(j), then this Section 3 shall apply to all Registrable Notes not registered pursuant to the Exchange Offer Registration Statement.  Otherwise, upon consummation of the Exchange Offer in accordance with Section 2, the provisions of Section 3 shall apply solely with respect to (i) Notes held by any Holder prohibited by applicable law to participate in the Exchange Offer, (ii) Notes held by any broker-dealer that acquired such Notes directly from the Company or any of its affiliates and are, therefore, not eligible to participate in the Exchange Offer, and (iii) Exchange Notes that are not freely tradeable as contemplated by Section 2(j)(v) hereof, provided in each case that the relevant Holder has duly notified the Company in writing within six months of the Exchange Offer as required by Section 2(j)(v).

(a) Initial Shelf Registration.  Solely to the extent expressly required by Section 2(j), the Company shall (and shall cause each Subsidiary Guarantor to) as promptly as practicable following the date on which such filing is required under the express terms of Section 2(j), file with the SEC a Registration Statement for an offering to be made on a continuous or delayed basis pursuant to Rule 415 covering all of the Registrable Notes (the “Initial Shelf Registration”).  The Company shall (and shall cause each Subsidiary Guarantor to) use its commercially reasonable efforts to file with the SEC the Initial Shelf Registration within 30 days of the delivery of the Shelf Notice and shall use its commercially reasonable efforts to cause such Shelf Registration to be declared effective under the Securities Act as promptly as practicable thereafter (but in no event later than 365 days after the Closing Date).  The Initial Shelf Registration shall be on Form S-1, Form S-3, or another appropriate form permitting registration of such Registrable Notes for resale by Holders in the manner or manners reasonably designated by them (including, without limitation, one or more underwritten offerings).  The Company and Subsidiary Guarantors shall not permit any securities other than the Registrable Notes to be included in any Shelf Registration.  The Company shall (and shall cause each Subsidiary Guarantor to) use its commercially reasonable efforts to keep the Initial Shelf Registration continuously effective under the Securities Act until the date which is two years from the Closing Date (subject to extension pursuant to the last paragraph of Section 6(w) (the “Effectiveness Period “), or such shorter period ending when (i) all Registrable Notes covered by the Initial Shelf Registration have been sold in the manner set forth and as contemplated in the Initial Shelf Registration (ii) a Subsequent Shelf Registration covering all of the Registrable Notes covered by and not sold under the Initial Shelf Registration or an earlier Subsequent Shelf Registration has been declared effective under the Securities Act or (iii) there cease to be any outstanding Registrable Notes.

(b) Subsequent Shelf Registrations.  If the Initial Shelf Registration or any Subsequent Shelf Registration (as defined below) ceases to be effective for any reason at any time during the Effectiveness Period, the Company shall (and shall cause each Subsidiary Guarantor to) use its commercially reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within 30 days of such cessation of effectiveness amend such Shelf Registration in a manner designed to obtain the withdrawal of the order suspending the effectiveness thereof, or file (and cause each Subsidiary Guarantor to file) an additional Registration Statement on Form S-3 (or other applicable form) to register the applicable Registrable Notes on a continuous or delayed basis in accordance Rule 415 (a “Subsequent Shelf Registration”).  If a Subsequent Shelf Registration is filed, the Company shall (and shall cause each Subsidiary Guarantor to) use its commercially reasonable efforts to cause the Subsequent Shelf Registration to be declared effective as soon as practicable after such filing and to keep such Subsequent Shelf Registration continuously effective until the end of the Effectiveness Period.  As used herein the term “Shelf Registration” means the Initial Shelf Registration and any Subsequent Shelf Registrations.

(c) Supplements and Amendments.  The Company shall promptly supplement and amend any Shelf Registration if required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration, if required by the Securities Act, or if reasonably requested in writing by the Holders of a majority in aggregate principal amount of the Registrable Notes covered by such Shelf Registration or by any underwriter of such Registrable Notes.

(d) Provision of Information.  Notwithstanding anything herein to the contrary, no Holder of Registrable Notes shall be entitled to include any of its Registrable Notes in any Shelf Registration pursuant to this Agreement unless such Holder furnishes to the Company and the Trustee in writing, within 20 days after receipt of a written request therefor, such information as the Company and the Trustee, after conferring with counsel with regard to information relating to Holders that would be required by the SEC to be included in such Shelf Registration or Prospectus included therein, may reasonably request for inclusion in any Shelf Registration or Prospectus included therein, and no such Holder shall be entitled to Additional Interest pursuant to Section 4 hereof unless and until such Holder shall have provided such information, to the reasonable satisfaction of the Company and the Trustee.

4. Additional Interest

(a) The Company and each Subsidiary Guarantor acknowledges and agrees that the Holders of Registrable Notes will suffer damages if the Company or any Subsidiary Guarantor fails to fulfill its material obligations under Section 2 or Section 3 hereof and that it would not be feasible to ascertain the extent of such damages with precision.  Accordingly, the Company and the Subsidiary Guarantors agree to pay additional cash interest on the Notes (“Additional Interest”) if (A) the Company (and any Subsidiary Guarantor) has not exchanged Exchange Notes for all Notes validly tendered in accordance with the terms of the Exchange Offer on or prior to the 365th day following the Closing Date, (B) if applicable, a Shelf Registration has not been declared effective on or prior to the 365th day following the Issuer Date or (C) if applicable, a Shelf Registration has been declared effective and such Shelf Registration ceases to be effective at any time prior to the second anniversary of its effective date (other than such time as all Notes have been disposed of thereunder) and is not declared effective again within 30 days, then Additional Interest shall accrue on the Notes, over and above any stated interest, at a rate of 0.25% per annum of the principal amount of such Notes commencing on (y) the 366th Day after the Closing Date, in the case of (A) or (B) above, or (z) the day such Shelf Registration ceases to be effective in the case of (C) above; provided, however that the maximum Additional Interest rate on the Notes may not exceed at any one time in the aggregate 1.00% per annum; and provided further, that upon the exchange of Exchange Notes for all Notes tendered (in the case of (A) above), or upon the effectiveness of a Shelf Registration which had ceased to remain effective (in the case of (B) or (C) above), Additional Interest on the Notes as a result of such clause, as the case may be, shall cease to accrue.

(b) The Company shall notify the Trustee within 3 Business Days after each and every date on which an event occurs in respect of which Additional Interest is required to be paid (an “Event Date”).  Any amounts of Additional Interest due pursuant to clause (a) of this Section 4 will be payable in cash, on the dates and in the manner provided in the Indenture and whether or not any cash interest would then be payable on such date, commencing with the first such semi-annual date occurring after any such Additional Interest commences to accrue.  The amount of Additional Interest will be determined by multiplying the applicable Additional Interest rate by the principal amount of the Notes, multiplied by a fraction, the numerator of which is the number of days such Additional Interest rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed), and the denominator of which is 360.

5. Hold-Back Agreements

To the extent reasonably requested by the managing underwriter of any Underwritten Offering of the Registrable Notes, the Company agrees that it will not effect any public or private sale or distribution (including a sale pursuant to Regulation D under the Securities Act) of any securities the same as or similar to those covered by a Registration Statement filed pursuant to Section 2 or 3 hereof (other than Additional Notes (as defined in the Indenture) issued under the Indenture), or any securities convertible into or exchangeable or exercisable for such securities, during the 10 days prior to, and during the 90-day period beginning on, the effective date of any Registration Statement filed pursuant to Sections 2 and 3 hereof unless the Holders of a majority in the aggregate principal amount of the Registrable Notes to be included in such Registration Statement consent.

6. Registration Procedures

In connection with the filing of any Registration Statement pursuant to Sections 2 or 3 hereof, the Company shall (and shall cause each Subsidiary Guarantor to) use its commercially reasonable efforts to effect such registrations to permit the sale of such securities covered thereby in accordance with the intended method or methods of disposition thereof, and pursuant thereto and in connection with any Registration Statement filed by the Company hereunder, the Company shall (and shall cause each Subsidiary Guarantor to) use its commercially reasonable efforts to:

(a) Prepare and file with the SEC on the date determined by the Company in its sole discretion, the Exchange Registration Statement or if the Exchange Registration Statement is not filed because of the circumstances contemplated by Section 2(j), a Shelf Registration as prescribed by Section 3, and use its commercially reasonable efforts to cause each such Registration Statement to be declared effective and remain effective as provided herein; provided that, if (1) a Shelf Registration is filed pursuant to Section 3 or (2) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period relating thereto, before filing any Registration Statement or Prospectus or any amendments or supplements thereto the Company shall (and shall cause each Subsidiary Guarantor to), if requested, furnish to and afford, in the case of a Shelf Registration pursuant to Section 3, (x) the Holders of the Registrable Notes to be registered pursuant to such Shelf Registration Statement, and (y) the managing underwriters, if any, and, in the case of a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2, each Participating Broker-Dealer, and each of their respective counsel, a reasonable opportunity to review copies of all such documents (including copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed (in each case at least 5 Business Days prior to such filing).  The Company and each Subsidiary Guarantor shall not file any such Registration Statement or Prospectus or any amendments or supplements thereto,  in the case of a Shelf Registration pursuant to Section 3, (x) in respect of which the Holders must provide information for the inclusion therein, without the Holders being afforded an opportunity to review such documentation if the holders of a majority in aggregate principal amount of the Registrable Notes covered by such Registration Statement object in writing on a timely basis, or (y) if the managing underwriter thereof objects in writing on a timely basis, or, in the case of a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2, if any such Participating Broker-Dealer objects in writing on a timely basis.  A Holder shall be deemed to have reasonably objected to such filing if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains an untrue statement of a material fact or omits to state any material fact necessary to make the statements therein not misleading or fails to comply with the applicable material requirements of the Securities Act.

(b) Provide an indenture trustee for the Registrable Notes, the Exchange Notes or the Private Exchange Notes, as the case may be, and cause the Indenture (or other indenture relating to the Registrable Notes) to be qualified under the TIA not later than the effective date of the first Registration Statement filed pursuant to this Agreement; and in connection therewith, to effect such changes to such indenture as may be required for such indenture to be so qualified in accordance with the terms of the TIA; and execute, and use its commercially reasonable efforts to cause such trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable such indenture to be so qualified in a timely manner.

(c) Prepare and file with the SEC such pre-effective amendments and post-effective amendments to each Shelf Registration or Exchange Registration Statement, as the case may be, as may be necessary to keep such Registration Statement continuously effective for the Effectiveness Period or the Applicable Period, as the case may be; cause the related Prospectus to be supplemented by any Prospectus supplement required by applicable law, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; and comply with the provisions of the Securities Act and the Exchange Act applicable to them with respect to the disposition of all securities covered by such Registration Statement as so amended or in such Prospectus as so supplemented and with respect to the subsequent resale of any securities being sold by a Participating Broker-Dealer covered by any such Prospectus.  The Company and each Subsidiary Guarantor shall not, during the Applicable Period, voluntarily take any action that would result in selling Holders of the Registrable Notes covered by a Registration Statement or Participating Broker-Dealers seeking to sell Exchange Notes not being able to sell such Registrable Notes or such Exchange Notes during that period, unless such action is required by applicable law, rule or regulation or permitted by this Agreement.

(d) Furnish to such selling Holders and Participating Broker-Dealers who so request in writing (i) as promptly as practicable following the Company’s receipt, a copy of the order of the SEC declaring such Registration Statement and any post effective amendment thereto effective, (ii) such reasonable number of copies of such Registration Statement and of each amendment and supplement thereto (in each case including any documents incorporated therein by reference and all exhibits), (iii) such reasonable number of copies of the Prospectus included in such Registration Statement (including each preliminary Prospectus) and each amendment and supplement thereto, and such reasonable number of copies of the final Prospectus as filed by the Company and each Subsidiary Guarantor pursuant to Rule 424(b) under the Securities Act, in conformity with the requirements of the Securities Act and each amendment and supplement thereto, and (iv) such other documents (including any amendments required to be filed pursuant to clause (c) of this Section), as any such Person may reasonably request in writing.  The Company and the Subsidiary Guarantors hereby consent to the use of the Prospectus by each of the selling Holders of Registrable Notes or each such Participating Broker-Dealer, as the case may be, and the underwriters or agents, if any, and dealers, if any, in compliance with applicable law in connection with the offering and sale of the Registrable Notes covered by, or the sale by Participating Broker-Dealers of the Exchange Notes pursuant to, such Prospectus and any amendment or supplement thereto.

(e) If (1) a Shelf Registration is filed pursuant to Section 3, or (2) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period relating thereto, the Company shall notify in writing the selling Holders of Registrable Notes, or each such Participating Broker-Dealer, as the case may be, the managing underwriters, if any, and each of their respective counsel promptly (but in any event within 2 Business Days) (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective (including in such notice a written statement that any Holder may, upon request, obtain, without charge, one conformed copy of such Registration Statement or post-effective amendment including financial statements and schedules, documents incorporated or deemed to be incorporated by reference and exhibits), (ii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any Prospectus or the initiation of any proceedings for that purpose, (iii) if at any time when a Prospectus is required by the Securities Act to be delivered in connection with sales of the Registrable Notes the representations and warranties of the Company and any Subsidiary Guarantor contained in any agreement (including any underwriting agreement) contemplated by Section 6(n) hereof cease to be true and correct, (iv) of the receipt by the Company or any Subsidiary Guarantor of any notification with respect to the suspension of the qualification or exemption from qualification of a Registration Statement or any of the Registrable Notes or the Exchange Notes to be sold by any Participating Broker-Dealer for offer or sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, (v) of the happening of any event, the existence of any condition of any information becoming known that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in, or amendments or supplements to, such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement and the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (vi) of any reasonable determination by the Company or any Subsidiary Guarantor that a post-effective amendment to a Registration Statement would be appropriate and (vii) of any request by the SEC for amendments to the Registration Statement or supplements to the Prospectus or for additional information relating thereto.

(f) Use its commercially reasonable efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of a Prospectus or suspending the qualification (or exemption from qualification) of any of the Registrable Notes or the Exchange Notes to be sold by any Participating Broker-Dealer, for sale in any jurisdiction, and, if any such order is issued, to use its commercially reasonable efforts to obtain the withdrawal of any such order at the earliest possible date.

(g) If (A) a Shelf Registration is filed pursuant to Section 3, (B) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period or (C) reasonably requested in writing by the managing underwriters, if any, or the Holders of a majority in aggregate principal amount of the Registrable Notes being sold in connection with an underwritten offering, (i) promptly incorporate in a Prospectus supplement or post-effective amendment such information or revisions to information therein relating to such underwriters or selling Holders as the managing underwriters, if any, or such Holders or any of their respective counsel reasonably request in writing to be included or made therein and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such Prospectus supplements or post-effective amendment.

(h) Prior to any public offering of Registrable Notes or any delivery of a Prospectus contained in the Exchange Registration Statement by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, use its commercially reasonable efforts to register or qualify, and to cooperate with the selling Holders of Registrable Notes or each such Participating Broker-Dealer, as the case may be, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Notes or Exchange Notes, as the case may be, for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any selling Holder, Participating Broker-Dealer or any managing underwriter or underwriters, if any, reasonably request in writing; provided that where Exchange Notes held by Participating Broker-Dealers or Registrable Notes are offered other than through an underwritten offering, the Company and each Subsidiary Guarantor agree to cause its counsel to perform Blue Sky investigations and file any registrations and qualifications required to be filed pursuant to this Section 6(h), keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Exchange Notes held by Participating Broker-Dealers or the Registrable Notes covered by the applicable Registration Statement; provided that neither the Company nor any Subsidiary Guarantor shall be required to (A) qualify generally to do business in any jurisdiction where it is not then so qualified, (B) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or (C) subject itself to taxation in any such jurisdiction where it is not then so subject.

(i) If (A) a Shelf Registration is filed pursuant to Section 3 or (B) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 is requested to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, cooperate with the selling Holders of Registrable Notes and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Notes to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depository Trust Company, and enable such Registrable Notes to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or Holders may reasonably request.

(j) Use its commercially reasonable efforts to cause the Registrable Notes covered by any Registration Statement to be registered with or approved by such governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter, if any, to consummate the disposition of such Registrable Notes, except as may be required solely as a consequence of the nature of such selling Holder’s business, in which case the Company shall (and shall cause each Subsidiary Guarantor to) cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals; provided that neither the Company nor any existing Subsidiary Guarantor shall be required to (A) qualify generally to do business in any jurisdiction where it is not then so qualified, (B) take any action that would subject it to general service of process in any jurisdiction where it is not then so subject or (C) subject itself to taxation in any such jurisdiction where it is not then so subject.

(k) If (1) a Shelf Registration is filed pursuant to Section 3, or (2) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, upon the occurrence of any event contemplated by paragraph 6(e)(v) or 6(e)(vi) hereof, as promptly as practicable, prepare and file with the SEC, at the expense of the Company and the Subsidiary Guarantors, a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Notes being sold thereunder or to the purchasers of the Exchange Notes to whom such Prospectus will be delivered by a Participating Broker-Dealer, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and, if SEC review is required, use its commercially reasonable efforts to cause such post-effective amendment to be declared effective as soon as possible.

(l) Use its commercially reasonable efforts to cause the Registrable Notes covered by a Registration Statement to be rated with such appropriate rating agencies, if so requested in writing by the Holders of a majority in aggregate principal amount of the Registrable Notes covered by such Registration Statement or the managing underwriter or underwriters, if any.

(m) Prior to the initial issuance of the Exchange Notes, (i) provide the Trustee with one or more certificates for the Registrable Notes in a form eligible for deposit with The Depository Trust Company and (ii) provide a CUSIP number for the Exchange Notes.

(n) If a Shelf Registration is filed pursuant to Section 3, enter into such agreements (including, in the case of an Underwritten Offering, an underwriting agreement in form, scope and substance as is customary in underwritten offerings of debt securities similar to the Notes, as maybe appropriate in the circumstances) and take all such other actions in connection therewith (including those reasonably requested in writing by the managing underwriters, if any, or the Holders of a majority in aggregate principal amount of the Registrable Notes being sold) in order to expedite or facilitate the registration or the disposition of such Registrable Notes, and in connection with an underwriting agreement entered into in connection with an Underwritten Registration, (i) make such representations and warranties to the Holders and the underwriters, if any, with respect to the business of the Company and its subsidiaries as then conducted, and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings of debt securities similar to the Notes, as may be appropriate in the circumstances, and confirm the same if and when reasonably required; (ii) obtain an opinion of counsel to the Company and the Subsidiary Guarantors and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and the Holders of a majority in aggregate principal amount of the Registrable Notes being sold), addressed to each selling Holder and each of the underwriters, if any, covering the matters customarily covered in opinions of counsel to the Company and the Subsidiary Guarantors requested in underwritten offerings of debt securities similar to the Notes, as may be appropriate in the circumstances; (iii) obtain “cold comfort” letters and updates thereof (which letters and updates (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters) from the independent certified public accountants of the Company and the Subsidiary Guarantors (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with underwritten offerings of debt securities similar to the Notes, as may be appropriate in the circumstances, and such other matters as reasonably requested in writing by the underwriters; and (iv) deliver such documents and certificates as may be reasonably requested in writing by the Holders of a majority in aggregate principal amount of the Registrable Notes being sold and the managing underwriters, if any, to evidence the continued validity of the representations and warranties of the Company and its subsidiaries made pursuant to clause (i) above and to evidence compliance with any conditions contained in the underwriting agreement or other similar agreement entered into by the Company or any Subsidiary Guarantor.

(o) If (1) a Shelf Registration is filed pursuant to Section 3, or (2) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, make available for inspection by any selling Holder of such Registrable Notes being sold, or each such Participating Broker-Dealer, as the case may be, any underwriter participating in any such disposition of Registrable Notes, if any, and any attorney, accountant or other agent retained by any such selling Holder or each such Participating Broker-Dealer, as the case may be, or underwriter (collectively, the “Inspectors “), at the offices where normally kept, during reasonable business hours, all financial and other records and pertinent corporate documents of the Company and its subsidiaries (collectively, the “Records”) as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information reasonably requested in writing by any such Inspector in connection with such Registration Statement.  Each Inspector shall agree in writing that it will keep the Records confidential and not disclose any of the Records unless (i) the disclosure of such Records is necessary to avoid or correct a material misstatement or omission in such Registration Statement, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction (in which case, the Inspector shall promptly provide the Company with a copy of such subpoena or other order and cooperate with the Company to prevent or limit the disclosure of information contained in such Records), (iii) the information in such Records is public or has been made generally available to the public other than as a result of a disclosure or failure to safeguard by such Inspector or (iv) disclosure of such information is, in the reasonable written opinion of counsel for any Inspector, necessary or advisable in connection with any action, claim, suit or proceeding, directly or indirectly, involving or potentially involving such Inspector and arising out of, based upon, related to, or involving this Agreement, or any transaction contemplated hereby or arising hereunder.  Each selling Holder of such Registrable Notes, each such Participating Broker-Dealer and any other Inspector or any of their respective affiliates or representatives will be required to agree that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company unless and until such is made generally available to the public.  Each Inspector, each selling Holder of such Registrable Notes, each such Participating Broker-Dealer, and each of their respective affiliates and representatives will be required to further agree that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and, to the extent practicable, use its commercially reasonable efforts to allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

(p) Comply with all applicable rules and regulations of the SEC and make generally available to the security holders of the Company with regard to any Applicable Registration Statement earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Notes are sold to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of a Registration Statement, which statements shall cover said 12-month periods.

(q)  Upon consummation of an Exchange Offer or Private Exchange, obtain an opinion of counsel to the Company and the Subsidiary Guarantors (in form, scope and substance reasonably satisfactory to SunTrust), addressed to the Trustee for the benefit of all Holders participating in the Exchange Offer or Private Exchange, as the case may be, to the effect that (i) the Company and the Subsidiary Guarantors have duly authorized, executed and delivered the Exchange Notes or the Private Exchange Notes, as the case may be, and the Indenture, (ii) the Exchange Notes or the Private Exchange Notes, as the case may be, and the Indenture constitute legal, valid and binding obligations of the Company and the Subsidiary Guarantors, enforceable against the Company and the Subsidiary Guarantors in accordance with their respective terms, except as such enforcement may be subject to customary United States and foreign exceptions and (iii) all obligations of the Company and the Subsidiary Guarantors under the Exchange Notes or the Private Exchange Notes, as the case may be, and the Indenture are secured by Liens (as defined in the Indenture) on the assets securing the obligations of the Company and the Subsidiary Guarantors under the Notes, Indenture and Collateral Agreements to the extent and as discussed in the Registration Statement.

(r) If the Exchange Offer or a Private Exchange is to be consummated, upon delivery of the Registrable Notes by the Holders to the Company and the Subsidiary Guarantors (or to such other Person as directed by the Company and the Subsidiary Guarantors) in exchange for the Exchange Notes or the Private Exchange Notes, as the case may be, the Company and the Subsidiary Guarantors shall mark, or caused to be marked, on such Registrable Notes that the Exchange Notes or the Private Exchange Notes, as the case may be, are being issued as substitute evidence of the indebtedness originally evidenced by the Registrable Notes; provided that in no event shall such Registrable Notes be marked as paid or otherwise satisfied.

(s) Cooperate with each seller of Registrable Notes covered by any Registration Statement and each underwriter, if any, participating in the disposition of such Registrable Notes and their respective counsel in connection with any filings required to be made with FINRA.

(t) Use its commercially reasonable efforts to cause all Securities covered by a Registration Statement to be listed on each securities exchange, if any, on which similar debt securities issued by the Company are then listed.

(u) Use its commercially reasonable efforts to take all other steps reasonably necessary to effect the registration of the Registrable Notes covered by a Registration Statement contemplated hereby.

(v) The Company may require each seller of Registrable Notes or Participating Broker-Dealer as to which any registration is being effected to furnish to the Company such information regarding such seller or Participating Broker-Dealer and the distribution of such Registrable Notes as the Company may, from time to time, reasonably request in writing.  The Company may exclude from such registration the Registrable Notes of any seller who fails to furnish such information within a reasonable time (which time in no event shall exceed 30 days, subject to Section 3(d) hereof) after receiving such request.  Each seller of Registrable Notes or Participating Broker-Dealer as to which any registration is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished by such seller not materially misleading.

(w) Each Holder of Registrable Notes and each Participating Broker-Dealer agrees by acquisition of such Registrable Notes or Exchange Notes to be sold by such Participating Broker-Dealer, as the case may be, that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 6(e)(ii), 6(e)(iv), 6(e)(v), or 6(e)(vi), such Holder will forthwith discontinue disposition of such Registrable Notes covered by a Registration Statement and such Participating Broker-Dealer will forthwith discontinue disposition of such Exchange Notes pursuant to any Prospectus and, in each case, forthwith discontinue dissemination of such Prospectus until such Holder’s or Participating Broker-Dealer’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(k), or until it is advised in writing (the “Advice”) by the Company and the Subsidiary Guarantors that the use of the applicable Prospectus may be resumed, and has received copies of any amendments or supplements thereto and, if so directed by the Company and the Subsidiary Guarantors, such Holder or Participating Broker-Dealer, as the case may be, will deliver to the Company all copies, other than permanent file copies, then in such Holder’s or Participating Broker-Dealer’s possession, of the Prospectus covering such Registrable Notes current at the time of the receipt of such notice.  In the event the Company and the Subsidiary Guarantors shall give any such notice, the Applicable Period shall be extended by the number of days during such periods from and including the date of the giving of such notice to and including the date when each Participating Broker-Dealer shall have received (x) the copies of the supplemented or amended Prospectus contemplated by Section 6(k) or (y) the Advice.

7. Registration Expenses

(a) All fees and expenses incident to the performance of or compliance with this Agreement by the Company and the Subsidiary Guarantors shall be borne by the Company and the Subsidiary Guarantors, whether or not the Exchange Offer or a Shelf Registration is filed or becomes effective, including, without limitation, (i) all registration and filing fees, including, without limitation, (A) fees with respect to filings required to be made with FINRA in connection with any underwritten offering and (B) fees and expenses of compliance with state securities or Blue Sky laws as provided in Section 6(h) hereof (including, without limitation, reasonable fees and disbursements of its counsel in connection with Blue Sky qualifications of the Registrable Notes or Exchange Notes and determination of the eligibility of the Registrable Notes or Exchange Notes for investment under the laws of such jurisdictions (x) where the Holders are located, in the case of the Exchange Notes, or (y) as provided in Section 6(h), in the case of Registrable Notes or Exchange Notes to be sold by a Participating Broker-Dealer during the Applicable Period)), (ii) printing expenses, including, without limitation, expenses of printing Prospectuses if the printing of Prospectuses is requested by the managing underwriter or underwriters, if any, or by the Holders of a majority in aggregate principal amount of the Registrable Notes included in any Registration Statement or by any Participating Broker-Dealer during the Applicable Period, as the case may be, (iii) messenger, telephone and delivery expenses incurred in connection with the performance of their obligations hereunder, (iv) fees and disbursements of counsel for the Company, the Subsidiary Guarantors and, subject to 7(b), the Holders, (v) fees and disbursements of all independent certified public accountants referred to in Section 6 (including, without limitation, the expenses of any special audit and “cold comfort” letters required by or incident to such performance), (vi) rating agency fees and the fees and expenses incurred in connection with the listing of the Securities to be registered on any securities exchange, (vii) Securities Act liability insurance, if the Company and the Subsidiary Guarantors desire such insurance, (viii) fees and expenses of all other Persons retained by the Company and the Subsidiary Guarantors, (ix) fees and expenses of any “qualified independent underwriter” or other independent appraiser participating in an offering pursuant to Section 3 of Schedule E to the By-laws of FlNRA, but only where the need for such a “qualified independent underwriter” arises due to a relationship with the Company and the Subsidiary Guarantors, (x) internal expenses of the Company and the Subsidiary Guarantors (including, without limitation, all salaries and expenses of officers and employees of the Company or the Subsidiary Guarantors performing legal or accounting duties), (xi) the expense of any annual audit, (xii) the reasonable out-of-pocket, documented fees and expenses of the Trustee and any exchange agent and (xiii) the expenses relating to printing, word processing and distributing all Registration Statements, underwriting agreements, securities sales agreements, indentures and any other documents necessary in order to comply with this Agreement.

(b) Notwithstanding anything in Section 7(a) to the contrary, the Company shall reimburse the Holders for the reasonable out-of-pocket, documented fees and disbursements of not more than one counsel chosen by the Holders of a majority in aggregate principal amount of the Registrable Notes to be included in any Registration Statement.  The Company and the Subsidiary Guarantors shall pay any documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of the Exchange Notes or Private Exchange Notes in exchange for the Notes; provided that the Company shall not be required to pay taxes payable in respect of any transfer involved in the issuance or delivery of any Exchange Note or Private Exchange Note in a name other than that of the Holder of the Note in respect of which such Exchange Note or Private Exchange Note is being issued.  The Company and the Subsidiary Guarantors shall reimburse the Holders for fees and expenses (including reasonable fees and expenses of counsel to the Holders) relating to any enforcement of any rights of the Holders under this Agreement.

8. Indemnification

(a) Indemnification by the Company and the Subsidiary Guarantors.  The Company and the Subsidiary Guarantors jointly and severally agree to indemnify and hold harmless each Holder of Registrable Notes, Exchange Notes or Private Exchange Notes and each Participating Broker-Dealer selling Exchange Notes during the Applicable Period, each Person, if any, who controls each such Holder (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act) and the officers, directors and partners of each such Holder, Participating Broker-Dealer and controlling person, to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable out-of-pocket, documented attorneys’ fees as provided in this Section 8) and expenses (including, without limitation, reasonable out-of-pocket, documented costs and expenses incurred in connection with investigating, preparing, pursuing or defending against any of the foregoing) (collectively, “Losses”), as incurred, directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or form of prospectus, or in any amendment or supplement thereto, or in any preliminary prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such Losses are (x) solely based upon information relating to such Holder or Participating Broker-Dealer and furnished in writing to the Company and the Subsidiary Guarantors (or reviewed and approved in writing) by such Holder or Participating Broker-Dealer or their counsel expressly for use therein or (y) caused by such Holder’s or Participating Broker-Dealer’s willful misconduct, gross negligence, or fraud; provided, however, that the Company and the Subsidiary Guarantors will not be liable to any Indemnified Party (as defined below) under this Section 8 to the extent Losses were solely caused by an untrue statement or omission or alleged untrue statement or omission that was contained or made in any preliminary prospectus and corrected in the Prospectus or any amendment or supplement thereto if (i) the Prospectus does not contain any other untrue statement or omission or alleged untrue statement or omission of a material fact that was the subject matter of the related proceeding, (ii) any such Losses resulted from an action, claim or suit by any Person who purchased Registrable Notes or Exchange Notes which are the subject thereof from such Indemnified Party and (iii) it is established in the related proceeding that such Indemnified Party failed to deliver or provide a copy of the Prospectus (as amended or supplemented) to such Person with or prior to the confirmation of the sale of such Registrable Notes or Exchange Notes sold to such Person if required by applicable law, unless such failure to deliver or provide a copy of the Prospectus (as amended or supplemented) was a result of noncompliance by the Company with Section 6 of this Agreement.  The Company and the Subsidiary Guarantors also agree to indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers, directors, agents and employees and each Person who controls such Persons (within the meaning of Section 5 of the Securities Act or Section 20(a) of the Exchange Act) to the same extent as provided above with respect to the indemnification of the Holders or the Participating Broker-Dealer.

(b) Indemnification by Holder.  In connection with any Registration Statement, Prospectus or form of prospectus, any amendment or supplement thereto, or any preliminary prospectus in which a Holder is participating, such Holder shall furnish to the Company and the Subsidiary Guarantors in writing such information as the Company and the Subsidiary Guarantors reasonably request for use in connection with any Registration Statement, Prospectus or form of prospectus, any amendment or supplement thereto, or any preliminary prospectus and shall indemnify and hold harmless the Company, the Subsidiary Guarantors, their respective directors and each Person, if any, who controls the Company and the Subsidiary Guarantors (within the meaning of Section 15 of the Securities Act and Section 20(a) of the Exchange Act), and the directors, officers and partners of such controlling persons, to the fullest extent lawful, from and against all Losses arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading to the extent, but only to the extent, that such losses are finally judicially determined by a court of competent jurisdiction in a final, nonappealable order to have resulted solely from an untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact contained in or omitted from any information so furnished in writing by such Holder to the Company and the Subsidiary Guarantors expressly for use therein.  Notwithstanding the foregoing, in no event shall the liability of any selling Holder be greater in amount than such Holder’s Maximum Contribution Amount (as defined below) except in the case of such Holder’s willful misconduct, gross negligence or fraud.

(c) Conduct of Indemnification Proceedings.  If any proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the party or parties from which such indemnity is sought (the “Indemnifying Party” or “Indemnifying Parties”, as applicable) in writing; provided, that the failure to so notify the Indemnifying Parties shall not relieve such Indemnifying Party from any obligation or liability unless and only to the extent it is materially prejudiced as a result thereof.

The Indemnifying Party shall have the right, exercisable by giving written notice to an Indemnified Party within 20 Business Days after receipt of written notice from such Indemnified Party of such proceeding, to assume, at its expense, the defense of any such proceeding, provided, that an Indemnified Party shall have the right to employ separate counsel in any such proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless:  (1) the Indemnifying Party has expressly agreed to pay such fees and expenses in writing; or (2) the Indemnifying Party shall have failed, in the reasonable opinion of the Indemnified Party’s legal counsel, promptly to assume the defense of such proceeding or shall have failed to employ counsel reasonably satisfactory to such Indemnified Party; or (3) the named parties to any such proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party or any of its affiliates or controlling persons, and such Indemnified Party shall have been advised by counsel that there may be one or more defenses available to such Indemnified Party that are in addition to, or in conflict with, those defenses available to the Indemnifying Party or such affiliate or controlling person (in which case, if such Indemnified Party notifies the Indemnifying Parties in writing that it elects to employ separate counsel at the expense of the Indemnifying Parties, the Indemnifying Parties shall not have the right to assume the defense and the reasonable out-of-pocket, documented fees and expenses of such separate counsel shall be at the expense of the Indemnifying Party; it being understood, however, that, the Indemnifying Party shall not, in connection with any one such proceeding or separate but substantially similar or related proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for such Indemnified Party).

No Indemnifying Party shall be liable for any settlement of any such proceeding effected without its written consent, which such consent may be granted or withheld in its sole discretion, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such proceeding, each Indemnifying Party jointly and severally agrees, subject to the exceptions and limitations set forth above, to indemnify and hold harmless each Indemnified Party from and against any and all Losses by reason of such settlement or judgment.  The Indemnifying Party shall not consent to the entry of any judgment or enter into any settlement unless such judgment or settlement (i) includes as an unconditional term thereof the giving by the claimant or plaintiff to each Indemnified Party of a release, in form and substance reasonably satisfactory to the Indemnified Party, from all liability in respect of such proceeding for which such Indemnified Party would be entitled to indemnification hereunder (whether or not any Indemnified Party is a party thereto) and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party.

(d) Contribution.  If the indemnification provided for in this Section 8 is unavailable to an Indemnified Party or is insufficient to hold such Indemnified Party harmless for any Losses in respect of which this Section 8 would otherwise apply by its terms (other than by reason of exceptions provided in this Section 8), then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall have a joint and several obligation to contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations.  The relative fault of such Indemnifying Party, on the one hand, and Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such statement or omission.  The amount paid or payable by an Indemnified Party as a result of any Losses shall be deemed to include any reasonable out-of-pocket, documented legal or other fees or expenses incurred by such party in connection with any proceeding, to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in Section 8(a) or 8(b) was available to such party.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph.  Notwithstanding the provisions of this Section 8(d), a selling Holder shall not be required to contribute, in the aggregate, any amount in excess of such Holder’s Maximum Contribution Amount.  A selling Holder’s “Maximum Contribution Amount” shall equal the excess of (i) the aggregate proceeds received by such Holder pursuant to the sale of such Registrable Notes or Exchange Notes over (ii) the aggregate amount of damages that such Holder has previously paid by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.  The Holders’ obligations to contribute pursuant to this Section 8(d) are several in proportion to the respective principal amount of the Registrable Securities held by each Holder hereunder and not joint.  The Company’s and Subsidiary Guarantors’ obligations to contribute pursuant to this Section 8(d) are joint and several.

The indemnity and contribution agreements contained in this Section 8 are in addition to any other liability that the Indemnifying Parties may have to the Indemnified Parties.

9. Rules 144 and 144A

The Company covenants that it shall (a) file the reports required to be filed by it (if so required) under the Securities Act and the Exchange Act in a timely manner and, if at any time the Company is not required to file such reports, it will, upon the written request of any Holder of Registrable Notes, make publicly available other information necessary to permit sales pursuant to Rule 144 and 144A and (b) take such further action as any Holder may reasonably request in writing, all to the extent required from time to time to enable such Holder to sell Registrable Notes without registration under the Securities Act pursuant to the exemptions provided by Rule 144 and Rule 144A.  Upon the reasonable request of any Holder, in the event the Company is not required to file reports under the Securities Act and the Exchange Act, the Company shall deliver to such Holder a written statement as to whether it has complied with such information and requirements referred to in Section 9(a).

10. Underwritten Registrations of Registrable Notes

If any of the Registrable Notes covered by any Shelf Registration is to be sold in an Underwritten Offering, the investment banker or investment bankers and manager or managers that will manage the Underwritten Offering will be selected by the Holders of a majority in aggregate principal amount of such Registrable Notes included in such Underwritten Offering; provided, however, that such investment banker or investment bankers and manager or managers must be reasonably acceptable to the Company.

No Holder of Registrable Notes may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder’s Registrable Notes on the basis provided in any underwriting arrangements approved by the Company and any other Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

11. Miscellaneous

(a) Remedies.  In the event of a breach by any of the parties hereunder of any of their respective obligations under this Agreement, the other parties, in addition to being entitled to exercise all rights provided herein, in the Indenture or in the Purchase Agreement, or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement.  The parties agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by either the other parties of any of the provisions of this Agreement and hereby further agree that, in the event of any action for specific performance in respect of such breach, the Company shall (and shall cause each Subsidiary Guarantor to) waive the defense that a remedy at law would be adequate.

(b) No Inconsistent Agreements.  The Company and each of the Subsidiary Guarantors have not entered, as of the date hereof, and the Company and each of the Subsidiary Guarantors shall not enter, after the date of this Agreement, into any agreement with respect to any of its securities that is inconsistent with the rights granted to the Holders of Securities in this Agreement or otherwise conflicts with the provisions hereof.  The Company and each of the Subsidiary Guarantors have not entered and will not enter into any agreement with respect to any of its securities that will grant to any Person piggy-back rights with respect to a Registration Statement filed pursuant to this Agreement.

(c) Adjustments Affecting Registrable Notes.  The Company shall not, directly or indirectly, knowingly take any action with respect to the Registrable Notes as a class that would adversely affect the ability of the Holders to include such Registrable Notes in a registration undertaken pursuant to this Agreement.

(d) Amendments and Waivers.  The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, otherwise than with the prior written consent of the Holders of not less than a majority in aggregate principal amount of the then outstanding Registrable Notes in circumstances that would adversely affect any Holders of Registrable Notes; provided, however, that Section 8 and this Section 11(d) may not be amended, modified or supplemented without the prior written consent of any Holder materially and adversely affected thereby.  Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Notes whose securities are being tendered pursuant to the Exchange Offer or sold pursuant to a Notes Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders of Registrable Notes may be given by Holders of at least a majority in aggregate principal amount of the Registrable Notes being tendered or being sold by such Holders pursuant to such Notes Registration Statement.

(e) Notices.  All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, registered first-class mail, next-day air courier or telecopier:

(i) if to a Holder of Securities or to any Participating Broker-Dealer, at the most current address of such Holder or Participating Broker-Dealer, as the case may be, set forth on the records of the registrar of the Notes, with a copy in like manner to SunTrust as follows:

SunTrust Robinson Humphrey, Inc.

3333 Peachtree Road NE

Atlanta, GA 30326

Attention:  General Counsel

(ii) if to the Initial Purchasers, at the address specified in Section 11(e)(i);

(iii) if to the Company or any Subsidiary Guarantor, as follows:

Kratos Defense & Security Solutions, Inc.

4820 Eastgate Mall

San Diego, California 92121

Attention:  Eric Demarco

with a copy to:

Sheppard, Mullin, Richter & Hampton LLP

30 Rockefeller Plaza

New York, NY 10112

Attention: Bill Wyatt, Esq.

All such notices and communications shall be deemed to have been duly given:  when delivered by hand, if personally delivered; five business days after being deposited in the United States mail, postage prepaid, if mailed, one business day after being deposited in the United States mail, postage prepaid, if mailed; one business day after being timely delivered to a next-day air courier guaranteeing overnight delivery; and when receipt is acknowledged by the addressee, if telecopied.

Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee under the Indenture at the address specified in such Indenture.

(f) Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, including, without limitation and without the need for an express assignment, subsequent Holders of Securities.

(g) Counterparts.  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(h) Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(i) Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAW.  THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND IRREVOCABLY ACCEPTS FOR ITS AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS.  THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  THE COMPANY IRREVOCABLY CONSENTS, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE COMPANY AT ITS SAID ADDRESS, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING.  NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY HOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION.

(j) Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.  It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(k) Securities Held by the Company or Its Affiliates.  Whenever the consent or approval of Holders of a specified percentage of Securities is required hereunder, Securities held by the Company or its affiliates (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

(l) Third Party Beneficiaries.  Holders and Participating Broker-Dealers are intended third party beneficiaries of this Agreement and this Agreement may be enforced by such Persons.

(m) Entire Agreement.  This Agreement, together with the Purchase Agreement, the Indenture and the Collateral Agreements, is intended by the parties as a final and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein and any and all prior oral or written agreements, representations, or warranties, contracts, understanding, correspondence, conversations and memoranda between the Initial Purchasers on the one hand and the Company and the Subsidiary Guarantors on the other, or between or among any agents, representatives, parents, subsidiaries, affiliates, predecessors in interest or successors in interest with respect to the subject matter hereof and thereof are merged herein and replaced hereby.

[The remainder of this page is intentionally left blank]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

KRATOS DEFENSE & SECURITY SOLUTIONS, INC.

By: /s/ Deanna H. Lund
Name: Deanna H. Lund
Title: Executive Vice President and Chief Financial Officer

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MADISON RESEARCH CORPORATION
MICRO SYSTEMS, INC.
MSI ACQUISITION CORP.
NATIONAL SAFE OF CALIFORNIA
POLEXIS, INC.
REALITY BASED IT SERVICES LTD.
REAL TIME LOGIC, INC.
ROCKET SUPPORT SERVICES, LLC
SAT CORPORATION
SCT ACQUISITION, LLC
SCT REAL ESTATE, LLC
SECUREINFO CORPORATION
SHADOW I, INC.
SHADOW II, INC.
STAPOR RESEARCH, INC.
SUMMIT RESEARCH CORPORATION
WFI NMC CORP.

By: /s/ Deanna H. Lund

Name: Deanna H. Lund

Title: Executive Vice President and Chief Financial Officer

ACCEPTED AND AGREED TO:

SUNTRUST ROBINSON HUMPHREY, INC.

for itself and on behalf of the several Initial Purchasers

listed on Schedule I to the Purchase Agreement

By: /s/ Marc P. Schlachter
Name: Marc P. Schlachter
Title: Director

Exhibit 10.2

CREDIT AND SECURITY AGREEMENT

among

KRATOS DEFENSE & SECURITY SOLUTIONS, INC.,
as Borrower,

THE LENDERS NAMED HEREIN,
as Lenders,

SUNTRUST BANK,
as Agent,

PNC BANK, NATIONAL ASSOCIATION,
as Joint Lead Arranger and Documentation Agent,

and

SUNTRUST ROBINSON HUMPHREY, INC.,
as Joint Lead Arranger and Sole Book Runner

____________________

dated as of May 14, 2014
_____________________

Page

i

Page

Page

Page

Exhibit A                           Form of Revolving Credit Note
Exhibit B                           Form of Swingline Note
Exhibit C                           Form of Borrowing Base Certificate
Exhibit D                           Form of Notice of Loan
Exhibit E                            Form of Compliance Certificate
Exhibit F                            Form of Assignment and Acceptance Agreement
Exhibit G                           Form of Instrument of Assignment
Exhibit H                           Form of Notice of Assignment of Claims
Exhibit I                            Applicable Margin Certificate

Schedule 1                       Commitments of Lenders
Schedule 2                       Borrowing Base Companies
Schedule 2.2                    Existing Letters of Credit
Schedule 3                       Guarantors of Payment
Schedule 4                       Pledged Securities
Schedule 5                       Real Property
Schedule 5.3                    Monthly and Quarterly Reporting Periods
Schedule 5.8                    Indebtedness
Schedule 5.9                    Liens
Schedule 5.11                  Permitted Foreign Subsidiary Loans, Guaranties and Investments

Page

Schedule 5.17                         Affiliate Transactions
Schedule 6.1                           Corporate Existence; Subsidiaries; Foreign Qualification
Schedule 6.4                           Litigation and Administrative Proceedings
Schedule 6.5                           Real Estate Owned by the Companies
Schedule 6.9                           Locations
Schedule 6.11                         Employee Benefits Plans
Schedule 6.16                         Material Agreements
Schedule 6.17                         Intellectual Property
Schedule 6.18                         Insurance
Schedule 6.19                         Deposit and Securities Accounts
Schedule 6.23                         Assigned Government Contracts
Schedule 7.4                           Pledged Notes
Schedule 7.5                           Commercial Tort Claims

v

This CREDIT AND SECURITY AGREEMENT (as the same may be amended, restated, extended, supplemented and/or otherwise modified from time to time, this “Agreement”) is made effective as of May 14, 2014, among:

(a)           KRATOS DEFENSE & SECURITY SOLUTIONS, INC., a Delaware corporation (the “Borrower”);

(b)           the lenders listed on Schedule 1 hereto and each other Eligible Transferee, as hereinafter defined, that from time to time becomes a party hereto pursuant to Section 2.9(b) or 11.10 hereof (collectively, the “Lenders” and, individually, each a “Lender”); and

(c)           SUNTRUST BANK, a Georgia banking corporation (“SunTrust”), as Fronting Lender (as defined below), as Swingline Lender (as defined below), and as administrative agent and as collateral agent for the Lenders (together with its successors and assigns in such capacities, “Agent”).

WITNESSETH:

WHEREAS, on May 14, 2014, the Borrower issued $625,000,000 aggregate principal amount of its 7.00% senior secured notes due 2019 (as amended or otherwise modified from time to time in accordance with the terms of the Intercreditor Agreement described below, the “Senior  Notes”) and will use the proceeds of such Senior Notes on the Closing Date to fund the retirement of Borrower’s existing 10% senior secured notes due 2017;

WHEREAS, (a) the Borrower has requested that the Lenders extend credit in the form of Revolving Loans in an aggregate principal amount at any time outstanding not to exceed $110,000,000 (subject to a potential increase of up to the aggregate principal amount of $135,000,000 pursuant to Section 2.9(b)), consisting of a subline for Letters of Credit in an amount not to exceed $50,000,000 and (b) the Borrower has requested that the Swingline Lender extend credit in the form of Swingline Loans in an aggregate principal amount at any time outstanding not to exceed $10,000,000;

WHEREAS, subject to the terms and conditions of this Agreement, the Lenders, the Fronting Lender, and the Swingline Lender, to the extent of their respective Commitment Percentage (as defined herein), are willing severally to establish the requested revolving credit facility, letter of credit subfacility and swingline subfacility in favor of the Borrower;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the receipt and sufficiency of which is hereby acknowledged, the Borrower, the Lenders, Agent, the Fronting Bank and the Swingline Lender hereby agree as follows:

ARTICLE I. DEFINITIONS

Section 1.1.                               Definitions

.  As used in this Agreement, the following terms shall have the meanings set forth below:

“Account” means an account, as that term is defined in the UCC.

“Account Debtor” means an account debtor, as that term is defined in the UCC, or any other Person obligated to pay all or any part of an Account in any manner and includes any Guarantor thereof.

“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of any Person (other than a Company), or any business or division of any Person (other than a Company), (b) the acquisition of in excess of fifty percent (50%) of the outstanding capital stock (or other equity interest) of any Person (other than a Company), or (c) the acquisition of another Person (other than a Company) by a merger, amalgamation or consolidation or any other combination with such Person.  The amount of an Acquisition, shall include all consideration (including any deferred payments) set forth in the applicable agreements governing such Acquisition, as well as the assumption of any Indebtedness in connection therewith.

“Additional Commitments” means that term as defined in Section 2.9(b) hereof.

“Additional Lender” means an Eligible Transferee that shall become a Lender during the Commitment Increase Period pursuant to Section 2.9(b) hereof.

“Additional Lender Assumption Agreement” means an additional lender assumption agreement, in form and substance satisfactory to the Agent, wherein an Additional Lender shall become a Lender.

“Additional Lender Assumption Effective Date” means that term as defined in Section 2.9(b) hereof.

 “Adjusted LIBO Rate” shall mean, with respect to each Interest Period for a Eurodollar Loan, or with respect to the one (1) month Interest Period referenced in clause (iii) of the definition of Base Rate, as applicable, the rate per annum obtained by dividing (i) LIBOR for such Interest Period by (ii) a percentage equal to 1.00 minus the Eurodollar Reserve Percentage.

“Advance Record” means that term as defined in Section 2.14(a) hereof.

“Advantage” means any payment (whether made voluntarily or involuntarily, by offset of any deposit or other indebtedness or otherwise) received by any Lender in respect of the Obligations, if such payment results in that Lender having less than its pro rata share (based upon its Commitment Percentage) of the Obligations then outstanding.

“Affected Lender” means a Defaulting Lender or an Insolvent Lender.

“Affiliate” means any Person, directly or indirectly, controlling, controlled by or under common control with a Company, and “control”( and the terms “controlling”, “controlled by” and “under common control with” having correlative meanings) means the power, directly or indirectly, to direct or cause the direction of the management and policies of a Company, whether through the ownership of voting securities, by contract or otherwise.

 “Agent” means that term as defined in the first paragraph hereof.

“Agent Fee Letter” means the Agent Fee Letter between the Borrower and the Agent, dated as of the May 6, 2014, as the same may be amended, restated, supplemented and/or otherwise modified from time to time.

“Agreement” means that term as defined in the preamble hereof.

“Applicable Margin” means  with respect to interest on all Revolving Loans, the per annum margin set forth below, as determined by the Average Excess Availability as of the most recent date of determination:

Level	Average Excess Availability	Base Rate Loans	LIBOR Loans
I	≥ $75,000,000	1.50%	2.50%
II	≥ 35,000,000 but < $75,000,000	1.75%	2.75%
III	< $35,000,000	2.00%	3.00%

Until completion of the first full Quarterly Reporting Period after the Closing Date, the Applicable Margin shall be determined as if Level II were applicable.  Thereafter, the Applicable Margin shall be subject to increase or decrease quarterly upon receipt by the Agent of the Applicable Margin Certificate required to be delivered by the Borrower pursuant to Section 5.3(j) with respect to the Quarterly Reporting Period most recently ended, and each such increase or decrease in the Applicable Margin shall be effective on the date occurring immediately after the last day of such Quarterly Reporting Period most recently ended.  If the Borrower fails to deliver any Applicable Margin Certificate when required to be delivered pursuant to Section 5.3(j), then the Applicable Margin shall be determined as if Level III were applicable from the date occurring immediately after the last day of the Quarterly Reporting Period for which such Applicable Margin Certificate was required to be delivered until the date such Applicable Margin Certificate is delivered.  The above pricing matrix does not modify or waive, in any respect, the rights of the Agent and the Lenders to charge the Default Rate, or the rights and remedies of the Agent and the Lenders pursuant to Articles VIII and IX hereof.

“Applicable Margin Certificate” means a certificate signed and certificated as accurate by an Authorized Officer of the Borrower, substantially in the form of Exhibit I.

“Applicable Unused Line Fee Rate” means:

(a)           for the period from the Closing Date through May 31, 2014, one-half of one percent (0.50%) per annum; and

(b)           from and after June 1, 2014, a rate per annum, determined by reference to the following grid based on the Average Usage  as a percentage of the Revolving Credit Commitment during the immediately preceding calendar month:

Average Usage	Unused Line Fee Rate
≥ 50.0%	0.375%
<50.0%	0.500%

The above pricing matrix does not modify or waive, in any respect, the rights of the Agent and the Lenders to charge the Default Rate, or the rights and remedies of the Agent and the Lenders pursuant to Articles VIII and IX hereof.

“Assigned Government Contract”  means all Government Contracts that (a) are for an amount in excess of Five Hundred Thousand Dollars ($500,000), or (b) pursuant to the terms of Section 5.22 hereof, are required to be subject to an Instrument of Assignment and Notice of Assignment of Claims.

“Assignment Agreement” means an Assignment and Acceptance Agreement in the form of the attached Exhibit F.

“Authorized Officer” means a Financial Officer or other individual authorized by a Financial Officer in writing (with a copy to the Agent) to handle certain administrative matters in connection with this Agreement.

“Average Excess Availability” means, for any period, the average of the daily Excess Availability during such period.

 “Average Usage” means, at any date, the average daily utilization of the Revolving Credit Commitment during the Monthly Reporting Period immediately preceding such date.

“Bailee’s Waiver” means a bailee’s waiver, in form and substance satisfactory to the Agent, delivered by a Credit Party in connection with this Agreement, as such waiver may be amended, restated, supplemented and/or otherwise modified from time to time.

“Bank Product Agreements” means those certain cash management services and other agreements entered into from time to time between a Company and the Agent or a Lender (or an affiliate of a Lender) in connection with any Bank Products.

“Bank Product Obligations” means all obligations, liabilities, contingent reimbursement obligations, fees and expenses owing by a Company to the Agent or any Lender (or an affiliate of a Lender) pursuant to or evidenced by the Bank Product Agreements.

“Bank Products” means a service or facility extended to a Company by the Agent or any Lender (or an affiliate of a Lender) for (a) credit cards and credit card processing services (b) debit and purchase cards, (c) ACH transactions, and (d) cash management, including controlled disbursement accounts or services.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now or hereafter in effect, or any successor thereto, as hereafter amended.

“Base Rate” means, at any time, the highest of (i) the rate which the Agent announces from time to time as its prime lending rate, as in effect at such time, (ii) the Federal Funds Rate, as in effect at such time, plus one-half of one percent (0.50%) per annum and (iii) the Adjusted LIBO Rate determined at such time for an Interest Period of one (1) month, plus one percent (1.00%) per annum (any changes in such rates to be effective as of the date of any change in such rate).  The Agent’s prime lending rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer.  The Agent may make commercial loans or other loans at rates of interest at, above or below the Agent’s prime lending rate.

“Base Rate Loan” means a Revolving Loan that bears interest at a rate determined by reference to the Derived Base Rate.

“Borrower” means that term as defined in the preamble hereof.

“Borrowing Base” means, at any time, an amount equal to the total of the following (in each case based on the most recent Borrowing Base Certificate):

(a)           eighty-five percent (85%) of the aggregate amount due and owing on Eligible Billed Accounts Receivable of the Borrowing Base Companies; plus

(b)           the lesser of (i) sixty percent (60%) of the aggregate amount due and owing on Eligible Unbilled Accounts Receivable of the Borrowing Base Companies, or (ii) Forty Million Dollars ($40,000,000); plus

(c)           the least of (i)  sixty-five percent (65%) of the cost (determined in accordance with GAAP) of Eligible Raw Materials Inventory of the Borrowing Base Companies, (ii) eighty-five percent (85%) of the product of the Net Liquidation Percentage times the cost (determined on a basis consistent with clause (i) above) of the Eligible Raw Materials Inventory of the Borrowing Base Companies, or (iii) Twenty-Five Million Dollars ($25,000,000); plus

(d)           (i) until the Agent’s receipt of the first Inventory appraisal conducted pursuant to Section 2.8(c), the form and substance of which shall be satisfactory to the Agent in its reasonable discretion, the lesser of (A) one hundred percent (100%) of the cost (determined in accordance with GAAP) of Eligible Work-in-Process Inventory of the Borrowing Base Companies or (B) Five Million Dollars ($5,000,000), and (ii) after receipt by Agent of such Inventory appraisal,  eighty-five percent (85%) of the product of the Net Liquidation Percentage times the cost (determined in accordance with GAAP) of the Eligible Work-in-Process Inventory of the Borrowing Base Companies; minus

(e)           Reserves, if any;

provided that, anything herein to the contrary notwithstanding, the Agent shall at all times have the right to modify or reduce such percentages or dollar amount caps from time to time, based upon appraisals, field examinations or other information, in its sole discretion.

“Borrowing Base Certificate” means a Borrowing Base Certificate, in the form of the attached Exhibit C.

“Borrowing Base Company” means each Company listed on Schedule 2 hereto, and each additional Company that shall become a Borrowing Base Company pursuant to Section 2.13 hereof.

“Business Day” means a day that is not a Saturday, a Sunday or another day of the year on which national banks are authorized or required to close in Atlanta, Georgia, and, in addition, if the applicable Business Day relates to a Eurodollar Loan, is a day of the year on which dealings in deposits are carried on in the London interbank Eurodollar market.

“Capital Distribution” means a payment made, liability incurred or other consideration given by a Company to any Person that is not a Company (a) for the purchase, acquisition, redemption, repurchase, payment or retirement of any capital stock or other equity interest of such Company, or (b) as a dividend, return of capital or other distribution (other than any stock dividend, stock split or other equity distribution payable only in capital stock or other equity of such Company) in respect of such Company’s capital stock or other equity interest.

        “Capitalized Lease Obligations” means obligations of the Companies for the payment of rent for any real or personal property under leases or agreements to lease that, in accordance with GAAP, have been or should be capitalized on the books of the lessee and, for purposes hereof, the amount of any such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Collateral Account” means a commercial Deposit Account designated “cash collateral account” and maintained by one or more of the Credit Parties with the Agent, without liability by the Agent or the Lenders to pay interest thereon, from which account the Agent, on behalf of the Lenders, shall have the exclusive right to withdraw funds until all of the Secured Obligations (other than contingent Secured Obligations for which no written demand has been made or asserted) are paid in full.

“Cash Equivalents” means:

(a)           marketable direct obligations issued by, or unconditionally guaranteed by, the United States of America or any agency or instrumentality thereof and backed by the full faith and credit of the United States of America, in each case maturing within one year from the date of acquisition thereof;

(b)           marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor’s or Moody’s;

(c)           commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a short-term commercial paper rating of at least A-1 from Standard and Poor’s or at least P-1 from Moody’s;

(d)           certificates of deposit or bankers’ acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank, in each case having combined net capital and surplus of not less than Two Hundred Fifty Million Dollars ($250,000,000) at the date of acquisition thereof;

(e)           repurchase obligations with a term of not more than seven days for underlying securities of the types described in subpart (a) above entered into with any bank meeting the qualifications specified in subpart (d) above; and

(f)           investments in money market funds which invest exclusively in assets satisfying the requirements of subparts (a) through (e) above.

“Cash Security” means all cash, instruments, Deposit Accounts, Securities Accounts and other cash equivalents, whether matured or unmatured, whether collected or in the process of collection, upon which a Credit Party presently has or may hereafter have any claim, wherever located, including but not limited to any of the foregoing that are presently or may hereafter be existing or maintained with, issued by, drawn upon, or in the possession of the Agent or any Lender.

“Change in Control” means (a) the acquisition (or, if earlier, the shareholder or director approval of the acquisition), on or after the Closing Date, of direct or indirect ownership or voting control, beneficially (within the meaning of Rules 13d-3 and 13d-5 of the Exchange Act) or of record, by any Person or group (within the meaning of Sections 13d and 14d of the Exchange Act), of shares representing more than fifty percent (50%) of the aggregate ordinary Voting Power represented by the issued and outstanding equity interests of the Borrower; (b) the occupation of a majority of the seats (other than vacant seats) on the board of directors or other governing body of the Borrower by Persons who were neither (i) nominated by the board of directors or other governing body of the Borrower nor (ii) appointed by directors so nominated; (c) failure by the Borrower to own one hundred percent (100%) of each other Borrowing Base Company; or (d) the occurrence of a change in control, or other term of similar import used therein, as defined in any Senior Notes Document or Material Indebtedness Agreement.

“Closing Date” means the earliest date on which each of the conditions precedent set forth in Section 4.2 shall have been satisfied or waived in writing by the Agent.

“Code” means the Internal Revenue Code of 1986, as amended, together with the rules and regulations promulgated thereunder.

“Collateral” means (a) all of the Borrower’s existing and future property, including all (i) personal property, (ii) Accounts, Investment Property, Instruments, contract rights, Chattel Paper, Documents, Supporting Obligations, Letter-of-Credit Rights, Pledged Securities, Pledged Notes (if any), Government Contracts, Commercial Tort Claims, General Intangibles, Inventory and Equipment, (iii) funds now or hereafter on deposit in one or more Cash Collateral Accounts, if any, and (iv) Cash Security; (b) Real Property; and (c) Proceeds of any of the foregoing.

“Collection” means any payment made from an Account Debtor to a Credit Party including, cash, checks, drafts and any other form of payment.

“Commercial Tort Claim” means a commercial tort claim, as that term is defined in the UCC  Schedule 7.5 hereto lists all Commercial Tort Claims of the Credit Parties in existence as of the Closing Date.

“Commitment” means the obligation hereunder of the Lenders, during the Commitment Period, to make Loans and to participate in Swingline Loans and the issuance of Letters of Credit pursuant to the Revolving Credit Commitment, up to the Total Commitment Amount.

“Commitment Increase Period” means the period from the Closing Date to the last day of the Commitment Period.

“Commitment Percentage” means, for each Lender, the percentage set forth opposite such Lender’s name under the column headed “Commitment Percentage”, as listed in Schedule 1 hereto (taking into account any assignments pursuant to Section 11.10 hereof).

“Commitment Period” means the period from the Closing Date to the earliest of (a) May 13, 2019, (b) the date that is ninety (90) days prior to the maturity date under the Senior Notes Indenture (unless the Senior Notes Indenture is otherwise refinanced, defeased or repaid in accordance with the terms thereof and the Intercreditor Agreement, and the maturity date pursuant to any permitted refinancing thereof is at least 90 days after the last day of the Commitment Period hereunder) or (c) such earlier date on which the Commitment shall have been terminated pursuant to Article IX hereof.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § et seq.), as amended from time to time, and any successor statute.

“Companies” means, collectively, the Borrower and all Subsidiaries.

“Company” means the Borrower or a Subsidiary.

“Compliance Certificate” means a Compliance Certificate in the form of the attached Exhibit E.

“Confidential Information” means all confidential or proprietary information about the Companies that has been furnished by any Company to the Agent or any Lender, whether furnished before or after the Closing Date and regardless of the manner in which it is furnished, but does not include any such information that (a) is or becomes generally available to the public other than as a result of a disclosure by the Agent or such Lender not permitted by this Agreement, (b) was available to the Agent or such Lender on a non-confidential basis prior to its disclosure to the Agent or such Lender, or (c) becomes available to the Agent or such Lender on a non-confidential basis from a Person other than a Company.

“Consolidated” means the resultant consolidation of the financial statements of the Borrower and its Subsidiaries in accordance with GAAP, including principles of consolidation consistent with those applied in preparation of the consolidated financial statements referred to in Section 6.14 hereof.

“Consolidated Capital Expenditures” means, for any period, the amount of capital expenditures of the Borrower, as determined on a Consolidated basis.

“Consolidated Depreciation and Amortization Charges” means, for any period, the aggregate of all depreciation and amortization charges for fixed assets, leasehold improvements and general intangibles (specifically including goodwill) of the Borrower for such period, as determined on a Consolidated basis.

“Consolidated EBITDA” means, for any period, as determined on a Consolidated basis, (a) Consolidated Net Income for such period plus, without duplication, the aggregate amounts deducted in determining such Consolidated Net Income in respect of (i) Consolidated Interest Expense, (ii) Consolidated Net Income Tax Expense, (iii) Consolidated Depreciation and Amortization Charges, (iv) non-cash losses or charges, (v) up to $5,300,000 of losses from discontinued operations, (vi) additional non-recurring transaction costs, reasonably acceptable to the Agent, incurred in connection with a Permitted Acquisition, (vii) up to $4,000,000 of costs related to severance and lease terminations associated with restructuring and (viii) any losses or charges resulting from the refinancing of the Borrower’s existing Indebtedness; minus (b) to the extent included in Consolidated Net Income for such period, non-cash gains.

“Consolidated Fixed Charges” means, for any period, as determined on a Consolidated basis, the aggregate, without duplication, of (a) Consolidated Interest Expense, and (b) scheduled principal payments on Consolidated Funded Indebtedness; provided that, for purposes of calculating Consolidated Fixed Charges, (i) principal payments on Consolidated Funded Indebtedness shall exclude optional payments and (ii) the portion of Consolidated Interest Expense attributable to the Borrower’s Consolidated Funded Indebtedness shall be $10,938,000 for the Quarterly Reporting Periods ending on September 29, 2013, December 29, 2013, March 30, 2014 and on or about June 30, 2014.

“Consolidated Funded Indebtedness” means, at any date, all Indebtedness (including, short-term, long-term and Subordinated Indebtedness, if any) of the Borrower, as determined on a Consolidated basis.

 “Consolidated Interest Expense” means, for any period, the interest expense (including, without limitation, the “imputed interest” portion of Capitalized Lease Obligations, synthetic leases and asset securitizations, if any, and excluding deferred financing costs) of the Borrower for such period, as determined on a Consolidated basis.

“Consolidated Net Income” means, for any period, the net income (loss) of the Borrower for such period, as determined on a Consolidated basis.

“Consolidated Net Income Tax Expense” means, for any period, all provisions for taxes based on the gross or net income of the Borrower (including any additions to such taxes, and any penalties and interest with respect thereto), as determined on a Consolidated basis.

“Consolidated Net Worth” means, at any date, the stockholders’ equity of the Borrower, determined as of such date on a Consolidated basis.

“Consolidated Unfinanced Capital Expenditures” means, for any period, Consolidated Capital Expenditures that are not directly financed by the Companies with long-term Indebtedness (other than Revolving Loans) or Capitalized Lease Obligations, as determined on a Consolidated basis.

“Control Agreement” means a Deposit Account Control Agreement or a Securities Account Control Agreement.

“Controlled Disbursement Account” means a commercial Deposit Account designated “controlled disbursement account” and maintained by one or more Credit Parties with the Agent or another Lender, without liability by the Agent or such Lender to pay interest thereon.

“Controlled Group” means a Company and each Person required to be aggregated with a Company under Code Section 414(b), (c), (m) or (o).

“Credit Event” means the making by the Lenders of a Revolving Loan, the conversion by the Lenders of a Base Rate Loan to a Eurodollar Loan, the continuation by the Lenders of a Eurodollar Loan after the end of the applicable Interest Period, the making by the Swingline Lender of a Swingline Loan, or the issuance (or amendment or renewal) by the Fronting Lender of a Letter of Credit.

“Credit Party” means the Borrower and any Subsidiary or other Affiliate that is a Guarantor of Payment.

“Default” means an event or condition that constitutes, or with the lapse of any applicable grace period or the giving of notice or both would constitute, an Event of Default, and that has not been waived by the Required Lenders (or, if required hereunder, all of the Lenders) in writing.

“Default Rate” means (a) with respect to any Loan or other Obligation for which a rate is specified, a rate per annum equal to two percent (2%) in excess of the rate otherwise applicable thereto, and (b) with respect to any other amount, if no rate is specified or available, a rate per annum equal to two percent (2%) in excess of the Derived Base Rate from time to time in effect.

“Defaulting Lender” means a Lender, as reasonably determined by the Agent, that (a) has failed (which failure has not been cured within two Business Days) to fund any Loan or any participation interest in Letters of Credit required to be made hereunder in accordance with the terms hereof (unless such Lender shall have notified the Agent and the Borrower in writing of its good faith determination that a condition under Section 4.1 hereof to its obligation to fund any Loan shall not have been satisfied); (b) has notified the Borrower or the Agent in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or generally under other agreements in which it commits to extend credit; (c) has failed, within three Business Days after receipt of a written request from the Agent or the Borrower to confirm that it will comply with the terms of this Agreement relating to its obligation to fund prospective Loans or participations in Letters of Credit, and such request states that the requesting party has reason to believe that the Lender receiving such request may fail to comply with such obligation, and states such reason; or (d) has failed to pay to the Agent or any other Lender when due an amount owed by such Lender to the Agent or any other Lender pursuant to the terms of this Agreement, unless such amount is subject to a good faith dispute or such failure has been cured.  Any Defaulting Lender shall cease to be a Defaulting Lender when the Agent determines, in its reasonable discretion, that such Defaulting Lender is no longer a Defaulting Lender based upon the characteristics set forth in this definition.

“Deposit Account” means a deposit account, as that term is defined in the UCC.

“Deposit Account Control Agreement” means each Deposit Account Control Agreement among a Credit Party, the Agent and a depository institution, dated prior to, on or after the Closing Date, to be in form and substance satisfactory to the Agent, as the same may be amended, restated, supplemented and/or otherwise modified from time to time.

“Derived Base Rate” means a rate per annum equal to the sum of the Applicable Margin (from time to time in effect) for Base Rate Loans plus the Base Rate.

“Derived Eurodollar Rate” means a rate per annum equal to the sum of the Applicable Margin (from time to time in effect) for Eurodollar Loans plus the Adjusted LIBO Rate.

“Disposition” means the lease, transfer or other disposition of assets (whether in one or more than one transaction) by a Company.

“Dodd-Frank Act” means the Dodd–Frank Wall Street Reform and Consumer Protection Act (Pub.L. 111-203, H.R. 4173) signed into law on July 21, 2010, as amended from time to time.

“Dollar” or the $ sign means lawful money of the United States of America.

“Domestic Subsidiary” means a Subsidiary that is not a Foreign Subsidiary.

“Dormant Subsidiary” means, as of any date of determination, a Company that (a) is not a Credit Party or an equity holder of a Credit Party, (b) has aggregate assets of less than One Million Dollars ($1,000,000), (c) generated less than Two Million Dollars ($2,000,000) in annual revenue during the most recently completed fiscal year of the Borrower, and (d) has no direct or indirect Subsidiaries (i) with aggregate assets, for such Company and all such Subsidiaries, of more than One Million Dollars ($1,000,000), or (ii) that generated, in the aggregate, for such Company and all such Subsidiaries, more than Two Million Dollars ($2,000,000) in annual revenue during the most recently completed fiscal year of the Borrower.

“Eligible Billed Account Receivable” means an Account owned by a Borrowing Base Company and evidenced by an invoice delivered to the relevant Account Debtor of a Borrowing Base Company which arose in the ordinary course of business of such Borrowing Base Company from the fully completed performance of services, bona fide sale of goods that have been shipped to the Account Debtor or the achievement of milestones permitting the applicable Borrowing Base Company to bill or invoice its Account Debtor, in each case, which is payable in Dollars, and at all times until it is collected in full, continuously meets the following requirements:

(a)           is not subject to any claim for credit, allowance or adjustment by the Account Debtor or any defense, dispute, set-off, chargeback or counterclaim;

(b)           not more than ninety (90) days have elapsed since the invoice date;

(c)           is not owing from an Account Debtor with respect to which such Borrowing Base Company has received any notice or has any knowledge of such Account Debtor’s insolvency, bankruptcy or financial impairment, or that such Account Debtor has suspended normal business operations, dissolved, liquidated or terminated its existence;

(d)           is not subject to an assignment, pledge, claim, mortgage, lien or security interest of any type except those granted to or in favor of the Agent, for the benefit of the Lenders, and the Indenture Agent, for the benefit of the Senior Noteholders;

(e)           does not relate to any goods repossessed, lost, damaged, rejected or returned, or acceptance of which has been revoked or refused;

(f)           is not evidenced by a promissory note or any other instrument or by chattel paper;

(g)           has not been reduced to judgment;

(h)           has not been determined by the Agent to be unsatisfactory in any respect, in the exercise of its reasonable credit judgment;

(h)           is not a Government Account Receivable (other than an Eligible Billed Government Account Receivable) or a Government Subcontract Account Receivable (other than an Eligible Billed Government Subcontract Account Receivable);

(i)           is not owing from an Affiliate, an equity holder or an employee of such Borrowing Base Company;

(j)           is not a Foreign Account Receivable, except for the amount of such Foreign Account Receivable that is fully insured by an insurer acceptable to the Agent or backed by a letter of credit issued by, or a guaranty from, a financial institution acceptable to the Agent, in each case in form and substance acceptable to the Agent in its reasonable credit judgment;

(k)	(i)
does not arise from a Government Contract with an Account Debtor that has failed to pay more than fifty percent (50%) of the aggregate amount of its Accounts then outstanding under such Government Contract within ninety (90) days of their respective invoice dates;

(ii)           does not arise from a Government Subcontract with an Account Debtor that has failed to pay more than fifty percent (50%) of the aggregate amount of its Accounts then outstanding under such Government Subcontract within ninety (90) days of their respective invoice dates; and

(iii)           with respect to Accounts that do not arise from Government Contracts or Government Subcontracts, is not owing from an Account Debtor that has failed to pay more than fifty percent (50%) of the aggregate amount of all of its then outstanding Accounts within ninety (90) days of their respective invoice dates;

(l)           with respect to:

(i)           an Account Debtor (other than (A) the United States or any of its departments, agencies or instrumentalities, or (B) an Investment Grade Account Debtor) that, together with its Affiliates, owes one or more Borrowing Base Companies more than twenty-five percent (25%) of all Accounts of the Borrowing Base Companies, is not the portion of the Accounts that represents the amount in excess of twenty-five percent (25%) of such Accounts; and

(ii)           an Investment Grade Account Debtor (other than the United States or any of its departments, agencies or instrumentalities) that, together with its affiliates, owes one or more Borrowing Base Companies more than fifty percent (50%) of all Accounts of the Borrowing Base Companies, is not the portion of the Accounts that represents the amount in excess of fifty percent (50%) of such Accounts;

(m)           is an Account in which the Agent, for the benefit of the Lenders, has a valid and enforceable first priority security interest and is subject to no other Liens (other than Permitted Liens that are junior and subordinate to Agent’s Lien);

(n)           has not arisen in connection with sales of goods that were shipped or delivered to an Account Debtor on consignment, a sale or return basis, a guaranteed sale basis, a bill and hold basis, or on the basis of any similar understanding;

(o)           is not subject to any provision prohibiting assignment of the right to payment or requiring notice of or consent to such assignment (except provisions that are not enforceable under the Uniform Commercial Code in the applicable jurisdiction);

(p)           is not owing from an Account Debtor (other than the United States or any of its departments, agencies or instrumentalities) located in a state that requires that such Borrowing Base Company, in order to sue such Account Debtor in such state’s courts or otherwise enforce its remedies against such Account Debtor through judicial process, to either (i) qualify to do business in such state or (ii) file a report with the taxation division of such state for the then current year, unless, in each case, such Borrowing Base Company has fulfilled such requirements to the extent applicable for the then current year or fulfilled such other requirements that permits such Borrowing Base Company to bring suit or otherwise enforce its remedies against such Account Debtor through judicial process;

(q)           is not an Account with respect to which any of the representations, warranties, covenants and agreements contained in this Agreement or any of the Loan Documents are not or have ceased to be complete and correct, or have been breached;

(r)           is not, unless a Government Account Receivable or a Government Subcontract Account Receivable, an Account that represents a progress billing unless a final bill or invoice for the work or materials to which such Account relates has been sent to the applicable Account Debtor;

(s)           is not owing by any state or any department, agency, or instrumentality thereof unless such Borrowing Base Company has complied with any applicable statutory or regulatory requirements thereof in respect of the security interest of the Agent, for the benefit of the Lenders, as granted hereunder;

(t)           is not, other than with respect to a Government Account Receivable or a Government Subcontract Account Receivable, owing from an Account Debtor that is also a supplier to or creditor of any Borrowing Base Company under the same contract out of which such Account arose to the extent of the amount owing to such supplier or creditor under such contract;

(u)           does not represent a manufacturer’s or supplier’s credits, discounts, incentive plans or similar arrangements entitling any Borrowing Base Company to discounts on future purchases therefrom; and

(v)           has not been acquired by a Borrowing Base Company as part of an Acquisition unless Agent shall have conducted a field exam and appraisal of such Account; provided that, with respect to an Account acquired in connection with a Permitted Acquisition that would otherwise constitute an Eligible Billed Account Receivable if such Account was the subject of a field exam and appraisal, up to $5,000,000  of such Accounts shall constitute Eligible Billed Account Receivable notwithstanding this subpart (v).

“Eligible Billed Government Account Receivable” means a Government Account Receivable owned by a Borrowing Base Company that, at all times until it is collected in full, continuously meets the following requirements:

(a)           if required, with respect to a Government Prior Approval Contract, the contracting officer (or the authorized representative of such contracting officer) for such Government Account Receivable has approved the payment of such Government Account Receivable;

(b)           all customary and required procedures have been followed by such Borrowing Base Company to ensure the accuracy and legitimacy of such Government Account Receivable;

(c)           is not relating to a Government Contract that includes a provision that prohibits the assignment of amounts due under such contract;

(d)           an Instrument of Assignment and a Notice of Assignment of Claims have been delivered to the Agent with respect to such Government Account Receivable if such Government Account Receivable relates to a contract which constitutes an Assigned Government Contract pursuant to the provisions of this Agreement;

(e)           no Company has received notice or has knowledge (or reason to believe) that the Account Debtor with respect to such Government Account Receivable does not intend to pay such Government Account Receivable (or any other Government Account Receivable relating to the same Government Contract) in accordance with the invoice with respect thereto, in accordance with the terms of the Government Contract, or in accordance with the information that the Borrower has provided to the Agent with respect to such Government Account Receivable;

(f)           no Company has received a “Cure Notice”, “Show Cause” or other similar notice with respect to such Government Account Receivable (or any other Government Account Receivable relating to the same Government Contract); and

(g)            such Government Account Receivable meets all of the requirements of an Eligible Billed Account Receivable other than subparts (h), (l), (p), (r) and (t) of the Eligible Billed Account Receivable definition.

“Eligible Billed Government Subcontract Account Receivable” means a Government Subcontract Account Receivable of a Borrowing Base Company that, at all times until it is collected in full, continuously meets the following requirements:

(a)           if required, the customer with respect to such Government Subcontract Account Receivable has approved the payment of such Government Subcontract Account Receivable;

(b)           no Company has received a notice of default or similar notice with respect to such Government Subcontract Account Receivable; and

(c)           such Government Subcontract Account Receivable meets all of the requirements of an Eligible Billed Account Receivable other than subparts (h), (r) and (t) of the Eligible Billed Account Receivable definition.

“Eligible Raw Materials Inventory” means all Inventory consisting of raw materials owned by a Borrowing Base Company in which the Agent, for the benefit of the Lenders, has a valid and enforceable first priority security interest, but shall not include Inventory that:

(a)           does not consist of raw materials;

(b)           is in the possession of a bailee, consignee or other third party, unless (i) Reserves, satisfactory to the Agent, have been established with respect thereto; or (ii) (A) with respect to a consignee, processor or bailee, an acknowledged consignment letter, Processor’s Waiver or Bailee’s Waiver, as the case may be, has been received by the Agent, (B) such third party is listed on Schedule 6.9 hereto, or the Agent has received prior written notice of such third party location, (C) if required by the Agent, proper notice has been given to all secured parties of such third party that have filed UCC Financing Statements claiming a security interest in such third party’s Inventory, and (D) with respect to a consignee or processor, such Borrowing Base Company has filed appropriate UCC Financing Statements to protect its interest therein, in form and substance satisfactory to the Agent;

(c)           is located on facilities leased by a Borrowing Base Company, unless an acknowledged Landlord’s Waiver has been received (or waived in writing) by the Agent, or Reserves, satisfactory to the Agent, have been established with respect thereto;

(d)           is slow-moving, damaged, defective or obsolete;

(e)           consists of (i) goods not held for sale, such as labels, maintenance items, supplies and packaging, or held for return to vendors, or (ii) Inventory used in connection with research and development;

(f)           is held for return to vendors;

(g)           is subject to a Lien in favor of any Person other than the Agent, for the benefit of the Lenders, and the Indenture Agent, for the benefit of the Senior Noteholders;

(h)           has not been subject to a field examination and an appraisal by the Agent (or agent thereof); provided that, with respect to Inventory acquired in connection with a Permitted Acquisition that would otherwise constitute Eligible Raw Materials Inventory if it was the subject of a field examination and appraisal, up to $5,000,000  of such Inventory shall constitute Eligible Raw Materials Inventory notwithstanding this subpart (h);

(i)           is not located in the continental United States;

(j)           is the subject of a negotiable warehouse receipt or other negotiable Document or under license to a third party (unless the Agent is named as consignee thereof or such Document has been duly negotiated to the Agent) and the Agent or its designee maintains possession of such Document;

(k)           is located at a location where the aggregate book value of the Inventory at such location is less than $100,000; or

(l)           is determined by the Agent to be unsatisfactory in any respect, in its reasonable credit judgment.

“Eligible Transferee” means a commercial bank, financial institution or other “accredited investor” (as defined in SEC Regulation D) that is not the Borrower, a Subsidiary or an Affiliate.

“Eligible Unbilled Account Receivable” means an Account owned by a Borrowing Base Company that would constitute an Eligible Billed Account Receivable but for the fact that such Account was not billed prior to the end of the preceding month or did not comply with subpart (r) of the definition thereof; provided that, to the extent that the product of the trailing twelve month revenue for the Kratos Business Division of which such Borrowing Base Company is a part multiplied by a fraction, the numerator of which is 60 and the denominator of which is 365, exceeds the total unbilled Accounts for such Kratos Business Division, such excess amount shall not constitute an Eligible Unbilled Account Receivable.

“Eligible Unbilled Government Account Receivable”  means, for any date, a Government Account Receivable of a Borrowing Base Company that would constitute an Eligible Billed Government Account Receivable but for the fact that such Account was not billed prior to the end of the immediately preceding month.

“Eligible Unbilled Government Subcontract Account Receivable” means, for any date, a Government Subcontract Account Receivable of a Borrowing Base Company that would constitute an Eligible Billed Government Subcontract Account Receivable but for the fact that such Account was not billed prior to the end of the immediately preceding month.

“Eligible Work-in-Process Inventory” means Inventory owned by a Borrowing Base Company and consisting of work-in-process and scrap materials owned by such Borrowing Base Company that would constitute Eligible Raw Materials Inventory if it were not work-in-process or scrap materials rather than raw materials.

“Environmental Indemnity” means each environmental indemnity made by a Credit Party with Real Property now or hereafter required to be pledged as Collateral in favor of the Agent for the benefit of the Lenders, in each case, in form and substance satisfactory to the Agent.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by or with any Governmental Authority relating in any way to the environment, preservation or reclamation of natural resources, the management, Release or threatened Release of any Hazardous Material or to health and safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental investigation and remediation, costs of administrative oversight, fines, natural resource damages, penalties or indemnities), of any Person directly or indirectly resulting from or based upon (i) any actual or alleged violation of any Environmental Law, (ii) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (iii) any actual or alleged exposure to any Hazardous Materials, (iv) the Release or threatened Release of any Hazardous Materials or (v) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

 “Environmental Permits” means all permits, licenses, authorizations, certificates, approvals or registrations required by any Governmental Authority under any Environmental Laws.

“Equipment” means equipment, as that term is defined in the UCC.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated pursuant thereto.

“ERISA Event” means (a) the existence of a condition or event with respect to an ERISA Plan that presents a risk of the imposition of an excise tax or any other liability on a Company or of the imposition of a Lien on the assets of a Company; (b) the engagement by a Controlled Group member in a non-exempt “prohibited transaction” (as defined under ERISA Section 406 or Code Section 4975) or a breach of a fiduciary duty under ERISA that could result in liability to a Company; (c) the application by a Controlled Group member for a waiver from the minimum funding requirements of Code Section 412 or ERISA Section 302 or a Controlled Group member is required to provide security under Code Section 401(a)(29) or ERISA Section 307; (d) the occurrence of a Reportable Event with respect to any Pension Plan as to which notice is required to be provided to the PBGC; (e) the withdrawal by a Controlled Group member from a Multiemployer Plan in a “complete withdrawal” or a “partial withdrawal” (as such terms are defined in ERISA Sections 4203 and 4205, respectively); (f) the involvement of, or occurrence or existence of any event or condition that makes likely the involvement of, a Multiemployer Plan in any reorganization under ERISA Section 4241; (g) the failure of an ERISA Plan (and any related trust) that is intended to be qualified under Code Sections 401 and 501 to be so qualified or the failure of any “cash or deferred arrangement” under any such ERISA Plan to meet the requirements of Code Section 401(k); (h) the taking by the PBGC of any steps to terminate a Pension Plan or appoint a trustee to administer a Pension Plan, or the taking by a Controlled Group member of any steps to terminate a Pension Plan; (i) the failure by a Controlled Group member or an ERISA Plan to satisfy any requirements of law applicable to an ERISA Plan; (j) the commencement, existence or threatening of a claim, action, suit, audit or investigation with respect to an ERISA Plan, other than a routine claim for benefits; or (k) any incurrence by or any expectation of the incurrence by a Controlled Group member of any liability for post-retirement benefits under any Welfare Plan, other than as required by ERISA Section 601, et. seq. or Code Section 4980B.

“ERISA Plan” means an “employee benefit plan” (within the meaning of ERISA Section 3(3)) that a Controlled Group member at any time sponsors, maintains, contributes to, has liability with respect to or has an obligation to contribute to such plan.

"Eurodollar Loan” means a Revolving Loan that bears interest at a rate determined by reference to the Adjusted LIBO Rate.

“Eurodollar Reserve Percentage” means the aggregate of the maximum reserve percentages (including, any emergency, supplemental, special or other marginal reserves) expressed as a decimal (rounded upwards, if necessary, to the next 1/100 of 1%) in effect on any day to which the Agent is subject with respect to the Adjusted LIBO Rate pursuant to regulations issued by the Board of Governors of the Federal Reserve System (or any Governmental Authority succeeding to any of its principal functions) with respect to eurocurrency funding (currently referred to as “eurocurrency liabilities” under Regulation D).  Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without the benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D.  The Eurodollar Reserve Percentage shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Event of Default” means an event or condition that shall constitute an event of default as defined in Article VIII hereof.

“Excess Availability” means, for any day, an amount equal to (a) the lesser of (i) the Borrowing Base on such day and (ii) the Total Commitment Amount on such day, minus (b) the Revolving Credit Exposure on such day, in each case measured at the end of such day.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Swap Obligation” means with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and regulations thereunder at the time the guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation.  If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps to for which such guarantee or security interest is or becomes illegal.

“Excluded Taxes” means, in the case of the Agent and each Lender, taxes imposed on or measured by its overall net income or branch profits, and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which the Agent or such Lender, as the case may be, is organized or in which its principal office is located, or, in the case of any Lender, in which its applicable lending office is located.

“Existing Letters of Credit” includes each of the letters of credit described on Schedule 2.2 (as such schedule may be amended from time to time in accordance with Section 2.2(b)(x).

“Federal Funds Effective Rate” means, for any day, the rate per annum (rounded upward to the nearest one one-hundredth of one percent (1/100 of 1%)) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the “Federal Funds Effective Rate” as of the Closing Date.

“Financial Officer” means any of the following officers: chief executive officer, president, corporate controller, chief financial officer or treasurer.  Unless otherwise qualified, all references to a Financial Officer in this Agreement shall refer to a Financial Officer of the Borrower.

“Fixed Charge Coverage Ratio” means, as determined for the most recently completed four Quarterly Reporting Periods of the Borrower, the ratio of (a) (i) Consolidated EBITDA, minus (ii) Consolidated Unfinanced Capital Expenditures, minus (iii) Consolidated Net Income Tax Expense paid in cash, minus (iv) Capital Distributions; to (b) Consolidated Fixed Charges; provided that, for the purposes of calculating the Fixed Charge Coverage Ratio, Capital Distributions shall exclude cash contributions to a 401(k) plan or pursuant to an employee stock purchase plan, other employee benefit plan, or officer and director equity purchase plan that have been deducted in determining Consolidated Net Income for such period.

“Foreign Account Receivable” means an Account that arises out of contracts with or orders from an Account Debtor that is not a resident of the United States or Canada.

“Foreign Benefit Plan” means each material plan, fund, program or policy established under the law of a jurisdiction other than the United States (or a state or local government thereof), whether formal or informal, funded or unfunded, insured or uninsured, providing employee benefits, including medical, hospital care, dental, sickness, accident, disability, life insurance, pension, retirement or savings benefits, under which one or more Companies have any liability with respect to any employee or former employee, but excluding any Foreign Pension Plan.

“Foreign Pension Plan” means a pension plan required to be registered under the law of a jurisdiction other than the United States (or a state or local government thereof), that is maintained or contributed to by one or more Companies for their employees or former employees.

“Foreign Subsidiary” means a Subsidiary that is organized under the laws of any jurisdiction other than the United States, any State thereof or the District of Columbia.

“Fronting Lender” means, as to any Letter of Credit issued hereunder, the Agent as issuer of the Letter of Credit or, in the event that the Agent is unable to issue a Letter of Credit, such other Lender as shall agree to issue such Letter of Credit in its own name, but in each instance on behalf of the Lenders hereunder.

“GAAP” means generally accepted accounting principles in the United States as then in effect, which shall include the official interpretations thereof by the Financial Accounting Standards Board, applied on a basis consistent with the past accounting practices and procedures of the Borrower.

“General Intangibles” means (a) general intangibles, as that term is defined in the UCC; and (b) choses in action, causes of action, intellectual property, customer lists, corporate or other business records, inventions, designs, patents, patent applications, service marks, registrations, trade names, trademarks, copyrights, licenses, goodwill, computer software, rights to indemnification and tax refunds.

“Government Account Receivable” means an Account that arises out of a Government Contract.

“Government Contract” means an agreement, contract or license to which any Credit Party and the United States or any of its departments, agencies or instrumentalities are parties.

“Government Prior Approval Contract” means a firm fixed price Government Contract, or any other type of Government Contract, that requires prior approval of a contracting officer (or the authorized representative of such contracting officer) before payments are made in connection with such Government Contract.

“Government Subcontract” means an agreement, contract or license, other than a Government Contract, to which any Credit Party is a party and for which the United States or any of its departments, agencies or instrumentalities is the end customer.

“Government Subcontract Account Receivable” means an Account that arises out of a Government Subcontract.

“Governmental Authority” means any nation or government, any state, province or territory or other political subdivision thereof, any governmental agency, department, authority, instrumentality, regulatory body, court, central bank or other governmental entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization exercising such functions.

“Guarantor” means a Person that shall have pledged its credit or property in any manner for the payment or other performance of the indebtedness, contract or other obligation of another and includes any guarantor (whether of payment or of collection), surety, co-maker, endorser or Person that shall have agreed conditionally or otherwise to make any purchase, loan or investment in order thereby to enable another to prevent or correct a default of any kind.

“Guarantor of Payment” means each of the Companies designated a “Guarantor of Payment” on Schedule 3 hereto, each of which is executing and delivering a Guaranty of Payment on the Closing Date, and any other Domestic Subsidiary that shall deliver a Guaranty of Payment to the Agent, or become a party by joinder to any previously executed Guaranty of Payment, subsequent to the Closing Date.

“Guaranty of Payment” means each Guaranty of Payment executed and delivered on or prior to the Closing Date by a Guarantor of Payment in connection with this Agreement, as the same may be amended, restated, supplemented and/or otherwise modified from time to time.

“Guaranty of Payment Joinder” means each Guaranty of Payment Joinder, executed and delivered by a Guarantor of Payment for the purpose of adding such Guarantor of Payment as a party to a previously executed Guaranty of Payment.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedge Agreement” means any (a) hedge agreement, interest rate swap, cap, collar or floor agreement, or other interest rate management device entered into by a Company with any Person in connection with any Indebtedness of such Company, (b) currency swap agreement, forward currency purchase agreement or similar arrangement or agreement designed to protect against fluctuations in currency exchange rates entered into by a Company, or (c) any forward commodity purchase agreement or similar agreement or arrangement designed to protect against fluctuations in raw material or other commodity prices.

“Indebtedness” means, for any Company, without duplication, (a) all obligations to repay borrowed money, direct or indirect, incurred, assumed, or guaranteed, (b) all obligations in respect of the deferred purchase price of property or services, including holdbacks, earn-outs, or similar obligations

(other than trade accounts payable in the ordinary course of business), (c) all obligations under conditional sales or other title retention agreements, (d) all obligations (contingent or otherwise) under any letter of credit or banker’s acceptance, (e) all net obligations under any Hedge Agreement, (f) all synthetic leases, (g) all Capitalized Lease Obligations, (h) all obligations of such Company with respect to asset securitization financing programs, (i) all obligations to advance funds to, or to purchase assets, property or services from, any other Person in order to maintain the financial condition of such Person, (j) all indebtedness of the types referred to in subparts (a) through (i) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Company is a general partner or joint venturer, unless such indebtedness is expressly made non-recourse to such Company, (k) any other transaction (including forward sale or purchase agreements) having the commercial effect of a borrowing of money entered into by such Company to finance its operations or capital requirements, and (l) any guaranty of any obligation described in subparts (a) through (k) hereof.

“Indenture Agent” means Wilmington Trust, National Association and any successor collateral agent pursuant to the Senior Notes Documents.

“Indenture Priority Collateral” means the “Indenture Priority Collateral”, as that term is defined in the Intercreditor Agreement.

“Insolvent Lender” means a Lender, as reasonably determined by the Agent, that (a) has become or is not Solvent or is the subsidiary of a Person that has become or is not Solvent; or (b) has become the subject of a proceeding under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment, or is a subsidiary of a Person that has become subject of a proceeding under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment; provided that, a Lender shall not be an Insolvent Lender solely by virtue of the ownership or acquisition of an equity interest in such Lender or a parent company thereof by a governmental authority or an instrumentality thereof.  Any Insolvent Lender shall cease to be an Insolvent Lender when the Agent determines, in its reasonable discretion, that such Insolvent Lender is no longer an Insolvent Lender based upon the characteristics set forth in this definition.

“Instrument of Assignment” means an Instrument of Assignment, in the form of the attached Exhibit G.

“Intellectual Property Security Agreement” means each Intellectual Property Security Agreement executed and delivered prior to, on or after the Closing Date by the Borrower or a Guarantor of Payment, wherein the Borrower or such Guarantor of Payment, as the case may be, has granted to the Agent, for the benefit of the Lenders, a security interest in all intellectual property owned by the Borrower or such Guarantor of Payment, as the same may be amended, restated, supplemented and/or otherwise modified from time to time.

“Intercreditor Agreement” means the Intercreditor Agreement dated as of the Closing Date among the Agent, for the benefit of and on behalf of the Lenders, and the Indenture Agent, for the benefit of and on behalf of the Senior Noteholders, as the same may be amended, restated, supplemented and/or otherwise modified from time to time.

“Interest Adjustment Date” means the last day of each Interest Period.

“Interest Period” means, with respect to a Eurodollar Loan, the period commencing on the date such Eurodollar Loan is made and ending on the last day of such period, as selected by the Borrower pursuant to the provisions hereof, and, thereafter (unless such Eurodollar Loan is converted to a Base Rate Loan), each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of such period, as selected by the Borrower pursuant to the provisions hereof.  The duration of each Interest Period for a Eurodollar Loan shall be one month, two months, or three months, in each case as the Borrower may select upon notice, as set forth in Section 2.5 hereof; provided that, if the Borrower shall fail to so select the duration of any Interest Period for a Eurodollar Loan at least three (3) Business Days prior to the Interest Adjustment Date applicable to such Eurodollar Loan, the Borrower shall be deemed to have converted such Eurodollar Loan to a Base Rate Loan at the end of the then current Interest Period.

“Inventory” means inventory, as that term is defined in the UCC.

“Investment Grade Account Debtor” means an Account Debtor with a long term issuer rating of no less than Baa1 from Moody’s or BBB+ from Standard & Poor’s.

“Investment Property” means investment property, as that term is defined in the UCC, unless the Uniform Commercial Code as in effect in another jurisdiction would govern the perfection and priority of a security interest in investment property, and, in such case, “investment property” shall be defined in accordance with the law of that jurisdiction as in effect from time to time.

“Kratos Business Division” means, at any time, each collection of one or more of the Companies that the Borrower considers to be engaged in a common business and treats as a single unit for purposes of recording their financial results, including their respective revenue, expenses and Accounts, in each case as reflected in the Borrower’s general ledger at such time.  At any time, each of the Borrowing Base Companies is part of one, and only one, Kratos Business Division.

“Landlord’s Waiver” means a landlord’s waiver or mortgagee’s waiver, each in form and substance satisfactory to the Agent, delivered by a Credit Party in connection with this Agreement, as such waiver may be amended, restated, supplemented and/or otherwise modified from time to time.

“Lender” means that term as defined in the preamble hereof and, as the context requires, shall include the Fronting Lender and the Swingline Lender.

“Letter of Credit” means a commercial documentary letter of credit or standby letter of credit that is issued by the Fronting Lender for the account of the Borrower or a Guarantor of Payment under the Letter of Credit Commitment, including amendments thereto, if any, and shall have an expiration date no later than ten days prior to the last day of the Commitment Period.

“Letter of Credit Commitment” means the commitment of the Fronting Lender, on behalf of the Lenders, to issue Letters of Credit in an aggregate face amount of up to Fifty Million Dollars ($50,000,000).

“Letter of Credit Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all issued and outstanding Letters of Credit at such time, and (b) the aggregate amount of the drawings made on Letters of Credit that have not been reimbursed by the Borrower or converted to a Revolving Loan pursuant to Section 2.2(b)(v) hereof at such time.

“LIBOR” means, for any Interest Period with respect to a Eurodollar Loan, or for the one (1) month Interest Period referenced in clause (iii) of the definition of “Base Rate”, as applicable, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBOR01 Page (or any successor page) as the London interbank offered rate for Dollar deposits at approximately 11:00 a.m. (London, England time) two (2) Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period.  If for any reason such rate is not available, LIBOR for such Interest Period shall be the rate per annum reasonably determined by the Agent as the rate of interest at which Dollar deposits in the approximate amount of the Eurodollar Loans comprising part of such Borrowing (or, in the case of a determination made under clause (iii) of the definition of “Base Rate”, in the approximate amount of the Base Rate Loan with respect to which such rate is being determined) would be offered by the Agent to major banks in the London interbank Eurodollar market at their request at or about 10:00 a.m. two (2) Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period.

“Lien” means any mortgage, deed of trust, security interest, lien (statutory or other), charge, assignment, hypothecation, encumbrance on, pledge or deposit of, or conditional sale, lease (other than Operating Leases), sale with a right of redemption or other title retention agreement and any capitalized lease with respect to any property (real or personal) or asset.

“Loan” means a Revolving Loan or a Swingline Loan made to the Borrower by the Lenders in accordance with Section 2.2(a) or Section 2.2(c) hereof.

“Loan Documents” means, collectively, this Agreement, each Note, each Guaranty of Payment, each Guaranty of Payment Joinder, all documentation relating to each Letter of Credit, the Intercreditor Agreement, each Security Document and the Agent Fee Letter, as any of the foregoing may be amended, restated, replaced, joined, supplemented and/or otherwise modified from time to time, and any other document delivered pursuant thereto.

“Lockbox” means the post office box rented by and in the name of one or more Credit Parties in accordance with Section 7.2(a) hereof.

“Management Fees” means management, consulting or other similar fees paid by any Company to an equity holder (other than a Company) of a Company or of an Affiliate.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of any Credit Party, (b) the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of the Companies taken as a whole, (c) the rights and remedies of the Agent or the Lenders under any Loan Document, (d) the ability of any Credit Party to perform its obligations under any Loan Document to which it is a party or the Senior Notes Documents, or (e) the legality, validity, binding effect or enforceability against any Credit Party of any Loan Document to which it is a party.

“Material Contract” means (a) any contract or agreement requiring annual payments to be made by a Credit Party or providing for annual payments to be received by a Credit Party, in each case in excess of Ten Million Dollars ($10,000,000), (b) any other contract or other arrangement to which any Credit Party is a party for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect, or (c) any Material Indebtedness Agreement.

“Material Indebtedness Agreement” means any debt instrument, lease (capital, operating or otherwise), guaranty, contract, commitment, agreement or other arrangement evidencing or entered into in connection with any Indebtedness of any Company or the Companies equal to or in excess of the amount of Two Million Five Hundred Thousand Dollars ($2,500,000).

“Maximum Amount” means, for each Lender, the amount set forth opposite such Lender’s name under the column headed “Maximum Amount” as set forth on Schedule 1 hereto, subject to decreases determined pursuant to Section 2.9(a) hereof, increases pursuant to Section 2.9(b) hereof, and assignments of interests pursuant to Section 11.10 hereof; provided that, the Maximum Amount for the Swingline Lender shall exclude the Swing Line Commitment (other than its pro rata share), and the Maximum Amount of the Fronting Lender shall exclude the Letter of Credit Commitment (other than its pro rata share).

“Maximum Rate” means that term as defined in Section 2.3(d) hereof.

“Maximum Revolving Amount” means One Hundred Thirty-Five Million Dollars ($135,000,000), as such amount may be reduced pursuant to Section 2.9(a) hereof.

“Monthly Reporting Period” means a four or, in certain cases, (approximately) five week period established by the Borrower as its monthly reporting period, as set forth on Schedule 5.3 hereto, as such Schedule 5.3 shall from time to time be replaced pursuant to Section 5.3(n) hereof.

“Moody’s” means Moody’s Investors Service, Inc., and any successor to such company.

“Mortgage” means each Open-End Mortgage, Assignment of Leases and Rents and Security Agreement (or deed of trust or comparable document), dated prior to, on or after the Closing Date, relating to the Real Property, executed and delivered by a Credit Party, to further secure the Secured Obligations, as the same may be amended, restated, supplemented and/or otherwise modified from time to time.

“Multiemployer Plan” means a Pension Plan that is subject to the requirements of Subtitle E of Title IV of ERISA.

“Net Income” means, for any period, the net income (loss) for such period, determined in accordance with GAAP.

“Net Liquidation Percentage” means the percentage of the book value of the Borrowing Base Companies’ Inventory that is estimated to be recoverable in an orderly liquidation of such Inventory, net of all associated costs and expenses of such liquidation, such percentage to be as determined from time to time by an appraiser selected by the Agent.

“Non-Consenting Lender” means that term as defined in Section 11.3(c) hereof.

“Non-U.S. Lender” means that term as defined in Section 3.2(c) hereof.

“Note” means a Revolving Credit Note or the Swingline Note, or any other promissory note delivered pursuant to this Agreement.

“Notice of Assignment of Claims” means a Notice of Assignment of Claims, in the form of the attached Exhibit H.

“Notice of Loan” means a Notice of Loan in the form of the attached Exhibit D.

“Obligations” means, collectively, whether now existing or hereafter arising (a) all Indebtedness and other obligations now owing or hereafter incurred by the Borrower to the Agent, the Swingline Lender, the Fronting Lender, or any Lender pursuant to this Agreement and the other Loan Documents, and includes the principal of and interest on all Loans and all obligations of the Borrower or any other Credit Party pursuant to Letters of Credit; (b) each extension, renewal, consolidation or refinancing of any of the foregoing, in whole or in part; (c) the commitment and other fees, and any prepayment fees payable pursuant to this Agreement or any other Loan Document; (d) all fees and charges in connection with the Letters of Credit; (e) every other liability, now or hereafter owing to the Agent or any Lender by any Company pursuant to this Agreement or any other Loan Document; and (f) all Related Expenses including, in each case, interest, fees, expenses and other charges which, but for the commencement of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding with respect to Borrower or any other Company, would have accrued on any Obligations, whether or not a claim is allowed against Borrower or such other Company for such interests, fees, expenses and other charges in such proceeding; provided, however, that for the purposes of each Guaranty of Payment or other instrument or document executed and delivered pursuant to this Agreement, the term “Obligations” shall not, as to any Guarantor, include any Excluded Swap Obligations of such Guarantor.

“Operating Account” means a commercial Deposit Account designated “operating account” and maintained by one or more Credit Parties with the Agent, without liability by the Agent to pay interest thereon, from which account the Borrower shall have the right to withdraw funds until the Agent, on behalf of the Lenders, terminates such right after the occurrence of a Default or an Event of Default.

“Operating Leases” means all real or personal property leases under which any Company is bound or obligated as a lessee or sublessee and which, under GAAP, are not required to be capitalized on a balance sheet of such Company; provided that Operating Leases shall not include any such lease under which any Company is also bound as the lessor or sublessor.

“Organizational Documents” means, with respect to any Person (other than an individual), such Person’s Articles (Certificate) of Incorporation, operating agreement or equivalent formation documents, and Regulations (Bylaws), or equivalent governing documents, and any amendments to any of the foregoing.

“Other Taxes” means any and all present or future stamp or documentary taxes or any other excise, ad valorem or property taxes, goods and services taxes, harmonized sales taxes and other sales taxes, use taxes, value added taxes, charges or similar taxes or levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Participant” means that term as defined in Section 11.11 hereof.

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, USA Patriot Act, Title III of Pub. L. 107-56, signed into law October 26, 2001, as amended from time to time.

“PBGC” means the Pension Benefit Guaranty Corporation, and its successor.

“Pension Plan” means an ERISA Plan that is a “pension plan” (within the meaning of ERISA Section 3(2)).

“Permitted Acquisition” shall mean any Acquisition by a Credit Party that occurs when the following conditions have been satisfied:

(i) The Companies shall be in full compliance with the Loan Documents both prior to and after giving pro forma effect to such Acquisition;

(ii) in the case of a merger, amalgamation or other combination, involving the Borrower, the Borrower shall be the surviving entity;

(iii) in the case of a merger, amalgamation or other combination involving a Credit Party (other than the Borrower), a Credit Party shall be the surviving entity;

(iv) no Default or Event of Default shall exist prior to or, after giving pro forma effect to such Acquisition, thereafter shall begin to exist;

(v) the Borrower shall have provided to the Agent and the Lenders, at least ten (10) days prior to such Acquisition, historical financial information and analysis with respect to the Person whose stock or assets are being acquired and copies of the acquisition agreement and related documents (including financial information and analysis, environmental assessments and reports, opinions, certificates and lien searches) and information reasonably requested by the Agent, together with a pro forma financial statement of the Companies accompanied by a certificate of a Financial Officer showing pro forma compliance with Section 5.7 hereof, both before and after giving effect to the proposed Acquisition;

(vi) such Acquisition is not actively opposed by the board of directors (or similar governing body) of the selling Persons or the Persons whose equity interests are to be acquired;

(vii) such Acquisition is consummated in compliance with all requirements of law, and all consents and approvals from any Governmental Authority or other Person required in connection with such Acquisition have been obtained;

(viii) after giving effect to such Acquisition and any Indebtedness incurred in connection therewith, the Average Excess Availability for the 30-day period immediately preceding such Acquisition (calculated on a pro forma basis as if such Acquisition had occurred at the beginning of such 30-day period), shall be at least $40,000,000; provided, that this subpart (viii) shall not apply to any Acquisition funded solely by the issuance of capital stock in the Borrower;

(ix) the Borrower shall have executed and delivered, or caused its Subsidiaries to execute and deliver, all guarantees, security documents and other related documents required under Sections 5.20 and 5.21; and

(x) the Borrower has delivered to the Agent a certificate executed by an Authorized Officer certifying that each of the conditions set forth above has been satisfied.

“Permitted Foreign Subsidiary Loans, Guaranties and Investments” means:

(a)           the investments by the Borrower or a Domestic Subsidiary in a Foreign Subsidiary, in such amounts existing as of the Closing Date and set forth on Schedule 5.11 hereto;

(b)           the loans by the Borrower or a Domestic Subsidiary to a Foreign Subsidiary, in such amounts existing as of the Closing Date and set forth on Schedule 5.11 hereto, together with any capitalized interest thereon (and any extension, renewal or refinancing thereof but, only to the extent that the principal amount thereof does not increase (other than by the addition of capitalized interest thereon) after the Closing Date);

(c)           loans by the Borrower or a Domestic Subsidiary to a Foreign Subsidiary consisting of intercompany accounts receivable arising from the transfer of goods or services in the ordinary course of business and consistent with past business practices of the Companies, together with any capitalized interest thereon; and

(d)           additional loans and investments by the Borrower or a Domestic Subsidiary to or in a Foreign Subsidiary, or guaranties by the Borrower or a Domestic Subsidiary of the Indebtedness or contract performance of a Foreign Subsidiary, made on or after the Closing Date in the ordinary course of business, so long as the aggregate amount of all such loans and investments of all Credit Parties does not exceed, at any time, an aggregate amount of Seven Million, Five Hundred Thousand Dollars ($7,500,000).

“Permitted Liens” means Liens permitted pursuant to Section 5.9 hereof.

“Person” means any individual, sole proprietorship, partnership, joint venture, unincorporated organization, corporation, limited liability company, unlimited liability company, institution, trust, estate, Governmental Authority or any other entity.

“Pledge Agreement” means each of the Pledge Agreements, relating to the Pledged Securities, executed and delivered to the Agent, for the benefit of the Lenders, by the Borrower or a Guarantor of Payment, as applicable, with respect to the Pledged Securities on or after the Closing Date, as the same may be amended, restated, supplemented and/or otherwise modified from time to time.

“Pledged Notes” means the promissory notes payable to the Borrower, as described on Schedule 7.4 hereto, and any additional or future promissory notes that may hereafter from time to time be payable to the Borrower.

“Pledged Securities” means all of the shares of capital stock or other equity interest of a Subsidiary of a Credit Party, whether now owned or hereafter acquired or created, and all proceeds thereof; provided that Pledged Securities shall exclude (a) shares of capital stock or other equity interests of any Foreign Subsidiary that is not a first-tier Foreign Subsidiary, and (b) shares of voting capital stock or other voting equity interests in any first-tier Foreign Subsidiary in excess of sixty-five percent (65%) of the total outstanding shares of voting capital stock or other voting equity interest of such first-tier Foreign Subsidiary.  (Schedule 4 hereto (as updated from time to time) lists all of the Pledged Securities.)

“Proceeds” means (a) proceeds, as that term is defined in the UCC, and any other proceeds, and (b) whatever is received upon the sale, exchange, collection or other disposition of Collateral or proceeds, whether cash or non-cash.  Cash proceeds include, without limitation, moneys, checks and Deposit Accounts.  Proceeds include, without limitation, any Account arising when the right to payment is earned under a contract right, any insurance payable by reason of loss or damage to the Collateral, and any return or unearned premium upon any cancellation of insurance.  Except as expressly authorized in this Agreement, the right of the Agent and the Lenders to Proceeds specifically set forth herein or indicated in any financing statement shall never constitute an express or implied authorization on the part of the Agent or any Lender to a Company’s sale, exchange, collection or other disposition of any or all of the Collateral.

“Processor’s Waiver” means a processor’s waiver (or similar agreement), in form and substance reasonably satisfactory to the Agent, delivered by a Company in connection with this Agreement, as such waiver may be amended, restated, supplemented and/or otherwise modified from time to time.

“Protective Advance” means a protective advance made by the Agent in accordance with Section 2.15 hereof for the following:

(a)           to pay and discharge past due taxes, assessments and governmental charges, at any time levied on or with respect to any of the Collateral to the extent that the applicable Company has failed to pay and discharge the same in accordance with the requirements of this Agreement or any of the other Loan Documents;

(b)           to pay and discharge any claims of other creditors that are secured by any Lien on any Collateral, other than a Permitted Lien;

(c)           to pay for the maintenance, repair, restoration and preservation of any Collateral to the extent the Company that owns such Collateral fails to comply with its obligations in regard thereto under this Agreement and the other Loan Documents, or the Agent reasonably believes payment of the same is necessary or appropriate to avoid a material loss or material diminution in value of such Collateral;

(d)           to obtain and pay the premiums on insurance for any Collateral to the extent the Companies fail to maintain such insurance in accordance with the requirements of this Agreement and the other Loan Documents; or

(e)           to otherwise maintain, protect or preserve the Collateral or the rights of the Lenders under the Loan Documents and is made to enhance the likelihood of, or to maximize the amount of, repayment of the Secured Obligations.

“Qualified ECP Guarantor” means in respect of any Swap Obligation, each Credit Party that has total assets exceeding $10,000,000 at the time the relevant guarantee or grant of the relevant security interest become effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” as such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Quarterly Reporting Period” means a three month period established by the Borrower as a fiscal quarter of the Borrower, as more specifically set forth on Schedule 5.3 hereto, as such Schedule 5.3 shall from time to time be replaced pursuant to Section 5.3(n) hereof.

“Real Property” means each parcel of real estate owned by a Credit Party as set forth on Schedule 5 hereto, together with all improvements and buildings thereon and all appurtenances, easements or other rights thereto belonging.

“Register” means that term as described in Section 11.10(i) hereof.

“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations.

“Regulation T” means Regulation T of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations.

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations.

“Regulation X” means Regulation X of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations.

“Regulation Y” means Regulation Y of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations.

“Related Expenses” means any and all costs, liabilities and expenses (including, without limitation, losses, damages, penalties, claims, actions, attorneys’ fees, legal expenses, judgments, suits and disbursements) (a) incurred by the Agent, or imposed upon or asserted against the Agent or any Lender, in any attempt by the Agent and the Lenders to (i) obtain, preserve, perfect or enforce any Loan Document or any security interest evidenced by any Loan Document, or the Intercreditor Agreement; (ii) obtain payment, performance or observance of any and all of the Obligations; or (iii) maintain, insure, audit, collect, preserve, repossess or dispose of any of the collateral securing the Obligations or any part thereof, including, without limitation, costs and expenses for appraisals, assessments and audits of any Company or any such collateral; (b) incidental or related to subpart (a) above, including, without limitation, interest thereupon from the date incurred, imposed or asserted until paid at the Default Rate; and (c) all Protective Advances.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective managers, administrators, trustees, partners, directors, officers, employees, agents, advisors or other representatives of such Person and such Person’s Affiliates.

“Related Writing” means each Loan Document, each Borrowing Base Certificate and any other assignment, mortgage, security agreement, guaranty agreement, subordination agreement, financial statement, audit report or other writing furnished by any Credit Party, or any of its officers, to the Agent or the Lenders pursuant to or otherwise in connection with this Agreement.

“Release” means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or within any building, structure, facility or fixture.

“Reportable Event” means any of the events described in Section 4043 of ERISA except where notice is waived by the PBGC.

“Required Lenders” means the holders of at least fifty-one percent (51%), based upon each Lender’s Commitment Percentage, of an amount (the “Total Amount”) equal to:

(a)           during the Commitment Period, the Total Commitment Amount; or

(b)           after the Commitment Period, the Revolving Credit Exposure;

provided that:

(i)           the portion of the Total Amount held or deemed to be held by any Defaulting Lender or Insolvent Lender shall be excluded for purposes of making a determination of Required Lenders; and

(ii)           if there shall be two or more Lenders (that are not Defaulting Lenders or Insolvent Lenders), Required Lenders shall constitute at least two Lenders.

“Requirement of Law” means, as to any Person, any law, treaty, rule or regulation or determination or policy statement or interpretation of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property.

“Reserve” or “Reserves” means any amount that the Agent reserves, without duplication, pursuant to Section 2.12 hereof, against the Borrowing Base.

“Restricted Payment” means, with respect to any Company, (a) any Capital Distribution, (b) any amount paid by such Company in repayment, redemption, retirement or repurchase, directly or indirectly, of any Subordinated Indebtedness, (c) any Management Fees, (d) any amount paid by such Company in repayment, redemption, retirement or repurchase, directly or indirectly, of any Indebtedness owing under the Senior Notes, or (e) the exercise by any Company of any right of defeasance or covenant defeasance or similar right with respect to any Indebtedness owing under the Senior Notes.

“Revolving Amount” means One Hundred Ten Million Dollars ($110,000,000), as such amount may be increased up to the Maximum Revolving Amount pursuant to Section 2.9(b) hereof, or decreased pursuant to Section 2.9(a) hereof.

“Revolving Credit Availability” means, at any time, the amount equal to the Revolving Credit Commitment minus the Revolving Credit Exposure.

“Revolving Credit Commitment” means the obligation hereunder, during the Commitment Period, of the Lenders to make Revolving Loans, the Fronting Lender to issue and each Lender to participate in Letters of Credit pursuant to the Letter of Credit Commitment, and the Swingline Lender to make and each Lender to participate in Swingline Loans pursuant to the Swing Line Commitment, up to an aggregate principal amount outstanding at any time equal to the lesser of (a) the Borrowing Base, or (b) the Total Commitment Amount.

“Revolving Credit Exposure” means, at any time, the sum of (a) the aggregate principal amount of all Revolving Loans outstanding at such time, (b) the Swing Line Exposure at such time, and (c) the Letter of Credit Exposure at such time.

“Revolving Credit Note” means a Revolving Credit Note, in the form of the attached Exhibit A, executed and delivered pursuant to Section 2.4(a) hereof.

“Revolving Loan” means a Loan denominated in Dollars made to the Borrower by the Lenders in accordance with Section 2.2(a) hereof.

“SEC” means the United States Securities and Exchange Commission, or any governmental body or agency succeeding to any of its principal functions.

“Secured Obligations” means, collectively, (a) the Obligations, (b) all obligations and liabilities of the Companies owing to a Lender (or an entity that is an affiliate of a then existing Lender) under Hedge Agreements, and (c) the Bank Product Obligations owing to a Lender (or an entity that is an affiliate of a then existing Lender) under Bank Product Agreements.

“Securities Account” means a securities account, as that term is defined in the UCC.

“Securities Account Control Agreement” means each Securities Account Control Agreement among a Credit Party and a Securities Intermediary, dated prior to, on or after the Closing Date, to be in form and substance satisfactory to the Agent, as the same may be amended, restated, supplemented and/or otherwise modified from time to time.

“Securities Intermediary” means a clearing corporation or a Person, including, without limitation, a bank or broker, that in the ordinary course of its business maintains Securities Accounts for others and is acting in that capacity.

“Security Account” means a commercial Deposit Account maintained with the Agent, without liability by the Agent to pay interest thereon, as described in Section 7.2(e) hereof.

“Security Agreement” means each Security Agreement executed and delivered on or about the Closing Date by a Guarantor of Payment in favor of the Agent, for the benefit of the Lenders, in each case as the same may be amended, restated, supplemented and/or otherwise modified from time to time.

“Security Agreement Joinder” means each Security Agreement Joinder, executed and delivered by a Guarantor of Payment for the purpose of adding such Guarantor of Payment as a party to a previously executed Security Agreement.

“Security Documents” means each Security Agreement, each Security Agreement Joinder, each Pledge Agreement, each Intellectual Property Security Agreement, each Processor’s Waiver, each Mortgage, each Landlord’s Waiver, each Bailee’s Waiver, each Control Agreement, each Instrument of Assignment, each Notice of Assignment of Claims, each UCC Financing Statement or similar filing as to a jurisdiction located outside of the United States of America filed in connection herewith or perfecting any interest created in any of the foregoing documents, and any other document pursuant to which any Lien is granted by a Company or any other Person to the Agent, for the benefit of the Lenders, as security for the Secured Obligations, or any part thereof, and each other agreement executed or provided to the Agent in connection with any of the foregoing, as any of the foregoing may from time to time be amended, restated, supplemented or otherwise modified or replaced.

“Senior Noteholders” means the holders of the Senior Notes.

“Senior Notes” means that term as defined in the preamble hereof.

“Senior Notes Documents” means the Senior Notes Indenture and the Senior Notes, and every other agreement executed in connection therewith, as the same may from time to time be amended, restated, supplemented or otherwise modified.

“Senior Notes Indenture” means that certain Indenture, dated on or about May 14, 2014, among the Borrower, the guarantors party thereto, Wilmington Trust, National Association, as trustee, and the Indenture Agent for Senior Noteholders (as the same may from time to time be amended, restated, supplemented or otherwise modified).

“Settlement Date” means that term as defined in Section 2.2(c)(ii) hereof.

“Solvent” means, with respect to any Person, that (a) the fair value of such Person’s assets is in excess of the total amount of such Person’s debts, as determined in accordance with the Bankruptcy Code, (b) the present fair saleable value of such Person’s assets is in excess of the amount that will be required to pay such Person’s debts as such debts  become absolute and matured, (c) such Person is able to realize upon its assets and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as such liabilities mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond its ability to pay as such debts and liabilities mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which its property would constitute an unreasonably small amount of capital.  As used in this definition, the term “debts” includes any legal liability, whether matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent, as determined in accordance with the Bankruptcy Code.

“Standard & Poor’s” means Standard & Poor’s Ratings Group, a division of McGraw-Hill, Inc., and any successor to such company.

“Subordinated” means, as applied to Indebtedness, Indebtedness that shall have been subordinated (by written terms or written agreement being, in either case, in form and substance satisfactory to the Agent and the Required Lenders) in favor of the prior payment in full of the Obligations.

“Subsidiary” means (a) a corporation more than fifty percent (50%) of the Voting Power of which is owned, directly or indirectly, by the Borrower or by one or more other subsidiaries of the Borrower or by the Borrower and one or more other subsidiaries of the Borrower, (b) a partnership, limited liability company or unlimited liability company of which the Borrower, one or more other subsidiaries of the Borrower or the Borrower and one or more other subsidiaries of the Borrower, directly or indirectly, is a general partner or managing member, as the case may be, or otherwise has an ownership interest greater than fifty percent (50%) of all of the ownership interests in such partnership, limited liability company or unlimited liability company, or (c) any other Person (other than a corporation, partnership, limited liability company or unlimited liability company) in which the Borrower, one or more other subsidiaries of the Borrower or the Borrower and one or more other subsidiaries of the Borrower, directly or indirectly, has at least a majority interest in the Voting Power or the power to elect or direct the election of a majority of directors or other governing body of such Person.

“SunTrust” means that term as defined in the preamble hereof.

“Supporting Letter of Credit” means a standby letter of credit, in form and substance satisfactory to the Agent and the Fronting Lender, issued by an issuer satisfactory to the Agent and the Fronting Lender.

“Swap Obligations” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swing Line Commitment” means the commitment of the Swingline Lender to make Swingline Loans to the Borrower up to the aggregate amount at any time outstanding of Ten Million Dollars ($10,000,000).

“Swing Line Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time.

“Swingline Lender” means SunTrust.

“Swingline Note” means the Swingline Note, in the form of the attached Exhibit B executed and delivered pursuant to Section 2.4(b) hereof.

“Swingline Loan” means a loan denominated in Dollars made to the Borrower by the Swingline Lender under the Swing Line Commitment, in accordance with Section 2.2(c) hereof.

      “Swingline Loan Maturity Date” means, with respect to any Swingline Loan, the earlier of (a) the first Wednesday (or the next Business Day if such Wednesday is not a Business Day) after the date such Swingline Loan is made, or (b) the last day of the Commitment Period.

“Taxes” means any and all present or future taxes of any kind, including but not limited to, levies, imposts, duties, surtaxes, charges, fees, deductions or withholdings now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority (together with any interest, penalties, fines, additions to taxes or similar liabilities with respect thereto) other than Excluded Taxes.

“Total Commitment Amount” means the aggregate of all Lender’s Commitments, which, as of the Closing Date is One Hundred Ten Million Dollars ($110,000,000), as such amount may be increased pursuant to Section 2.9(b) hereof, or decreased pursuant to Section 2.9(a) hereof.

“Trigger Period” means, the period (a) commencing on the day that a Default or an Event of Default occurs, or Excess Availability, at any time following the Closing Date, is less than the greater of (i) $16,500,000 or (ii) fifteen percent (15.00%) of the average daily Revolving Amount; and (b) continuing until no Default or Event of Default exists and the Average Excess Availability (as evidenced by the most recently delivered Borrowing Base Certificate), at all times during a sixty (60) consecutive day period, has been greater than the greater of (i) $16,500,000 or (ii) fifteen percent (15.00%) of the average daily Revolving Amount (as evidenced by the most recently delivered Borrowing Base Certificate).

“UCC” means the Uniform Commercial Code, as in effect from time to time in the State of New York.

“UCC Financing Statement” means a financing statement filed or to be filed in accordance with the Uniform Commercial Code, as in effect from time to time, in the relevant state or states.

“Voting Power” means, with respect to any Person, the exclusive ability to control, through the ownership of shares of capital stock, partnership interests, membership interests or otherwise, the election of members of the board of directors or other similar governing body of such Person.  The holding of a designated percentage of Voting Power of a Person means the ownership of shares of capital stock, partnership interests, membership interests or other interests of such Person sufficient to control exclusively the election of that percentage of the members of the board of directors or similar governing body of such Person.

“Welfare Plan” means an ERISA Plan that is a “welfare plan” within the meaning of ERISA Section 3(l).

Section 1.2.                               Accounting Terms

.  Any accounting term not specifically defined in this Article I shall have the meaning ascribed thereto by GAAP.  If at any time any change in GAAP (including, without limitation, any conversion to International Financial Reporting Standards) would affect the computation of any financial ratio or requirement set forth in any Loan Document, and the Borrower, the Agent or the Required Lenders shall so request, the Borrower, the Agent and the Required Lenders shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP, provided that, until so amended, such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and the Borrower shall provide to the Agent reconciliation statements requested by the Agent (reconciling the computations of such financial ratios and requirements from the then-current GAAP computations to the computations under GAAP prior to such change) in connection therewith.  All financial statements and other information required to be delivered by the Borrower to the Agent and the Lenders pursuant to Section 5.3 shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in Section 6.1(c), if applicable). Subject to the foregoing, calculations in connection with the definitions, covenants and other provisions hereof shall utilize accounting principles and policies in conformity with those used to prepare the historical financial statements of the Borrower.  Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Accounting Standards Codification Section 825-10 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of a Credit Party or any Subsidiary of a Credit Party at “fair value”, as defined therein.

Section 1.3.                               Terms Generally

.  The foregoing definitions shall be applicable to the singular and plural forms of the foregoing defined terms.  Capitalized terms used herein that are not otherwise defined herein shall have, when the context so indicates, the meanings provided by the UCC.  Without limiting the generally of the foregoing, the following terms shall have the meaning ascribed to them in the UCC:  Account, Chattel Paper, Deposit Account, Document, Electronic Chattel Paper, Equipment, Fixtures, Goods, Instrument, Inventory, Investment Property, Letter-of-Credit Right, Payment Intangible, Proceeds, Security, Securities Account, Supporting Obligations and Software.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the word “to” means “to but excluding”.  Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as it was originally executed or as it may from time to time be amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (iii) the words “hereof”, “herein” and “hereunder” and words of similar import shall be construed to refer to this Agreement as a whole and not to any particular provision hereof, (iv) all references to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles, Sections, Exhibits and Schedules to this Agreement and (v) all references to a specific time shall be construed to refer to the time in the city and state of the Agent’s principal office, unless otherwise indicated.  ALL INDEMNIFICATION PROVISIONS HEREUNDER IN FAVOR OF ANY LENDER OR ITS RELATED PARTIES SHALL INCLUDE, WITHOUT LIMITATION, ANY ACT OR OMISSION THAT MAY ARISE, FROM SUCH LENDER’S OR RELATED PARTY’S NEGLIGENCE (OTHER THAN GROSS NEGLIGENCE) AS DETERMINED BY A COURT OF COMPETENT JURISDICTION IN A FINAL, NONAPELABLE COURT ORDER OR STRICT LIABILITY.

ARTICLE II. AMOUNT AND TERMS OF CREDIT

Section 2.1.                               Amount and Nature of Credit.

(a) Subject to the terms and conditions of this Agreement, the Lenders, during the Commitment Period and to the extent hereinafter provided, shall make Revolving Loans to the Borrower, participate in Swingline Loans made by the Swingline Lender to the Borrower, and issue or participate in Letters of Credit at the request of the Borrower, in such aggregate amount as the Borrower shall request pursuant to the Revolving Credit Commitment; provided that in no event shall the aggregate principal amount of all Loans and Letters of Credit outstanding under this Agreement be in excess of the Total Commitment Amount.

(b) Each Lender, for itself and not one for any other, agrees to make Loans, participate in Swingline Loans, and issue or participate in Letters of Credit, during the Commitment Period, on such basis that, immediately after the completion of any borrowing by the Borrower or the issuance of a Letter of Credit:

(i) the aggregate outstanding principal amount of Loans made by such Lender (other than Swingline Loans made by the Swingline Lender), when combined with such Lender’s pro rata share of the Letter of Credit Exposure and the Swing Line Exposure, shall not be in excess of the Maximum Amount for such Lender; and

(ii) the aggregate outstanding principal amount of Loans (other than Swingline Loans) made by such Lender shall represent that percentage of the aggregate principal amount then outstanding on all Loans (other than Swingline Loans) that shall be such Lender’s Commitment Percentage.

Each borrowing (other than Swingline Loans which shall be risk participated on a pro rata basis) from the Lenders shall be made pro rata according to the respective Commitment Percentages of the Lenders.

(c) The Loans may be made as Revolving Loans as described in Section 2.2(a) hereof, and as Swingline Loans as described in Section 2.2(c) hereof, and Letters of Credit may be issued in accordance with Section 2.2(b) hereof.

Section 2.2.                               Revolving Credit Commitment.

(a) Revolving Loans.  Subject to the terms and conditions of this Agreement, during the Commitment Period, the Lenders shall make a Revolving Loan or Revolving Loans to the Borrower in such amount or amounts as the Borrower, through an Authorized Officer, may from time to time request, but not exceeding in aggregate principal amount at any time outstanding hereunder the Revolving Credit Commitment, when such Revolving Loans are combined with the Letter of Credit Exposure and the Swing Line Exposure.  The Borrower shall have the option, subject to the terms and conditions set forth herein, to borrow Revolving Loans, maturing on the last day of the Commitment Period, by means of any combination of Base Rate Loans or Eurodollar Loans.  Subject to the provisions of this Agreement, the Borrower shall be entitled under this Section 2.2(a) to borrow Revolving Loans, repay the same in whole or in part and re-borrow Revolving Loans hereunder at any time and from time to time during the Commitment Period.

(b) Letters of Credit.

(i) Generally.  Subject to the terms and conditions of this Agreement, during the Commitment Period, the Fronting Lender shall, in its own name, on behalf of the Lenders, issue such Letters of Credit for the account of the Borrower or a Guarantor of Payment, as the Borrower may from time to time request.  The Borrower shall not request any Letter of Credit (and the Fronting Lender shall not be obligated to issue any Letter of Credit) if, after giving effect thereto, (A) the Letter of Credit Exposure would exceed the Letter of Credit Commitment, or (B) the Revolving Credit Exposure would exceed the Revolving Credit Commitment.  The issuance of each Letter of Credit shall confer upon each Lender the benefits and liabilities of a participation consisting of an undivided pro rata interest in the Letter of Credit to the extent of such Lender’s Commitment Percentage.

(ii) Request for Letter of Credit.  Each request for a Letter of Credit shall be delivered to the Agent (and to the Fronting Lender, if the Fronting Lender is a Lender other than the Agent) by an Authorized Officer not later than 10:00 a.m. (Pacific time) three Business Days prior to the date of the proposed issuance of the Letter of Credit.  Each such request shall be in a form acceptable to the Agent (and the Fronting Lender, if the Fronting Lender is a Lender other than the Agent) and shall specify the face amount thereof, whether such Letter of Credit is a commercial documentary or a standby Letter of Credit, the account party, the beneficiary, the requested date of issuance, amendment, renewal or extension, the expiry date thereof, and the nature of the transaction or obligation to be supported thereby.  Concurrently with each such request, the Borrower, and any Guarantor of Payment for whose account the Letter of Credit is to be issued, shall execute and deliver to the Fronting Lender an appropriate application and agreement, being in the standard form of the Fronting Lender for such letters of credit, as amended to conform to the provisions of this Agreement if required by the Agent.  The Agent shall give the Fronting Lender and each Lender notice of each such request for a Letter of Credit.

(iii) Commercial Documentary Letters of Credit Fees.  With respect to each Letter of Credit that shall be a commercial documentary letter of credit and the drafts thereunder, whether issued for the account of the Borrower or any Guarantor of Payment, the Borrower agrees to (A) pay to the Agent, for the pro rata benefit of the Lenders, a non-refundable commission based upon the face amount of such Letter of Credit, which shall be paid monthly in arrears, on the first Business Day of each calendar month, at a rate per annum equal to the Applicable Margin for Eurodollar Loans (in effect on such date) multiplied by the face amount of such Letter of Credit; (B) pay to the Agent, for the sole benefit of the Fronting Lender, at the times specified in the Agent Fee Letter, an additional Letter of Credit facing fee in the amount specified in the Agent Fee Letter; and (C) pay to the Agent, for the sole benefit of the Fronting Lender, such other issuance, amendment, renewal, negotiation, draw, fronting, acceptance, telex, courier, postage and similar transactional fees as are customarily charged by the Fronting Lender in respect of the issuance and administration of similar letters of credit under its fee schedule as in effect from time to time.

(iv) Standby Letters of Credit Fees.  With respect to each Letter of Credit that shall be a standby letter of credit and the drafts thereunder, if any, whether issued for the account of the Borrower or any Guarantor of Payment, the Borrower agrees to (A) pay to the Agent, for the pro rata benefit of the Lenders, a non-refundable commission based upon the face amount of such Letter of Credit, which shall be paid monthly in arrears, on the first Business Day of each calendar month, at a rate per annum equal to the Applicable Margin for Eurodollar Loans (in effect on such date) multiplied by the face amount of such Letter of Credit; (B) pay to the Agent, for the sole benefit of the Fronting Lender, at the times specified in the Agent Fee Letter, an additional Letter of Credit facing fee, in the amount specified in the Agent Fee Letter; and (C) pay to the Agent, for the sole benefit of the Fronting Lender, such other issuance, amendment, renewal, negotiation, draw, acceptance, telex, courier, postage and similar transactional fees as are customarily charged by the Fronting Lender in respect of the issuance and administration of similar letters of credit under its fee schedule as in effect from time to time.

(v) Refunding of Letters of Credit with Revolving Loans.  Whenever a Letter of Credit shall be drawn, the Borrower shall reimburse the Fronting Lender for the amount drawn.  In the event that the amount drawn shall not have been reimbursed by the Borrower within one (1) Business Day of the drawing of such Letter of Credit, at the sole option of the Agent (and the Fronting Lender, if the Fronting Lender is a Lender other than the Agent), the Borrower shall be deemed to have requested a Revolving Loan, subject to the provisions of Sections 2.2(a) and 2.5 hereof (other than the requirement set forth in Section 2.5(d) hereof), in the amount drawn.  Such Revolving Loan shall be evidenced by the Revolving Credit Notes (or, if a Lender has not requested a Revolving Credit Note, by the records of the Agent and such Lender).  Each Lender agrees to make a Revolving Loan on the date of such notice, subject to no conditions precedent whatsoever.  Each Lender acknowledges and agrees that its obligation to make a Revolving Loan pursuant to Section 2.2(a) hereof when required by this Section 2.2(b)(v) shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the occurrence and continuance of a Default or Event of Default, and that its payment to the Agent, for the account of the Fronting Lender, of the proceeds of such Revolving Loan shall be made without any offset, abatement, recoupment, counterclaim, withholding or reduction whatsoever and whether or not the Revolving Credit Commitment shall have been reduced or terminated.  The Borrower irrevocably authorizes and instructs the Agent to apply the proceeds of any borrowing pursuant to this Section 2.2(b)(v) to reimburse, in full (other than the Fronting Lender’s pro rata share of such borrowing), the Fronting Lender for the amount drawn on such Letter of Credit.  Each such Revolving Loan shall be deemed to be a Base Rate Loan unless otherwise requested by and available to the Borrower hereunder.  Each Lender is hereby authorized to record on its records relating to its Revolving Credit Note (or, if such Lender has not requested a Revolving Credit Note, its records relating to Revolving Loans) such Lender’s pro rata share of the amounts paid and not reimbursed on the Letters of Credit.

(vi) Participation in Letters of Credit.  If, for any reason, the Agent (and the Fronting Lender if the Fronting Lender is a Lender other than the Agent) shall be unable to or, in the opinion of the Agent, it shall be impracticable to, convert any amount drawn under a Letter of Credit to a Revolving Loan pursuant to the preceding subsection, the Agent (and the Fronting Lender if the Fronting Lender is a Lender other than the Agent) shall have the right to request that each Lender fund a participation in the amount due with respect to such Letter of Credit, and the Agent shall promptly notify each Lender thereof (by facsimile or telephone (confirmed in writing)).  Upon such notice, but without further action, the Fronting Lender hereby agrees to grant to each Lender, and each Lender hereby agrees to acquire from the Fronting Lender, an undivided participation interest in the amount due with respect to such Letter of Credit in an amount equal to such Lender’s Commitment Percentage of the principal amount due with respect to such Letter of Credit.  In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Agent, for the account of the Fronting Lender, such Lender’s ratable share of the amount due with respect to such Letter of Credit (determined in accordance with such Lender’s Commitment Percentage).  Each Lender acknowledges and agrees that its obligation to acquire participations in the amount due under any Letter of Credit that is drawn but not reimbursed by the Borrower pursuant to this subsection (vi) shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the occurrence and continuance of a Default or Event of Default, and that each such payment shall be made without any offset, abatement, recoupment, counterclaim, withholding or reduction whatsoever and whether or not the Revolving Credit Commitment shall have been reduced or terminated.  Each Lender shall comply with its obligation under this subsection (vi) by wire transfer of immediately available funds, in the same manner as provided in Section 2.5 hereof with respect to Revolving Loans.  Each Lender is hereby authorized to record on its records such Lender’s pro rata share of the amounts paid and not reimbursed on the Letters of Credit.

(vii) Letters of Credit Outstanding Beyond the Commitment Period.  If any Letter of Credit is outstanding upon the termination of the Revolving Credit Commitment, then, upon such termination, the Borrower shall deposit with the Agent, for the benefit of the Fronting Lender, with respect to all outstanding Letters of Credit, either cash or a Supporting Letter of Credit, which, in each case, is (A) in an amount equal to one hundred five percent (105%) of the undrawn amount of the outstanding Letters of Credit, and (B) free and clear of all rights and claims of third parties.  The cash shall be deposited in an escrow account at a financial institution designated by the Fronting Lender.  The Fronting Lender shall be entitled to withdraw (with respect to the cash) or draw (with respect to the Supporting Letter of Credit) amounts necessary to reimburse the Fronting Lender for payments to be made under the Letters of Credit and any fees and expenses associated with such Letters of Credit, or incurred pursuant to the reimbursement agreements with respect to such Letters of Credit.  The Borrower shall also execute such documentation as the Agent or the Fronting Lender may reasonably require in connection with the survival of the Letters of Credit beyond the Revolving Credit Commitment or this Agreement.  After expiration of all undrawn Letters of Credit, the Supporting Letter of Credit or the remainder of the cash, as the case may be, shall promptly be returned to the Borrower.

(viii) Requests for Letters of Credit When One or More Lenders are Affected Lenders.  No Letter of Credit shall be requested or issued hereunder if any Lender is at such time an Affected Lender hereunder, unless the Agent (and the Fronting Lender) has entered into satisfactory (to the Agent) arrangements (including, without limitation, the posting of cash collateral) with the Borrower or such Affected Lender to eliminate or mitigate the reimbursement risk with respect to such Affected Lender.

(ix) Letters of Credit Issued and Outstanding When One or More Lenders are Affected Lenders.  With respect to any Letters of Credit that have been issued and are outstanding at the time any Lender is an Affected Lender, the Agent (and the Fronting Lender) shall have the right to request that the Borrower or such Affected Lender cash collateralize, in form and substance satisfactory to the Agent (and the Fronting Lender), such Letters of Credit so as to eliminate or mitigate the reimbursement risk with respect to such Affected Lender.

(x) Existing Letters of Credit; Bank of the West Letters of Credit.  Schedule 2.2 hereto contains a description of all letters of credit outstanding on, and to continue in effect after, the Closing Date.  PNC Bank, National Association (“PNC”) shall be deemed a “Fronting Lender” hereunder solely with respect to the Existing Letters of Credit issued by PNC and each Existing Letter of Credit issued by PNC shall constitute a “Letter of Credit” for all purposes under this Agreement.  In addition, upon any assignment by SunTrust Bank to Bank of the West (“BoW”) pursuant to the provisions of Section 11.10 (which assignment Borrower hereby consents to) and if on the effective date of such assignment there exists letters of credit issued by BoW for the account of the Borrower or any of the other Credit Parties, the Borrower and Lender hereby authorize and direct Agent to amend Schedule 2.2 to describe all such letters of credit; provided that the aggregate face amount of such letters of credit outstanding of as such date shall not exceed $650,000.  On the effective date of the Assignment Agreement between SunTrust Bank and BoW, (i) each such letter of credit issued by BoW shall constitute a “Letter of Credit” for all purposes under this Agreement and (ii) BoW shall be deemed a “Fronting Lender” hereunder solely with respect to such letters of credit issued by BoW.

(c) Swingline Loans.

(i) Generally.  Subject to the terms and conditions of this Agreement, during the Commitment Period, the Swingline Lender shall make a Swingline Loan or Swingline Loans to the Borrower in such amount or amounts as the Borrower, through an Authorized Officer, may from time to time request; provided that, the Borrower shall not request any Swingline Loan if, after giving effect thereto, (A) the Revolving Credit Exposure would exceed the Revolving Credit Commitment, or (B) the Swing Line Exposure would exceed the Swing Line Commitment.  Each Swingline Loan shall be due and payable on the Swingline Loan Maturity Date applicable thereto.

(ii) Refunding of Swingline Loans.  As often as the Agent, in its sole discretion deems appropriate, but in no event later than 10:00 a.m. (Pacific time) on each Wednesday (or the next Business Day if such Wednesday is not a Business Day) (each a “Settlement Date”), the Swingline Lender shall require (and the Lenders and the Borrower agree that the Swingline Lender shall have the right, in its sole discretion, to require) that the then outstanding Swingline Loans be refinanced as a Revolving Loan.  Such Revolving Loan shall be a Base Rate Loan unless otherwise requested by and available to the Borrower hereunder.  Upon receipt of such notice by the Borrower and the Lenders, the Borrower shall be deemed, on such day, to have requested a Revolving Loan in the principal amount of the Swingline Loan in accordance with Sections 2.2(a) and 2.5 hereof (other than the requirement set forth in Section 2.5(d) hereof).  Such Revolving Loan shall be evidenced by the Revolving Credit Notes (or, if a Lender has not requested a Revolving Credit Note, by the records of the Agent and such Lender).  Each Lender agrees to make a Revolving Loan on the date of such notice, subject to no conditions precedent whatsoever.  Each Lender acknowledges and agrees that such Lender’s obligation to make a Revolving Loan pursuant to Section 2.2(a) hereof when required by this Section 2.2(c)(ii) is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the occurrence and continuance of a Default or Event of Default, and that its payment to the Agent, for the account of the Swingline Lender, of the proceeds of such Revolving Loan shall be made without any offset, abatement, recoupment, counterclaim, withholding or reduction whatsoever and whether or not the Revolving Credit Commitment shall have been reduced or terminated.  The Borrower irrevocably authorizes and instructs the Agent to apply the proceeds of any borrowing pursuant to this Section 2.2(c)(ii) to repay in full such Swingline Loan.  Each Lender is hereby authorized to record on its records relating to its Revolving Credit Note (or, if such Lender has not requested a Revolving Credit Note, its records relating to Revolving Loans) such Lender’s pro rata share of the amounts paid to refund such Swingline Loan.

(iii) Participation in Swingline Loans.  If, for any reason, the Agent is unable to or, in the opinion of the Agent, it is impracticable to, convert any Swingline Loan to a Revolving Loan pursuant to the preceding Section 2.2(c)(ii), then on any day that a Swingline Loan is outstanding (whether before or after the maturity thereof), the Agent shall have the right to request that each Lender fund a participation in such Swingline Loan, and the Agent shall promptly notify each Lender thereof (by facsimile or telephone (confirmed in writing)).  Upon such notice, but without further action, the Swingline Lender hereby agrees to grant to each Lender, and each Lender hereby agrees to acquire from the Swingline Lender, an undivided participation interest in the right to share in the payment of such Swingline Loan in an amount equal to such Lender’s Commitment Percentage of the principal amount of such Swingline Loan.  In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Agent, for the benefit of the Swingline Lender, such Lender’s ratable share of such Swingline Loan (determined in accordance with such Lender’s Commitment Percentage).  Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this Section 2.2(c)(iii) is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, recoupment, counterclaim, withholding or reduction whatsoever and whether or not the Revolving Credit Commitment shall have been reduced or terminated.  Each Lender shall comply with its obligation under this Section 2.2(c)(iii) by wire transfer of immediately available funds, in the same manner as provided in Section 2.5 hereof with respect to Revolving Loans to be made by such Lender.

(iv) Requests for Swingline Loan When One or More Lenders are Affected Lenders.  No Swingline Loan shall be requested or issued hereunder if any Lender is at such time an Affected Lender hereunder, unless the Agent has entered into satisfactory (to the Agent) arrangements (including, without limitation, the posting of cash collateral) with the Borrower or such Affected Lender to eliminate or mitigate the reimbursement risk with respect to such Affected Lender.

(v) Swingline Loans Outstanding When One or More Lenders are Affected Lenders.  With respect to any Swingline Loans that are outstanding at the time any Lender is an Affected Lender, the Agent shall have the right to request that the Borrower or such Affected Lender cash collateralize, in form and substance satisfactory to the Agent, such Swingline Loans so as to eliminate or mitigate the reimbursement risk with respect to such Affected Lender.

Section 2.3.                               Interest.

(a) Revolving Loans.

(i) Base Rate Loan.  The Borrower shall pay interest on the unpaid principal amount of a Base Rate Loan outstanding from time to time from the date thereof until paid at the Derived Base Rate from time to time in effect.  Interest on such Base Rate Loan shall be payable, commencing June 1, 2014, and continuing on the first day of each calendar month thereafter and at the maturity thereof.

(ii) Eurodollar Loans.  The Borrower shall pay interest on the unpaid principal amount of each Eurodollar Loan outstanding from time to time, fixed in advance on the first day of the Interest Period applicable thereto through the last day of the Interest Period applicable thereto (but subject to changes in the Applicable Margin for Eurodollar Loans), at the Derived Eurodollar Rate.  Interest on such Eurodollar Loan shall be payable on each Interest Adjustment Date with respect to an Interest Period.

(b) Swingline Loans.  The Borrower shall pay interest to the Agent, for the sole benefit of the Swingline Lender (and any Lender that shall have purchased a participation in such Swingline Loan), on the unpaid principal amount of each Swingline Loan outstanding from time to time, from the date thereof until paid at the Derived Base Rate from time to time in effect.  Interest on Swingline Loans shall be payable on the first day of each calendar month and at the maturity thereof.  Each Swingline Loan shall bear interest for a minimum of one day.

(c) Default Rate.  Anything herein to the contrary notwithstanding, if an Event of Default shall occur, upon the election of the Agent or the Required Lenders (i) the principal of each Loan and the unpaid interest thereon shall bear interest, until paid, at the Default Rate, (ii) the fee for the aggregate undrawn amount of all issued and outstanding Letters of Credit shall be increased by two percent (2%) in excess of the rate otherwise applicable thereto, and (iii) in the case of any other amount not paid when due from the Borrower hereunder or under any other Loan Document, such amount shall bear interest at the Default Rate; provided that, the applicable Default Rate shall apply automatically without any election or action on the part of the Agent or any Lender during an Event of Default under Section 8.12 hereof.

(d) Limitation on Interest.  In no event shall the rate of interest hereunder exceed the maximum rate allowable by law.  Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the “Maximum Rate”).  If the Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower.  In determining whether the interest contracted for, charged, or received by the Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable law, (i) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations.

Section 2.4.                               Evidence of Indebtedness.

(a) Revolving Loans.  Upon the request of a Lender, to evidence the obligation of the Borrower to repay the Revolving Loans made by such Lender and to pay interest thereon, the Borrower shall execute a Revolving Credit Note, payable to the order of such Lender in the principal amount equal to its Commitment Percentage of the Revolving Amount, or, if less, the aggregate unpaid principal amount of Revolving Loans made by such Lender; provided that the failure of a Lender to request a Revolving Credit Note shall in no way detract from the Borrower’s obligations to such Lender hereunder.

(b) Swingline Loans.  Upon the request of the Swingline Lender, to evidence the obligation of the Borrower to repay the Swingline Loans and to pay interest thereon, the Borrower shall execute a Swingline Note, payable to the order of the Swingline Lender in the principal amount of the Swing Line Commitment, or, if less, the aggregate unpaid principal amount of Swingline Loans made by the Swingline Lender; provided that the failure of the Swingline Lender to request a Swing Line Note shall in no way detract from the Borrower’s obligations to the Swingline Lender hereunder.

Section 2.5.                               Notice of Credit Event; Funding of Loans.

(a) Notice of Credit Event.  The Borrower, through an Authorized Officer, shall provide to the Agent a Notice of Loan prior to (i) 10:00 a.m. (Pacific time) on the proposed date of borrowing of, or conversion of a Loan to, a Base Rate Loan, (ii) 10:00 a.m. (Pacific time) three Business Days prior to the proposed date of borrowing of, continuation of, or conversion of a Loan to, a Eurodollar Loan, and (iii) 10:00 a.m. (Pacific time) on the proposed date of borrowing of any Swingline Loan, or such other time to which the Swingline Lender may agree; provided that, if a request for a Base Rate Loan shall not be on a Settlement Date, such request shall be deemed to be a request for a Swingline Loan (unless the Agent shall elect to have the Lenders fund such request with a Revolving Loan that meets the requirements of this Section 2.5), so long as the Swing Line Exposure shall not exceed the Swing Line Commitment.  The Borrower shall comply with the notice provisions set forth in Section 2.2(b) hereof with respect to Letters of Credit.

(b) Funding of Loans.  The Agent shall notify each Lender of the date, amount and Interest Period (if applicable) promptly upon the receipt of a Notice of Loan (other than for a Swingline Loan, or a Revolving Loan to be funded as a Swingline Loan), and, in any event, by 11:00 a.m. (Pacific time) on the date such Notice of Loan is received.  On the date that the Credit Event set forth in such Notice of Loan is to occur, each such Lender shall provide to the Agent, not later than 1:00 p.m. (Pacific time), the amount in Dollars, in federal or other immediately available funds, required of it.  If the Agent shall elect to advance the proceeds of such Loan prior to receiving funds from such Lender, the Agent shall have the right, upon prior notice to the Borrower, to debit any account of the Borrower or otherwise receive such amount from the Borrower, promptly after demand, in the event that such Lender shall fail to reimburse the Agent in accordance with this subsection.  The Agent shall also have the right to receive interest from such Lender at the Federal Funds Effective Rate in the event that such Lender shall fail to provide its portion of the Loan on the date requested and the Agent shall elect to provide such funds.

(c) Conversion and Continuation of Loans.

(i) At the request of the Borrower to the Agent, subject to the notice and other provisions of this Section 2.5, the Lenders shall convert a Base Rate Loan to one or more Eurodollar Loans at any time and shall convert a Eurodollar Loan to a Base Rate Loan on any Interest Adjustment Date applicable thereto.  Swingline Loans may be converted by the Swingline Lender to Revolving Loans in accordance with Section 2.2(c)(ii) hereof.

(ii) At the request of the Borrower to the Agent, subject to the notice and other provisions of this Section 2.5, the Lenders shall continue one or more Eurodollar Loans as of the end of the applicable Interest Period as a new Eurodollar Loan with a new Interest Period.

(d) Minimum Amount.  Each request for:

(i) a Base Rate Loan shall be in an amount of not less than One Million Dollars ($1,000,000), increased by increments of One Hundred Thousand Dollars ($100,000);

(ii) a Eurodollar Loan shall be in an amount of not less than One Million Dollars ($1,000,000), increased in increments of One Hundred Thousand Dollars ($100,000); and

(iii) a Swingline Loan may be in any amount as may be agreed to by the Swingline Lender.

(e) Interest Periods.  The Borrower shall not request that Eurodollar Loans be outstanding for more than five different Interest Periods at the same time.

(f) Advancing of Non Pro-Rata Revolving Loans.  Notwithstanding anything in this Agreement to the contrary, if the Borrower requests a Revolving Loan pursuant to Section 2.5(a) hereof (and all conditions precedent set forth in Section 4.1 hereof are met) at a time when one or more Lenders are Defaulting Lenders, the Agent shall have the option, in its sole discretion, to require the non-Defaulting Lenders to honor such request by making a non pro-rata Revolving Loan to the Borrower in an amount equal to (i) the amount requested by the Borrower, minus (ii) the portions of such Revolving Loan that should have been made by such Defaulting Lenders; provided that no Lender shall be required to make Loans in an aggregate amount (when added to such Lender’s risk participation in Swingline Loans and Letters of Credit) that would exceed the Maximum Amount for such Lender.  For purposes of such Revolving Loans, the Lenders that are making such Revolving Loan shall do so in proportion to their Commitment Percentages of the amount requested by the Borrower.

Section 2.6.                               Payment on Loans and Other Obligations.

(a) Payments Generally.  Each payment made hereunder by a Credit Party shall be made without any offset, abatement, recoupment, counterclaim, withholding or reduction whatsoever.

(b) Payments in Dollars from the Borrower.  All payments (including prepayments) to the Agent of the principal of or interest on each Loan or other payment, including but not limited to principal, interest, fees or any other amount owed by the Borrower under this Agreement, shall be made in Dollars. All payments described in this subsection (b) shall be remitted to the Agent, at the address of the Agent for notices referred to in Section 11.4 hereof for the account of the Lenders (or the Fronting Lender or the Swingline Lender, as appropriate) not later than 10:00 a.m. (Pacific time) on the due date thereof in immediately available funds.  Any such payments received by the Agent (or the Fronting Lender or the Swingline Lender) after 10:00 a.m. (Pacific time) shall be deemed to have been made and received on the next Business Day.

(c) Payments to Lenders.  On each Settlement Date (and more frequently if deemed appropriate by the Agent), the Agent shall distribute to each Lender its ratable share, if any, of the amount of principal payments received by the Agent for the account of such Lender.  With respect to interest, unused line fees and other payments received by the Agent from the Borrower, the Agent shall promptly distribute to each Lender its ratable share, if any, of the amount of interest, unused line fee or other payment received by the Agent for the account of such Lender.  Each Lender shall record any principal, interest or other payment, the principal amounts of Base Rate Loans, Eurodollar Loans, Swingline Loans and Letters of Credit, all prepayments and the applicable dates, including Interest Periods, with respect to the Loans made, and payments received by such Lender, by such method as such Lender may generally employ; provided, however, that failure to make any such entry shall in no way detract from the obligations of the Borrower under this Agreement or any Note.  The aggregate unpaid amount of Loans, types of Loans, Interest Periods and similar information with respect to the Loans and Letters of Credit set forth on the records of the Agent shall be rebuttably presumptive evidence with respect to such information, including the amounts of principal, interest and fees owing to each Lender.

(d) Timing of Payments.  Whenever any payment to be made hereunder, including, without limitation, any payment to be made on any Loan, shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next Business Day and such extension of time shall in each case be included in the computation of the interest payable on such Loan; provided that, with respect to a Eurodollar Loan, if the next Business Day shall fall in the succeeding calendar month, such payment shall be made on the preceding Business Day and the relevant Interest Period shall be adjusted accordingly.

(e) Affected Lender.  To the extent that the Agent receives any payments or other amounts for the account of an Affected Lender, at the discretion of the Agent, such Affected Lender shall be deemed to have requested that the Agent use such payment or other amount (or any portion thereof, at the discretion of the Agent) first, to cash collateralize its unfunded risk participation in Swingline Loans and the Letters of Credit pursuant to Sections 2.2(b)(vi), 2.2(c)(iii), and 2.5(b) hereof, and, with respect to any Defaulting Lender, second, to fulfill its obligations to make Loans.

(f) Payment of Non Pro-Rata Revolving Loans.  Notwithstanding anything in this Agreement to the contrary, at the sole discretion of the Agent, in order to pay Revolving Loans that were not advanced pro rata by the Lenders, any payment of any Loan may first be applied to such Revolving Loans that were not advanced pro rata.

Section 2.7.                               Prepayment.

(a) Right to Prepay.

(i) The Borrower shall have the right at any time or from time to time to prepay, on a pro rata basis for all of the Lenders (except with respect to Swingline Loans, which shall be paid to the Swingline Lender and any Lender that has funded a participation in such Swingline Loan), all or any part of the principal amount of the Loans.  Such payment shall include interest accrued on the amount so prepaid to the date of such prepayment and any amount payable under Article III hereof with respect to the amount being prepaid.  Prepayments of Base Rate Loans shall be without any premium or penalty.

(ii) The Borrower shall have the right, at any time or from time to time, to prepay, for the benefit of the Swingline Lender (and any Lender that has funded a participation in such Swingline Loan), all or any part of the principal amount of the Swingline Loans then outstanding, as designated by the Borrower, plus interest accrued on the amount so prepaid to the date of such prepayment.

(iii) Notwithstanding anything in this Section 2.7 or otherwise to the contrary, at the discretion of the Agent, in order to prepay Revolving Loans that were not advanced pro rata by all of the Lenders, any prepayment of a Loan shall first be applied to Revolving Loans made by the Lenders during any period in which a Defaulting Lender or Insolvent Lender shall exist.

(b) Notice of Prepayment.  The Borrower shall give the Agent irrevocable written notice of prepayment of a Base Rate Loan or Swingline Loan by no later than 10:00 a.m. (Pacific time) one Business Day before the Business Day on which such prepayment is to be made and written notice of the prepayment of any Eurodollar Loan not later than 10:00 a.m. (Pacific time) three Business Days before the Business Day on which such prepayment is to be made.  Swingline Loans may be prepaid without advance notice if prepaid through a “sweep” cash management arrangement with the Agent.

(c) Minimum Amount.  Each prepayment of a Eurodollar Loan shall be in the principal amount of not less than the lesser of One Million Dollars ($1,000,000), or, with respect to a Swingline Loan, the principal balance of such Swingline Loan, except in the case of a mandatory payment pursuant to Section 2.11 or Article III hereof.

Section 2.8.                               Unused Line Fee and Other Fees.

(a) Unused Line Fee.  The Borrower shall pay to the Agent, for the ratable account of the Lenders, as a consideration for the Revolving Credit Commitment, an unused line fee from the Closing Date to and including the last day of the Commitment Period, payable monthly, at a rate per annum equal to (i) the Applicable Unused Line Fee Rate in effect on the payment date, multiplied by (ii) the average daily Revolving Amount in effect during such calendar month, minus (B) the average daily Revolving Credit Exposure (exclusive of the Swing Line Exposure) during such calendar month.  The unused line fee shall be payable in arrears, commencing June 1, 2014 and continuing on the first day of each calendar month thereafter, and on the last day of the Commitment Period.

(b) Agent Fee.  The Borrower shall pay to the Agent, for its sole benefit, the fees set forth in the Agent Fee Letter.

(c) Collateral Audit and Appraisal Fees.  The Borrower shall reimburse the Agent, for its sole benefit, for all costs and expenses relating to any collateral assessment, that may be conducted from time to time by or on behalf of the Agent, the scope and frequency of which shall be in the Agent’s sole discretion; provided that, (i) (A) if no Event of Default is continuing and (B) Average Excess Availability is not less than fifteen percent (15%) of the aggregate Revolving Credit Commitments, the Borrower need not reimburse the Agent for more than two collateral field audits and one Inventory appraisal during each calendar year and (ii) if the Average Excess Availability is less than fifteen percent (15%) of the aggregate Revolving Credit Commitments for five (5) consecutive days, the date of the most recent collateral field audit may not be more than 120 days old and the date of the most recent Inventory appraisal shall not be more than 180 days old and the Borrower shall reimburse Agent for appraisals and collateral field audits needed to be completed to comply with the above requirements. During the existence of a Default or an Event of Default, there shall be no limit on the number of appraisals or field audits for which the  Borrower shall reimburse Agent.

(d) Authorization to Debit Account.  The Borrower hereby agrees that the Agent has the right to debit from any Deposit Account of the Borrower or any other Credit Party, amounts owing to the Agent and the Lenders by the Borrower under this Agreement and the Loan Documents for payment of fees, expenses and other amounts incurred or owing in connection therewith; provided that, so long as no Default or Event of Default shall then exist, the Agent shall provide the Borrower with three days advance notice (which may be by email or telephone to a Financial Officer) prior to debiting any Deposit Account of a Credit Party.

Section 2.9.                               Modifications to Commitment.

(a) Optional Reduction of the Total Commitment Amount.  The Borrower may at any time and from time to time permanently reduce in whole or ratably in part the Total Commitment Amount to an amount not less than the then existing Revolving Credit Exposure, by giving the Agent not fewer than three (3) Business Days’ (with respect to Eurodollar Loans) and one (1) Business Day (with respect to Base Rate Loans) (or thirty (30) days if the Total Commitment Amount is to be terminated in its entirety) written notice of such reduction, provided that any such partial reduction shall be in an aggregate amount, for all of the Lenders, of not less than One Million Dollars ($1,000,000), increased in increments of One Hundred Thousand Dollars ($100,000).  The Agent shall promptly notify each Lender of the date of each such reduction and such Lender’s proportionate share thereof.  After each such partial reduction, the unused line fees payable hereunder shall be calculated upon the Total Commitment Amount as so reduced.  If the Borrower reduces in whole the Total Commitment Amount, on the effective date of such reduction (the Borrower having prepaid in full the unpaid principal balance, if any, of the Loans, together with all interest (if any) and commitment and other fees accrued and unpaid with respect thereto, and provided that no Letter of Credit Exposure or Swing Line Exposure shall exist), all of the Revolving Credit Notes shall be delivered to the Agent marked “Canceled” and the Agent shall redeliver such Revolving Credit Notes to the Borrower.  Any partial reduction in the Total Commitment Amount shall be effective during the remainder of the Commitment Period.

(b) Increase in Total Commitment Amount.

(i) At any time during the Commitment Increase Period, Borrower may request that the Agent increase the Revolving Amount up to an amount that shall not exceed the Maximum Revolving Amount, either from one or more of the Lenders or another lending institution satisfactory to Agent in its sole discretion; provided that, (u) such request does not cause the Revolving Credit Commitments to cease being “Permitted Indebtedness” under the Senior Notes Indenture, (v) such request for an increase shall be in an amount of at least Ten Million Dollars ($10,000,000), increased by increments of Five Million Dollars ($5,000,000), (w) no Default or Event of Default shall have occurred or be continuing or result therefrom, (x) both before and after giving effect thereto, the Borrower shall be in pro forma compliance with the financial covenants set forth in Section 5.7 hereof, (y) all conditions set forth in Article 4 hereof shall have been satisfied, and (z)  if the Agent agrees to such increase in the Revolving Amount, such increase may be made by either (A) increasing, for one or more Lenders, with their prior written consent, their respective Revolving Credit Commitments, or (B) including one or more Additional Lenders, each with a new commitment under the Revolving Credit Commitment, as a party to this Agreement (collectively, the “Additional Commitments”).  Nothing contained in this Section 2.9(b)(i) shall constitute or otherwise be deemed to be, a commitment on the part of any Lender to increase its Maximum Amount at any time.

(ii) During the Commitment Increase Period, all of the Lenders agree that the Agent, in its sole discretion, may permit one or more Additional Commitments upon satisfaction of the following requirements: (A) each Additional Lender, if any, shall execute an Additional Lender Assumption Agreement, (B) the Agent shall provide to each Lender a revised Schedule 1 to this Agreement, including revised Commitment Percentages for each of the Lenders, if appropriate, at least three Business Days prior to the date of the effectiveness of such Additional Commitments (each an “Additional Lender Assumption Effective Date”), (C) the Borrower shall execute and deliver to the Agent and the Lenders such replacement or additional Revolving Credit Notes as shall be required by the Agent, and (D) the Borrower shall, on the Additional Lender Assumption Effective Date, deliver to the Agent, for the benefit of the Lenders, an opinion of counsel, in form and substance satisfactory to the Agent, indicating that the Obligations incurred pursuant to the Additional Commitments are permitted to be incurred, and permitted to be secured, pursuant to the Senior Notes Documents.  The Lenders hereby authorize the Agent to execute each Additional Lender Assumption Agreement on behalf of the Lenders.

(iii) On each Additional Lender Assumption Effective Date, the Lenders shall make adjustments among themselves with respect to the Revolving Loans then outstanding and amounts of principal, interest, unused line fees and other amounts paid or payable with respect thereto as shall be necessary, in the opinion of the Agent, in order to reallocate among such Lenders such outstanding amounts, based on the revised Commitment Percentages and to otherwise carry out fully the intent and terms of this Section 2.9(b) (and the Borrower shall pay to the Lenders any amounts that would be payable pursuant to Section 3.3 hereof if such adjustments among the Lenders would cause a prepayment of one or more Eurodollar Loans).  In connection therewith, it is understood and agreed that the Maximum Amount of any Lender will not be increased (or decreased except pursuant to Section 2.9(a) hereof) without the prior written consent of such Lender.  The Borrower shall not request any increase in the Total Commitment Amount pursuant to this Section 2.9(b) if a Default or an Event of Default shall then exist, or immediately after giving effect to any such increase would exist.

Section 2.10.                               Computation of Interest and Fees.  Interest on Loans, Letter of Credit fees, Related Expenses and commitment and other fees and charges hereunder shall be computed on the basis of a year having three hundred sixty (360) days and calculated for the actual number of days elapsed.

Section 2.11.                               Mandatory Payments.

(a) Revolving Credit Exposure.  If, at any time, the Revolving Credit Exposure shall exceed the Revolving Credit Commitment, the Borrower shall, as promptly as practicable, but in no event later than the next Business Day, pay an aggregate principal amount of the Revolving Loans sufficient to bring the Revolving Credit Exposure within the Revolving Credit Commitment.

(b) Swing Line Exposure.  If, at any time, the Swing Line Exposure shall exceed the Swing Line Commitment, the Borrower shall, as promptly as practicable, but in no event later than the next Business Day, pay an aggregate principal amount of the Swingline Loans sufficient to bring the Swing Line Exposure within the Swing Line Commitment.

(c) Application of Mandatory Payments.  Unless otherwise designated by the Borrower, each prepayment pursuant to Section 2.11(a) hereof shall be applied in the following order (i) first, on a pro rata basis for the Lenders, to outstanding Base Rate Loans, and (ii) second, on a pro rata basis for the Lenders, to outstanding Eurodollar Loans; provided that, if the outstanding principal amount of any Eurodollar Loan shall be reduced to an amount less than the minimum amount set forth in Section 2.5(d) hereof as a result of such prepayment, then such Eurodollar Loan shall be converted into a Base Rate Loan on the date of such prepayment.  Any prepayment of a Eurodollar Loan pursuant to this Section 2.11 shall be subject to the prepayment provisions set forth in Article III hereof.

Section 2.12.                               Establishment of Reserves.  The Agent, on behalf of the Lenders, shall have the right from time to time, in the good faith exercise of its reasonable credit judgment (consistent with the asset-based nature of this credit and the Agent’s customary and generally applicable practices), to establish Reserves in such amounts and with respect to such matters as the Agent deems necessary or appropriate, and to increase or decrease such Reserves.   In exercising such reasonable credit judgment, the Agent may take into account factors that (a) will or could reasonably be expected to adversely affect the value of any Collateral, the enforceability or priority of the Liens held by the Agent, for the benefit of the Lenders, or the amount that the Agent, for the benefit of the Lenders, would be likely to receive in the liquidation of such Collateral, or (b) may demonstrate that any collateral report or financial information concerning the Credit Parties is incomplete, inaccurate or misleading in any material respect.  In exercising such reasonable credit judgment, Reserves may be established against anticipated obligations, contingencies or conditions affecting the Companies, including, without limitation, (i) tax liabilities and other obligations owing to Governmental Authorities, (ii) asserted litigation liabilities, (iii) anticipated remediation costs for compliance with Environmental Laws, (iv) obligations owing to any lessor of real property, any warehouseman, any processor or any mortgagor on third party mortgaged sites, and (v) in connection with Hedge Agreements and Bank Product Obligations.  Reserves may also be established with respect to the dilution of Accounts, as a result of inventory appraisals and other results of field examinations.

Section 2.13.                               Addition of Borrowing Base Company.  At the request of the Borrower and at the sole discretion of the Agent, a Domestic Subsidiary may become a Borrowing Base Company hereunder, provided that, in addition to the Agent’s consent, (a) such Domestic Subsidiary shall have complied with all requirements of Section 5.20 hereof, (b) the assets of such Domestic Subsidiary shall have been appraised and otherwise evaluated for borrowing base eligibility purposes in a manner and by appraisers satisfactory to the Agent, and (c) such Domestic Subsidiary shall have provided to the Agent such corporate governance and authorization documents and an opinion of counsel and any other documents and items as may be deemed necessary or advisable by the Agent, all of the foregoing to be in form and substance satisfactory to the Agent.

Section 2.14.                               Record of Advances; Application of Collections.

(a) Maintenance of Record of Advances.  The Agent, on behalf of the Lenders, shall maintain records in respect of the Credit Parties that shall reflect (i) the aggregate outstanding principal amount of Revolving Loans and accrued interest, (ii) the unreimbursed Letter of Credit drawings, (iii) the aggregate outstanding principal amount of Swingline Loans and accrued interest, and (iv) all other Obligations that shall have become payable hereunder (the “Advance Record”).  Each entry by the Agent in the Advance Record shall be, to the extent permitted by applicable law and absent manifest error, prima facie evidence of the data entered.  Such entries by the Agent shall not be a condition to the Borrower’s obligation to repay the Obligations.

(b) Charges, Credits and Reports.  The Borrower hereby authorizes the Agent, on behalf of the Lenders, to charge the Advance Record with all Revolving Loans, Swingline Loans and all other Obligations under this Agreement or any other Loan Document.  The Advance Record will be credited in accordance with the provisions of this Agreement with all payments received by the Agent directly from the Borrower or any other Credit Party or otherwise for the account of the Borrower or any other Credit Party pursuant to this Agreement.  The Agent shall send the Borrower monthly statements in accordance with the Agent’s standard procedures.  Any and all such periodic or other statements or reconciliations of the Advance Record shall be final, binding and conclusive upon the Borrower and the other Credit Parties in all respects, absent manifest error, unless the Agent receives specific written objection thereto from the Borrower within thirty (30) Business Days after such statements or reconciliation shall have been sent to the Borrower.

(c) Application of Specific Payments.  Except for the crediting to the Advance Record of Collections deposited to one or more Cash Collateral Accounts as provided below, the Borrower shall make all other payments to be made by the Borrower under this Agreement with respect to the Obligations not later than 10:00 a.m. (Pacific time) on the day when due, without setoff, counterclaim, defense or deduction of any kind.  Payments received after 10:00 a.m. (Pacific time) shall be deemed to have been received on the next Business Day.  Prior to the occurrence of an Event of Default, the Borrower may specify to the Agent the Obligations to which such payment is to be applied.  If the Borrower does not specify an application for such payment or if an Event of Default has occurred, the Agent shall apply such payment in its discretion.

(d) Crediting of Collections During a Trigger Period.  For the purpose of calculating interest on the Obligations and determining the aggregate amount of Loans outstanding during a Trigger Period, the amount of the Revolving Credit Exposure and the availability for additional Revolving Loans and Letters of Credit, all Collections deposited into a Cash Collateral Account shall be credited to the account of the Borrower or the other Credit Parties, as appropriate, (as reflected in the Advance Record) on the next Business Day after the Business Day on which the Agent has received notice of the deposit of the proceeds of such Collections into such Cash Collateral Account (including automated clearinghouse and federal wire transfers); provided that, immediately available funds shall be applied on the same Business Day.  Such Collections shall be credited as follows: (i) first to any costs and expenses due under this Agreement, (ii) second to Swingline Loans, (iii) third to Base Rate Loans, and (iv) fourth to Eurodollar Loans.  If such Collections made on a date other than a Settlement Date are in excess of the aggregate amount of Swingline Loans outstanding, then such Collections may, in the discretion of the Agent depending on the amount of such payment, be credited towards the Swingline Lender’s pro rata share of Revolving Loans outstanding until such payments can be reallocated among the Lenders on the next Settlement Date.  From time to time, upon advance written notice to the Borrower, the Agent may adopt such additional or modified regulations and procedures as the Agent may deem reasonable and appropriate with respect to the operation of the Cash Collateral Accounts and not substantially inconsistent with the terms of this Agreement.

(e) Application of Deposits in Cash Collateral Accounts During a Trigger Period.  Deposits of Collections to the Cash Collateral Accounts during a Trigger Period shall be credited to the Advance Record of the Borrower on a daily basis in accordance with subsection (d) above, and thereby reduce the Swing Line Exposure or the Revolving Credit Exposure (other than in respect of the undrawn amount of any Letter of Credit outstanding) as the Agent may choose, in its sole discretion; provided that, prior to the occurrence of an Event of Default, the Agent will use reasonable efforts to avoid applications of payments that would cause prepayment of a Eurodollar Loan prior to the expiration of the applicable Interest Period.  Upon payment in full of the Secured Obligations (other than contingent Secured Obligations for which no written demand has been made or asserted) and the termination of the Revolving Credit Commitment, deposits of Collections to the Cash Collateral Accounts shall be credited by the Agent as directed by the Borrower.

Section 2.15.                               Protective Advances.  The Agent may, in its reasonable discretion, make Protective Advances without the consent of the Lenders, so long as after giving effect to such Protective Advances, the aggregate amount of outstanding Protective Advances shall not exceed five percent (5%) of the Total Commitment Amount.  A Protective Advance is for the account of the Borrower and shall constitute Obligations.  Any such Protective Advances incurred after the occurrence and during the continuance of an Event of Default shall be deemed to have been made in connection with the exercise of remedies by the Agent and shall have the priority set forth in Section 9.8 hereof as expenses of the Agent incurred in connection with the exercise of remedies under this Agreement or the other Loan Documents.  To the extent the Agent makes Protective Advances, the Borrower hereby agrees to promptly reimburse the Agent, on demand, for all such Protective Advances.  The advance of any such Protective Advances on any one occasion shall not obligate the Agent to advance any Protective Advances on any other occasion and nothing in this Section 2.15 shall be construed as excusing any Company from the performance of any covenant or other agreement of such Company with respect to any of the foregoing matters as set forth in this Agreement or in any of the other Loan Documents.  The Lenders shall reimburse the Agent for any Protective Advances to the extent that the Agent does not receive reimbursement pursuant to any other provision of this Agreement, and, at the sole option of the Agent, the Agent may reimburse itself for Protective Advances through the making of a Swingline Loan or by requesting that the Lenders fund a Revolving Loan, subject to no conditions precedent whatsoever (but, for clarification, subject to the first sentence hereof) other than notice to the Lenders in accordance with Section 2.5(a) hereof.

ARTICLE III. ADDITIONAL PROVISIONS RELATING TO

EURODOLLAR LOANS; INCREASED CAPITAL; TAXES

Section 3.1.                               Requirements of Law.

(a) If, after the Closing Date, (i) the adoption of or any change in any Requirement of Law or in the interpretation or application thereof by a Governmental Authority, or (ii) the compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority:

(A) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Taxes and Excluded Taxes which are governed by Section 3.2 hereof);

(B) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Eurodollar Rate; or

(C) shall impose on such Lender any other condition;and the result of any of the foregoing is to increase the cost to such Lender of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall pay to such Lender, promptly after receipt of a written request therefor, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable.  If any Lender becomes entitled to claim any additional amounts pursuant to this subsection (a), such Lender shall promptly notify the Borrower (with a copy to the Agent) of the event by reason of which it has become so entitled.

(b) If any Lender shall have determined that, after the Closing Date, the adoption of or any change in any Requirement of Law regarding capital adequacy or liquidity or in the interpretation or application thereof by a Governmental Authority or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy or liquidity (whether or not having the force of law) from any Governmental Authority shall have the effect of reducing the rate of return on such Lender’s or such corporation’s capital as a consequence of its obligations hereunder, or under or in respect of any Letter of Credit, to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration the policies of such Lender or such corporation with respect to capital adequacy), then from time to time, upon submission by such Lender to the Borrower (with a copy to the Agent) of a written request therefor (which shall include the method for calculating such amount), the Borrower shall promptly pay or cause to be paid to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction.

(c) For purposes of this Section 3.1, the Dodd-Frank Act, any requests, rules, guidelines or directives concerning capital adequacy promulgated by the Bank for International Settlements, or the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority) under Basel III, and any rules, regulations, orders, requests, guidelines and directives adopted, promulgated or implemented in connection with any of the foregoing, regardless of the date adopted, issued, promulgated or implemented, are deemed to have been introduced and adopted after the Closing Date.

(d) A certificate as to any additional amounts payable pursuant to this Section 3.1 submitted by any Lender to the Borrower (with a copy to the Agent) shall be conclusive absent manifest error.  In determining any such additional amounts, such Lender may use any method of averaging and attribution that it (in its sole discretion) shall deem applicable.  The obligations of the Borrower pursuant to this Section 3.1 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

Section 3.2.                               Taxes.

(a) All payments made by any Credit Party under any Loan Document shall be made free and clear of, and without deduction or withholding for or on account of any Taxes or Other Taxes.  If any Taxes or Other Taxes are required to be deducted or withheld from any amounts payable to the Agent or any Lender hereunder, the amounts so payable to the Agent or such Lender shall be increased to the extent necessary to yield to the Agent or such Lender (after deducting, withholding and payment of all Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in the Loan Documents.

(b) Whenever any Taxes or Other Taxes are required to be withheld and paid by a Credit Party, such Credit Party shall timely withhold and pay such taxes to the relevant Governmental Authorities.  As promptly as possible thereafter, the Borrower shall send to the Agent for its own account or for the account of the relevant Lender, as the case may be, a certified copy of an original official receipt received by such Credit Party showing payment thereof or other evidence of payment reasonably acceptable to the Agent or such Lender.  If such Credit Party shall fail to pay any Taxes or Other Taxes when due to the appropriate Governmental Authority or fails to remit to the Agent the required receipts or other required documentary evidence, such Credit Party and the Borrower shall indemnify the Agent and the appropriate Lenders on demand for any incremental Taxes or Other Taxes paid or payable by the Agent or such Lender as a result of any such failure.

(c) Each Lender that is not (i) a citizen or resident of the United States of America, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States of America (or any jurisdiction thereof), or (iii) an estate or trust that is subject to federal income taxation regardless of the source of its income (any such Person, a “Non-U.S. Lender”) shall deliver to the Borrower and the Agent two copies of either U.S. Internal Revenue Service Form W-8BEN, Form W-8IMY or Form W-8ECI, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest”, a statement with respect to such interest and two copies of a Form W-8BEN, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by Credit Parties under this Agreement and the other Loan Documents.  Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement or such other Loan Document.  In addition, each Non-U.S. Lender shall deliver such forms or appropriate replacements promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender.  Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that such Lender is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose).  Notwithstanding any other provision of this subsection (c), a Non-U.S. Lender shall not be required to deliver any form pursuant to this subsection (c) that such Non-U.S. Lender is not legally able to deliver.

(d) The agreements in this Section 3.2 shall survive the termination of the Loan Documents and the payment of the Loans and all other amounts payable hereunder.

Section 3.3.                               Funding Losses.  The Borrower agrees to indemnify each Lender, promptly after receipt of a written request therefor, and to hold each Lender harmless from, any loss or expense that such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment of or conversion from Eurodollar Loans after the Borrower has given a notice thereof in accordance with the provisions of this Agreement, (c) the making of a prepayment of a Eurodollar Loan on a day that is not the last day of an Interest Period applicable thereto, or (d) any conversion of a Eurodollar Loan to a Base Rate Loan on a day that is not the last day of an Interest Period applicable thereto.  Such indemnification shall be in an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amounts so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the appropriate London interbank market, along with any administration fee charged by such Lender.  A certificate as to any amounts payable pursuant to this Section 3.3 submitted to the Borrower (with a copy to the Agent) by any Lender shall be conclusive absent manifest error.  The obligations of the Borrower pursuant to this Section 3.3 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

Section 3.4.                               Eurodollar Rate Lending Unlawful; Inability to Determine Rate.

(a) If any Lender shall determine (which determination shall, upon notice thereof to the Borrower and the Agent, be conclusive and binding on the Borrower) that, after the Closing Date, (i) the introduction of or any change in or in the interpretation of any law makes it unlawful, or (ii) any Governmental Authority asserts that it is unlawful, for such Lender to make or continue any Loan as, or to convert (if permitted pursuant to this Agreement) any Loan into, a Eurodollar Loan, the obligations of such Lender to make, continue or convert any such Eurodollar Loan shall, upon such determination, be suspended until such Lender shall notify the Agent that the circumstances causing such suspension no longer exist, and all outstanding Eurodollar Loans payable to such Lender shall automatically convert (if conversion is permitted under this Agreement) into a Base Rate Loan, or be repaid (if no conversion is permitted) at the end of the then current Interest Periods with respect thereto or sooner, if required by law or such assertion.

(b) If the Agent or the Required Lenders determine that for any reason adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Loan, or that the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Loan does not adequately and fairly reflect the cost to the Lenders of funding such Loan, the Agent will promptly so notify the Borrower and each Lender.  Thereafter, the obligation of the Lenders to make or maintain such Eurodollar Loan shall be suspended until the Agent (upon the instruction of the Required Lenders) revokes such notice.  Upon receipt of such notice, the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of such Eurodollar Loan or, failing that, will be deemed to have converted such request into a request for a borrowing of a Base Rate Loan in the amount specified therein.

Section 3.5.                               Discretion of Lenders as to Manner of Funding.  Notwithstanding any provision of this Agreement to the contrary, each Lender shall be entitled to fund and maintain its funding of all or any part of such Lender’s Loans in any manner such Lender deems to be appropriate; it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if such Lender had actually funded and maintained each Eurodollar Loan during the applicable Interest Period for such Loan through the purchase of deposits having a maturity corresponding to such Interest Period and bearing an interest rate equal to the Eurodollar Rate for such Interest Period.

ARTICLE IV. CONDITIONS PRECEDENT

Section 4.1.                               Conditions to Each Credit Event.  The obligation of the Lenders, the Fronting Lender and the Swingline Lender to participate in any Credit Event shall be conditioned, in the case of each Credit Event, upon the following:

(a) The Borrower shall have submitted a Notice of Loan (or with respect to a Letter of Credit, complied with the provisions of Section 2.2(b)(ii) hereof) and otherwise complied with Section 2.5 hereof;

(b) no Default or Event of Default shall then exist or immediately after such Credit Event would exist;

(c) each of the representations and warranties contained in Article VI hereof shall be true in all material respects as if made on and as of the date of such Credit Event (other than those representations and warranties that are expressly qualified by a Material Adverse Effect or other materiality, in which case, such representations shall be true and correct in all respects and except to the extent that any representations and warranties expressly relate to an earlier date, in which case, such representations and warranties shall be true and correct as of such date);

(d) at the time of and immediately after giving effect to such Credit Event, the Revolving Credit Exposure shall not exceed the lesser of (i) the Revolving Amount and (ii) the Borrowing Base;

(e) Agent shall have received each Borrowing Base Certificate then required to have been delivered pursuant to the terms of this Agreement;

(f) since December 29, 2013, there shall have been no change which has had or could reasonably be expected to have a Material Adverse Effect; and

(g) at the time of and immediately after giving effect to such Credit Event, the Borrower shall be in pro forma compliance with Section 5.7 as of the most recently ended fiscal quarter for which financial statements have been delivered.

Each request by the Borrower for a Credit Event shall be deemed to be a representation and warranty by the Borrower as of the date of such request as to the satisfaction of the conditions precedent specified above.

Section 4.2.                               Conditions to Effectiveness.  The obligations of the Lenders (including the Swingline Lender) to make Loans and the obligations of the Fronting Bank to issue any Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied:

(a) Approval.  Each Lender shall have obtained approval from its credit committee in respect of its Maximum Amount and shall be satisfied with its diligence in respect of the Credit Parties (including, without limitation, the capital structure of the Credit Parties), with any material Indebtedness of a Credit Party being subject to an acceptable intercreditor agreement between the holders thereof and the Agent.

(b) Loan Documents.  Agent shall have received the following, each to be in form and substance satisfactory to Agent:

(i) The Loan Agreement.  Agent shall have received, a counterpart to this Agreement signed by or on behalf of each Party hereto or written evidence satisfactory to Agent (which may include electronic transmission of a signed signature page to this Agreement) that such party has signed a counterpart to this Agreement;

(ii) Notes as Requested.  The Borrower shall have executed and delivered to (i) each Lender requesting a Revolving Credit Note such Lender’s Revolving Credit Note, and (ii) the Swingline Lender the Swingline Note, if requested by the Swingline Lender;

(iii) Intellectual Property Security Agreements.  Each Credit Party that owns federally registered intellectual property as of the Closing Date shall have executed and delivered to the Agent, for the benefit of the Lenders, an Intellectual Property Security Agreement;

(iv) [Reserved];

(v) Intercreditor Agreement.  The Borrower shall have delivered the Intercreditor Agreement, fully executed by the Indenture Agent and each Credit Party.

(vi) Lien Searches, Payoff Letters and Release Documentation.  With respect to the property owned or leased by each Credit Party, the Borrower shall have caused to be delivered to the Agent (i) the results of Uniform Commercial Code lien searches, satisfactory to the Agent and the Lenders, (ii) the results of federal and state tax lien and judicial lien searches, satisfactory to the Agent and the Lenders, and (iii) Uniform Commercial Code termination statements (or Uniform Commercial Code Assignments, if available) reflecting termination (or assignment, if applicable) of all UCC Financing Statements previously filed by any Person and not expressly permitted pursuant to Section 5.9 hereof, together with duly executed payoff letters, in form and substance satisfactory to Agent, executed by each existing lender, together with the applicable release documentation (including UCC-3 amendments, mortgage releases and IP releases) releasing all Liens of such Persons on the assets of the Credit Parties;

(vii) [Reserved];

(viii) Consents.  The Borrower shall have delivered to the Agent all governmental and third party consents and approvals to this Agreement and the Senior Note Documents (all of which shall be final, with no waiting period to expire or ongoing governmental inquiry or investigation);

(ix) [Reserved];

(x) Subsidiary Documents.  Each Guarantor of Payment shall have executed and delivered to the Agent (i) a Guaranty of Payment, in form and substance satisfactory to the Agent, and (ii) a Security Agreement and such other documents or instruments, as may be required by the Agent, to create or perfect the Liens of the Agent, for the benefit of the Lenders, in the assets of such Guarantor of Payment;

(xi) Officer’s Certificate, Resolutions, Organizational Documents.  The Borrower shall have delivered to the Agent an officer’s certificate (or comparable domestic or foreign documents) certifying the names of the officers of each Credit Party authorized to sign the Loan Documents, together with the true signatures of such officers and certified copies of (i) the resolutions of the board of directors (or comparable domestic or foreign documents) of such Credit Party evidencing approval of the execution and delivery of the Loan Documents and the execution of other Related Writings to which such Credit Party is a party, and (ii) the Organizational Documents of such Credit Party;

(xii) Good Standing and Full Force and Effect Certificates.  The Borrower shall have delivered to the Agent a good standing certificate or full force and effect certificate (or comparable document, if neither certificate is available in the applicable jurisdiction), as the case may be, for each Credit Party, issued on or about the Closing Date, by the Secretary of State in the state or states where such Credit Party is incorporated or formed or qualified as a foreign entity;

(xiii) Legal Opinion.  The Borrower shall have delivered to the Agent a favorable opinion of counsel for the Borrower and each other Credit Party, in form and substance satisfactory to the Agent and the Lenders;

(xiv) Insurance Policies.  The Borrower shall have delivered to the Agent certificates of insurance on ACORD 25 and 27 or 28 form and proof of endorsements satisfactory to the Agent and the Lenders, providing for adequate personal property and liability insurance for each Company, with the Agent, on behalf of the Lenders, listed as mortgagee, lender’s loss payee and additional insured, as appropriate;

(xv) Collateral Audit.  The Agent shall have received the results of an updated collateral field audit of all accounts and inventory and received the appraisal of all inventory prepared by Emerald Technology Valuations for Wells Fargo, which appraisal shall be assigned to Agent in a manner satisfactory to Agent, the results of which shall be satisfactory to the Agent;

(xvi) Agent Fee Letter and Other Fees.  The Borrower shall have (i) executed and delivered to the Agent, the Agent Fee Letter and paid to the Agent, for its sole account, the fees stated therein, and (ii) paid all fees and expenses of the Agent in connection with the preparation and negotiation of the Loan Documents;

(xvii) Senior Notes Documents.  The Borrower shall have provided to the Agent evidence that $625,000,000 in Senior Notes has been issued by Borrower and arranged by an investment bank satisfactory to Agent and the net proceeds thereof used to fund the retirement of Borrower’s existing 10% senior secured notes due 2017, as well as copies of any Senior Notes Documents executed on or about the Closing Date, certified by a Financial Officer as true, correct and complete and evidence that all conditions precedent to such transaction have been satisfied;

(xviii) Solvency Certificate.  The Borrower shall have provided to the Agent a certificate attesting to the solvency of each Credit Party, individually and together with its Subsidiaries on a consolidated basis, before and after execution and delivery of the Loan Documents and the making of the initial Loans under this Agreement and before and after giving effect to the transactions contemplated by the Senior Notes Documents;

(xix) Closing Certificate.  The Borrower shall have delivered to the Agent and the Lenders an Authorized Officer’s certificate certifying that, as of the Closing Date, (i) all conditions precedent set forth in this Section 4.3 have been satisfied, (ii) Excess Availability is no less than Thirty-Five Million Dollars ($35,000,000), (iii) no Default or Event of Default exists nor immediately after the first Credit Event will exist, and (iv) each of the representations and warranties contained in Article VI hereof are true and correct as of the Closing Date;

(xx) Letter of Direction.  The Borrower shall have delivered to the Agent a letter of direction authorizing the Agent, on behalf of the Lenders, to disburse the proceeds of the Loans, which letter of direction includes the authorization to transfer funds under this Agreement and the wire instructions that set forth the locations to which such funds shall be sent;

(xxi) Know-Your-Customer Documentation.  Agent shall have received all documentation and information required by regulatory authorities under applicable “know your customer” and anti-money laundering laws;

(xxii) Financial Statements.  Agent shall have received the consolidated and consolidating audited financial statements of the Borrower and its Subsidiaries for the fiscal years ended December 30, 2012 and December 29, 2013, including balance sheets, income statements and cash flow statements audited by independent public accounts of recognized national standing and prepared in conformity with GAAP, financial projections and such other financial information as Agent may request; and

(xxiii) Advertising Permission Letter.  The Borrower shall have delivered to the Agent an advertising permission letter, authorizing the Agent to publicize the transaction and specifically to use the name of the Borrower in connection with “tombstone” advertisements in one or more publications selected by the Agent.

(c) No Material Adverse Change.  No material adverse change, in the opinion of the Agent, shall have occurred in the financial condition, operations or prospects of the Companies since December 29, 2013.

(d) Miscellaneous.  The Borrower shall have provided to the Agent and the Lenders such other items and shall have satisfied such other conditions as may be reasonably required by the Agent or the Lenders.

Section 4.3.                               Post-Closing Conditions. The Borrower shall, and shall cause each Company to, satisfy each of the following requirements on or before the date specified below (or such later date to be determined by Agent in its sole discretion):

(a) Delivery of Original Signature Pages and Pledged Notes.  Not later than 5 days after the Closing Date (or such later date determined by Agent in its sole discretion), original signature pages to all Loan Documents and original Pledged Notes, together with executed appropriate endorsements with respect to each such Pledged Note;

(b) Assignment of Government Contracts.  Not later than 10 Business Days after the Closing Date (or such later date determined by Agent in its sole discretion), with respect to each Assigned Government Contract as of the Closing Date, (i) an executed Instrument of Assignment, and (ii) an executed Notice of Assignment of Claims in connection with Government Receivables complying with the terms of the Assignment of Claims Act of 1940, 31 U.S.C. § 3727, 41 U.S.C. § 15.

(c) Cash Management Systems.  Not later than 30 days after the Closing Date (or such later date determined by Agent in its sole discretion), the Borrower shall establish (i) the cash management system, specified in Section 7.2 hereof, and execute applicable documentation relating thereto and (ii) one or more Cash Collateral Accounts, Operating Accounts, Controlled Disbursement Accounts and Lockbox arrangements.

(d) Landlord’s Waiver.  Not later than 30 days after the Closing Date (or such later date determined by Agent in its sole discretion), with respect to the headquarters location of each Credit Party, and with respect to each location where books or records, or Collateral with a value of at least $100,000 is maintained, deliver to Agent a copy of the underlying lease or bailee’s agreement, as applicable, and use best efforts to obtain and deliver to Agent, a Landlord’s Waiver or Bailee’s Waiver, as the case may be, from the landlord of such leased property or the bailee with respect to any warehouse or other location where such books, records or Collateral are stored or located, which Landlord’s Waiver or Bailee’s Waiver, as the case may be, shall be reasonably satisfactory in form and substance to the Agent;

(e) Deposit Account Control Agreements.  Not later than 30 days after the Closing Date (or such later date determined by Agent in its sole discretion), Deposit Account Control Agreements for each Deposit Account maintained by a Credit Party and described on Schedule 6.19 hereto shall be executed in favor of Agent and delivered to Agent;

(f) UCC-3 Amendment. Not later than 30 days after the Closing Date (or such later date determined by Agent in its sole discretion), a UCC-3 amendment, in form and substance satisfactory to Agent, with respect to UCC-1 file no. 201203065268614, filed March 6, 2012, naming Corporation Services Company as secured party and BCS Partners, LLC, as debtor;

(g) Customer List.  Not later than 60 days after the Closing Date (or such later date determined by Agent in its sole discretion), a complete list of all Account Debtors of the Borrower as of the Closing Date, including the name, address and contact information of each Account Debtor, in form and detail satisfactory to the Agent;

(h) Mortgages and Real Property Deliverables.  Not later than 90 days after the  Closing Date, deliver to Agent Mortgages covering all Real Property owned by the Credit Parties, duly executed by each applicable Credit Party, together with (A) title insurance policies, current as-built ALTA/ACSM Land Title surveys certified to the Agent, flood insurance certification, zoning letters, building permits and certificates of occupancy, in each case relating to such Real Property and satisfactory in form and substance to the Agent, (B) a policy of flood insurance that (1) covers any parcel of improved real

(i) property that is encumbered by any Mortgage, (2) is written in an amount not less than the outstanding principal amount of the Indebtedness secured by such Mortgage reasonably allocable to such real property or the maximum limit of coverage made available with respect to the particular type of property under the National Flood Insurance Act of 1968, whichever is less, and (3) has a term ending not later than the maturity of the Indebtedness secured by such Mortgage and (y) confirmation that the Credit Parties have received the notice required pursuant to Section 208(e)(3) of Regulation H of the Board of Governors of the Federal Reserve, (C) evidence that counterparts of such Mortgages have been recorded in all places to the extent necessary or desirable, in the judgment of the Agent, to create a valid and enforceable second priority Lien on such Real Property in favor of the Agent for the benefit of the Lenders (or in favor of such other trustee as may be required or desired under local law), (D) a favorable opinion of counsel in each state in which such Real Property is located in form and substance and from counsel satisfactory to the Agent and (E) a duly executed Environmental Indemnity with respect thereto, in each case, in form and substance satisfactory to Agent; and

(j) Agent Phase I Environmental Site Assessment Reports.  Not later than 90 days after the Closing Date (or such later date determined by Agent in its sole discretion), deliver to Agent Phase I Environmental Site Assessment Reports, consistent with American Society of Testing and Materials (ASTM) Standard E 1527-05, and applicable state requirements, on all of the owned Real Estate, dated no more than six (6) months prior to the date of the proposed Mortgage, prepared by environmental engineers satisfactory to the Agent, all in form and substance satisfactory to the Agent, and such environmental review and audit reports, including Phase II reports, with respect to the Real Property of any Credit Party as the Agent shall have requested, in each case together with letters executed by the environmental firms preparing such environmental reports, in form and substance satisfactory to the Agent, authorizing the Agent and the Lenders to rely on such reports, and the Agent shall be satisfied with the contents of all such environmental reports.

ARTICLE V. COVENANTS

Section 5.1.                               Insurance.  Each Company shall at all times maintain insurance upon its Inventory, Equipment and other personal and real property in such form, written by such companies, in such amounts, for such periods, and against such risks as may be acceptable to the Agent, with provisions satisfactory to the Agent for, with respect to Credit Parties, payment of all losses thereunder (other than with respect to the Indenture Priority Collateral, so long as the Indebtedness owing under the Senior Notes has not been paid in full) to the Agent, for the benefit of the Lenders, and such Company as their interests may appear (with lender’s loss payable endorsement in favor of the Agent, for the benefit of the Lenders), and, if required by the Agent, the Borrower shall deposit the policies with the Agent.  Any such policies of insurance shall provide for no fewer than thirty (30) days prior written notice of cancellation to the Agent and the Lenders.  Subject to the provisions of the Intercreditor Agreement, any sums received by the Agent, for the benefit of the Lenders, in payment of insurance losses, returns, or unearned premiums under the policies may, at the option of the Agent, be applied upon the Obligations whether or not the same is then due and payable, or may be delivered to the Companies for the purpose of replacing, repairing, or restoring the insured property; provided that, with respect to any insurance proceeds received in connection with, or for the purpose of satisfying, any pending litigation claims, expenses or final judgments, the Agent shall deliver such proceeds to the Companies for the purposes of satisfying such claims, expenses or judgments.  The Agent is hereby authorized to act as attorney-in-fact for the Companies in obtaining, adjusting, settling and canceling such insurance and indorsing any drafts.  In the event of failure to provide such insurance as herein provided, the Agent may, at its option, provide such insurance and the Borrower shall pay to the Agent, upon demand, the cost thereof.  Should the Borrower fail to pay such sum to the Agent upon demand, interest shall accrue thereon, from the date of demand until paid in full, at the Default Rate.  Within ten (10) days of the Agent’s written request, the Borrower shall furnish to the Agent such information about the insurance of the Companies as the Agent may from time to time reasonably request, which information shall be prepared in form and detail satisfactory to the Agent and certified by a Financial Officer .

Section 5.2.                               Money Obligations.  Each Company shall pay in full (a) prior in each case to the date when penalties would attach, all taxes, assessments and governmental charges and levies (except only those so long as and to the extent that the same shall be contested in good faith by appropriate and timely proceedings and for which adequate provisions have been established in accordance with GAAP) for which it may be or become liable or to which any or all of its properties may be or become subject; (b) all of its material wage obligations to its employees in compliance with the Fair Labor Standards Act (29 U.S.C. §§ 206-207) or any comparable provisions, and, in the case of the Foreign Subsidiaries, those obligations under foreign laws with respect to employee source deductions, obligations and employer obligations to its employees; and (c) all of its other material obligations calling for the payment of money (except only those so long as and to the extent that the same shall be contested in good faith and for which adequate provisions have been established in accordance with GAAP) before such payment becomes overdue.

Section 5.3.                               Financial Statements, Collateral Reporting and Information.

(a) Borrowing Base.  The Borrower shall deliver to the Agent, as frequently as the Agent may request, but no less frequently than by 10:00 a.m. (Pacific time) thirty (30) days after the end of each Monthly Reporting Period (or the next Business Day if such day is not a Business Day), a Borrowing Base Certificate for such Monthly Reporting Period prepared and certified by a Financial Officer.  Such Borrowing Base Certificate shall be updated for all activity (sales, billings, collections, credits and similar information) affecting the Accounts of the Borrowing Base Companies from the date of the immediately preceding Borrowing Base Certificate to the date of such Borrowing Base Certificate.  The amount of Eligible Raw Materials Inventory and Eligible Work-in-Process Inventory and the determination as to which accounts receivable constitute Eligible Billed Accounts Receivable and which constitute Eligible Unbilled Accounts Receivable to be included on each Borrowing Base Certificate shall, absent a request from the Agent that such amounts be calculated more frequently, be the amount that is calculated and updated monthly pursuant to subsections (e) and (f) below.

(b) Quarterly Financials.  The Borrower shall deliver to the Agent and the Lenders, within forty-five (45) days after the end of each of the first three (3) Quarterly Reporting Periods of each fiscal year, in form and detail satisfactory to the Agent and the Lenders and certified by a Financial Officer, (i) balance sheets of the Borrower as of the end of such period and statements of income (loss), stockholders equity and cash flow for the Quarterly Reporting Period and fiscal year to date periods and a comparison to budget or plan, all prepared on a Consolidated basis, and (ii) balance sheets of the Borrower as of the end of such period and statements of income (loss) of the Borrower and capital expenditures made by the Borrower for the Quarterly Reporting Period and fiscal year to date periods and a comparison to budget or plan, all prepared on a consolidating (by business segment) basis (collectively, the “Unaudited Financial Statements”).  Notwithstanding the foregoing, during a Trigger Period, at the request of Agent, Borrower shall deliver the Unaudited Financial Statements and Compliance Certificate described in clause (d) below monthly, within 30 days after the end of each calendar month.

(c) Annual Audit Report.  The Borrower shall deliver to the Agent and the Lenders, within ninety (90) days after the end of each fiscal year of the Borrower, (i) an annual audit report of the Borrower for that year prepared on a Consolidated basis, in form and detail satisfactory to the Agent and the Lenders and certified by an unqualified opinion of an independent public accountant satisfactory to the Agent, which report shall include balance sheets and statements of income (loss), stockholders equity and cash flow for that period, and (ii) balance sheets of the Borrower as of the end of such period and statements of income (loss) of the Borrower and capital expenditures made by the Borrower for such annual period, all prepared on a consolidating (by business segment) basis that correspond to the statements delivered in subpart (i) hereof, and certified by a Financial Officer.

(d) Compliance Certificate.  The Borrower shall deliver to the Agent and the Lenders, concurrently with the delivery of the financial statements set forth in subsections (b) and (c) above, a Compliance Certificate.

(e) Billed Accounts Receivable Aging Report.  The Borrower shall deliver to the Agent a billed accounts receivable aging report, in form and substance satisfactory to the Agent and signed by a Financial Officer, (i) concurrently with the delivery of the Borrowing Base Certificate referenced in subsection (a) above, aged by the original invoice date of accounts receivable of the Borrowing Base Companies, prepared as of the last day of the preceding Monthly Reporting Period, reconciled to the period-end balance sheet and period-end Borrowing Base Certificate, together with the calculation of the current period-end Eligible Billed Accounts Receivable of the Borrowing Base Companies, (ii) upon the Agent’s request, an aging by original invoice date of all existing accounts receivable, specifying the names, current value and dates of invoices for each Account Debtor, and (iii) that includes any other information the Agent shall reasonably request with respect to such accounts receivable and its evaluation of such reports.

(f) Unbilled Accounts Receivable Listing.  The Borrower shall deliver to the Agent an unbilled accounts receivable listing, in form and substance satisfactory to the Agent and signed by a Financial Officer, (i) concurrently with the delivery of the Borrowing Base Certificate referenced in subsection (a) above, prepared as of the last day of the preceding Monthly Reporting Period, reconciled to the period-end balance sheet and period-end Borrowing Base Certificate, together with the calculation of the current period-end Eligible Unbilled Accounts Receivable of the Borrowing Base Companies and (ii) that includes any other information the Agent shall reasonably request with respect to such accounts receivable and its evaluation of such reports.

(g) Inventory Report.  The Borrower shall deliver to the Agent a summary of Inventory, in form and substance satisfactory to the Agent and signed by a Financial Officer, concurrently with the delivery of the Borrowing Base Certificate referenced in subsection (a) above, based upon period-end balances reconciled to the period-end balance sheet and the period-end Borrowing Base Certificate, and accompanied by an Inventory certification, in form and substance reasonably acceptable to the Agent and including a calculation of the Eligible Raw Materials Inventory and Eligible Work-in-Process Inventory of the Borrowing Base Companies (the calculation of Eligible Inventory reflecting the then most recent period-end balance). The Borrower shall deliver, after the end of each Quarterly Reporting Period, to the Agent, Inventory records, in such detail as the Agent and the Lenders shall deem reasonably necessary to determine the level of Eligible Raw Materials Inventory and Eligible Work-in-Process Inventory. The values shown on the Inventory reports shall be at the lower of cost or market value, determined in accordance with the usual cost accounting system of the Borrowing Base Companies. The Borrower shall provide such other reports with respect to the Inventory of the Borrowing Base Companies as the Agent may reasonably request from time to time. Notwithstanding anything above in this Section 5.3(g) to the contrary, unless otherwise required by the Agent in writing, the Borrower shall only be required to deliver Inventory reports with respect to Borrowing Base Companies whose Inventory is a component of the Borrowing Base.

(h) Accounts Payable Aging Report.  The Borrower shall deliver to the Agent, concurrently with the delivery of the Borrowing Base Certificate referenced in subsection (a) above, in form and detail satisfactory to the Agent, an aging summary of the accounts payable of the Borrowing Base Companies, dated as of the last day of the preceding Monthly Reporting Period.

(i) Assigned Government Contracts.  The Borrower shall deliver to the Agent, concurrently with the delivery of the Borrowing Base Certificate referenced in subsection (a) above, in form and detail satisfactory to the Agent, a list of all Assigned Government Contracts that came into existence during the preceding Monthly Reporting Period, together with an Instrument of Assignment and a Notice of Assignment of Claims for each such Assigned Government Contract.

(j) Applicable Margin Certificate.  The Borrower shall deliver to the Agent, concurrently with the delivery of the financial statements referenced in subsections (b) and (c) above, an Applicable Margin Certificate setting forth a calculation of the Average Excess Availability for the Quarterly Reporting Period most recently ended and the corresponding Applicable Margins.

(k) Customer List.  The Borrower shall deliver to the Agent an updated customer list, upon request of the Agent that sets forth all Account Debtors of the Borrowing Base Companies, including but not limited to the name, address and contact information of each Account Debtor, in form and detail satisfactory to the Agent.

(l) Projections.  The Borrower shall deliver to the Agent and the Lenders, within forty-five (45) days after the end of each fiscal year of the Borrower, consistent with GAAP and in form and detail satisfactory to the Agent, (i) projected quarterly balance sheets, income statements cash flow statements and a calculation of the projected Revolving Credit Availability and projected compliance with Section 5.7 hereof for the following year of the Borrower, prepared on a Consolidated basis and (ii) a pro forma budget.

(m) Locations of Collateral.  The Borrower shall deliver to the Agent, within ninety (90) days after the end of each fiscal year of the Borrower, a replacement Schedule 6.9 that sets forth each location (including third party locations) where any Company conducts business or maintains any Accounts, Inventory or Equipment, in form and substance satisfactory to the Agent.

(n) Reporting Periods.  Not later than thirty (30) days prior to the end of each fiscal year of the Borrower, the Borrower shall deliver to the Agent a replacement Schedule 5.3 that sets forth the respective Monthly Reporting Periods and Quarterly Reporting Periods for the following fiscal year of the Borrower, in form and substance reasonably satisfactory to the Agent.

(o) Shareholder and SEC Documents.  The Borrower shall deliver to the Agent and the Lenders, as soon as available, copies of all notices, reports, definitive proxy or other statements and other documents sent by the Borrower to its shareholders, to the holders of any of its debentures or bonds or the trustee of any indenture securing the same or pursuant to which they are issued, or sent by the Borrower (in final form) to any securities exchange or over the counter authority or system, or to the SEC or any similar federal agency having regulatory jurisdiction over the issuance of the Borrower’s securities; provided that, to the extent that any such documentation is publicly available at the website of the Borrower, the Borrower shall have satisfied the requirement of this subpart (o) with respect to such documentation by providing the Agent with a written notice (which may be in the form of electronic mail that has been confirmed by the Agent as received) that such documentation is available at the website of the Borrower.

(p) Changes in Accounting Principles.  If, as a result of any change in accounting principles and policies (or the application thereof) from those used in the preparation of the historical financial statements, the consolidated financial statements of the Borrower and its Subsidiaries delivered pursuant to Section 5.3(b) or Section 5.3(c) will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such sections had no such change in accounting principles and policies been made, then, together with the first delivery of such financial statements after such change, one or more statements of reconciliation for all such prior financial statements in form and substance satisfactory to the Agent.

(q) Financial Information of the Companies.  The Borrower shall deliver to the Agent and the Lenders, within ten days of the written request of the Agent or any Lender, such other information about the financial condition, properties and operations of any Company as may from time to time be reasonably requested, which information shall be submitted in form and detail satisfactory to the Agent and the Lenders and certified by a Financial Officer of the Company or Companies in question.

Section 5.4.                               Financial Records.  Each Company shall at all times maintain true and complete records and books of account, including, without limiting the generality of the foregoing, appropriate provisions for possible losses and liabilities, all in accordance with GAAP, and at all reasonable times (during normal business hours and upon notice to such Company) permit the Agent or any Lender, or any representative of the Agent or such Lender, to examine such Company’s books and records and to make excerpts therefrom and transcripts thereof.

Section 5.5.                               Franchises; Change in Business.

(a) Each Company (other than a Dormant Subsidiary) shall preserve and maintain at all times its existence, and its rights and franchises necessary for its business, except as otherwise expressly permitted pursuant to Section 5.12 hereof.

(b) No Company shall engage in any business if, as a result thereof, the general nature of the business of the Companies taken as a whole would be substantially changed from the general nature of the business the Companies are engaged in on the Closing Date.

Section 5.6.                               ERISA Pension and Benefit Plan Compliance.

(a) Generally.  No Company shall incur any material accumulated funding deficiency within the meaning of ERISA, or any material liability to the PBGC, established thereunder in connection with any ERISA Plan.  The Borrower shall furnish to the Agent and the Lenders (i) as soon as possible and in any event within thirty (30) days after any Company knows or has reason to know that any Reportable Event with respect to any ERISA Plan has occurred, a statement of a Financial Officer of such Company, setting forth details as to such Reportable Event and the action that such Company proposes to take with respect thereto, together with a copy of the notice of such Reportable Event given to the PBGC if a copy of such notice is available to such Company, and (ii) promptly after receipt thereof, a copy of any notice such Company, or any member of the Controlled Group may receive from the PBGC or the Internal Revenue Service with respect to any ERISA Plan administered by such Company; provided that, this latter clause shall not apply to notices of general application promulgated by the PBGC or the Internal Revenue Service.  The Borrower shall promptly notify the Agent of any material taxes assessed, proposed to be assessed or that the Borrower has reason to believe may be assessed against a Company by the Internal Revenue Service with respect to any ERISA Plan.  As used in this Section 5.6(a), “material” means the measure of a matter of significance that shall be determined as being an amount equal to five percent (5%) of Consolidated Net Worth.  As soon as practicable, and in any event within twenty (20) days, after any Company shall become aware that an ERISA Event shall have occurred, such Company shall provide the Agent with notice of such ERISA Event with a certificate by a Financial Officer of such Company setting forth the details of the event and the action such Company or another Controlled Group member proposes to take with respect thereto.  The Borrower shall, at the written request of the Agent, deliver or cause to be delivered to the Agent true and correct copies of any documents relating to the ERISA Plan of any Company.

(b) Foreign Pension Plans and Benefit Plans.

(i) For each existing, or hereafter adopted, Foreign Pension Plan and Foreign Benefit Plan, the Borrower and any appropriate Foreign Subsidiary shall in a timely fashion comply with and perform in all material respects all of its obligations under and in respect of such Foreign Pension Plan or Foreign Benefit Plan, including under any funding agreements and all applicable laws (including any fiduciary, funding, investment and administration obligations).

(ii) All employer or employee payments, contributions or premiums required to be remitted, paid to or in respect of each Foreign Pension Plan or Foreign Benefit Plan shall be paid or remitted by the Borrower and any appropriate Foreign Subsidiary in a timely fashion in accordance with the terms thereof, any funding agreements and all applicable laws.

(iii) The Borrower and any appropriate Foreign Subsidiary shall deliver to the Agent (A) if requested by the Agent in writing, copies of each annual and other return, report or valuation with respect to each Foreign Pension Plan as filed with any applicable Governmental Authority; (B) promptly after receipt thereof by an officer of the Borrower (including receipt from a Company that may have been the initial recipient), a copy of any material direction, order, notice, ruling or opinion that the Borrower and any appropriate Foreign Subsidiary may receive from any applicable Governmental Authority with respect to any Foreign Pension Plan; and (C) notification within thirty (30) days of any increases having a cost to the Companies in excess of Five Hundred Thousand Dollars ($500,000) per annum in the aggregate, in the benefits of any existing Foreign Pension Plan or Foreign Benefit Plan, or the establishment of any new Foreign Pension Plan or Foreign Benefit Plan, or the commencement of contributions to any such plan to which the Companies were not previously contributing.

Section 5.7.                               Financial Covenants.

(a) Fixed Charge Coverage Ratio.  The Borrower and its Subsidiaries will maintain at all times, on a Consolidated basis, measured as of the end of each Quarterly Reporting Period, commencing with the Quarterly Reporting Period ending on or about June 30, 2014, a Fixed Charge Coverage Ratio of at least 1.15 to 1.00.

Section 5.8.                               Borrowing.  No Company shall create, incur or have outstanding any Indebtedness of any kind; provided that, this Section 5.8 shall not apply to the following, to the extent the following are not otherwise prohibited by the Senior Notes Documents:

(a) the Loans, the Letters of Credit and any other Indebtedness under this Agreement;

(b) any loans granted to or Capitalized Lease Obligations entered into by any Company for the purchase or lease of fixed assets (and refinancings of such loans or Capitalized Lease Obligations), which loans and Capitalized Lease Obligations shall only be secured by the fixed assets being purchased or leased, so long as (i) the Borrower is in pro forma compliance with Section 5.7 hereof, both before and after giving effect to such loans and Capitalized Lease Obligations, (ii) no Default or Event of Default shall exist at the time any such loan or Capitalized Lease Obligation is incurred, or immediately thereafter shall begin to exist, (iii) the aggregate principal amount of all such loans and Capitalized Lease Obligations for all Companies shall not exceed Twenty Million Dollars ($20,000,000) at any time outstanding;

(c) the Indebtedness existing on the Closing Date, in addition to the other Indebtedness permitted to be incurred pursuant to this Section 5.8, as set forth in Schedule 5.8 hereto (and any extension, renewal or refinancing thereof but only to the extent that the principal amount thereof does not increase after the Closing Date and such terms and conditions thereof are not less favorable to the obligor thereon or to the Lenders than the Indebtedness being refinanced), and any extension, renewal or refinancing of any other Indebtedness permitted under this Section 5.8, but only to the extent that the principal amount thereof does not increase, such Indebtedness has a maturity date later than or equal to the final  maturity and a longer or equal weighted average life than the Indebtedness being renewed or refinanced, and such terms and conditions thereof are not less favorable to the obligor thereon or to the Lenders than the Indebtedness being refinanced;

(d) loans to, and guaranties of Indebtedness of, a Credit Party to a Credit Party; provided that (i) all such Indebtedness shall be evidenced by promissory notes and all such notes shall be subject to a first priority Lien in favor of Agent and (ii) all such Indebtedness shall be unsecured and subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of the applicable promissory notes or an intercompany subordination agreement that is in any case, satisfactory to Agent;

(e) Indebtedness under any Hedge Agreement, so long as such Hedge Agreement shall have been entered into in the ordinary course of business and not for speculative purposes;

(f) Indebtedness arising in the ordinary course of business of the Companies in connection with the corporate credit card programs of the Companies, in an aggregate amount not to exceed Seven Million, Five Hundred Thousand Dollars ($7,500,000);

(g) Permitted Foreign Subsidiary Loans, Guaranties and Investments;

(h) Indebtedness incurred in connection with the Senior Notes, in an aggregate amount not to exceed Six Hundred Twenty-Five Million Dollars ($625,000,000);

(i) Indebtedness with respect to surety, appeal, indemnity, performance or other similar bonds arising in the ordinary course of business and upon terms typical to the industry; provided that this subpart (i) shall not include guaranties for borrowed money;

(j) other Indebtedness, in addition to the Indebtedness listed above, in an aggregate principal amount for all Companies not to exceed Twenty-Five Million Dollars ($25,000,000), with respect to (i) Indebtedness incurred in connection with the Senior Notes, (ii) unsecured Subordinated Indebtedness created pursuant to documentation in form and substance reasonably satisfactory to the Agent, and on terms reasonably satisfactory to the Agent, and (iii) other unsecured Indebtedness created pursuant to documentation in form and substance reasonably satisfactory to the Agent, and on terms reasonably satisfactory to the Agent; so long as, in each case, as of the date such additional Indebtedness is incurred, (A) the Borrower is in pro forma compliance with Section 5.7 hereof, both before and after giving effect to the incurrence of such Indebtedness, and (B) no Default or Event of Default shall then exist or immediately thereafter shall begin to exist; and

(k) Indebtedness incurred in connection with a financing arrangement of accounts receivable of a Foreign Subsidiary, secured solely by the applicable specific accounts receivable of such Foreign Subsidiary, in an aggregate amount not to exceed, for all Companies, Twenty-Five Million Dollars ($25,000,000), subject to such terms, conditions and documentation acceptable to the Agent in its reasonable credit judgment.

Notwithstanding anything in this Section 5.8 to the contrary, the Borrower shall not, without the prior written consent of the Agent and the Required Lenders, (a) incur Indebtedness in reliance upon or pursuant to clause (15) of the definition of “Permitted Indebtedness” in the Indenture or (b) classify or reclassify any item of Indebtedness to be Indebtedness permitted or otherwise covered by clause (15) of the definition of “Permitted Indebtedness” in the Senior Notes Indenture.

Section 5.9.                               Liens.  No Company shall create, assume or suffer to exist (upon the happening of a contingency or otherwise) any Lien upon any of its property or assets, whether now owned or hereafter acquired; provided that, this Section 5.9 shall not apply to the following, to the extent the following are not otherwise prohibited by the Senior Notes Documents:

(a) Liens for taxes not yet due or that are being actively contested in good faith by appropriate proceedings and for which adequate reserves shall have been established in accordance with GAAP;

(b) other statutory Liens, including, without limitation, statutory Liens of landlords, carriers, warehousers, utilities, mechanics, repairmen, workers and materialmen, incidental to the conduct of its business or the ownership of its property and assets that (i) were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and (ii) do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business;

(c) Liens on property or assets of a Subsidiary to secure obligations of such Subsidiary to the Borrower or a Guarantor of Payment;

(d) any Lien granted to the Agent, for the benefit of the Lenders;

(e) the Liens existing on the Closing Date as set forth in Schedule 5.9 hereto and replacements, extensions, renewals, refundings or refinancings thereof, but only to the extent that the amount of debt secured thereby, and the property secured thereby, shall not be increased;

(f) purchase money Liens on fixed assets securing the loans and Capitalized Lease Obligations pursuant to Section 5.8(b) hereof, provided that, such Lien is limited to the purchase price and only attaches to the property being acquired;

(g) easements or other minor defects or irregularities in title of real property not interfering in any material respect with the use of such property in the business of any Company;

(h) the Liens securing the Indebtedness under the Senior Notes permitted pursuant to Sections 5.8(h) and (k) hereof, so long as (i) such Liens are subject to the Intercreditor Agreement, and (ii) as of the issuance date of any additional Senior Notes after the Closing Date, (A) the Borrower is in pro forma compliance with Section 5.7 hereof, both before and after giving effect to the issuance of such additional Senior Notes, and (B) no Default or Event of Default shall then exist or immediately thereafter shall begin to exist;

(i) any Lien on fixed assets owned by a Company as a result of an Acquisition permitted pursuant to Section 5.13 hereof, so long as (i) such Lien was not created at the time of or in contemplation of such Acquisition, and (ii) such Lien is released within one hundred eighty (180) days after such Acquisition (unless the Borrower shall have obtained the prior written consent of the Agent and the Required Lenders);

(j) Liens to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of like nature incurred in the ordinary course of business and upon terms typical to the industry (including, without limitation, Liens securing indebtedness permitted pursuant to Section 5.8(i) hereof; so long as, in each case, such Liens are not incurred in connection with the borrowing of money;

(k) other Liens, in addition to the Liens listed above, not incurred in connection with the borrowing of money, securing amounts, in the aggregate for all Companies, not to exceed Two Million, Five Hundred Thousand Dollars ($2,500,000) at any time; or

(l) Liens securing Indebtedness permitted under Section 5.8(1) hereof.

No Company shall enter into any contract or agreement (other than (i) a contract or agreement entered into in connection with the purchase or lease of fixed assets that prohibits Liens on such fixed assets or (ii) any agreement with a restriction that is not enforceable under Section 9-406, 9-407 or 9-408 of the UCC) that would prohibit the Agent or the Lenders from acquiring a security interest, mortgage or other Lien on, or a collateral assignment of, any of the property or assets of such Company.

Section 5.10.                               Regulations T, U and X.  No Company shall take any action that would result in any non-compliance of the Loans or Letters of Credit with Regulations T, U or X, or any other applicable regulation, of the Board of Governors of the Federal Reserve System.

Section 5.11.                               Investments, Loans and Guaranties.  No Company shall (a) create, acquire, form or hold any Subsidiary, (b) purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any Equity Interests, evidence of Indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing), or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person that constitute a business unit, or create or form any Subsidiary, or make any investment in any stocks, bonds or securities of any kind, (c) be or become a party to any joint venture or other partnership, (d) make or keep outstanding any advance or loan to any Person, or (e) be or become a Guarantor of any kind (other than a Guarantor of Payment under the Loan Documents); provided that this Section 5.11 shall not apply to the following, to the extent the following are not otherwise prohibited by the Senior Notes Documents:

(i) Permitted Acquisitions;

(ii) any endorsement of a check or other medium of payment for deposit or collection through normal banking channels or similar transaction in the normal course of business;

(iii) any investment in direct obligations of the United States of America or in certificates of deposit issued by a member bank (having capital resources in excess of Five Hundred Million Dollars ($500,000,000)) of the Federal Reserve System;

(iv) investments by the Companies in Cash Equivalents;

(v) any repurchase of Senior Notes that is permitted pursuant to Section 5.15 hereof;

(vi) the holding of each of the Subsidiaries listed on Schedule 6.1 hereto, and the creation, acquisition and holding of and any investment in any new Subsidiary after the Closing Date so long as such new Subsidiary shall have been created, acquired or held, and investments made, in accordance with the terms and conditions of this Agreement;

(vii) loans to, investments in and guaranties of the Indebtedness of, a Company from or by a Company so long as each such Company is a Credit Party;

(viii) any advance or loan to an officer or employee of a Company as an advance on commissions, travel and other items in the ordinary course of business, so long as all such advances and loans from all Companies aggregate not more than the maximum principal sum of Three Million Dollars ($3,000,000) at any time outstanding;

(ix) any investment or advance made to an officer, director or employee of a Company made as a contribution to a 401(k) plan or pursuant to an employee stock purchase plan, other employee benefit plan, or officer and director equity purchase plan, in a manner and in amounts consistent with past business practices of such Company;

(x) any Permitted Foreign Subsidiary Loans, Guaranties and Investments, so long as no Default or Event of Default shall then exist or would result therefrom;

(xi) investments (i) in any equity interests received in satisfaction or partial satisfaction thereof from financially troubled Account Debtors, and (ii) constituting deposits, prepayments and other credits to suppliers made in the ordinary course of business consistent with the past practices of the Companies;

(xii) loans to employees, officers and directors, the proceeds of which shall be used to purchase equity interests of the Companies;

(xiii) a purchase money loan extended by Micro Systems, Inc., a Florida corporation (“MSI”), to Technical Services Laboratory, Inc., a Florida corporation (“TLS”), in connection with the sale by SMI of certain surplus assets to TLS, in the principal amount of One Hundred Sixty-Seven Thousand, Five Hundred Dollars ($167,500.00); or

(xiv) other loans to, investments in and guaranties of the Indebtedness of, a Person, in the ordinary course of business, so long as all such loans, investments and guaranties from all Companies aggregate not more than the maximum principal sum of Two Million Five Hundred Thousand Dollars ($2,500,000) at any time outstanding.

For purposes of this Section 5.11, the amount of any investment in equity interests shall be based upon the initial amount invested and shall not include any appreciation in value or return on such investment.

Section 5.12.                               Merger and Sale of Assets

.  No Company shall merge, amalgamate or consolidate with any other Person, or sell, lease or transfer or otherwise dispose of any assets to any Person other than in the ordinary course of business, except that, if no Default or Event of Default shall then exist or immediately thereafter shall begin to exist, and unless otherwise prohibited by the Senior Notes Documents:

(a) a Domestic Subsidiary may merge with (i) the Borrower (provided that the Borrower shall be the continuing or surviving Person) or (ii) any one or more Guarantors of Payment (provided that a Guarantor of Payment shall be the continuing or surviving Person);

(b) a Domestic Subsidiary may sell, lease, transfer or otherwise dispose of any of its assets to (i) the Borrower or (ii) any Guarantor of Payment;

(c) a Foreign Subsidiary may merge or amalgamate with a Credit Party; provided that a Credit Party shall be the continuing or surviving Person;

(d) a Foreign Subsidiary may sell, lease, transfer or otherwise dispose of any of its assets to a Credit Party;

(e) a Foreign Subsidiary may merge or amalgamate with or sell, lease, transfer or otherwise dispose of any of its assets to any other Foreign Subsidiary;

(f) a Company may sell, lease, transfer or otherwise dispose of any assets that are obsolete or no longer useful in such Company’s business;

(g) a Dormant Subsidiary may be, dissolved or otherwise cease to exist provided that all rights and interest in and to all property, assets and liabilities of such Dormant Subsidiary are assumed by or transferred to a Credit Party;

(h) a Company may sell, lease or otherwise dispose of any fixed assets, so long as (i) the proceeds of such Disposition are applied in accordance with the Indenture and the Intercreditor Agreement, and (ii) as of the date of such Disposition, no Default or Event of Default shall then exist or immediately thereafter shall begin to exist; and

(i) a Company may, in addition to any Disposition otherwise permitted pursuant to this Section 5.12, make Dispositions, so long as (i) the aggregate amount of proceeds of all such Dispositions does not exceed Ten Million Dollars ($10,000,000), (ii) the consideration received for the property subject to each such Disposition shall be in an amount at least equal to the fair market value thereof (determined in good faith by the board of directors of the Borrower (or similar governing body)), (iii) to the extent the property that is subject to such Disposition constitutes Collateral (other than Indenture Priority Collateral), the net proceeds of such Disposition are used to acquire inventory, documents, contracts, accounts, chattel paper, instruments or contract rights in respect of any service or sales contracts, (iv) to the extent the property that is subject to such Disposition constitutes Indenture Priority Collateral, the proceeds of such Disposition are applied in accordance with the Indenture and the Intercreditor Agreement, and (v) as of the date of such Disposition, no Default or Event of Default shall then exist or immediately thereafter shall begin to exist.

Section 5.13.                               [Reserved.].

Section 5.14.                               Notice.

(a) The Borrower shall cause a Financial Officer to promptly notify the Agent and the Lenders, in writing, whenever:

(i) a Default or Event of Default may occur hereunder or any representation or warranty made in Article VI hereof or elsewhere in this Agreement or in any Related Writing may for any reason cease in any material respect to be true and complete;

(ii) the Borrower learns of a litigation or proceeding against a Credit Party before a court, administrative agency or arbitrator that, if successful, might have a Material Adverse Effect;

(iii) the Borrower learns that there has occurred or begun to exist any event, condition or thing that is reasonably likely to have a Material Adverse Effect; and

(iv) the Borrower incurs any Indebtedness (i) in reliance upon and pursuant to the fixed charge covenant test set forth in the Indenture, or (ii) in reliance upon and pursuant to clause (15) of the definition of “Permitted Indebtedness” in the Indenture.

(b) The Borrower shall provide written notice to the Agent and the Lenders contemporaneously with any notice provided to, or received from, the trustee or the Senior Noteholders under the Senior Notes Indenture or the Senior Notes.

(c) The Borrower shall provide written notice to the Agent and the Lenders contemporaneously with any “Cure Notice”, “Show Cause” or other similar notice received in connection with a Government Contract or Government Subcontract.

(d) The Borrower shall promptly notify the Agent and the Lenders, in writing, whenever any Material Contract is terminated prior to the scheduled completion or amended in a manner that would decrease the revenue to be received by any Credit Party during any fiscal year under such Material Contract by more than twenty-five percent (25%).

Section 5.15.                               Restricted Payments.  No Company shall make or commit itself to make any Restricted Payment at any time, except that, to the extent not otherwise prohibited by the Senior Notes Documents:

(a) the Borrower may make regularly scheduled payments (in accordance with the terms of the Senior Notes Documents in effect on the Closing Date) of principal and interest with respect to Indebtedness owing under the Senior Notes;

(b) the Borrower may purchase or prepay the Senior Notes in connection with the Disposition of any Indenture Priority Collateral of the Companies, so long as the proceeds of such Disposition are applied in accordance with the Indenture and the Intercreditor Agreement;

(c) the Borrower may, in addition to any purchase or prepayment permitted in subsection (b) above, purchase or prepay any Senior Notes, so long as (i) the Borrower is in pro forma compliance with Section 5.7 hereof, both before and after giving effect to the issuance of such additional Senior Notes, (ii) as of the date of such purchase or prepayment, no Default or Event of Default shall then exist or, after giving pro forma effect to such payment, thereafter shall begin to exist, (iii) there are, and will be, no Loans outstanding either immediately before or after such purchase or prepayment, and (iv) the Excess Availability, immediately after such purchase or prepayment is at least Forty Million Dollars ($40,000,000);

(d) the Borrower may make contributions to a 401(k) plan or pursuant to an employee stock purchase plan, other employee benefit plan, or officer and director equity purchase plan, in a manner and in amounts consistent with past business practices; and

(e) the Borrower may make Capital Distributions, so long as (i) the Borrower is in pro forma compliance with Section 5.7 hereof, both before and after giving effect to such Capital Distributions, (ii) as of the date of such Capital Distribution, no Default or Event of Default shall then exist or, after giving pro forma effect to such payment, thereafter shall begin to exist, and (iii) during the period of 60 consecutive days immediately preceding the making of such Capital Distribution, Excess Availability, determined on a pro forma basis as if such Capital Distribution had occurred at the beginning of such 60-day period) is at least Forty Million Dollars ($40,000,000), as evidenced by the two (2) most recently delivered Borrowing Base Certificates.

Section 5.16.                               Environmental Compliance.  Each Company shall comply in all respects with any and all Environmental Laws and Environmental Permits including, without limitation, all Environmental Laws in jurisdictions in which such Company owns or operates a facility or site, arranges for disposal or treatment of hazardous substances, solid waste or other wastes, accepts for transport any hazardous substances, solid waste or other wastes or holds any interest in real property or otherwise.  The Borrower shall furnish to the Agent and the Lenders, promptly after receipt thereof, a copy of any notice any Company may receive from any Governmental Authority or private Person, or otherwise, that any material litigation or proceeding pertaining to any environmental, health or safety matter has been filed or is threatened against such Company, any real property in which such Company holds any interest or any past or present operation of such Company.  No Company shall allow the release or disposal of hazardous waste, solid waste or other wastes on, under or to any real property in which any Company holds any ownership interest or performs any of its operations, in violation of any Environmental Law.  As used in this Section 5.16, “litigation or proceeding” means any demand, claim, notice, suit, suit in equity action, administrative action, investigation or inquiry whether brought by any Governmental Authority or private Person, or otherwise.  The Borrower shall defend, indemnify and hold the Agent and the Lenders harmless against all costs, expenses, claims, damages, penalties and liabilities of every kind or nature whatsoever (including attorneys’ fees) arising out of or resulting from the noncompliance of any Company with any Environmental Law.  Such indemnification shall survive any termination of this Agreement.

Section 5.17.                               Affiliate Transactions.  Except as set forth on Schedule 5.17 hereto, no Company shall, directly or indirectly, enter into or permit to exist any transaction or series of transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate (other than, in the case of the Borrower, any Subsidiary, and in the case of a Subsidiary, the Borrower or another Subsidiary) (each, an “Affiliate Transaction”), other than agreements and transactions with and payments to officers, directors and shareholders that are either (a) entered into in the ordinary course of business and not prohibited by any of the provisions of this Agreement or that are expressly permitted by the provisions of this Agreement, or (b) entered into outside the ordinary course of business, approved by the directors or shareholders of the Borrower, and not prohibited by any of the provisions of this Agreement or in violation of any law, rule or regulation; provided that (i) any such Affiliate Transaction is entered into in the ordinary course of business and pursuant to the reasonable requirements of the Borrower’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would be obtained in a comparable arm’s-length transaction with a Person other than an Affiliate, (ii) in the event such Affiliate Transaction involves an aggregate consideration in excess of Five Million Dollars ($5,000,000), the terms of such transaction have been approved by a majority of the members of the Board of Directors of the Borrower and by a majority of the disinterested directors, if any (and such majority or majorities, as the case may be, determines that such transaction satisfies the requirements set forth in subpart (i) hereof), and (iii) in the event such Affiliate Transaction involves an aggregate consideration in excess of Twenty Million Dollars ($20,000,000), the Borrower has received a written opinion from an independent investment banking, accounting or appraisal firm of nationally recognized standing that such Affiliate Transaction is either (A) not materially less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate or (B) fair to the Borrower or such Subsidiary, as the case may be, from a financial point of view.

Section 5.18.                               Use of Proceeds.  The Borrower’s use of the proceeds of the Loans shall be for working capital and other general corporate purposes of the Companies, the refinancing of existing Indebtedness and to pay related fees and expenses, and for Permitted Acquisitions permitted hereunder.

Section 5.19.                               Corporate Names and Locations of Collateral.  No Company shall change its corporate name or its state, province or other jurisdiction of organization, unless, in each case, such Company shall have provided the Agent and the Lenders with at least thirty (30) days prior written notice thereof.  The Borrower shall also provide the Agent with at least thirty (30) days prior written notification of (a) any change in any location where any Company’s Inventory or Equipment is maintained, and any new locations where any Company’s Inventory or Equipment is to be maintained; (b) any change in the location of the office where any Company’s records pertaining to its Accounts are kept; (c) the location of any new places of business and the changing or closing of any of its existing places of business; and (d) any change in the location of any Company’s chief executive office.  In the event of any of the foregoing or if deemed appropriate by the Agent, the Agent is hereby authorized to file new UCC Financing Statements describing the Collateral and otherwise in form and substance sufficient for recordation wherever necessary or appropriate, as determined in the Agent’s sole discretion, to perfect or continue perfected the security interest of the Agent, for the benefit of the Lenders, in the Collateral.  The Borrower shall pay all filing and recording fees and taxes in connection with the filing or recordation of such UCC Financing Statements and security interests and shall promptly reimburse the Agent therefor if the Agent pays the same.  Such amounts shall be Related Expenses hereunder.

Section 5.20.                               Subsidiary Guaranties, Security Documents and Pledge of Stock or Other Ownership Interest.

(a) Guaranties and Security Documents.  Each Domestic Subsidiary (that is not a Dormant Subsidiary) created, acquired or held subsequent to the Closing Date, shall promptly execute and deliver to the Agent, for the benefit of the Lenders, a Guaranty of Payment (or a Guaranty of Payment Joinder) of all of the Obligations and a Security Agreement (or a Security Agreement Joinder) and Mortgages, as appropriate, such agreements to be prepared by the Agent and in form and substance acceptable to the Agent, along with any such other supporting documentation, Security Documents, corporate governance and authorization documents, and an opinion of counsel as may be deemed necessary or advisable by the Agent.  With respect to a Subsidiary that has been classified as a Dormant Subsidiary, at such time that such Subsidiary no longer meets the requirements of a Dormant Subsidiary, Borrower shall provide to the Agent prompt written notice thereof, and shall provide, with respect to such Subsidiary, all of the documents referenced in the foregoing sentence.

(b) Pledge of Stock or Other Ownership Interest. After the payment in full of the Indebtedness under the Senior Notes Documents, the Borrower shall promptly deliver to the Agent, for the benefit of the Lenders, all of the share certificates (or other evidence of equity) representing the Pledged Securities pursuant to the terms of a Pledge Agreement prepared by the Agent and executed by the appropriate Credit Party.

(c) Perfection or Registration of Interest in Foreign Shares.  With respect to any foreign shares pledged to the Agent, for the benefit of the Lenders, at any time after the payment in full of the Indebtedness under the Senior Notes Documents, the Agent shall at all times, in the discretion of the Agent or the Required Lenders, have the right to perfect, at the Borrower’s cost, payable upon request therefor (including, without limitation, any foreign counsel, or foreign notary, filing, registration or similar, fees, costs or expenses), its security interest in such shares in the respective foreign jurisdiction.  Such perfection may include the requirement that the applicable Company promptly execute and deliver to the Agent a separate pledge document (prepared by the Agent and in form and substance satisfactory to the Agent), covering such equity interests, that conforms to the requirements of the applicable foreign jurisdiction, together with an opinion of local counsel as to the perfection of the security interest provided for therein, and all other documentation necessary or desirable to effect the foregoing and to permit the Agent to exercise any of its rights and remedies in respect thereof.

Section 5.21.                               Collateral.  Each Credit Party shall:

(a) at all reasonable times allow the Agent and the Lenders by or through any of the Agent’s officers, agents, employees, attorneys or accountants to (i) examine, inspect and make extracts from such Credit Party’s books and other records, including, without limitation, the tax returns of such Credit Party, (ii) arrange for verification of such Credit Party’s Accounts, under reasonable procedures, directly with Account Debtors or by other methods, (iii) examine and inspect such Credit Party’s Inventory and Equipment, wherever located, and (iv) conduct Inventory appraisals;

(b) promptly furnish to the Agent or any Lender upon request (i) additional statements and information with respect to the Collateral, and all writings and information relating to or evidencing any of such Credit Party’s Accounts (including, without limitation, computer printouts or typewritten reports listing the mailing addresses of all present Account Debtors), and (ii) any other writings and information as the Agent or such Lender may request;

(c) promptly notify the Agent in writing upon the creation of any Accounts with respect to which the Account Debtor is the United States of America or any other Governmental Authority, or any business that is located in a foreign country;

(d) promptly notify the Agent in writing upon the creation by any Credit Party of a Deposit Account or Securities Account not listed on Schedule 6.19 hereto, and, prior to or simultaneously with the creation of such Deposit Account or Securities Account, provide for the execution of a Deposit Account Control Agreement or Securities Account Control Agreement with respect thereto, if required by the Agent or the Required Lenders; provided that (i) no Deposit Account Control Agreement shall be required with respect to any Deposit Accounts of a Credit Party located in California solely used to fund payroll, (ii) with respect to any Deposit Account of a Person that becomes a Credit Party as a result of an Acquisition, such Credit Party shall have ninety (90) days (unless a longer period is agreed to in writing by the Agent) from the date of such Acquisition to close such Deposit Account (unless such Deposit Account is maintained with the Agent), and (iii) all other Deposit Accounts of the Credit Parties shall be maintained with the Agent.

(e) promptly notify the Agent in writing whenever the Inventory of a Credit Party (other than Inventory temporarily delivered to a service provider for the purpose of having work performed on such Inventory in the ordinary course of such Credit Party’s business), valued in excess (on an aggregate basis for all such Inventory of all Credit Parties at such location) of One Million Dollars ($1,000,000), is located at a location of a third party (other than another Company) that is not listed on Schedule 6.9 hereto and, except where such Inventory is located at a location of the United States government, use best efforts to cause to be executed any Landlord’s Waiver, Bailee’s Waiver, Processor’s Waiver or similar document or notice that may be required by the Agent or the Required Lenders; provided that, at no time shall the aggregate value of Inventory, located at locations of third parties (other than other Companies) for which an executed Landlord’s Waiver, Bailee’s Waiver, Processor’s Waiver, or similar document (as appropriate, in the Agent’s discretion) has not been received by the Agent, exceed (i) Five Million Dollars ($5,000,000) in the aggregate with respect to Inventory located at service providers performing work on such Inventory in the ordinary course of business of the Credit Parties, or (ii) Two Million Dollars ($2,000,000) in the aggregate with respect to any other Inventory;

(f) promptly notify the Agent in writing of any information that the Credit Parties have or may receive with respect to the Collateral that might reasonably be determined to materially and adversely affect the value thereof or the rights of the Agent and the Lenders with respect thereto;

(g) maintain such Credit Party’s (i) Equipment in good operating condition and repair, ordinary wear and tear excepted, making all necessary replacements thereof so that the value and operating efficiency thereof shall at all times be maintained and preserved, (ii) finished goods Inventory in saleable condition, and (iii) other items of Collateral, taken as an entirety, in such conditions as is consistent with generally accepted business practices, ordinary wear and tear excepted;

(h) deliver to the Agent, to hold as security for the Secured Obligations all certificated Investment Property owned by a Credit Party, in suitable form for transfer by delivery, or accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Agent, or in the event such Investment Property is in the possession of a Securities Intermediary or credited to a Securities Account, execute with the related Securities Intermediary a Securities Account Control Agreement over such Securities Account in favor of the Agent, for the benefit of the Lenders, in form and substance satisfactory to the Agent;

(i) provide to the Agent, on a quarterly basis (as necessary or as requested by the Agent), a list of any patents, trademarks or copyrights that have been federally registered by a Credit Party since the last list so delivered, and provide for the execution of an appropriate Intellectual Property Security Agreement; and

(j) upon request of the Agent, promptly take such action and promptly make, execute and deliver all such additional and further items, deeds, assurances, instruments and any other writings as the Agent may from time to time deem necessary or appropriate, including, without limitation, chattel paper, to carry into effect the intention of this Agreement, or so as to completely vest in and ensure to the Agent and the Lenders their respective rights hereunder and in or to the Collateral.

The Borrower hereby authorizes the Agent, on behalf of the Lenders, to file UCC Financing Statements or other appropriate notices with respect to the Collateral.  If certificates of title or applications for title are issued or outstanding with respect to any Inventory or Equipment of a Credit Party, the Borrower shall, upon request of the Agent (but with respect to any Indenture Priority Collateral, only after payment in full of all Indebtedness owing under the Senior Notes), (i) execute and deliver (or cause to be executed and delivered) to the Agent a short form security agreement, in form and substance satisfactory to the Agent, and (ii) deliver (or cause to be delivered) such certificate or application to the Agent and cause the interest of the Agent, for the benefit of the Lenders, to be properly noted thereon.  The Borrower hereby authorizes the Agent or the Agent’s designated agent (but without obligation by the Agent to do so) to incur Related Expenses (whether prior to, upon, or subsequent to any Default or Event of Default), and the Borrower shall promptly repay, reimburse, and indemnify the Agent and the Lenders for any and all Related Expenses.  If a Credit Party fails to keep and maintain its Equipment in good operating condition, ordinary wear and tear excepted, the Agent may (but shall not be required to) so maintain or repair all or any part of such Equipment and the cost thereof shall be a Related Expense.  All Related Expenses are payable to the Agent upon demand therefor; the Agent may, at its option, debit Related Expenses directly to any Deposit Account of a Credit Party located at the Agent.

Section 5.22.                               Government Contracts.  The Borrower shall, within the time period required by Section 5.3(i) hereof, notify the Agent in writing whenever a new Assigned Government Contract comes into existence, and deliver to the Agent (a) an executed Instrument of Assignment, and (b) an executed Notice of Assignment of Claims.  With respect to any Government Contract that is not already subject to an Instrument of Assignment and a Notice of Assignment of Claim, at the request of the Agent, upon the occurrence of an Event of Default, the Borrower and any other Credit Party shall promptly execute and deliver to the Agent (i) an Instrument of Assignment, and (ii) a Notice of Assignment of Claim.  At the discretion of the Agent or the Required Lenders, the Agent may file, with the appropriate Governmental Authority, all Instruments of Assignment and Notices of Assignment of Claim required to be delivered to the Agent under the terms of this Agreement during a Trigger Period.

Section 5.23.                               Commercial Tort Claims.  If the Borrower shall at any time hold or acquire a Commercial Tort Claim, the recovery from which could reasonably be expected to exceed One Million Dollars ($1,000,000), the Borrower shall promptly notify the Agent thereof in a writing signed by the Borrower, that sets forth the details thereof and grants to the Agent (for the benefit of the Lenders) a Lien thereon and on the Proceeds thereof, all upon the terms of this Agreement, with such writing to be prepared by and in form and substance reasonably satisfactory to the Agent.

Section 5.24.                               Returns of Inventory.   No Credit Party shall return any Inventory to a supplier, vendor or other Person, whether for cash, credit or otherwise, unless (a) such return is in the ordinary course of business; (b) no Default or Event of Default exists or would result therefrom; (c) the Agent is promptly notified if the aggregate value of all Inventory returned in any month exceeds Two Million Five Hundred Thousand Dollars ($2,500,000); and (d) any payment received by such Credit Party for a return is promptly remitted to the Agent for application to the Obligations.

Section 5.25.                               Acquisition, Sale and Maintenance of Inventory.  The Credit Parties shall take all steps to assure that all Inventory is produced in accordance with applicable laws, including the Fair Labor Standards Act (29 U.S.C. §§ 206-207).  The Credit Parties shall use, store and maintain all Inventory with reasonable care and caution, in accordance with applicable standards of any insurance and in conformity with all applicable laws, and shall make current rent payments (within applicable grace periods provided for in leases) at all locations where any Collateral is located.

Section 5.26.                               Property Acquired Subsequent to the Closing Date and Right to Take Additional Collateral.  The Borrower shall provide the Agent with prompt written notice with respect to any real or personal property (other than in the ordinary course of business and excluding Accounts, Inventory, Equipment and General Intangibles and other property acquired in the ordinary course of business or any Investment Property that constitutes securities of a Foreign Subsidiary not required to be pledged pursuant to this Agreement) acquired by any Credit Party subsequent to the Closing Date.  In addition to any other right that the Agent and the Lenders may have pursuant to this Agreement or otherwise, upon written request of the Agent, whenever made, the Borrower shall, and shall cause each Guarantor of Payment to, grant to the Agent, for the benefit of the Lenders, as additional security for the Secured Obligations, a first (or, in the case of the Indenture Priority Collateral, so long as the Intercreditor Agreement is in effect, a second) Lien on any real or personal property of the Borrower and each Guarantor of Payment (other than for leased equipment or equipment subject to a purchase money security interest in which the lessor or purchase money lender of such equipment holds a first priority security interest, in which case, the Agent shall have the right to obtain a security interest junior only to such lessor or purchase money lender), including, without limitation, such property acquired subsequent to the Closing Date, in which the Agent does not have a first  (or, in the case of the Indenture Priority Collateral, so long as the Intercreditor Agreement is in effect, a second) priority Lien.  The Borrower agrees that, within ten days after the date of such written request, to secure all of the Secured Obligations by delivering to the Agent security agreements, intellectual property security agreements, pledge agreements, mortgages (or deeds of trust, if applicable) or other documents, instruments or agreements or such thereof as the Agent may require with respect to any of the Credit Parties.  The Borrower shall pay all recordation, legal and other expenses in connection therewith.

Section 5.27.                               Restrictive Agreements.  Except as set forth in this Agreement, the Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (a) make, directly or indirectly, any Capital Distribution to the Borrower, (b) make, directly or indirectly, loans or advances or capital contributions to the Borrower or (c) transfer, directly or indirectly, any of the properties or assets of such Subsidiary to the Borrower; except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) customary non-assignment provisions in leases or other agreements entered in the ordinary course of business and consistent with past practices, or (iii) customary restrictions in security agreements or mortgages securing Indebtedness, or capital leases, of a Company to the extent such restrictions shall only restrict the transfer of the property subject to such security agreement, mortgage or lease.

Section 5.28.                               Other Covenants and Provisions.  In the event that any Company shall enter into, or shall have entered into, any Material Indebtedness Agreement (including any Material Indebtedness Agreement existing on the Closing Date), wherein the covenants and defaults contained therein shall be more restrictive than the covenants and defaults set forth herein, then the Companies shall immediately be bound hereunder (without further action, until such time as such Material Indebtedness Agreement shall cease to be in effect) by such more restrictive covenants and defaults with the same force and effect as if such covenants and defaults were written herein.  In addition to the foregoing, the Borrower shall provide prompt written notice to the Agent of the creation or existence of any Material Indebtedness Agreement that has such more restrictive provisions, and shall, within fifteen (15) days thereafter (if requested by the Agent), execute and deliver to the Agent an amendment to this Agreement that incorporates such more restrictive provisions, with such amendment to be in form and substance satisfactory to the Agent.

Section 5.29.                               Pari Passu Ranking.   The Obligations shall, and the Borrower shall take all necessary action to ensure that the Obligations shall, at all times, rank at least pari passu in right of payment with the Senior Notes and all other senior Indebtedness of each Credit Party.

Section 5.30.                               Guaranty Under Material Indebtedness Agreement

.  Notwithstanding anything herein to the contrary, no Company shall be or become a primary obligor or Guarantor of the Indebtedness incurred pursuant to the Senior Notes Documents or any other Material Indebtedness Agreement unless such Company shall also be a Guarantor of Payment under this Agreement prior to or concurrently therewith.

Section 5.31.                               Senior Notes Documents.  The Borrower shall not, without the prior written consent of the Agent and the Required Lenders, (a) amend, restate, supplement or otherwise modify the Senior Notes Documents to (i) increase the principal amount outstanding thereunder, unless the amount of such increase shall be permitted pursuant to Section 5.8 hereof, (ii) change the date of any principal or interest payment to an earlier date, or (iii) otherwise modify any provision such that a Default or Event of Default will exist, or (b) allow any Senior Notes Documents to contain a provision that provides for a cross-default to this Agreement; provided that, the Senior Notes Documents may contain a provision that provides for cross-acceleration with this Agreement.

Section 5.32.                               Amendment of Organizational Documents.  No Credit Party shall (a) amend its Organizational Documents in any manner adverse to the Lenders without the prior written consent of the Agent, or (b) amend its Organizational Documents to change its name or state, province or other jurisdiction of organization without providing the Agent with not less than thirty (30) days’ prior written notice.

Section 5.33.                               Fiscal Year of the Borrower

.  As of the Closing Date, the fiscal year end of the Borrower is the Sunday nearest to December 31 of each year; provided that the Borrower may change the date of its fiscal year end to another date that is within seven days of December 31.  The Borrower shall not change the date of its fiscal year-end to a date that is not within seven days of December 31 without the prior written consent of the Agent.

Section 5.34.                               Further Assurances.  The Borrower shall, and shall cause each other Credit Party to, promptly upon request by the Agent, or the Required Lenders through the Agent, (a) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments related to the Collateral as the Agent, or the Required Lenders through the Agent, may reasonably require from time to time in order to carry out more effectively the purposes of the Loan Documents.

ARTICLE VI. REPRESENTATIONS AND WARRANTIES

Section 6.1.                               Corporate Existence; Subsidiaries; Foreign Qualification.  Each Company is duly organized, validly existing, and in good standing (or comparable concept in the applicable jurisdiction) under the laws of its state or jurisdiction of incorporation or organization, and is duly qualified and authorized to do business and is in good standing (or comparable concept in the applicable jurisdiction) as a foreign entity in the jurisdictions set forth opposite its name on Schedule 6.1 hereto, which are all of the states or jurisdictions where the character of its property or its business activities makes such qualification necessary, except where a failure to so qualify would not reasonably be expected to have a Material Adverse Effect.  Schedule 6.1 hereto (as such schedule may be amended or supplemented from time to time) sets forth, each Subsidiary of the Borrower (and whether such Subsidiary is a Dormant Subsidiary), its state (or jurisdiction) of formation, its relationship to the Borrower, including the percentage of each class of stock or other equity interest owned by a Company, each Person that owns the stock or other equity interest of each Company, the location of its chief executive office and its principal place of business.  The Borrower, directly or indirectly, owns all of the equity interests of each of its Subsidiaries (excluding directors’ qualifying shares and, in the case of Foreign Subsidiaries, other nominal amounts of shares held by a Person other than a Company).

Section 6.2.                               Corporate Authority.  Each Credit Party has the right and power and is duly authorized and empowered to enter into, execute and deliver the Loan Documents to which it is a party and to perform and observe the provisions of the Loan Documents.  The Loan Documents to which each Credit Party is a party have been duly authorized and approved by such Credit Party’s board of directors or other governing body, as applicable, and are the valid and binding obligations of such Credit Party, enforceable against such Credit Party in accordance with their respective terms.  The execution, delivery and performance of the Loan Documents do not conflict with, result in a breach in any of the provisions of, constitute a default under, or result in the creation of a Lien (other than Liens permitted under Section 5.9 hereof) upon any assets or property of any Company under the provisions of, such Company’s Organizational Documents or any material agreement to which such Company is a party.

Section 6.3.                               Compliance with Laws and Contracts.  Each Company:

(a) holds permits, certificates, licenses, orders, registrations, franchises, authorizations, and other approvals from any Governmental Authority necessary for the conduct of its business and is in compliance with all applicable laws relating thereto, except where the failure to do so would not have a Material Adverse Effect;

(b) is in compliance with all federal, state, local, or foreign applicable statutes, rules, regulations, and orders including, without limitation, those relating to environmental protection (except as otherwise disclosed in the Phase I report delivered to the Agent), occupational safety and health, and equal employment practices, except where the failure to be in compliance would not have a Material Adverse Effect;

(c) is not in violation of or in default under any agreement to which it is a party or by which its assets are subject or bound, except with respect to any violation or default that would not have a Material Adverse Effect;

(d) has ensured that no Person who owns a controlling interest in a Company or otherwise controls a Company and no executive officer or director of the Borrower is (i) listed on the Specially Designated Nationals and Blocked Person List maintained by the Office of Foreign Assets Control (“OFAC”), Department of the Treasury, or any other similar lists maintained by OFAC pursuant to any authorizing statute, executive order or regulation, or (ii) a Person designated under Section 1(b), (c) or (d) of Executive Order No. 13224 (September 23, 2001), any related enabling legislation or any other similar executive orders;

(e) is in compliance with all applicable Bank Secrecy Act (“BSA”) and anti-money laundering laws and regulations; and

(f) is in compliance with the Patriot Act.

Section 6.4.                               Litigation and Administrative Proceedings.  Except as disclosed on Schedule 6.4 hereto, there are (a) no lawsuits, actions, investigations, examinations or other proceedings pending or, to the knowledge of the Borrower, threatened against any Company, or in respect of which any Company may have any liability, in any court or before or by any Governmental Authority, arbitration board, or other tribunal that could reasonably be expected to have a Material Adverse Effect, (b) no orders, writs, injunctions, judgments, or decrees of any court or Governmental Authority to which any Company is a party or by which the property or assets of any Company are bound that could reasonably be expected to have a Material Adverse Effect, and (c) no grievances, disputes, or controversies outstanding with any union or other organization of the employees of any Company, or threats of work stoppage, strike, or pending demands for collective bargaining that could reasonably be expected to have a Material Adverse Effect.

Section 6.5.                               Title to Assets.  Each Company has good title to and ownership of all property it purports to own, which property is free and clear of all Liens, except those permitted under Section 5.9 hereof.  The Companies own the real estate listed on Schedule 6.5 hereto (as such schedule may be amended or supplemented from time to time).

Section 6.6.                               Liens and Security Interests.  On and after the Closing Date, except for Liens permitted pursuant to Section 5.9 hereof, (a) there is and will be no UCC Financing Statement or similar notice of Lien outstanding covering any personal property of any Company; (b) there is and will be no mortgage outstanding covering any real property of any Company; and (c) no real or personal property of any Company is subject to any Lien of any kind.  The Agent, for the benefit of the Lenders, upon the filing of the UCC Financing Statements and taking such other actions necessary to perfect its Lien against Collateral of the corresponding type as authorized hereunder will have a valid and enforceable first Lien on the Collateral (or, with respect to the Indenture Priority Collateral, so long as the Intercreditor Agreement is in effect, a second lien subject only to the first lien of the Indenture Agent, on behalf of the Senior Noteholders).  No Company has entered into any contract or agreement (other than a contract or agreement entered into in connection with the purchase or lease of fixed assets that prohibits Liens on such fixed assets or a contract or agreement entered into in the ordinary course of business that does not permit Liens on, or collateral assignment of, the property relating to such contract or agreement) that exists on or after the Closing Date that would prohibit the Agent or the Lenders from acquiring a Lien on, or a collateral assignment of, any of the property or assets of any Company.

Section 6.7.                               Tax Returns.  All federal, state, provincial and local tax returns and other reports required by law to be filed in respect of the income, business, properties and employees of each Company have been filed and all taxes, assessments, fees and other governmental charges that are due and payable have been paid, except as otherwise permitted herein.  The provision for taxes on the books of each Company is adequate for all years not closed by applicable statutes and for the current fiscal year.

Section 6.8.                               Environmental Laws.  Except as set forth in Schedule 6.8, each Company is in material compliance with all Environmental Laws, including, without limitation, all Environmental Laws in all jurisdictions in which any Company owns or operates, or has owned or operated, a facility or site, arranges or has arranged for disposal or treatment of hazardous substances, solid waste or other wastes, accepts or has accepted for transport any hazardous substances, solid waste or other wastes or holds or has held any interest in real property or otherwise.  Except as set forth in the Schedule 6.8, no litigation or proceeding arising under, relating to or in connection with any Environmental Law or Environmental Permit is pending or, to the best knowledge of each Company, threatened, against any Company, any real property in which any Company holds or has held an interest or any past or present operation of any Company.  Except as set forth in the Schedule 6.8, no material release, threatened release or disposal of hazardous waste, solid waste or other wastes is occurring, or has occurred (other than those that are currently being remediated in accordance with Environmental Laws), on, under or to any real property in which any Company holds any interest or performs any of its operations, in violation of any Environmental Law.  As used in this Section 6.8, “litigation or proceeding” means any demand, claim, notice, suit, suit in equity, action, administrative action, investigation or inquiry whether brought by any Governmental Authority or private Person, or otherwise.

Section 6.9.                               Locations.  The Companies have places of business or maintain their Accounts, Inventory and Equipment at the locations (including third party locations) set forth on Schedule 6.9 hereto (as such schedule may be amended or supplemented from time to time), and each Company’s chief executive office is set forth on Schedule 6.9 hereto.  Schedule 6.9 hereto (as such schedule may be amended or supplemented from time to time) further specifies whether each location, as of the Closing Date, (a) is owned by the Companies, or (b) is leased by a Company from a third party, and, if leased by a Company from a third party, if a Landlord’s Waiver has been requested.  Schedule 6.9 hereto (as such schedule may be amended or supplemented from time to time) correctly identifies the name and address of each third party location where assets of the Companies are located.

Section 6.10.                               Continued Business.  There exists no actual, pending, or, to the Borrower’s knowledge, any threatened termination, cancellation or limitation of, or any modification or change in the business relationship of any Company and any customer or supplier, or any group of customers or suppliers, whose purchases or supplies, individually or in the aggregate, are material to the business of any Company, and there exists no present condition or state of facts or circumstances that would have a Material Adverse Effect or prevent a Company from conducting such business or the transactions contemplated by this Agreement in substantially the same manner in which it was previously conducted.

Section 6.11.                               Employee Benefits Plans.

(a) US Employee Benefit Plans.  Schedule 6.11 hereto (as such schedule may be amended or supplemented from time to time) identifies each ERISA Plan.  No ERISA Event has occurred or is expected to occur with respect to an ERISA Plan.  Full payment has been made of all amounts that a Controlled Group member is required, under applicable law or under the governing documents, to have paid as a contribution to or a benefit under each ERISA Plan.  The liability of each Controlled Group member with respect to each ERISA Plan has been fully funded based upon reasonable and proper actuarial assumptions, has been fully insured, or has been fully reserved for on its financial statements.  No changes have occurred or are expected to occur that would cause a material increase in the cost of providing benefits under the ERISA Plan.  With respect to each ERISA Plan that is intended to be qualified under Code Section 401(a), (a) the ERISA Plan and any associated trust operationally comply with the applicable requirements of Code Section 401(a); (b) the ERISA Plan and any associated trust have been amended to comply with all such requirements as currently in effect, other than those requirements for which a retroactive amendment can be made within the “remedial amendment period” available under Code Section 401(b) (as extended under Treasury Regulations and other Treasury pronouncements upon which taxpayers may rely); (c) the ERISA Plan and any associated trust have received a favorable determination letter from the Internal Revenue Service stating that the ERISA Plan qualifies under Code Section 401(a), that the associated trust qualifies under Code Section 501(a) and, if applicable, that any cash or deferred arrangement under the ERISA Plan qualifies under Code Section 401(k), unless the ERISA Plan was first adopted at a time for which the above-described “remedial amendment period” has not yet expired; (d) the ERISA Plan currently satisfies the requirements of Code Section 410(b), without regard to any retroactive amendment that may be made within the above-described “remedial amendment period”; and (e) no contribution made to the ERISA Plan is subject to an excise tax under Code Section 4972.  With respect to any Pension Plan, the “accumulated benefit obligation” of Controlled Group members with respect to the Pension Plan (as determined in accordance with Statement of Accounting Standards No. 87, “Employers’ Accounting for Pensions”) does not exceed the fair market value of Pension Plan assets.

(b) Foreign Pension Plan and Benefit Plans.  Schedule 6.11 hereto (as such schedule may be amended or supplemented from time to time) lists all Foreign Benefit Plans and Foreign Pension Plans currently maintained or contributed to by the Borrower and any appropriate Foreign Subsidiaries.  The Foreign Pension Plans are duly registered under all applicable laws which require registration.  The Borrower and any appropriate Foreign Subsidiaries have complied with and performed all of its obligations under and in respect of the Foreign Pension Plans and Foreign Benefit Plans under the terms thereof, any funding agreements and all applicable laws (including any fiduciary, funding, investment and administration obligations) except to the extent as would not reasonably be expected to have a Material Adverse Effect.  All employer and employee payments, contributions or premiums to be remitted, paid to or in respect of each Foreign Pension Plan or Foreign Benefit Plan have been paid in a timely fashion in accordance with the terms thereof, any funding agreement and all applicable laws except to the extent the failure to do so would not reasonably be expected to have a Material Adverse Effect.  There are no outstanding actions or suits concerning the assets of the Foreign Pension Plans or the Foreign Benefit Plans.  Each of the Foreign Pension Plans is fully funded on an ongoing basis as required by all laws applicable to such Foreign Pension Plans (using actuarial methods and assumptions as of the date of the valuations last filed with the applicable Governmental Authorities and that are consistent with generally accepted actuarial principles).

Section 6.12.                               Consents or Approvals.  No consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority or any other Person is required to be obtained or completed by any Company in connection with the execution, delivery or performance of any of the Loan Documents that has not already been obtained or completed.

Section 6.13.                               Solvency.  The Borrower has received consideration that is the reasonably equivalent value of the obligations and liabilities that the Borrower has incurred to the Agent and the Lenders.  After giving effect to the execution and delivery of the Loan Documents and the transactions contemplated by the Senior Note Documents and the making of the Loans under this Agreement, each Credit Party is Solvent.  No Credit Party is engaged or about to engage in any business or transaction for which the assets retained by it are or will be an unreasonably small amount of capital, taking into consideration the obligations to the Agent and the Lenders incurred hereunder.  No Credit Party intends to, nor does any Credit Party believe that it will, incur debts beyond its ability to pay such debts as they mature.

Section 6.14.                               Financial Statements.  The audited Consolidated financial statements of the Borrower, for the fiscal year ended December 29, 2013 and the unaudited Consolidated financial statements of the Borrower for the Quarterly Reporting Period ended March [•], 2014, furnished to the Agent and the Lenders, are true and complete, have been prepared in accordance with GAAP, and fairly present the financial condition of the Companies as of the dates of such financial statements and the results of their operations for the periods then ending.  Since the dates of such statements, there has been no material adverse change in any Company’s financial condition, properties or business or any change in any Company’s accounting procedures.

Section 6.15.                               Regulations.  No Company is engaged principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any “margin stock” (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the United States of America).  Neither the granting of any Loan (or any conversion thereof) or Letter of Credit nor the use of the proceeds of any Loan or Letter of Credit will violate, or be inconsistent with, the provisions of Regulation T, Regulation U, Regulation X, Regulation Y or any other Regulation of such Board of Governors.

Section 6.16.                               Material Agreements.  Except as disclosed on Schedule 6.16 hereto (as such schedule may be amended or supplemented from time to time), no Company is a party to any (a) debt instrument (excluding the Loan Documents); (b) lease (capital, operating or otherwise), whether as lessee or lessor thereunder; (c) contract, commitment, agreement, or other arrangement involving the purchase or sale of any inventory by it, or the license of any right to or by it; (d) contract, commitment, agreement, or other arrangement with any of its “Affiliates” (as such term is defined in the Exchange Act) other than a Company; (e) management or employment contract or contract for personal services with any of its Affiliates that is not otherwise terminable at will or on less than ninety (90) days’ notice without liability; (f) collective bargaining agreement; or (g) other contract, agreement, understanding, or arrangement with a third party; that, as to any such agreement described in any of subsections (a) through (g) above, if violated, breached, or terminated for any reason, would have or would be reasonably expected to have a Material Adverse Effect.

Section 6.17.                               Intellectual Property.  Each Company owns, or has the right to use, all of the patents, patent applications, industrial designs, designs, trademarks, service marks, copyrights and licenses, and rights with respect to the foregoing, necessary for the conduct of its business without any known conflict with the rights of others.  Schedule 6.17 hereto (as such schedule may be amended or supplemented from time to time) sets forth all federally registered patents, trademarks, copyrights, service marks and license agreements owned by the Borrower or any Domestic Subsidiary.

Section 6.18.                               Insurance.  Each Company maintains with financially sound and reputable insurers insurance with coverage and limits as required by law and as is customary with Persons engaged in the same businesses as the Companies.  Schedule 6.18 hereto sets forth all insurance carried by the Companies on the Closing Date, setting forth in detail the amount and type of such insurance.

Section 6.19.                               Deposit and Securities Accounts.  Schedule 6.19 hereto (as such schedule may be amended or supplemented from time to time) lists all banks, other financial institutions and Securities Intermediaries at which the Borrower or any Domestic Subsidiary maintains Deposit Accounts or Securities Accounts, and Schedule 6.19 hereto (as such schedule may be amended or supplemented from time to time) correctly identifies the name, address and telephone number of each such financial institution or Securities Intermediary, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor.

Section 6.20.                               Accurate and Complete Statements.  Neither the Loan Documents nor any written statement made by any Company in connection with any of the Loan Documents contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein or in the Loan Documents not misleading.  After due inquiry by the Borrower, there is no known fact that any Company has not disclosed to the Agent and the Lenders that has or is likely to have a Material Adverse Effect.

Section 6.21.                               Senior Notes Documents.  No “default” or “event of default” (as each term is defined in any Senior Notes Document), or event with which the passage of time or the giving of notice, or both, would cause a default or event of default, exists, nor will exist immediately after the granting of any Loan or the issuance of any Letter of Credit under this Agreement.

Section 6.22.                               Investment Company; Other Restrictions.  No Company is (a) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or (b) subject to any foreign, federal, state or local statute or regulation limiting its ability to incur Indebtedness.

Section 6.23.                               Assigned Government Contracts.  Schedule 6.23 hereto (as such schedule may be amended or supplemented from time to time) sets forth a true, correct and complete list of all Assigned Government Contracts in effect on the Closing Date.  All such Assigned Government Contracts, together with any updates provided pursuant to Section 5.3(i) hereof, are in full force and effect and no defaults currently exist thereunder (other than as described in Schedule 6.23 hereto or in such updates).  Except as set forth in Schedule 6.23, no Assigned Government Contract (a) contains any provision permitting reduction or set offs of amounts to be paid thereunder, (b) contains any provision restricting assignments of sums due thereunder to the Agent, or (c) has been assigned to any other Person.

Section 6.24.                               Pledged Notes.  Each Pledged Note constitutes a valid obligation of the maker thereof, and is enforceable according to its tenor and free from any defense or offset of any kind.  No default has occurred under any Pledged Note.  Each Credit Party has a valid, duly perfected security interest in and lien on all of the property that serves to secure its Pledged Notes.  Each Credit Party’s security interest constitutes the first and only lien upon such property and, to such Credit Party’s knowledge, constitutes the first and only lien upon such property and, to such Credit Party’s knowledge, no other party claims to have any right, title or interest of any kind in or to such property other than such Credit Party.  No Credit Party has any obligations to make any further or additional loans or advances to, or purchases of securities from, any maker with respect to any of the Pledged Notes of such Credit Party.  No Pledged Note of any Credit Party is subject to any defense, offset or counterclaim, nor have any of the foregoing been asserted or alleged against such Pledgor by any Person.

Section 6.25.                               Pledged Securities.

(a) Each Credit Party is the legal record and beneficial owner of, and has good and marketable title to, the Pledged Securities such Credit Party purports to own, and such Pledged Securities are not subject to any pledge, lien, mortgage, hypothecation, security interest, charge, option, warrant or other encumbrance whatsoever, nor to any agreement purporting to grant to any third party a security interest in the property or assets of such Credit Party that would include such Pledged Securities, except as permitted pursuant to this Agreement.

(b) All of the Pledged Securities have been duly authorized and validly issued, and are fully paid and non-assessable.

(c) If the Pledged Securities are “restricted securities” within the meaning of Rule 144, or any amendment thereof, promulgated under the Securities Act of 1933, as amended, as determined by counsel for any Credit Party, such Credit Party further represents and warrants that (a) such Credit Party has been the beneficial owner of the Pledged Securities for a period of at least one year prior to the date hereof, (b) the full purchase price or other consideration for the Pledged Securities has been paid or given at least one year prior to the date hereof, and (c) such Credit Party does not have a short position in or any put or other option to dispose of any securities of the same class as the Pledged Securities or any other securities convertible into securities of such class.

Section 6.26.                               Defaults.  No Default or Event of Default exists hereunder, nor will any begin to exist immediately after the execution and delivery hereof.

ARTICLE VII. SECURITY

Section 7.1.                               Security Interest in Collateral.  In consideration of and as security for the full and complete payment of all of the Secured Obligations, the Borrower hereby grants to the Agent, for the benefit of the Lenders (and affiliates thereof that hold Secured Obligations), a security interest in the Collateral.

Section 7.2.                               Cash Management System.  The Borrower shall establish and maintain, until the payment in full of the Secured Obligations (other than contingent Secured Obligations for which no written demand has been made or asserted) and the termination of the Revolving Credit Commitment, the cash management systems described below:

(a) Lockbox. On or before 30 days after the Closing Date (or such later date determined by Agent in its sole discretion), the Credit Parties shall (i) establish a lockbox arrangement with the Agent, on behalf of the Lenders (one or more lockboxes hereunder collectively referred to herein as the “Lockbox”), which shall be governed by Agent’s standard documentation, and, within 30 days after the Closing Date, shall request in writing and otherwise take such reasonable steps to ensure that all Account Debtors forward all Collections either (A) directly to the Lockbox, or (B) directly to one or more Cash Collateral Accounts by wire transfer (if the Credit Parties neglect or refuse to notify any such Account Debtor to remit all such Collections to the Lockbox, the Agent shall be entitled to make such notification), (ii) hold in trust for the Agent, as fiduciary for the Agent, all checks, cash and other items of payment received by the Credit Parties, and (iii) not commingle any Collections with any other funds or property of the Credit Parties, but will hold such funds separate and apart in trust and as fiduciary for the Agent until deposit is made into the Cash Collateral Accounts.

(b) Cash Collateral Accounts.  On or before 30 days after the Closing Date (or such later date determined by Agent in its sole discretion), the Credit Parties shall have established one or more Cash Collateral Accounts with the Agent, on behalf of the Lenders.  All Collections from sales of Inventory and services rendered or from Account Debtors sent to the Lockbox shall be deposited directly on a daily basis, and in any event no later than the first Business Day after the date of receipt thereof, into the Cash Collateral Accounts in the identical form in which such Collections were made (except for any necessary endorsements) whether by cash or check.  All amounts deposited in the Cash Collateral Accounts from the Lockbox or any other source shall be under the sole and exclusive control of the Agent.  The Credit Parties shall have no interest in or control over such funds.  The Cash Collateral Account shall not be subject to any deduction, set off, banker’s lien or any other right in favor of any Person other than the Agent.  At all times other than during a Trigger Period, all amounts deposited in the Cash Collateral Account shall be deposited into the Operating Accounts on a daily basis.

(c) Operating Accounts.  The Borrower shall maintain, in its name, one or more Operating Accounts with the Agent, into which account the Agent shall, from time to time, deposit proceeds of the Revolving Loans made to the Borrower for use by the Companies in accordance with the provisions of Section 5.18 hereof.  Unless otherwise agreed by the Agent and the Borrower, any Revolving Loan requested by the Borrower and made under this Agreement shall be deposited into the Operating Account.  During a Trigger Period, the Borrower shall not accumulate or maintain cash in the Operating Accounts or payroll or other such accounts, as of any date of determination, in excess of checks outstanding against the Controlled Disbursement Account (or Controlled Disbursement Accounts) and other deposit accounts approved by the Agent (such as medical benefit accounts, flexible spending accounts and automated clearing house accounts) as of that date, and amounts necessary to meet minimum balance requirements; provided that, notwithstanding the foregoing, the Borrower may maintain cash in the Operating Accounts at any time there are no Loans outstanding and at all times other than during a Trigger Period.

(d) Controlled Disbursement Accounts.  The Credit Parties shall maintain, in the name of the Borrower, one or more Controlled Disbursement Accounts with the Agent.  During any Trigger Period, (i) the Borrower shall base its requests for Revolving Loans on, among other things, the daily balance of the Controlled Disbursement Account (or Controlled Disbursement Accounts); and (ii) the Borrower shall not, and shall not cause or permit any Company to, maintain cash in any Controlled Disbursement Account, as of any date of determination, in excess of checks outstanding against such account as of that date, and amounts necessary to meet minimum balance requirements.

(e) Lockbox and Security Accounts.  The Lockbox established pursuant to the Lockbox agreement and the Cash Collateral Accounts, the Operating Accounts and the Controlled Disbursement Accounts shall be Security Accounts, with all cash, checks and other similar items of payment in such accounts securing payment of the Secured Obligations.

(f) Costs of Collection.  All service charges and costs related to the establishment and maintenance of the Security Accounts shall be the sole responsibility of the Borrower, whether the same are incurred by the Agent or the Credit Parties.  The Credit Parties hereby indemnify and hold the Agent harmless from and against any loss or damage with respect to any deposits made in the Security Accounts that are dishonored or returned for any reason.  If any deposits are dishonored or returned unpaid for any reason, the Agent, in its sole discretion, may charge the amount thereof against the Cash Collateral Accounts or any other Security Account or other Deposit Account of the Credit Parties.  The Agent shall not be liable for any loss or damage resulting from any error, omission, failure or negligence on the part of the Agent, except losses or damages resulting from the Agent’s own gross negligence or willful misconduct, as determined by a final judgment of a court of competent jurisdiction.

(g) Return of Funds.  Upon the payment in full of the Secured Obligations (other than contingent Secured Obligations for which no written demand has been made or asserted) and the termination of the Revolving Credit Commitment hereunder, (i) the Agent’s security interests and other rights in funds in the Security Accounts shall terminate, (ii) all rights to such funds shall revert to the Credit Parties, as applicable, and (iii) the Agent will, at the Borrower’s expense, take such steps as the Borrower may reasonably request to evidence the termination of such security interests and to effect the return to the Credit Parties of such funds.

(h) Attorney-in-Fact to Endorse Documents.  The Agent, or the Agent’s designated agent, is hereby constituted and appointed attorney-in-fact for each Credit Party with authority and power to endorse any and all instruments, documents, and chattel paper upon the failure of such Credit Party to do so.  Such authority and power, being coupled with an interest, shall be (i) irrevocable until all of the Secured Obligations are paid, (ii) exercisable by the Agent at any time and without any request upon any Credit Party by the Agent to so endorse, and (iii) exercisable in the name of the Agent or any Credit Party.  Each Credit Party hereby waives presentment, demand, notice of dishonor, protest, notice of protest, and any and all other similar notices with respect thereto, regardless of the form of any endorsement thereof.  The Agent shall not be bound or obligated to take any action to preserve any rights therein against prior parties thereto.

Section 7.3.                               Collections and Receipt of Proceeds by the Agent.  Each Credit Party hereby constitutes and appoints the Agent, or the Agent’s designated agent, as the Borrower’s attorney-in-fact to exercise, at any time, all or any of the following powers which, being coupled with an interest, shall be irrevocable until the complete and full payment of all of the Secured Obligations:

(a) to receive, retain, acquire, take, endorse, assign, deliver, accept, and deposit, in the name of the Agent or such Credit Party, any and all of such Credit Party’s cash, instruments, chattel paper, documents, Proceeds of Accounts, Proceeds of Inventory, collection of Accounts, and any other writings relating to any of the Collateral.  Each Credit Party hereby waives presentment, demand, notice of dishonor, protest, notice of protest, and any and all other similar notices with respect thereto, regardless of the form of any endorsement thereof.  The Agent shall not be bound or obligated to take any action to preserve any rights therein against prior parties thereto;

(b) to transmit to Account Debtors, on any or all of such Credit Party’s Accounts, after the occurrence of an Event of Default, notice of assignment to the Agent, for the benefit of the Lenders, thereof and the security interest therein, and to request from such Account Debtors at any time, in the name of the Agent or such Credit Party, information concerning the Borrower’s Accounts and the amounts owing thereon;

(c) after the occurrence of an Event of Default, to transmit to purchasers of any or all of such Credit Party’s Inventory, notice of the Agent’s security interest therein, and to request from such purchasers at any time, in the name of the Agent or such Credit Party, information concerning such Credit Party’s Inventory and the amounts owing thereon by such purchasers;

(d) after the occurrence of an Event of Default, to notify and require Account Debtors on such Credit Party’s Accounts and purchasers of such Credit Party’s Inventory to make payment of their indebtedness directly to the Agent;

(e) after the occurrence of an Event of Default, to take or bring, in the name of the Agent or such Credit Party, all steps, actions, suits, or proceedings deemed by the Agent necessary or desirable to effect the receipt, enforcement, and collection of the Collateral; and

(f) to accept all collections in any form relating to the Collateral, including remittances that may reflect deductions, and to deposit the same into such Credit Party’s Cash Collateral Account or, at the option of the Agent, to apply them as a payment against the Loans or any other Secured Obligations in accordance with this Agreement.

Section 7.4.                               Agent’s Authority Under Pledged Notes.  For the better protection of the Agent and the Lenders hereunder, each Credit Party, as appropriate, has executed (or will execute, with respect to future Pledged Notes) an appropriate endorsement on (or separate from) each Pledged Note and has deposited (or will deposit, with respect to future Pledged Notes) such Pledged Note with the Agent, for the benefit of the Lenders.  Such Credit Party irrevocably authorizes and empowers the Agent, for the benefit of the Lenders, to, after the occurrence and during the continuation of an Event of Default, (a) ask for, demand, collect and receive all payments of principal of and interest on the Pledged Notes; (b) compromise and settle any dispute arising in respect of the foregoing; (c) execute and deliver vouchers, receipts and acquittances in full discharge of the foregoing; (d) exercise, in the Agent’s discretion, any right, power or privilege granted to the holder of any Pledged Note by the provisions thereof including, without limitation, the right to demand security or to waive any default thereunder; (e) endorse such Credit Party’s name to each check or other writing received by the Agent as a payment or other proceeds of or otherwise in connection with any Pledged Note; (f) enforce delivery and payment of the principal and/or interest on the Pledged Notes, in each case by suit or otherwise as the Agent may desire; and (g) enforce the security, if any, for the Pledged Notes by instituting foreclosure proceedings, by conducting public or other sales or otherwise, and to take all other steps as the Agent, in its discretion, may deem advisable in connection with the forgoing; provided, however, that nothing contained or implied herein or elsewhere shall obligate the Agent to institute any action, suit or proceeding or to make or do any other act or thing contemplated by this Section 7.4 or prohibit the Agent from settling, withdrawing or dismissing any action, suit or proceeding or require the Agent to preserve any other right of any kind in respect of the Pledged Notes and the security, if any, therefor.

Section 7.5.                               Commercial Tort Claims.  If the Borrower shall at any time hold or acquire a Commercial Tort Claim, the Borrower shall promptly notify the Agent thereof in a writing signed by the Borrower, that sets forth the details thereof and grants to the Agent (for the benefit of the Lenders) a Lien thereon and on the Proceeds thereof, all upon the terms of this Agreement, with such writing to be prepared by and in form and substance reasonably satisfactory to the Agent.

Section 7.6.                               Use of Inventory and Equipment.  Until the exercise by the Agent and the Required Lenders of their rights under Article IX hereof, each Credit Party may (a) retain possession of and use its Inventory and Equipment in any lawful manner not inconsistent with this Agreement or with the terms, conditions, or provisions of any policy of insurance thereon; (b) sell or lease its Inventory in the ordinary course of business or as otherwise permitted by this Agreement; and (c) use and consume any raw materials or supplies, the use and consumption of which are necessary in order to carry on such Credit Party’s business.

ARTICLE VIII. EVENTS OF DEFAULT

Any of the following specified events shall constitute an Event of Default (each an “Event of Default”):

Section 8.1.                               Payments.  If (a) the interest on any Loan, any unused line fee or other fee, or any other Obligation not listed in subpart (b) hereof, shall not be paid in full when due and payable or within three (3) Business Days thereafter, or (b) the principal of any Loan or any reimbursement obligation under any Letter of Credit that has been drawn shall not be paid in full when due and payable.

Section 8.2.                               Special Covenants.  If any Company shall fail or omit to perform and observe Section 4.3, 5.3(a), 5.6 through 5.12, 5.15, 5.18, 5.21(a), 5.24, 5.27, 5.28, 5.29, 5.30, 5.31, 5.32 or 5.33 hereof.

Section 8.3.                               Other Covenants.

(a) If any Company shall fail or omit to perform and observe Section 5.3 (other than Section 5.3(a)) or 5.4, and that Default shall not have been fully corrected within five days after the earlier of (i) any Financial Officer of such Company becomes aware of the occurrence thereof, or (ii) the giving of written notice thereof to the Borrower by the Agent that the specified Default is to be remedied.

(b) If any Company shall fail or omit to perform or observe any agreement or other provision (other than those referred to in Section 8.1, 8.2 or 8.3(a) hereof) contained or referred to in this Agreement or any Related Writing that is on such Company’s part to be complied with, and that Default shall not have been fully corrected within fifteen (15) days after the earlier of (i) any Financial Officer of such Company becomes aware of the occurrence thereof, or (ii) the giving of written notice thereof to the Borrower by the Agent or the Required Lenders that the specified Default is to be remedied.

Section 8.4.                               Representations and Warranties.  If any representation, warranty or statement made in or pursuant to this Agreement or any Related Writing or any other material information furnished by any Company to the Agent or the Lenders, or any thereof, shall be false or erroneous.

Section 8.5.                               Cross Default.

(a) If any Company shall default in the payment of principal or interest due and owing under any Material Indebtedness Agreement beyond any period of grace provided with respect thereto or in the performance or observance of any other agreement, term or condition contained in any agreement under which such obligation is created, if the effect of such default is to allow the acceleration of the maturity of such Indebtedness or to permit the holder thereof to cause such Indebtedness to become due prior to its stated maturity;

(b) If an “event of default”, a “default” or an event with which the passage of time or the giving of notice, or both, would cause a default or event of default (other than defaults that have been cured within applicable grace periods or have otherwise been waived in writing) shall occur under the Senior Notes Documents; or

(c) If the Intercreditor Agreement shall no longer be in effect or be declared ineffective or inoperative or in any way cease to give or provide to the Agent and the Lenders the benefits purported to be created thereby.

Section 8.6.                               ERISA Default.  The occurrence of one or more ERISA Events that (a) the Required Lenders determine could have a Material Adverse Effect, or (b) results in a Lien on any of the assets of any Company.

Section 8.7.                               Change in Control.  If any Change in Control shall occur.

Section 8.8.                               Judgments.  There is entered against any Company:

(a) a final judgment or order for the payment of money by a court of competent jurisdiction, that remains unpaid or unstayed and undischarged for a period (during which execution shall not be effectively stayed) of thirty (30) days after the date on which the right to appeal has expired, provided that the aggregate of all such judgments for all such Companies, shall exceed the lesser of (i) the Revolving Credit Availability, or (ii) Three Million Five Hundred Thousand Dollars ($3,500,000) (less any amount that will be covered by the proceeds of insurance and is not subject to dispute by the insurance provider); or

(b) any one or more non-monetary final judgments that are not covered by insurance, or, if covered by insurance, for which the insurance company has not agreed to or acknowledged coverage, and that, in either case, the Required Lenders reasonably determine have, or could be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (i) enforcement proceedings are commenced by the prevailing party or any creditor upon such judgment or order, or (ii) there is a period of three consecutive Business Days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect.

Section 8.9.                               Material Adverse Change.  There shall have occurred any condition or event that the Agent or the Required Lenders determine has or is reasonably likely to have a Material Adverse Effect.

Section 8.10.                               Security.  If any Lien granted in this Agreement or any other Loan Document in favor of the Agent, for the benefit of the Lenders, shall be determined to be (a) void, voidable or invalid, or is subordinated or not otherwise given the priority contemplated by this Agreement and the Intercreditor Agreement and the Borrower (or the appropriate Credit Party) has failed to promptly execute appropriate documents to correct such matters, or (b) unperfected as to any material amount of Collateral (as determined by the Agent, in its reasonable discretion) and the Borrower (or the appropriate Credit Party) has failed to promptly execute appropriate documents to correct such matters.

Section 8.11.                               Validity of Loan Documents.  If (a) any material provision, in the sole opinion of the Agent, of any Loan Document shall at any time cease to be valid, binding and enforceable against any Credit Party; (b) the validity, binding effect or enforceability of any Loan Document against any Credit Party shall be contested by any Credit Party; (c) any Credit Party shall deny that it has any or further liability or obligation under any Loan Document; or (d) any Loan Document shall be terminated, invalidated or set aside, or be declared ineffective or inoperative or in any way cease to give or provide to the Agent and the Lenders the benefits purported to be created thereby.

Section 8.12.                               Solvency.  If any Company (other than a Dormant Subsidiary) shall (a) except as permitted pursuant to Section 5.12 hereof, discontinue business; (b) generally not pay its debts as such debts become due; (c) make a general assignment for the benefit of creditors; (d) apply for or consent to the appointment of an interim receiver, a receiver, a receiver and manager, an administrator, sequestrator, monitor, a custodian, a trustee, an interim trustee, liquidator, agent or other similar official of all or a substantial part of its assets or of such Company; (e) be adjudicated a debtor or insolvent or have entered against it an order for relief under the Bankruptcy Code, or under any other bankruptcy insolvency, liquidation, winding-up, corporate or similar statute or law, foreign, federal, state or provincial, in any applicable jurisdiction, now or hereafter existing, as any of the foregoing may be amended from time to time, or other applicable statute for jurisdictions outside of the United States, as the case may be; (f) file a voluntary petition under the Bankruptcy Code or seek relief under any bankruptcy or insolvency or analogous law in any jurisdiction outside of the United States, or file a proposal or notice of intention to file such petition; (g) have an involuntary proceeding under the Bankruptcy Code filed against it and the same shall not be controverted within ten days, or shall continue undismissed for a period of sixty (60) days from commencement of such proceeding or case; (h) file a petition, an answer, an application or a proposal seeking reorganization or an arrangement with creditors or seeking to take advantage of any other law (whether federal, provincial or state, or, if applicable, other jurisdiction) relating to relief of debtors, or admit (by answer, by default or otherwise) the material allegations of a petition filed against it in any bankruptcy, reorganization, insolvency or other proceeding (whether federal, provincial or state, or, if applicable, other jurisdiction) relating to relief of debtors; (i) suffer or permit to continue unstayed and in effect for sixty (60) consecutive days any judgment, decree or order entered by a court of competent jurisdiction, that approves a petition or an application or a proposal seeking its reorganization or appoints an interim receiver, a receiver and manager, an administrator, custodian, trustee, interim trustee or liquidator of all or a substantial part of its assets, or of such Company; (j) have an administrative receiver appointed over the whole or substantially the whole of its assets, or of such Company; (k) have assets, the value of which is less than its liabilities (taking into account prospective and contingent liabilities, and rights of contribution from other Persons); or (l) have a moratorium declared in respect of any of its Indebtedness, or any analogous procedure or step is taken in any jurisdiction.

ARTICLE IX. REMEDIES UPON DEFAULT

Notwithstanding any contrary provision or inference herein or elsewhere:

Section 9.1.                               Optional Defaults.  If any Event of Default referred to in Section 8.1, 8.2, 8.3, 8.4, 8.5, 8.6, 8.7, 8.8, 8.9, 8.10 or 8.11 hereof shall occur, the Agent may, and at the written request of the Required Lenders shall, give written notice to the Borrower to:

(a) terminate the Revolving Credit Commitment, if not previously terminated, and, immediately upon such election, the obligations of the Lenders, and each thereof, to make any further Loan, and the obligation of the Fronting Lender to issue any Letter of Credit, immediately shall be terminated; and/or

(b) accelerate the maturity of all of the Obligations (if the Obligations are not already due and payable), whereupon all of the Obligations shall become and thereafter be immediately due and payable in full without any presentment or demand and without any further or other notice of any kind, all of which are hereby waived by the Borrower.

Section 9.2.                               Automatic Defaults.  If any Event of Default referred to in Section 8.12 hereof shall occur:

(a) all of the Revolving Credit Commitment shall automatically and immediately terminate, if not previously terminated, and no Lender thereafter shall be under any obligation to grant any further Loan, nor shall the Fronting Lender be obligated to issue any Letter of Credit; and

(b) the principal of and interest then outstanding on all of the Loans, and all of the other Obligations, shall thereupon become and thereafter be immediately due and payable in full (if the Obligations are not already due and payable), all without any presentment, demand or notice of any kind, which are hereby waived by the Borrower.

Section 9.3.                               Letters of Credit.  If the maturity of the Obligations shall be accelerated pursuant to Section 9.1 or 9.2 hereof, the Borrower shall immediately deposit with the Agent, as security for the obligations of the Borrower and any Guarantor of Payment to reimburse the Agent and the Lenders for any then outstanding Letters of Credit, cash equal to one hundred five percent (105%) of the sum of the aggregate undrawn balance of any then outstanding Letters of Credit.  The Agent and the Lenders are hereby authorized, at their option, to deduct any and all such amounts from any deposit balances then owing by any Lender (or any affiliate of such Lender, wherever located) to or for the credit or account of any Credit Party, as security for the obligations of the Borrower and any Guarantor of Payment to reimburse the Agent and the Lenders for any then outstanding Letters of Credit.

Section 9.4.                               Offsets.  If there shall occur or exist any Event of Default referred to in Section 8.12 hereof or if the maturity of the Obligations is accelerated pursuant to Section 9.1 or 9.2 hereof, each Lender shall have the right at any time to set off against, and to appropriate and apply toward the payment of, any and all of the Obligations then owing by the Borrower or a Guarantor of Payment to such Lender (including, without limitation, any participation purchased or to be purchased pursuant to Section 2.2(b), 2.2(c) or 9.5 hereof), whether or not the same shall then have matured, any and all deposit (general or special) balances and all other indebtedness then held or owing by such Lender (including, without limitation, by branches and agencies or any affiliate of such Lender, wherever located) to or for the credit or account of the Borrower or any Guarantor of Payment, all without notice to or demand upon the Borrower or any other Person, all such notices and demands being hereby expressly waived by the Borrower.

Section 9.5.                               Equalization Provisions.  Each Lender agrees with the other Lenders that if it, at any time, shall obtain any Advantage over the other Lenders or any thereof in respect of the Obligations (except as to Swingline Loans and Letters of Credit prior to the Agent’s giving of notice to participate and except under Article III hereof), it shall purchase from the other Lenders, for cash and at par, such additional participation in the Obligations as shall be necessary to nullify the Advantage.  If any such Advantage resulting in the purchase of an additional participation as aforesaid shall be recovered in whole or in part from the Lender receiving the Advantage, each such purchase shall be rescinded, and the purchase price restored (but without interest unless the Lender receiving the Advantage is required to pay interest on the Advantage to the Person recovering the Advantage from such Lender) ratably to the extent of the recovery.  Each Lender further agrees with the other Lenders that if it at any time shall receive any payment for or on behalf of the Borrower on any Indebtedness owing by the Borrower pursuant to this Agreement (whether by voluntary payment, by realization upon security, by reason of offset of any deposit or other indebtedness, by counterclaim or cross-action, by the enforcement of any right under any Loan Document, or otherwise), it will apply such payment first to any and all Obligations owing by the Borrower to that Lender (including, without limitation, any participation purchased or to be purchased pursuant to this Section 9.5 or any other section of this Agreement).  Each Credit Party agrees that any Lender so purchasing a participation from the other Lenders or any thereof pursuant to this Section 9.5 may exercise all of its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were a direct creditor of such Credit Party in the amount of such participation.

Section 9.6.                               Collateral.  The Agent and the Lenders shall at all times have the rights and remedies of a secured party under the UCC, in addition to the rights and remedies of a secured party provided elsewhere within this Agreement, in any other Related Writing executed by the Borrower or otherwise provided in law or equity.  Upon the occurrence of an Event of Default and at all times thereafter, the Agent may require the Borrower to assemble the Collateral, which the Borrower agrees to do, and make it available to the Agent and the Lenders at a reasonably convenient place to be designated by the Agent.  The Agent may, with or without notice to or demand upon the Borrower and with or without the aid of legal process, make use of such force as may be necessary to enter any premises where the Collateral, or any thereof, may be found and to take possession thereof (including anything found in or on the Collateral that is not specifically described in this Agreement, each of which findings shall be considered to be an accession to and a part of the Collateral) and for that purpose may pursue the Collateral wherever the same may be found, without liability for trespass or damage caused thereby to the Borrower.  After any delivery or taking of possession of the Collateral, or any thereof, pursuant to this Agreement, then, with or without resort to the Borrower personally or any other Person or property, all of which the Borrower hereby waives, and upon such terms and in such manner as the Agent may deem advisable, the Agent, in its discretion, may sell, assign, transfer and deliver any of the Collateral at any time, or from time to time.  No prior notice need be given to the Borrower or to any other Person in the case of any sale of Collateral that the Agent determines to be perishable or to be declining speedily in value or that is customarily sold in any recognized market, but in any other case the Agent shall give the Borrower not fewer than ten days prior notice of either the time and place of any public sale of the Collateral or of the time after which any private sale or other intended disposition thereof is to be made.  The Borrower waives advertisement of any such sale and (except to the extent specifically required by the preceding sentence) waives notice of any kind in respect of any such sale.  At any such public sale, the Agent or the Lenders may purchase the Collateral, or any part thereof, free from any right of redemption, all of which rights the Borrower hereby waives and releases.  After deducting all Related Expenses, and after paying all claims, if any, secured by Liens having precedence over this Agreement, the Agent may apply the net proceeds of each such sale to or toward the payment of the Secured Obligations, whether or not then due, in such order and by such division as the Agent, in its sole discretion, may deem advisable.  Any excess, to the extent permitted by law, shall be paid to the Borrower, and the Borrower shall remain liable for any deficiency.  In addition, the Agent shall at all times have the right to obtain new appraisals of the Borrower or the Collateral, the cost of which shall be paid by the Borrower.

Section 9.7.                               Other Remedies.  The remedies in this Article IX are in addition to, not in limitation of, any other right, power, privilege, or remedy, either in law, in equity, or otherwise, to which the Lenders may be entitled.  The Agent shall exercise the rights under this Article IX and all other collection efforts on behalf of the Lenders and no Lender shall act independently with respect thereto, except as otherwise specifically set forth in this Agreement.

Section 9.8.                               Application of Proceeds.

(a) Payments Prior to Exercise of Remedies.  Prior to the exercise by the Agent, on behalf of the Lenders, of remedies under this Agreement or the other Loan Documents, all monies received by the Agent in connection with the Revolving Credit Commitment shall be applied, unless otherwise required by the terms of the other Loan Documents or by applicable law, to the Loans and Letters of Credit, as appropriate; provided that the Agent shall have the right at all times to apply any payment received from the Borrower first to the payment of all obligations (to the extent not paid by the Borrower) incurred by the Agent pursuant to Section 11.5 hereof and to the payment of Related Expenses.

(b) Payments Subsequent to Exercise of Remedies.  After the exercise by the Agent or the Required Lenders of remedies under this Agreement or the other Loan Documents, all monies received by the Agent shall be applied, unless otherwise required by the terms of the other Loan Documents or by applicable law, as follows:

(i) first, to the payment of all obligations (to the extent not paid by the Borrower) incurred by the Agent pursuant to Section 11.5 hereof and to the payment of Related Expenses;

(ii) second, to the payment pro rata of (A) interest then accrued and payable on the outstanding Loans, (B) any fees then accrued and payable to the Agent, and (C) any fees then accrued and payable to the Fronting Lender or the holders of the Letter of Credit Commitment in respect of the Letter of Credit Exposure;

(iii) third, for payment of (A) principal outstanding on the Loans and the Letter of Credit Exposure, on a pro rata basis to the Lenders, based upon each such Lender’s Commitment Percentage, provided that the amounts payable in respect of the Letter of Credit Exposure shall be held and applied by the Agent as security for the reimbursement obligations in respect thereof, and, if any Letter of Credit shall expire without being drawn, then the amount with respect to such Letter of Credit shall be distributed to the Lenders, on a pro rata basis in accordance with this subsection (iii), (B) the Indebtedness under any Hedge Agreement with a Lender (or an entity that is an affiliate of a then existing Lender), such amount to be based upon the net termination obligation of the Borrower under such Hedge Agreement, and (C) the Bank Product Obligations owing to a Lender (or an entity that is an affiliate of a then existing Lender) under Bank Product Agreements; with such payment to be pro rata among (A), (B) and (C) of this subsection (iii); and

(iv) finally, any remaining surplus after all of the Secured Obligations have been paid in full, to the Borrower or to whomsoever shall be lawfully entitled thereto.

ARTICLE X. THE AGENT

Section 10.1.                               Appointment of the Agent.

(a) Each Lender irrevocably appoints SunTrust Bank as the Agent and authorizes it to take such actions on its behalf and to exercise such powers as are delegated to the Agent under this Agreement and the other Loan Documents, together with all such actions and powers that are reasonably incidental thereto.  The Agent may perform any of its duties hereunder or under the other Loan Documents by or through any one or more sub-Agents or attorneys-in-fact appointed by the Agent.  The Agent and any such sub-Agent or attorney-in-fact may perform any and all of its duties and exercise its rights and powers through their respective Related Parties.  The exculpatory provisions set forth in this Article shall apply to any such sub-Agent, attorney-in-fact or Related Party and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Agent.

(b) The Fronting Lender shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith until such time and except for so long as the Agent may agree at the request of the Required Lenders to act for the Fronting Lender with respect thereto; provided that the Fronting Lender shall have all the benefits and immunities (i) provided to the Agent in this Article with respect to any acts taken or omissions suffered by the Fronting Lender in connection with Letters of Credit issued by it or proposed to be issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term “Agent” as used in this Article included the Fronting Lender with respect to such acts or omissions and (ii) as additionally provided in this Agreement with respect to the Fronting Lender.

Section 10.2.                               Nature of Duties of the Agent.  The Agent shall not have any duties or obligations except those expressly set forth in this Agreement and the other Loan Documents.  Without limiting the generality of the foregoing, (a) the Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or an Event of Default has occurred and is continuing, (b) the Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except those discretionary rights and powers expressly contemplated by the Loan Documents that the Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 11.3), provided that the Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under the Bankruptcy Code or any applicable debtor relief law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of the Bankruptcy Code or any applicable debtor relief law;  and (c) except as expressly set forth in the Loan Documents, the Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Credit Party that is communicated to or obtained by the Agent or any of its affiliates in any capacity.  The Agent shall not be liable for any action taken or not taken by it, its sub-Agents or its attorneys-in-fact with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 11.3) or in the absence of its own gross negligence or willful misconduct.  The Agent shall not be responsible for the negligence or misconduct of any sub-Agents or attorneys-in-fact selected by it with reasonable care.  The Agent shall not be deemed to have knowledge of any Default or Event of Default unless and until written notice thereof (which notice shall include an express reference to such event being a “Default” or “Event of Default” hereunder) is given to the Agent by the Borrower or any Lender, and the Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements, or other terms and conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Agent.  The Agent may consult with legal counsel (including counsel for the Borrower) concerning all matters pertaining to such duties.

Section 10.3.                               Lack of Reliance on the Agent.  Each of the Lenders, the Swingline Lender and the Fronting Lender acknowledges that it has, independently and without reliance upon the Agent, the Fronting Lender or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each of the Lenders, the Swingline Lender and the Fronting Lender also acknowledges that it will, independently and without reliance upon the Agent, the Fronting Lender or any other Lender and based on such documents and information as it has deemed appropriate, continue to make its own decisions in taking or not taking any action under or based on this Agreement, any related agreement or any document furnished hereunder or thereunder.

Section 10.4.                               Certain Rights of the Agent.  If the Agent shall request instructions from the Required Lenders with respect to any action or actions (including the failure to act) in connection with this Agreement, the Agent shall be entitled to refrain from such act or taking such act unless and until it shall have received instructions from such Lenders, and the Agent shall not incur liability to any Person by reason of so refraining.  Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders where required by the terms of this Agreement.

Section 10.5.                               Reliance by the Agent.  The Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, posting or other distribution) believed by it to be genuine and to have been signed, sent or made by the proper Person.  The Agent may also rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person and shall not incur any liability for relying thereon.  The Agent may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or not taken by it in accordance with the advice of such counsel, accountants or experts.

Section 10.6.                               The Agent in its Individual Capacity.  The bank serving as the Agent shall have the same rights and powers under this Agreement and any other Loan Document in its capacity as a Lender as any other Lender and may exercise or refrain from exercising the same as though it were not the Agent; and the terms “Lenders”, “Required Lenders”,  or any similar terms shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity.  SunTrust Bank acting as the Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with any Credit Party or any Affiliate of the Borrower as if it were not the Agent hereunder.

Section 10.7.                               Successor Agent.

(a) The Agent may not be removed, but may resign at any time by giving notice thereof to the Lenders and the Borrower.  Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent, subject to, so long as no Default or Event of Default exists at such time, approval by the Borrower (such approval not to be unreasonably withheld, conditioned or delayed).  If no successor Agent shall have been so appointed, and shall have accepted such appointment within thirty (30) days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a commercial bank organized under the laws of the United States or any state thereof or a bank which maintains an office in the United States.

(b) Upon the acceptance of its appointment as the Agent hereunder by a successor, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents.  If, within forty-five (45) days after written notice is given of the retiring Agent’s resignation under this Section, no successor Agent shall have been appointed and shall have accepted such appointment, then on such 45th day (i) the retiring Agent’s resignation shall become effective, (ii) the retiring Agent shall thereupon be discharged from its duties and obligations under the Loan Documents and (iii) the Required Lenders shall thereafter perform all duties of the retiring Agent under the Loan Documents until such time as the Required Lenders appoint a successor Agent as provided above.  After any retiring Agent’s resignation hereunder, the provisions of this Article shall continue in effect for the benefit of such retiring Agent and its representatives and Agents in respect of any actions taken or not taken by any of them while it was serving as the Agent.

(c) In addition to the foregoing, if a Lender becomes, and during the period it remains, a Defaulting Lender, and if Borrower has failed to provide cash collateral in accordance with Section 2.2(b)(ix), Section 2.2(c)(iv) or Section 2.2(c)(v) then the Fronting Lender and the Swingline Lender may, upon prior written notice to the Borrower and the Agent, resign as Fronting Lender or as Swingline Lender, as the case may be, effective at the close of business Atlanta, Georgia time on a date specified in such notice (which date may not be less than five (5) Business Days after the date of such notice), and upon such resignation, shall be released from any further obligation hereunder.

Section 10.8.                               Withholding Tax.  To the extent required by any applicable law, the Agent may withhold from any interest payment to any Lender an amount equivalent to any applicable withholding tax.  If the Internal Revenue Service or any authority of the United States or any other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or was not properly executed, or because such Lender failed to notify the Agent of a change in circumstances that rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), such Lender shall indemnify the Agent (to the extent that the Agent has not already been reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, together with all expenses incurred, including legal expenses, allocated staff costs and any out of pocket expenses.

Section 10.9.                               The Agent May File Proofs of Claim.

(a) In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Credit Party, the Agent (irrespective of whether the principal of any Loan or any Revolving Credit Exposure shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(i) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans or Revolving Credit Exposure and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Fronting Lender and the Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Fronting Lender and the Agent and its agents and counsel and all other amounts due the Lenders, the Fronting Lender and the Agent under Section 10.3) allowed in such judicial proceeding; and

(ii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same.

(b) Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the Fronting Lender to make such payments to the Agent and, if the Agent shall consent to the making of such payments directly to the Lenders and the Fronting Lender, to pay to the Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agent and its agents and counsel, and any other amounts due the Agent under Section 10.3.

Nothing contained herein shall be deemed to authorize the Agent to authorize or consent to or accept or adopt on behalf of any Lender or the Fronting Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 10.10.                               Authorization to Execute Other Loan Documents.  Each Lender hereby authorizes the Agent to execute on behalf of all Lenders all Loan Documents (including, without limitation, the Security Documents, the Intercreditor Agreement and any other intercreditor or subordination agreements) other than this Agreement.

Section 10.11.                               Collateral and Guaranty Matters.  The Lenders irrevocably authorize the Agent, at its sole option and in its sole discretion:

(a) to release any Lien on any property granted to or held by the Agent under any Loan Document (i) upon the termination of the Revolving Credit Commitment, the Cash Collateralization of all reimbursement obligations with respect to Letters of Credit in an amount equal to 105% of the aggregate Letter of Credit Exposure of all Lenders, and the payment in full of all Obligations (other than contingent Secured Obligations for which no written demand has been made or asserted and such cash collateralized reimbursement obligations), (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (iii) if approved, authorized or ratified in writing in accordance with Section 10.2; and

(b) to release any Credit Party from its obligations under the applicable Security Documents if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.

Upon request by the Agent at any time, the Required Lenders will confirm in writing the Agent’s authority to release its interest in particular types or items of property, or to release any Credit Party from its obligations under the applicable Security Documents pursuant to this Section.  In each case as specified in this Section, the Agent is authorized, at the Borrower’s expense, to execute and deliver to the applicable Credit Party such documents as such Credit Party may reasonably request to evidence the release of such item of Collateral from the Liens granted under the applicable Security Documents, or to release such Credit Party from its obligations under the applicable Security Documents, in each case in accordance with the terms of the Loan Documents and this Section.

Section 10.12.                               Documentation Agent.  Each Lender hereby designates PNC Bank, National Association, as Documentation Agent and agrees that the Documentation Agent shall have no duties or obligations under any Loan Documents to any Lender or any Credit Party.

Section 10.13.                               Right to Realize on Collateral and Enforce Guarantee.  Anything contained in any of the Loan Documents to the contrary notwithstanding, the Borrower, the Agent and each Lender hereby agree that (i) no Lender shall have any right individually to realize upon any of the Collateral or to enforce the Security Documents, it being understood and agreed that all powers, rights and remedies hereunder and under the Security Documents may be exercised solely by the Agent, and (ii) in the event of a foreclosure by the Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and the Agent, as Agent for and representative of the Lenders (but not any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Agent at such sale or other disposition.

Section 10.14.                               Secured Bank Product Obligations and Hedging Obligations.  No Lender providing Bank Products or Hedge Agreements that obtains the benefits of Section 9.8(b), the Security Documents or any Collateral by virtue of the provisions hereof or of any other Loan Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents.  Notwithstanding any other provision of this Article to the contrary and except as to SunTrust Bank, the Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Bank Product Obligations and Hedge Obligations unless the Agent has received written notice of such Obligations, together with such supporting documentation as the Agent may request, from the applicable Lender providing Bank Products or Hedge Agreements, as the case may be, or to include such Bank Products or Hedge Obligations in clause (iii) of Section 9.8(b)  in the absence of such notice and supporting documentation.

ARTICLE XI. MISCELLANEOUS

Section 11.1.                               Lenders’ Independent Investigation.  Each Lender, by its signature to this Agreement, acknowledges and agrees that the Agent has made no representation or warranty, express or implied, with respect to the creditworthiness, financial condition, or any other condition of any Company or with respect to the statements contained in any information memorandum furnished in connection herewith or in any other oral or written communication between the Agent and such Lender.  Each Lender represents that it has made and shall continue to make its own independent investigation of the creditworthiness, financial condition and affairs of the Companies in connection with the extension of credit hereunder, and agrees that the Agent has no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto (other than such notices as may be expressly required to be given by the Agent to the Lenders hereunder), whether coming into its possession before the first Credit Event hereunder or at any time or times thereafter.  Each Lender further represents that it has reviewed each of the Loan Documents, including, but not limited to, the Intercreditor Agreement.

Section 11.2.                               No Waiver; Cumulative Remedies.  No omission or course of dealing on the part of the Agent, any Lender or the holder of any Note (or, if there is no Note, the holder of the interest as reflected on the books and records of the Agent) in exercising any right, power or remedy hereunder or under any of the Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder or under any of the Loan Documents.  The remedies herein provided are cumulative and in addition to any other rights, powers or privileges held under any of the Loan Documents or by operation of law, by contract or otherwise.

Section 11.3.                               Amendments, Waivers and Consents.

(a) General Rule.  No amendment, modification, termination, or waiver of any provision of any Loan Document nor consent to any variance therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b) Exceptions to the General Rule.  Notwithstanding the provisions of subsection (a) of this Section 11.3:

(i) Requirements.  Subject to subpart (ii) below, no amendment, modification, waiver or consent shall (A) extend or increase the Maximum Amount of any Lender without the written consent of such Lender, (B) extend the date scheduled for payment of any principal (excluding mandatory prepayments) of or interest on the Loans or any unused line fees payable hereunder without the written consent of each Lender directly affected thereby, (C) reduce the principal amount of any Loan, the stated rate of interest thereon (provided that the institution of the Default Rate or post default interest and a subsequent removal of the Default Rate or post default interest shall not constitute a decrease in interest rate pursuant to this Section 11.3), the stated rate of any unused line fees payable hereunder, the amount of principal to be reimbursed when a Letter of Credit is drawn, or the stated rate of any Letter of Credit fees payable for the pro rata benefit of the Lenders, without the consent of each Lender directly affected thereby (except for periodic adjustments of interest rates and unused line fees resulting from a change in the Applicable Margin as provided for in this Agreement), (D) change any percentage voting requirement, voting rights, or the Required Lenders definition in this Agreement, without the unanimous consent of the Lenders, (E) release the Borrower or any Guarantor of Payment except in connection with a merger or sale of assets permitted pursuant to Section 5.12 hereof without the unanimous consent of the Lenders, (F) release all or substantially all of the Collateral securing the Secured Obligations, except as specifically permitted hereunder, without the unanimous consent of the Lenders, or (G) amend this Section 11.3 or Section 9.5 or 9.8 hereof without the unanimous consent of the Lenders.

(ii) Provisions Relating to Special Rights and Duties.  No provision of this Agreement affecting the Agent in its capacity as such shall be amended, modified or waived without the consent of the Agent.  No provision of this Agreement relating to the rights or duties of the Fronting Lender in its capacity as such shall be amended, modified or waived without the consent of the Fronting Lender.  No provision of this Agreement relating to the rights or duties of the Swingline Lender in its capacity as such shall be amended, modified or waived without the consent of the Swingline Lender.

(c) Replacement of Non-Consenting Lender.  If, in connection with any proposed amendment, waiver or consent hereunder, (i) the consent of all Lenders is required, but only the consent of Required Lenders is obtained, or (ii) the consent of Required Lenders is required, but the consent of the Required Lenders is not obtained (any Lender withholding consent as described in subparts (i) and (ii) hereof being referred to as a “Non-Consenting Lender”), then, so long as the Agent is not the Non-Consenting Lender, the Agent may, at the sole expense of the Borrower, upon notice to such Non-Consenting Lender and the Borrower, require such Non-Consenting Lender to assign and delegate, without recourse (in accordance with the restrictions contained in Section 11.10 hereof) all of its interests, rights and obligations under this Agreement to an Eligible Transferee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that such Non-Consenting Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from such Eligible Transferee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts, including any breakage compensation under Article III hereof).

(d) Generally.  Notice of amendments, waivers or consents ratified by the Lenders hereunder shall be forwarded by the Agent to all of the Lenders.  Each Lender or other holder of a Note, or if there is no Note, the holder of the interest as reflected on the books and records of the Agent (or interest in any Loan or Letter of Credit) shall be bound by any amendment, waiver or consent obtained as authorized by this Section 11.3, regardless of its failure to agree thereto.

Section 11.4.                               Notices.  All notices, requests, demands and other communications provided for hereunder shall be in writing and, if to the Borrower, mailed or delivered to it, addressed to it at the address specified on the signature pages of this Agreement, if to a Lender, mailed or delivered to it, addressed to the address of such Lender specified on the signature pages of this Agreement, or, as to each party, at such other address as shall be designated by such party in a written notice to each of the other parties.  All notices, statements, requests, demands and other communications provided for hereunder shall be deemed to be given or made when hand delivered, delivered by overnight courier or two Business Days after being deposited in the mails with postage prepaid by registered or certified mail, addressed as aforesaid, or sent by facsimile with telephonic confirmation of receipt (if received during a Business Day, otherwise the following Business Day).  All notices from the Borrower to the Agent or the Lenders pursuant to any of the provisions hereof shall not be effective until received by the Agent or the Lenders, as the case may be.  For purposes of Article II hereof, the Agent shall be entitled to rely on telephonic instructions from any person that the Agent in good faith believes is an Authorized Officer, and the Borrower shall hold the Agent and each Lender harmless from any loss, cost or expense resulting from any such reliance.

Section 11.5.                               Costs, Expenses and Documentary Taxes.  The Borrower agrees to pay on demand all costs and expenses of the Agent and all Related Expenses, including but not limited to (a) syndication, administration, travel and out-of-pocket expenses, including but not limited to attorneys’ fees and expenses, of the Agent in connection with the preparation, negotiation and closing of the Loan Documents and the Intercreditor Agreement and the administration of the Loan Documents and the Intercreditor Agreement, and the collection and disbursement of all funds hereunder and the other instruments and documents to be delivered hereunder; provided however, the Borrower shall not be responsible for paying more than $300,000 in legal fees in connection with the initial preparation and syndication of this Agreement and the Loan Documents, (b) extraordinary expenses of the Agent in connection with the administration of the Loan Documents, the Intercreditor Agreement and the other instruments and documents to be delivered hereunder, and (c) the reasonable fees and out-of-pocket expenses of special counsel for the Agent, with respect to the foregoing, and of local counsel, if any, who may be retained by said special counsel with respect thereto.  The Borrower also agrees to pay on demand all costs and expenses (including Related Expenses) of the Agent and the Lenders, including reasonable attorneys’ fees and expenses, in connection with the restructuring or enforcement of the Obligations, this Agreement or any Related Writing, or the Intercreditor Agreement.  In addition, the Borrower shall pay any and all stamp, transfer, documentary and other taxes, assessments, charges and fees payable or determined to be payable in connection with the execution and delivery of the Loan Documents, the Intercreditor Agreement and the other instruments and documents to be delivered hereunder, and agrees to hold the Agent and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or failure to pay such taxes or fees.  All obligations provided for in this Section 11.5 shall survive any termination of this Agreement.

Section 11.6.                               Indemnification .  Subject to the provisions of Sections 2.8(c) and 11.5, the Borrower shall pay (i) all reasonable, out-of-pocket costs and expenses of the Agent and its affiliates, including the reasonable fees, charges and disbursements of counsel for the Agent and its affiliates, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents and any amendments, modifications or waivers thereof (whether or not the transactions contemplated in this Agreement or any other Loan Document shall be consummated), including the reasonable fees, charges and disbursements of counsel for the Agent and its affiliates, (ii) all reasonable out-of-pocket expenses incurred by the Fronting Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iii) all out-of-pocket costs and expenses (including, without limitation, the reasonable fees, charges and disbursements of outside counsel and the allocated cost of inside counsel) incurred by the Agent, the Fronting Lender, the Swingline Lender or any Lender in connection with the enforcement or protection of its rights in connection with this Agreement or any other Loan Document, including its rights under this Section, or in connection with the Loans made or any Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit, (iv) all out-of-pocket costs and expenses Agent incurred in connection with hiring outside field examiners at a rate equal to the current market rate then in effect, (v) all out-of-pocket costs and expenses incurred by Agent in connection with the hiring of outside appraisers to conduct any appraisal in accordance with this Agreement, and (vi) all out-of-pocket costs and expenses incurred by Agent in connection with the hiring of outside reviewers to conduct any insurance review.

(b) The Borrower shall indemnify the Agent (and any sub-Agent thereof), each Lender and the Fronting Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any Person arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Fronting Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by any Credit Party or any of its Subsidiaries, or any Environmental Liability related in any way to any Credit Party or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.  No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through Syndtrak, Intralinks or any other Internet or intranet website, except as a result of such Indemnitee’s gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and non-appealable judgment.

(c) The Borrower shall pay, and hold the Agent, the Fronting Lender and each of the Lenders harmless from and against, any and all present and future stamp, documentary, and other similar taxes with respect to this Agreement and any other Loan Documents, any collateral described therein or any payments due thereunder, and save the Agent, the Fronting Lender and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes.

(d) To the extent that the Borrower fails to pay any amount required to be paid to the Agent, the Fronting Lender or the Swingline Lender under subsection (a), (b) or (c) hereof, for any or no reason, each Lender severally agrees to pay to the Agent, the Fronting Lender or the Swingline Lender, as the case may be, such Lender’s pro rata share (in accordance with its respective Revolving Credit Commitment (or Revolving Credit Exposure, as applicable) determined as of the time that the unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified payment, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Agent, the Fronting Lender or the Swingline Lender in its capacity as such.

(e) To the extent not prohibited by applicable law, each Credit Party shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to actual or direct damages) arising out of, in connection with or as a result of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated therein, any Loan or any Letter of Credit or the use of proceeds thereof.

(f) All amounts due under this Section shall be payable promptly after written demand therefor.

Section 11.7.                               Obligations Several; No Fiduciary Obligations.  The obligations of the Lenders hereunder are several and not joint.  Nothing contained in this Agreement and no action taken by the Agent or the Lenders pursuant hereto shall be deemed to constitute the Agent or the Lenders a partnership, association, joint venture or other entity.  No default by any Lender hereunder shall excuse the other Lenders from any obligation under this Agreement; but no Lender shall have or acquire any additional obligation of any kind by reason of such default.  The relationship between the Borrower and the Lenders with respect to the Loan Documents and the Related Writings is and shall be solely that of debtor and creditors, respectively, and neither the Agent nor any Lender shall have any fiduciary obligation toward any Credit Party with respect to any such documents or the transactions contemplated thereby.

Section 11.8.                               Execution in Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, and by facsimile signature, each of which counterparts when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

Section 11.9.                               Binding Effect; Borrower’s Assignment.  This Agreement shall become effective when it shall have been executed by the Borrower, the Agent and each Lender and thereafter shall be binding upon and inure to the benefit of the Borrower, the Agent and each of the Lenders and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Agent and all of the Lenders.

Section 11.10.                               Lender Assignments.

(a) Assignments of the Revolving Credit Commitment.  Each Lender shall have the right at any time or times to assign to an Eligible Transferee (other than to a Lender that shall not be in compliance with this Agreement), without recourse, all or a percentage of all of the following: (i) such Lender’s Commitment Percentage of the Revolving Credit Commitment, (ii) all Loans made by that Lender, (iii) such Lender’s Notes, and (iv) such Lender’s interest in any Letter of Credit or Swingline Loan, and any participation purchased pursuant to Section 2.2(b) or 2.2(c) or Section 9.5 hereof.

(b) Prior Consent.  No assignment may be consummated pursuant to this Section 11.10 without the prior written consent of the Borrower and the Agent (other than an assignment by any Lender to any affiliate of such Lender which affiliate is an Eligible Transferee and either wholly-owned by a Lender or is wholly-owned by a Person that wholly owns, either directly or indirectly, such Lender, or to another Lender), which consent of the Borrower and the Agent shall not be unreasonably withheld; provided that the consent of the Borrower shall not be required if, at the time of the proposed assignment, any Default or Event of Default shall then exist.  Anything herein to the contrary notwithstanding, any Lender may at any time make a collateral assignment of all or any portion of its rights under the Loan Documents to a Federal Reserve Bank, and no such assignment shall release such assigning Lender from its obligations hereunder.

(c) Minimum Amount.  Each such assignment shall be in a minimum amount of the lesser of Five Million Dollars ($5,000,000) (or minimum increments thereto of $1,000,000) of the assignor’s interest in the Revolving Credit Commitment and its interest herein, or the entire amount of the assignor’s interest in the Revolving Credit Commitment and its interest herein.

(d) Assignment Fee.  Unless the assignment shall be to an affiliate of the assignor or the assignment shall be due to merger of the assignor or for regulatory purposes, either the assignor or the assignee shall remit to the Agent, for its own account, an administrative fee of Three Thousand Five Hundred Dollars ($3,500), unless waived in the sole discretion of the Agent.

(e) Assignment Agreement.  Unless the assignment shall be due to merger of the assignor or a collateral assignment for regulatory purposes, the assignor shall (i) cause the assignee to execute and deliver to the Borrower and the Agent an Assignment Agreement, and (ii) execute and deliver, or cause the assignee to execute and deliver, as the case may be, to the Agent such additional amendments, assurances and other writings as the Agent may reasonably require.

(f) Non-U.S. Assignee.  If the assignment is to be made to an assignee that is organized under the laws of any jurisdiction other than the United States or any state thereof, the assignor Lender shall cause such assignee, at least five Business Days prior to the effective date of such assignment, (i) to represent to the assignor Lender (for the benefit of the assignor Lender, the Agent and the Borrower) that under applicable law and treaties no taxes will be required to be withheld by the Agent, the Borrower or the assignor with respect to any payments to be made to such assignee in respect of the Loans hereunder, (ii) to furnish to the assignor Lender (and, in the case of any assignee registered in the Register (as defined below), the Agent and the Borrower) either U.S. Internal Revenue Service Form W-8ECI, Form W-8IMY or U.S. Internal Revenue Service Form W-8BEN, as applicable (wherein such assignee claims entitlement to complete exemption from U.S. federal withholding tax on all payments hereunder), and (iii) to agree (for the benefit of the assignor, the Agent and the Borrower) to provide to the assignor Lender (and, in the case of any assignee registered in the Register, to the Agent and the Borrower) a new Form W-8ECI or Form W-8BEN, as applicable, upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such assignee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

(g) Deliveries by the Borrower.  Upon satisfaction of all applicable requirements specified in subsections (a) through (f) above, the Borrower shall execute and deliver (i) to the Agent, the assignor and the assignee, any consent or release (of all or a portion of the obligations of the assignor) required to be delivered by the Borrower in connection with the Assignment Agreement, and (ii) to the assignee, if requested, and the assignor, if applicable, an appropriate Note or Notes.  After delivery of the new Note or Notes, the assignor’s Note or Notes, if any, being replaced shall be returned to the Borrower marked “replaced”.

(h) Effect of Assignment.  Upon satisfaction of all applicable requirements set forth in subsections (a) through (g) above, and any other condition contained in this Section 11.10, (i) the assignee shall become and thereafter be deemed to be a “Lender” for the purposes of this Agreement, (ii) the assignor shall be released from its obligations hereunder to the extent that its interest has been assigned, (iii) in the event that the assignor’s entire interest has been assigned, the assignor shall cease to be and thereafter shall no longer be deemed to be a “Lender” and (iv) the signature pages hereto and Schedule 1 hereto shall be automatically amended, without further action, to reflect the result of any such assignment.

(i) The Agent to Maintain Register.  The Agent shall maintain at the address for notices referred to in Section 11.4 hereof a copy of each Assignment Agreement delivered to it and a register (the “Register”) for the recordation of the names and addresses of the Lenders and the commitment of, and principal amount of the Revolving Loans owing to, each Lender from time to time.  The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Agreement.  The Register shall be available for inspection by the Borrower or any Lender in regards to its interest, at any reasonable time and from time to time, upon reasonable prior notice.

Section 11.11.                               Sale of Participations.  Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell participations to one or more Eligible Transferees (each a “Participant”) in all or a portion of its rights or obligations under this Agreement and the other Loan Documents (including all or a portion of its interest in the Revolving Credit Commitment and the Loans and participations owing to it and the Note, if any, held by it); provided that:

(a) any such Lender’s obligations under this Agreement and the other Loan Documents shall remain unchanged;

(b) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations;

(c) the parties hereto shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and each of the other Loan Documents;

(d) such Participant shall be bound by the provisions of Section 9.5 hereof, and the Lender selling such participation shall obtain from such Participant a written confirmation of its agreement to be so bound; and

(e) no Participant (unless such Participant is itself a Lender) shall be entitled to require such Lender to take or refrain from taking action under this Agreement or under any other Loan Document, except that such Lender may agree with such Participant that such Lender will not, without such Participant’s consent, take action of the type described as follows:

(i) increase the portion of the participation amount of any Participant over the amount thereof then in effect, or extend the Commitment Period, without the written consent of each Participant affected thereby; or

(ii) reduce the principal amount of or extend the time for any payment of principal of any Loan, or reduce the rate of interest or extend the time for payment of interest on any Loan, or reduce the unused line fee, without the written consent of each Participant affected thereby.

The Borrower agrees that any Lender that sells participations pursuant to this Section 11.11 shall still be entitled to the benefits of Article III hereof, notwithstanding any such transfer; provided that the obligations of the Borrower shall not increase as a result of such transfer and the Borrower shall have no obligation to any Participant.

Section 11.12.                               Replacement of Affected Lenders.  Each Lender agrees, that during the time in which any Lender is an Affected Lender, the Agent shall have the right (and the Agent shall, if requested by the Borrower), at the sole expense of the Borrower, upon notice to such Affected Lender and the Borrower, to require that such Affected Lender assign and delegate, without recourse (in accordance with the restrictions contained in Section 11.10 hereof), all of its interests, rights and obligations under this Agreement to an Eligible Transferee, approved by the Borrower (unless an Event of Default shall exist) and the Agent, that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that such Affected Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder (recognizing that any Affected Lender may have given up its rights under this Agreement to receive payment of fees and other amounts pursuant to Section 2.6(e) or (f) hereof), from such Eligible Transferee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts, including any breakage compensation under Article III hereof).

Section 11.13.                               Patriot Act Notice.  Each Lender and the Agent (for itself and not on behalf of any other party) hereby notifies the Credit Parties that, pursuant to the requirements of the Patriot Act, such Lender and the Agent are required to obtain, verify and record information that identifies the Credit Parties, which information includes the name and address of each of the Credit Parties and other information that will allow such Lender or the Agent, as applicable, to identify the Credit Parties in accordance with the Patriot Act.  The Borrower shall provide, to the extent commercially reasonable, such information and take such actions as are reasonably requested by the Agent or a Lender in order to assist the Agent or such Lender in maintaining compliance with the Patriot Act.

Section 11.14.                               Severability of Provisions; Captions; Attachments.  Any provision of this Agreement that shall be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.  The several captions to sections and subsections herein are inserted for convenience only and shall be ignored in interpreting the provisions of this Agreement.  Each schedule or exhibit attached to this Agreement shall be incorporated herein and shall be deemed to be a part hereof.

Section 11.15.                               Investment Purpose.  Each of the Lenders represents and warrants to the Borrower that it is entering into this Agreement with the present intention of acquiring any Note issued pursuant hereto (or, if there is no Note, the interest as reflected on the books and records of the Agent) for investment purposes only and not for the purpose of distribution or resale, it being understood, however, that each Lender shall at all times retain full control over the disposition of its assets.

Section 11.16.                               Entire Agreement.  This Agreement, any Note and any other Loan Document or other agreement, document or instrument attached hereto or executed on or as of the Closing Date integrate all of the terms and conditions mentioned herein or incidental hereto and supersede all oral representations and negotiations and prior writings with respect to the subject matter hereof.

Section 11.17.                               Governing Law; Jurisdiction; Consent to Service of Process.

(a) This Agreement and the other Loan Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be construed in accordance with and be governed by the law (without giving effect to the conflict of law principles thereof except for Sections 5-1401 and 5-1402 of the New York General Obligations Law) of the State of New York.

(b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Southern District of New York, and of the Supreme Court of the State of New York sitting in New York county, and of any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document or the transactions contemplated hereby or thereby, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such District Court or New York state court or, to the extent permitted by applicable law, such appellate court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or any other Loan Document shall affect any right that the Agent, the Fronting Lender or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Credit Party or its properties in the courts of any jurisdiction.

(c) The Borrower irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding described in subsection (b) of this Section and brought in any court referred to in subsection (b) of this Section.  Each of the parties hereto irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to the service of process in the manner provided for notices in Section 11.4.  Nothing in this Agreement or in any other Loan Document will affect the right of any party hereto to serve process in any other manner permitted by law.

Section 11.18.                               WAIVER OF JURY TRIAL.  EACH PARTY HERETO KNOWINGLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 11.19.                               Right of Set-off.  In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, each Lender and the Fronting Lender shall have the right, at any time or from time to time upon the occurrence and during the continuance of an Event of Default, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, to set off and apply against all deposits (general or special, time or demand, provisional or final) of the Borrower at any time held or other obligations at any time owing by such Lender and the Fronting Lender to or for the credit or the account of the Borrower against any and all Obligations held by such Lender or the Fronting Lender, as the case may be, irrespective of whether such Lender or the Fronting Lender shall have made demand hereunder and although such Obligations may be unmatured; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Agent for further application in accordance with the provisions of Section 2.6(e) or Section 9.8., as applicable, and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Agent, the Fronting Lenders, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.  Each Lender and the Fronting Lender agrees promptly to notify the Agent and the Borrower after any such set-off and any application made by such Lender or the Fronting Lender, as the case may be; provided that the failure to give such notice shall not affect the validity of such set-off and application.  Each Lender and the Fronting Lender agrees to apply all amounts collected from any such set-off to the Obligations before applying such amounts to any other Indebtedness or other obligations owed by any Credit Party and any of its Subsidiaries to such Lender or the Fronting Lender.

Section 11.20.                               Counterparts; Integration.  This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  This Agreement, the Agent Fee Letter, the other Loan Documents, and any separate letter agreements relating to any fees payable to the Agent and its affiliates constitute the entire agreement among the parties hereto and thereto and their affiliates regarding the subject matters hereof and thereof and supersede all prior agreements and understandings, oral or written, regarding such subject matters.  Delivery of an executed counterpart to this Agreement or any other Loan Document by facsimile transmission or by electronic mail in pdf format shall be as effective as delivery of a manually executed counterpart hereof.

Section 11.21.                               Survival.  All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates, reports, notices or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Agent, the Fronting Lender or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Revolving Credit Commitment has not expired or terminated.  The provisions of Sections 3.1, 3.2, 3.3, 11.5 and 11.6 and Article X shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Revolving Credit Commitment. or the termination of this Agreement or any provision hereof.

Section 11.22.                               Severability.  Any provision of this Agreement or any other Loan Document held to be illegal, invalid or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without affecting the legality, validity or enforceability of the remaining provisions hereof or thereof; and the illegality, invalidity or unenforceability of a particular provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 11.23.                               Confidentiality.  Each of the Agent, the Fronting Lender and the Lenders agrees to take normal and reasonable precautions to maintain the confidentiality of any information relating to the Borrower or any of its Subsidiaries or any of their respective businesses, to the extent designated in writing as confidential and provided to it by the Borrower or any of its Subsidiaries, other than any such information that is available to the Agent, the Fronting Lender or any Lender on a non-confidential basis prior to disclosure by the Borrower or any of its Subsidiaries, except that such information may be disclosed (i) to any Related Party of the Agent, the Fronting Lender or any such Lender including, without limitation, accountants, legal counsel and other advisors, (ii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iii) to the extent requested by any regulatory agency or authority purporting to have jurisdiction over it (including any self-regulatory authority such as the National Association of Insurance Commissioners), (iv) to the extent that such information becomes publicly available other than as a result of a breach of this Section, or which becomes available to the Agent, the Fronting Lender, any Lender or any Related Party of any of the foregoing on a non-confidential basis from a source other than the Borrower or any of its Subsidiaries, (v) in connection with the exercise of any remedy hereunder or under any other Loan Documents or any suit, action or proceeding relating to this Agreement or any other Loan Documents or the enforcement of rights hereunder or thereunder, (vi) subject to execution by such Person of an agreement containing provisions substantially the same as those of this Section, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, or (B) any actual or prospective party (or its Related Parties) to any swap or derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, (vii) to any rating agency, (viii) to the CUSIP Service Bureau or any similar organization, or (ix) with the consent of the Borrower.  Any Person required to maintain the confidentiality of any information as provided for in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such information as such Person would accord its own confidential information.  In the event of any conflict between the terms of this Section and those of any other Contractual Obligation entered into with any Credit Party (whether or not a Loan Document), the terms of this Section shall govern.

Section 11.24.                               Waiver of Effect of Corporate Seal.  The Borrower represents and warrants that neither it nor any other Credit Party is required to affix its corporate seal to this Agreement or any other Loan Document pursuant to any Requirement of Law, agrees that this Agreement is delivered by the Borrower under seal and waives any shortening of the statute of limitations that may result from not affixing the corporate seal to this Agreement or such other Loan Documents.

Section 11.25.                               No Advisory or Fiduciary Responsibility.  In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower and each other Credit Party acknowledges and agrees and acknowledges its Affiliates’ understanding that (i) (A) the services regarding this Agreement provided by the Agent, Fronting Lender  and/or the Lenders are arm’s-length commercial transactions between the Borrower, each other Credit Party and their respective Affiliates, on the one hand, and the Agent, Fronting Lender  and the Lenders, on the other hand, (B) each of the Borrower and the other Credit Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate, and (C) the Borrower and each other Credit Party is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each of the Agent, Fronting Lender  and the Lenders is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent, or fiduciary for the Borrower, any other Credit Party or any of their respective Affiliates, or any other Person, and (B) neither the Agent, Fronting Lender  nor any Lender has any obligation to the Borrower, any other Credit Party or any of their Affiliates with respect to the transaction contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Agent, Fronting Lender , the Lenders and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, the other Credit Parties and their respective Affiliates, and each of the Agent, Fronting Lender  and the Lenders has no obligation to disclose any of such interests to the Borrower, any other Credit Party or any of their respective Affiliates.  To the fullest extent permitted by law, each of the Borrower and the other Credit Parties hereby waives and releases any claims that it may have against the Agent, Fronting Lender  or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 11.26.                               Location of Closing.  Each Lender and the Fronting Lender acknowledges and agrees that it has delivered, with the intent to be bound, its executed counterparts of this Agreement to the Agent, c/o Holland & Knight LLP, 31 W. 52nd St., New York, New York 10019.  The Borrower acknowledges and agrees that it has delivered, with the intent to be bound, its executed counterparts of this Agreement and each other Loan Document, together with all other documents, instruments, opinions, certificates and other items required under Section 3.1, to the Agent, c/o Holland & Knight LLP, 31 W. 52nd St., New York, New York 10019.  All parties agree that the closing of the transactions contemplated by this Agreement has occurred in New York.

Section 11.27.                               Limitations on Liability of the Fronting Lender.  The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letters of Credit.  Neither the Fronting Lender nor any of its officers or directors shall be liable or responsible for (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by the Fronting Lender against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the account party on such Letter of Credit shall have a claim against the Fronting Lender, and the Fronting Lender shall be liable to such account party, to the extent of any direct, but not consequential, damages suffered by such account party that such account party proves were caused by (i) the Fronting Lender’s willful misconduct or gross negligence (as determined by a final judgment of a court of competent jurisdiction) in determining whether documents presented under a Letter of Credit comply with the terms of such Letter of Credit, or (ii) the Fronting Lender’s willful failure to make lawful payment under any Letter of Credit after the presentation to it of documentation strictly complying with the terms and conditions of such Letter of Credit.  In furtherance and not in limitation of the foregoing, the Fronting Lender may accept documents that appear on their face to be in order, without responsibility for further investigation.

Section 11.28.                               General Limitation of Liability.  No claim may be made by any Credit Party, any Lender, the Agent, the Fronting Lender or any other Person against the Agent, the Fronting Lender, or any other Lender or the affiliates, directors, officers, employees, attorneys or agents of any of them for any damages other than actual compensatory damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any of the other Loan Documents, or any act, omission or event occurring in connection therewith; and the Borrower, each Lender, the Agent and the Fronting Lender hereby, to the fullest extent permitted under applicable law, waive, release and agree not to sue or counterclaim upon any such claim for any special, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in their favor.

Section 11.29.                               No Duty.  All attorneys, accountants, appraisers, consultants and other professional persons (including the firms or other entities on behalf of which any such Person may act) retained by the Agent or any Lender with respect to the transactions contemplated by the Loan Documents shall have the right to act exclusively in the interest of the Agent or such Lender, as the case may be, and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to the Borrower, any other Companies, or to any other Person, with respect to any matters within the scope of such representation or related to their activities in connection with such representation.  The Borrower agrees, on behalf of itself and its Subsidiaries, not to assert any claim or counterclaim against any such persons with regard to such matters, all such claims and counterclaims, now existing or hereafter arising, whether known or unknown, foreseen or unforeseeable, being hereby waived, released and forever discharged.

Section 11.30.                               Legal Representation of Parties.  The Loan Documents were negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring this Agreement or any other Loan Document to be construed or interpreted against any party shall not apply to any construction or interpretation hereof or thereof.

Section 11.31.                               Legend.  Notwithstanding anything herein to the contrary, the liens and security interests granted to the Agent, for the benefit of the Lenders, pursuant to this Agreement, and the exercise of any right or remedy by the Agent or any Lender hereunder, are subject to the provisions of the Intercreditor Agreement.  In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement with respect to lien priority or rights and remedies in connection with the Common Collateral (as defined in the Intercreditor Agreement), the terms of the Intercreditor Agreement shall govern.

Section 11.32.                               Certifications Regarding Senior Notes Indenture.  The Borrower certifies to Agent and the Lenders that neither the execution nor performance of the Loan Documents or the incurrence of any Obligations violates any provision of any Senior Notes Document.  Borrower further certifies that the Revolving Credit Commitment and the Obligations constitute “Permitted Indebtedness” under the Senior Notes Indenture.

[Remainder of page left intentionally blank]

IN WITNESS WHEREOF, the parties have executed and delivered this Credit and Security Agreement as of the date first set forth above.

Address: 4820 Eastgate Mall San Diego, California 92121 Attention: Legal Department	KRATOS DEFENSE & SECURITY SOLUTIONS, INC. By: /s/ Deanna H. Lund Name: Deanna H. Lund Title: Executive Vice President & Chief Financial Officer

Agent
SUNTRUST BANK,
    as the Agent, as the Fronting Lender, as Swingline Lender and as a Lender

By: /s/ Tighe Ittner
Name: Tighe Ittner
Title:    Director

SunTrust Bank
3333 Peachtree Road, 9th Floor
Atlanta, GA 30326
Attention:  Asset Manager -- Kratos
Telecopy:  404-926-5646

 With a copy to (which shall not constitute notice):

SunTrust Bank
Agency Services
303 Peachtree Street, N.E. / 25th Floor
Atlanta, Georgia 30308
Attention: Doug Weltz
Phone: (404) 813-5156
Telecopy Number: (404) 495-2170
E-mail: agency.services@suntrust.com

and

Holland & Knight LLP
200 Crescent Court, Suite 1600
Dallas, Texas 75201
Attention:  Jim Chadwick
Telecopy Number:  214-964-9501
Email: james.chadwick@hklaw.com

Fronting Lender Swingline Lender
SunTrust Bank
3333 Peachtree Road, 9th Floor
Atlanta, GA 30326
Attention:  Asset Manager -- Kratos
Telecopy:  404-926-5646

With a copy to (which shall not constitute notice):

Holland & Knight LLP
200 Crescent Court, Suite 1600
Dallas, Texas 75201
Attention:  Jim Chadwick
Telecopy Number:  214-964-9501
Email: james.chadwick@hklaw.com

SunTrust Bank
3333 Peachtree Road, 9th Floor
Atlanta, GA 30326
Attention:  Asset Manager -- Kratos
Telecopy:  404-926-5646

With a copy to (which shall not constitute notice):

Holland & Knight LLP
200 Crescent Court, Suite 1600
Dallas, Texas 75201
Attention:  Jim Chadwick
Telecopy Number:  214-964-9501
Email: james.chadwick@hklaw.com

Address: PNC Bank, National Association 2 N. Lake Ave. Pasadena, CA 91101 Attention: Emily Webster Carroll Telecopy: (626) 432-4589	PNC BANK, NATIONAL ASSOCIATION By:/s/ EmilyWebster Carroll Name: Emily Webster Carroll Title: Authorized Signatory

SCHEDULE 1

COMMITMENTS OF LENDERS

LENDERS	COMMITMENT PERCENTAGE	MAXIMUM AMOUNT
SunTrust Bank	63.6363636%	$70,000,000
PNC Bank, National Association	36.3636364%	$40,000,000
Total Commitment Amount	100.00%	$110,000,000

S-1.1

EXHIBIT A

FORM OF
REVOLVING CREDIT NOTE

$___________ ______, 20__

FOR VALUE RECEIVED, the undersigned, KRATOS DEFENSE & SECURITY SOLUTIONS, INC., a Delaware corporation (the “Borrower”), promises to pay, on the last day of the Commitment Period, as defined in the Credit Agreement (as hereinafter defined), to the order of _________ (“Lender”) at the main office of SUNTRUST BANK, as the Agent (as hereinafter defined), at 303 Peachtree Street, N.E., Atlanta, Georgia, 30308 (or such other place as Agent may from time to time designate to the Borrower in writing), the principal sum of

_______________________________ AND 00/100 DOLLARS,

or the aggregate unpaid principal amount of all Revolving Loans, as defined in the Credit Agreement described below, made by Lender to the Borrower pursuant to Section 2.2(a) of the Credit Agreement, whichever is less, in lawful money of the United States of America.

As used herein, “Credit Agreement” means the Credit and Security Agreement, dated as of May 14, 2014, among the Borrower, the Lenders, as defined therein, and SunTrust Bank, as administrative agent and as collateral agent for the Lenders (together with its successors and assigns in such capacities, “Agent”), as the same may from time to time be amended, restated or otherwise modified.  Each capitalized term used herein that is defined in the Credit Agreement and not otherwise defined herein shall have the meaning ascribed to it in the Credit Agreement.

The Borrower also promises to pay interest on the unpaid principal amount of each Revolving Loan from time to time outstanding, from the date of such Revolving Loan until the payment in full thereof, at the rates per annum that shall be determined in accordance with the provisions of Section 2.3(a) of the Credit Agreement.  Such interest shall be payable on each date provided for in such Section 2.3(a); provided that interest on any principal portion that is not paid when due shall be payable on demand.

The portions of the principal sum hereof from time to time representing Base Rate Loans and Eurodollar Loans, interest owing thereon and payments of principal and interest of any thereof, shall be shown on the records of Lender by such method as Lender may generally employ; provided that, failure to make any such entry shall in no way detract from the obligations of the Borrower under this Note.

If this Note shall not be paid at maturity, whether such maturity occurs by reason of lapse of time or by operation of any provision for acceleration of maturity contained in the Credit Agreement, the principal hereof and the unpaid interest thereon shall bear interest, pursuant to the terms of the Credit Agreement, until paid, at a rate per annum equal to the Default Rate.  All payments of principal of and interest on this Note shall be made in immediately available funds.

This Note is one of the Revolving Credit Notes referred to in the Credit Agreement and is entitled to the benefits thereof.  Reference is made to the Credit Agreement for a description of the right of the undersigned to anticipate payments hereof, the right of the holder hereof to declare this Note due prior to its stated maturity, and other terms and conditions upon which this Note is issued.

Except as expressly provided in the Credit Agreement, the Borrower expressly waives presentment, demand, protest and notice of any kind.  This Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws provisions, except for Sections 5-1401 and 5-1402 of the New York General Obligations Law.

JURY TRIAL WAIVER.  THE BORROWER, TO THE EXTENT PERMITTED BY LAW, HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG THE BORROWER, THE AGENT AND THE LENDERS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS NOTE OR ANY OTHER NOTE OR INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

KRATOS DEFENSE & SECURITY SOLUTIONS, INC. By: Name: Title:

EXHIBIT B

FORM OF
SWINGLINE NOTE

$_____________ _______, 20__

FOR VALUE RECEIVED, the undersigned, KRATOS DEFENSE & SECURITY SOLUTIONS, INC., a Delaware corporation (the “Borrower”), promises to pay to the order of SUNTRUST BANK, as swingline lender (together with its successors and assigns in such capacity, “Swingline Lender”) at the main office of SUNTRUST BANK, as the Agent (as hereinafter defined), at 303 Peachtree Street, N.E., Atlanta, Georgia, 30308 (or such other place as Agent may from time to time designate to the Borrower in writing), the principal sum of

TEN MILLION AND 00/100 DOLLARS,

or the aggregate unpaid principal amount of all Swingline Loans, as defined in the Credit Agreement (as hereinafter defined), made by the Swingline Lender to the Borrower pursuant to Section 2.2(c) of the Credit Agreement, whichever is less, in lawful money of the United States of America on the earlier of the last day of the Commitment Period, as defined in the Credit Agreement, or, with respect to each Swingline Loan, the Swingline Loan Maturity Date applicable thereto.

As used herein, “Credit Agreement” means the Credit and Security Agreement dated as of May 14, 2014, among the Borrower, the Lenders, as defined therein, and SunTrust Bank, as administrative agent and as collateral agent for the Lenders (together with its successors and assigns in such capacities, “Agent”), as the same may from time to time be amended, restated or otherwise modified.  Each capitalized term used herein that is defined in the Credit Agreement and not otherwise defined herein shall have the meaning ascribed to it in the Credit Agreement.

The Borrower also promises to pay interest on the unpaid principal amount of each Swingline Loan from time to time outstanding, from the date of such Swingline Loan until the payment in full thereof, at the rates per annum that shall be determined in accordance with the provisions of Section 2.3(b) of the Credit Agreement.  Such interest shall be payable on each date provided for in such Section 2.3(b); provided that, interest on any principal portion that is not paid when due shall be payable on demand.

The principal sum hereof from time to time and the payments of principal and interest thereon, shall be shown on the records of Swingline Lender by such method as Swingline Lender may generally employ; provided that, failure to make any such entry shall in no way detract from the obligation of the Borrower under this Note.

If this Note shall not be paid at maturity, whether such maturity occurs by reason of lapse of time or by operation of any provision for acceleration of maturity contained in the Credit Agreement, the principal hereof and the unpaid interest thereon shall bear interest, pursuant to the terms of the Credit Agreement, until paid, at a rate per annum equal to the Default Rate.  All payments of principal of and interest on this Note shall be made in immediately available funds.

This Note is the Swingline Note referred to in the Credit Agreement and is entitled to the benefits thereof.  Reference is made to the Credit Agreement for a description of the right of the undersigned to anticipate payments hereof, the right of the holder hereof to declare this Note due prior to its stated maturity, and other terms and conditions upon which this Note is issued.

Except as expressly provided in the Credit Agreement, the Borrower expressly waives presentment, demand, protest and notice of any kind.  This Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws provisions, except for Sections 5-1401 and 5-1402 of the New York General Obligations Law.

JURY TRIAL WAIVER.  THE BORROWER, TO THE EXTENT PERMITTED BY LAW, HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG THE BORROWER, THE AGENT AND THE LENDERS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS NOTE OR ANY OTHER NOTE OR INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

KRATOS DEFENSE & SECURITY SOLUTIONS, INC. By: Name: Title:

EXHIBIT C

FORM OF
BORROWING BASE CERTIFICATE

See attached.

EXHIBIT D

FORM OF
NOTICE OF LOAN

_______________________, 20____

SunTrust Bank, as the Agent
303 Peachtree Street, N.E.
Atlanta, Georgia
Attention:  Portfolio Manager (Kratos)

Ladies and Gentlemen:

The undersigned, KRATOS DEFENSE & SECURITY SOLUTIONS, INC., a Delaware corporation (the “Borrower”), refers to the Credit and Security Agreement, dated as of May 14, 2014 (“Credit Agreement”, the terms defined therein being used herein as therein defined), among the undersigned, the Lenders, as defined in the Credit Agreement, and SUNTRUST BANK, as the lead arranger, sole book runner and Agent for the Lenders (the “Agent”), and hereby gives you notice, pursuant to Section 2.5 of the Credit Agreement that the Borrower hereby requests a Loan (the “Proposed Loan”), and in connection therewith sets forth below the information relating to the Proposed Loan as required by Section 2.5 of the Credit Agreement:

(a)           The Business Day of the Proposed Loan is __________, 20__.

(b)           The amount of the Proposed Loan is $_______________.

(c)           The Proposed Loan is to be a Base Rate Loan ____ / Eurodollar Loan ____
/ Swingline Loan_____. (Check one.)

(d)           If the Proposed Loan is a Eurodollar Loan, the Interest Period requested is one month ___, two months ___, three months ___.
(Check one.)

The undersigned hereby certifies on behalf of the Borrower that the following statements are true on the date hereof, and will be true on the date of the Proposed Loan:

(i)           the representations and warranties contained in each Loan Document are correct, before and after giving effect to the Proposed Loan and the application of the proceeds therefrom, as though made on and as of such date;

(ii)           no event has occurred and is continuing, or would result from such Proposed Loan, or the application of proceeds therefrom, that constitutes a Default or Event of Default; and

(iii)           the conditions set forth in Section 2.5 and Article IV of the Credit Agreement have been satisfied.

KRATOS DEFENSE & SECURITY SOLUTIONS, INC. By: Name: Title:

EXHIBIT E

FORM OF
COMPLIANCE CERTIFICATE

For the Quarterly Reporting Period ended ____________________

THE UNDERSIGNED HEREBY CERTIFIES THAT:

(1)           I am the duly elected [Chief Executive Officer][President][Corporate Controller][Chief Financial Officer][Treasurer] of KRATOS DEFENSE & SECURITY SOLUTIONS, INC., a Delaware corporation (the “Borrower”);

(2)           I am familiar with the terms of that certain Credit and Security Agreement, dated as of May 14, 2014, among the Borrower, the lenders from time to time named on Schedule 1 thereto (together with their respective successors and assigns, collectively, the “Lenders”), and SUNTRUST BANK, as Fronting Lender (as defined in the Credit Agreement), as Swingline Lender (as defined in the Credit Agreement) and as the administrative agent and collateral agent (together with its successors and assigns in such capacities, the “Agent”) (as the same may from time to time be amended, restated or otherwise modified, the “Credit Agreement”; the terms defined therein being used herein as therein defined), and the terms of the other Loan Documents, and I have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and condition of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;

(3)           The review described in paragraph (2) above did not disclose, and I have no knowledge of, the existence of any condition or event that constitutes or constituted a Default or Event of Default, at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate;

(4)           The representations and warranties made by the Borrower contained in each Loan Document are true and correct as though made on and as of the date hereof; and

(5)           Set forth on Attachment I hereto are calculations of the financial covenants set forth in Sections 5.7 of the Credit Agreement, which calculations show compliance with the terms thereof.

IN WITNESS WHEREOF, I have signed this certificate the ___ day of _________, 20___.

KRATOS DEFENSE & SECURITY SOLUTIONS, INC. By: Name: Title:

EXHIBIT F

FORM OF
ASSIGNMENT AND ACCEPTANCE AGREEMENT

This Assignment and Acceptance Agreement (this “Assignment Agreement”) between ______________________ (the “Assignor”) and ______________________ (the “Assignee”) is dated as of ________, 20_.  The parties hereto agree as follows:

1.           Preliminary Statement.  Assignor is a party to a Credit and Security Agreement, dated as of May 14, 2014  (as the same may from time to time be amended, restated or otherwise modified, the “Credit Agreement”), among KRATOS DEFENSE & SECURITY SOLUTIONS, INC., a Delaware corporation (the “Borrower”), the lenders named on Schedule 1 thereto (together with their respective successors and assigns, collectively, the “Lenders” and, individually, each a “Lender”), and SUNTRUST BANK, as Fronting Lender (as defined in the Credit Agreement), as Swingline Lender (as defined in the Credit Agreement) and as the administrative agent and collateral agent (together with its successors and assigns in such capacities, the “Agent”).  Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

2.           Assignment and Assumption.  Assignor hereby sells and assigns to Assignee, and Assignee hereby purchases and assumes from Assignor, an interest in and to Assignor’s rights and obligations under the Credit Agreement, effective as of the Assignment Effective Date (as hereinafter defined), equal to the percentage interest specified on Annex 1 hereto (hereinafter, the “Assigned Percentage”) of Assignor’s right, title and interest in and to (a) the Revolving Credit Commitment, (b) any Loan made by Assignor that is outstanding on the Assignment Effective Date, (c) Assignor’s interest in any Letter of Credit outstanding on the Assignment Effective Date, (d) any Note delivered to Assignor pursuant to the Credit Agreement, and (e) the Credit Agreement and the other Related Writings.  After giving effect to such sale and assignment and on and after the Assignment Effective Date, Assignee shall be deemed to have a “Commitment Percentage” under the Credit Agreement equal to the Commitment Percentage set forth in subpart II on Annex 1 hereto and an Assigned Amount as set forth on subpart II of Annex 1 hereto (hereinafter, the “Assigned Amount”).

3.           Assignment Effective Date.  The Assignment Effective Date (the “Assignment Effective Date”) shall be [__________ __, ____] (or such other date agreed to by the Agent).  On or prior to the Assignment Effective Date, Assignor shall satisfy the following conditions:

(a)           receipt by the Agent of this Assignment Agreement, including Annex 1 hereto, properly executed by Assignor and Assignee and accepted and consented to by the Agent and, if necessary pursuant to the provisions of Section 11.10(b) of the Credit Agreement, by the Borrower;

(b)           receipt by the Agent from Assignor of a fee of Three Thousand Five Hundred Dollars ($3,500), if required by Section 11.10(d) of the Credit Agreement;

(c)           receipt by the Agent from Assignee of an administrative questionnaire, or other similar document, which shall include (i) the address for notices under the Credit Agreement, (ii) the address of its Lending Office, (iii) wire transfer instructions for delivery of funds by the Agent, and (iv) such other information as the Agent shall request; and

(d)           receipt by the Agent from Assignor or Assignee of any other information required pursuant to Section 11.10 of the Credit Agreement or otherwise necessary to complete the transaction contemplated hereby.

4.           Payment Obligations.  In consideration for the sale and assignment of Loans hereunder, Assignee shall pay to Assignor, on the Assignment Effective Date, the amount agreed to by Assignee and Assignor.  Any interest, fees and other payments accrued prior to the Assignment Effective Date with respect to the Assigned Amount shall be for the account of Assignor.  Any interest, fees and other payments accrued on and after the Assignment Effective Date with respect to the Assigned Amount shall be for the account of Assignee.  Each of Assignor and Assignee agrees that it will hold in trust for the other party any interest, fees or other amounts which it may receive to which the other party is entitled pursuant to the preceding sentence and to pay the other party any such amounts which it may receive promptly upon receipt thereof.

5.           Credit Determination; Limitations on Assignor’s Liability.  Assignee represents and warrants to Assignor, the Borrower, the Agent and the Lenders (a) that it is capable of making and has made and shall continue to make its own credit determinations and analysis based upon such information as Assignee deemed sufficient to enter into the transaction contemplated hereby and not based on any statements or representations by Assignor; (b) Assignee confirms that it meets the requirements to be an assignee as set forth in Section 11.10 of the Credit Agreement; (c) Assignee confirms that it is able to fund the Loans and the Letters of Credit as required by the Credit Agreement; (d) Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and the Related Writings are required to be performed by it as a Lender thereunder; and (e) Assignee represents that it has reviewed each of the Loan Documents, including, but not limited to the Intercreditor Agreement and by its signature to this Assignment Agreement, agrees to be bound by and subject to the terms and conditions of the Intercreditor Agreement as if it were an original party thereto.  It is understood and agreed that the assignment and assumption hereunder are made without recourse to Assignor and that Assignor makes no representation or warranty of any kind to Assignee and shall not be responsible for (i) the due execution, legality, validity, enforceability, genuineness, sufficiency or collectability of the Credit Agreement or any Related Writings, (ii) any representation, warranty or statement made in or in connection with the Credit Agreement or any of the Related Writings, (iii) the financial condition or creditworthiness of the Borrower or any Guarantor of Payment, (iv) the performance of or compliance with any of the terms or provisions of the Credit Agreement or any of the Related Writings, (v) the inspection of any of the property, books or records of the Borrower, or (vi) the validity, enforceability, perfection, priority, condition, value or sufficiency of any collateral securing or purporting to secure the Loans or Letters of Credit.  Neither Assignor nor any of its officers, directors, employees, agents or attorneys shall be liable for any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans, the Letters of Credit, the Credit Agreement or the Related Writings, except for its or their own gross negligence or willful misconduct.  Assignee appoints the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the terms thereof.

6.           Indemnity.  Assignee agrees to indemnify and hold Assignor harmless against any and all losses, cost and expenses (including, without limitation, attorneys’ fees) and liabilities incurred by Assignor in connection with or arising in any manner from Assignee’s performance or non-performance of obligations assumed under this Assignment Agreement.

7.           Subsequent Assignments.  After the Assignment Effective Date, Assignee shall have the right, pursuant to Section 11.10 of the Credit Agreement, to assign the rights which are assigned to Assignee hereunder, provided that (a) any such subsequent assignment does not violate any of the terms and conditions of the Credit Agreement, any of the Related Writings, or any law, rule, regulation, order, writ, judgment, injunction or decree and that any consent required under the terms of the Credit Agreement or any of the Related Writings has been obtained, (b) the assignee under such assignment from Assignee shall agree to assume all of Assignee’s obligations hereunder in a manner satisfactory to Assignor, and (c) Assignee is not thereby released from any of its obligations to Assignor hereunder.

8.           Reductions of Aggregate Amount of Commitments.  If any reduction in the Total Commitment Amount occurs between the date of this Assignment Agreement and the Assignment Effective Date, the percentage of the Total Commitment Amount assigned to Assignee shall remain the percentage specified in Section 1 hereof and the dollar amount of the commitment of Assignee shall be recalculated based on the reduced Total Commitment Amount.

9.           Acceptance of the Agent; Notice by Assignor.  This Assignment Agreement is conditioned upon the acceptance and consent of the Agent and, if necessary pursuant to Section 11.10 of the Credit Agreement, upon the acceptance and consent of the Borrower; provided that the execution of this Assignment Agreement by the Agent and, if necessary, by the Borrower is evidence of such acceptance and consent.

10.           Entire Agreement.  This Assignment Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings between the parties hereto relating to the subject matter hereof.

11.           Governing Law.  This Assignment Agreement shall be governed by the laws of the State of New York, without regard to conflicts of laws, except for Sections 5-1401 and 5-1402 of the New York General Obligations Law of the State of New York.

12.           Notices.  Notices shall be given under this Assignment Agreement in the manner set forth in the Credit Agreement.  For the purpose hereof, the addresses of the parties hereto (until notice of a change is delivered) shall be the address set forth under each party’s name on the signature pages hereof.

13.           Counterparts.  This Assignment Agreement may be executed in any number of counterparts, by different parties hereto in separate counterparts and in electronic format, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

14.           JURY TRIAL WAIVER.  EACH OF THE UNDERSIGNED, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, AMONG THE BORROWER, THE AGENT, ANY OF THE LENDERS, AND THE BORROWER, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS INSTRUMENT OR ANY NOTE OR OTHER AGREEMENT, INSTRUMENT OR DOCUMENT EXECUTED OR DELIVERED IN CONNECTION THEREWITH OR THE TRANSACTIONS RELATED HERETO.
[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have executed this Assignment Agreement by their duly authorized officers as of the date first above written.

Address: Attn: Phone: Fax:	ASSIGNOR: By: Name: Title:
Address: Attn: Phone: Fax:	ASSIGNEE: By: Name: Title:
Accepted and Consented to this ___ day of ___, 20__: SUNTRUST BANK, As Agent By: Name: Title:	Accepted and Consented to this ___ day of _______, 20__: KRATOS DEFENSE & SECURITY SOLUTIONS, INC., as the Borrower By: Name: Title:

ANNEX 1
TO
ASSIGNMENT AND ACCEPTANCE AGREEMENT

On and after the Assignment Effective Date, after giving effect to all other assignments being made by Assignor on the Assignment Effective Date, the commitment of Assignee, and, if this is less than an assignment of all of Assignor’s interest, Assignor, shall be as follows:

  I.           INTEREST BEING ASSIGNED TO ASSIGNEE

Commitment Percentage of Revolving Credit Commitment                                                                                                                     __________%

Assigned Amount                                                                                                                                 $__________

II.	ASSIGNEE’S COMMITMENT (as of the Assignment Effective Date)

Commitment Percentage of Revolving Credit Commitment                                                                                                                     __________%

Assignee’s Revolving Credit Commitment amount                                                                                                                           $__________

III.           ASSIGNOR’S COMMITMENT  (as of the Assignment Effective Date)

Commitment Percentage of Revolving Credit Commitment                                                                                                                     __________%

Assignor’s remaining Revolving Credit Commitment amount                                                                                                                $__________

EXHIBIT G

FORM OF
INSTRUMENT OF ASSIGNMENT

ASSIGNMENT OF CLAIMS
[Contract Number]

FOR VALUE RECEIVED, the receipt and sufficiency of which is hereby acknowledged, [Company] (the “Company”), does hereby assign, transfer and set over to SunTrust Bank, as the administrative agent and the collateral agent (together with its successors and assigns in such capacities, the “Agent”) for the lenders under that certain Credit Agreement, dated as of May __, 2014 (as the same may from time to time be amended, restated or otherwise modified, the “Credit Agreement”), by and among Kratos Defense & Security Solutions, Inc. (the “Borrower”), the Agent, and the lenders party thereto from time to time, all its right, title and interest in and to all payments due under the Contract Number [Contract Number] (the “Contract”) payable by [Customer] to the Company pursuant to the Contract.

IN WITNESS WHEREOF, the Company has caused this Assignment of Claims to be executed by its duly authorized officer this _____ day of, 20__.

[Company]

By:
Name:
Title:

I, [____________________], in my capacity as the [Secretary] of [Company], do hereby certify that [_______________] is the duly elected [_________] of [Company] and that the signature set forth opposite [her][his] name above is [her][his] genuine signature.

By:
Name:___________________________________
Title:____________________________________

EXHIBIT H

FORM OF
NOTICE OF ASSIGNMENT OF CLAIMS

TO:           [Contract Officer]
[Customer]
[Contract Officer Contact]

This is in reference to Contract No. [Contract Number], dated [Contract Date], entered into between [Company] [Company Address] and [Customer] [Contract Officer Contact], for [Contract Description].

Moneys due or to become due under the contract described above have been assigned to the undersigned under the provisions of the Assignment of Claims Act of 1940, as amended, 31 U.S.C. 3727, 41 U.S.C. 15.

A true copy of the instrument of assignment executed by the Contractor on ___________________, is attached to the original notice.

Payments due or to become due under this contract should be made to the undersigned assignee.

Please return to the undersigned the three enclosed copies of this notice with appropriate notations showing the date and hour of receipt, and signed by the person acknowledging receipt on behalf of the addressee.

      Very truly yours,

Address:   SunTrust Bank
                303 Peachtree Street, N.E.
                Atlanta, Georgia 30308
                Attention:  Portfolio Manager (Kratos)

With a copy to:

                 SunTrust Bank
                 Agency Services
                 303 Peachtree Street, N.E./25th Floor
                 Atlanta, Georgia 30308
                 Attention:  Doug Weltz
                 Facsimile:  404.221.2001

and:

                 Holland & Knight LLP
                 200 Crescent Court, Suite 1600
                 Dallas, Texas 75220
                 Attention:  Jim Chadwick
                 Facsimile:  214.964.9501

SUNTRUST BANK, as Agent By:_________________________________ Name:_______________________________ Title:________________________________

Acknowledgement

Receipt is acknowledged of the above notice and of a copy of the instrument of assignment. They were received at(a.m.) (p.m.) on,20.

[signature]

[title]

On behalf of

[name of addressee of this notice]

EXHIBIT I

FORM OF
APPLICABLE MARGIN CERTIFICATE

For the fiscal quarter ended ____________________

THE UNDERSIGNED HEREBY CERTIFIES THAT:

(1)           I am the duly elected [Chief Executive Officer][President][Corporate Controller][Chief Financial Officer][Treasurer] of KRATOS DEFENSE & SECURITY SOLUTIONS, INC., a Delaware corporation (the “Borrower”);

(2)           I am familiar with the terms of that certain Credit and Security Agreement, dated as of May 14, 2014, among the Borrower, the lenders from time to time named on Schedule 1 thereto (together with their respective successors and assigns, collectively, the “Lenders”), as defined in the Credit Agreement, and SUNTRUST BANK, as administrative agent and collateral agent for the Lenders (together with its successors and assigns in such capacities “Agent”) (as the same may from time to time be amended, restated or otherwise modified, the “Credit Agreement”, the terms defined therein being used herein as therein defined), and the terms of the other Loan Documents, and I have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and condition of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;

(3)           I hereby certify that the Average Excess Availability for the fiscal quarter ended ___, 2014 is [_______] and the Applicable Margin for Base Rate Loans is [1.50%][1.75%][2.00%] and the Applicable Margin for LIBOR Loans is [2.50%][2.75%][3.00%].

(4)           Set forth on Attachment I hereto is the Borrowing Base Certificate for the period ended _____, 20 __.

IN WITNESS WHEREOF, I have signed this certificate the ___ day of _________, 20___.

KRATOS DEFENSE & SECURITY SOLUTIONS, INC. By: Name: Title:

Attachment I
to
Applicable Margin Certificate

[attach Borrowing Base Certificate]

Exhibit 99.1

Press Contact: Yolanda White 858-812-7302 Direct Investor Information: 877-934-4687 investor@kratosdefense.com

Kratos Closes $625 Million 7% Senior Secured Notes Offering and Refinancing

Cash Paid Interest Expense Reduced By $18.75 Million Annually

Corporation’s Free Cash Flow to Substantially Increase

SAN DIEGO, CA, May 15, 2014 -- Kratos Defense & Security Solutions, Inc. (Nasdaq: KTOS), a leading National Security Solutions provider, announced today that the refinancing of its $625 million 10% senior secured notes due in 2017 has been completed, with newly issued $625 million 7% senior secured notes due in 2019.   The issuance of the 7% senior secured notes and refinancing will reduce the Company’s annual cash paid interest expense by $18.75 million per year for the next three years, the remaining term of the previously outstanding 10% senior secured notes.  Additionally, an important feature of the new 7% senior secured notes provides the Company the ability to redeem, on a one-time basis, 10% of the principal at 103% in the first two years of the term.  Kratos also announced today that it has replaced its existing $110 million revolving line of credit with a new $110 million revolving line of credit. SunTrust Robinson Humphrey, Inc. was sole book running manager for Kratos in the successful execution of this important strategic transaction and the lead arranger for Kratos’ new revolving line of credit.

Eric DeMarco, President & CEO of Kratos, said, “The refinancing of our 10% notes at 7% and the resultant annual cash savings of $18.75 million is incredibly important to our Company and our stakeholders.  Investors were interested in our Company’s long-term growth potential and prospects, particularly in our unmanned aerial systems and electronic products business areas, where we are currently making sizable internal investments in research and development related to several new, large program opportunities. Additionally, Kratos’ investors and the rating agencies recognized that the Company is positioned on what are expected to be well funded and high-priority areas of U.S. National Security and the improved clarity regarding U.S. defense spending that has occurred in recent months.”

Mr. DeMarco added, “The success of this transaction was also a result of SunTrust’s flawless execution, and numerous of our existing debt holders and new investors to Kratos have commented on the defense industry knowledge, professionalism and expertise of SunTrust.  SunTrust’s execution was the best of any of Kratos’ previous financing transactions, and I am confident no other institution could have achieved such an outstanding result for our Company. SunTrust is an important strategic partner of Kratos, and we look forward to working together for many years in the future.”

Mr. DeMarco continued, “In late 2013, we explored a potential opportunistic refinancing of our senior secured notes, and we made the decision not to move forward as the financial and other terms and conditions available to our Company did not make sense at that time.  Clearly, we made the correct decision not to execute the transaction in the fall.  By waiting to refinance, we avoided an approximate $45 million cash make whole payment, and we now have an interest rate and total cost of capital below what was available to us previously and the ability to pay down some debt, a top priority of the Company.”

Mr. DeMarco concluded, “We remain focused internally -- on executing our strategic plan of building a leading intellectual property, technology and product based national security business and executing on several new and major program opportunities.”

As a result of the refinancing transaction of the Company’s existing 10% senior notes and existing Asset Based Loan (ABL) revolving line of credit, the Company currently expects to record one-time charges of approximately $30 - $35 million in its fiscal second quarter, comprised of the 5% call premium and the write-off of the existing issuance premium and deferred financing costs of the original financing transactions.

The 7% senior secured notes due 2019 described in this press release were offered only to “qualified institutional buyers” in reliance on the exemption from registration pursuant to Rule 144A under the Securities Act and to persons outside of the United States in compliance with Regulation S under the Securities Act. The notes have not been registered under the Securities Act, or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption from the Securities Act and applicable state securities or blue sky laws and foreign securities laws.

This press release is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy the notes or any other securities. The offering of notes was not made to any person in any jurisdiction in which the offer, solicitation or sale is unlawful. Any offers of the notes were made only by means of a private offering memorandum. This press release should not be construed as a notice of redemption, offer or solicitation with respect to Kratos’ outstanding 10% senior secured notes due 2017.

About Kratos Defense & Security Solutions
Kratos Defense & Security Solutions, Inc. (Nasdaq:KTOS) is a specialized National Security technology Company providing mission critical products, solutions and services for United States National Security. Kratos' core capabilities are sophisticated engineering, manufacturing and system integration offerings for National Security platforms and programs. Kratos' areas of expertise include Command, Control, Communications, Computing, Combat Systems, Intelligence, Surveillance and Reconnaissance (C5ISR), satellite communication systems, electronic warfare, unmanned systems, missile defense, cyber warfare, cybersecurity, information assurance, and critical infrastructure security. Kratos has primarily an engineering and technically oriented work force of approximately 3,700. Substantially all of Kratos' work is performed on a military base, in a secure facility or at a critical infrastructure location. Kratos' primary end customers are National Security related agencies. News and information are available at www.KratosDefense.com.

Notice Regarding Forward-Looking Statements
Certain statements in this press release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of Kratos and are subject to significant risks and uncertainty, including risks related to product failure, general economic conditions, cutbacks in spending, Kratos’ ability to achieve the interest expense savings expected to arise from the refinancing of its outstanding 10% senior secured notes due 2017, and the amount of the one-time accounting charges expected to be recorded by Kratos in connection with such refinancing. Investors are cautioned not to place undue reliance on any such forward-looking statements. All such forward-looking statements speak only as of the date they are made, and Kratos undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise. For a further discussion of risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of Kratos in general, see the risk disclosures in the Annual Report on Form 10-K of Kratos for the year ended December 29, 2013, and in subsequent reports on Forms 10-Q and 8-K and other filings made with the SEC by Kratos.